Filed  pursuant to Rule 424(b)(5)
Registration No.  333-163784

PROSPECTUS SUPPLEMENT
(to Prospectus dated April 13, 2010)

The Republic of Argentina

Invites the owners of each Series of bonds listed below and related claims (collectively, the
“Eligible Securities” or “Brady Bonds”) to submit offers to exchange Eligible Securities for a combination of
New Securities and a Cash Payment, on the terms and conditions described herein.

Series of Eligible Bonds	Outstanding Principal Amount	ISIN
U.S. dollar Collateralized Fixed Rate Bonds due 2023 (USD Par Series L) (“USD Par Bonds”)	U.S.$185,047,000	XS0043119147 and XS0043119576

U.S. dollar Collateralized Floating Rate Bonds due 2023 (USD Discount Series L) (“USD Discount Bonds”)	U.S.$77,900,000	XS0043118172 and XS0043118339

Deutsche Mark Collateralized Fixed Rate Bonds due 2023 (DM Par Series) (“DM Par Bonds”)	€46,417,633	DE0004103007

Deutsche Mark Collateralized Floating Rate Bonds due 2023 (DM Discount Series) (“DM Discount Bonds”)	€7,756,298	DE0004103015

THE INVITATION WILL EXPIRE AT 5:00 P.M. (CENTRAL EUROPEAN TIME) ON DECEMBER 29, 2010, UNLESS EXTENDED OR EARLIER TERMINATED BY ARGENTINA (SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”).

ALL TENDERS WILL BE IRREVOCABLE AND MAY NOT BE WITHDRAWN EXCEPT UNDER CERTAIN LIMITED CIRCUMSTANCES AS DESCRIBED IN THIS DOCUMENT.

If you tender your Eligible Securities in the Invitation, you will receive in exchange for your Eligible Securities a combination of the following securities, which we collectively call the “New Securities”:

●	U.S. dollar-denominated discount bonds due December 31, 2033 (“Discounts”);

●	U.S. dollar-denominated 8.75% global bonds due 2017 (“2017 Globals”); and

●	U.S. dollar-denominated GDP-linked Securities expiring no later than December 15, 2035 (“GDP-linked Securities”).

You will also receive a Cash Payment in U.S. dollars, if you tender USD Par Bonds or USD Discount Bonds (collectively, “USD Brady Bonds”), or partly in euro and partly in U.S. dollars, if you tender DM Par Bonds or DM Discount Bonds (collectively, “DM Brady Bonds”).

The New Securities will contain provisions regarding acceleration (if applicable) and future modifications to their terms.  These provisions, which are commonly referred to as “collective action clauses,” are described in the sections entitled “Description of the Securities—Description of Debt Securities—Default and Acceleration of Maturity” and “Description of the Securities—Description of Debt Securities—Collective Action Clauses” on pages 20 and 21, respectively, of the accompanying prospectus. Under those provisions, modifications affecting certain reserved matters, including modifications to payment and other important terms, may be made to a single series of New Securities with the consent of the holders of 75% of the aggregate principal or notional amount outstanding of that series, and to multiple series of New Securities with the consent of the holders of 85% of the aggregate principal or notional amount outstanding of all affected series of securities issued under the indenture referred to below, and 66⅔% in aggregate principal or notional amount outstanding of each affected series of New Securities.

This document, the accompanying prospectus and the related electronic acceptance notices and letters of transmittal are together referred to as the “Invitation Materials.”  The transactions contemplated by the Invitation Materials are referred to as the “Invitation.”

In connection with the Invitation, Argentina is soliciting consents (the “Consent Solicitation”) from the holders of the Eligible Securities of each series in favor of resolutions (the “Resolutions”) proposed to be adopted at a meeting of holders of such series of Eligible Securities to be held on or about the dates set forth herein requesting and approving the Proposed Amendments (as defined herein).

Neither the U.S. Securities and Exchange Commission, or SEC, nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement.  Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 3, 2010.

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Application has been made to list each series of the New Securities on the Luxembourg Stock Exchange and to have the New Securities admitted to trading on the Euro MTF market of the Luxembourg Stock Exchange, and application will be made to list each series of the New Securities on the Buenos Aires Stock Exchange and to have the New Securities admitted to trading on the Mercado Abierto Electrónico.  The USD Brady Bonds are listed on the Luxembourg Stock Exchange but their trading has been suspended since 2001 for nonpayment of interest.  The DM Brady Bonds are listed on the Frankfurt Stock Exchange.  See “Plan of Distribution.”

A “series” of Eligible Securities refers to each issue of Brady Bonds listed on the cover of this document, all accrued interest thereon and all claims or judgments relating to Eligible Securities of that series.  A “series” of New Securities refers to each issue of Discounts, 2017 Globals and GDP-linked Securities described in this document.

TENDER PROCEDURES.  Investors holding Eligible Securities through a custodian or intermediary, and holders of USD Brady Bonds in physical form that will hold their New Securities through a custodian or intermediary, will need to contact their custodian or intermediary in order to tender their Eligible Securities.  Such custodians or intermediaries may impose their own deadlines for instructions to be received from investors in the Eligible Securities with respect to the Invitation, which may be earlier than the Expiration Date for the Invitation set out above.  Investors holding Eligible Securities through custodians or intermediaries, or that will hold New Securities through custodians or intermediaries, should therefore contact their custodians or intermediaries prior to these dates to ensure that they successfully tender their Eligible Securities.  Argentina shall not be liable for any errors or delays in completing the tender procedures made by, or due to, such custodians and intermediaries.

Holders of Eligible Securities of any series delivering electronic acceptance notices and letters of transmittal will be authorizing the information, exchange and tabulation agent, as their representative, to vote, at the Bondholders’ Meeting or any adjournment thereof for that series of Eligible Securities, in favor of the Proposed Amendments to the applicable collateral pledge agreement.  If the Resolution for a series of Eligible Securities is approved, each holder of Eligible Securities of the relevant series that remain outstanding after consummation of the Consent Solicitation and the Invitation will be bound by the Proposed Amendments, whether or not such holder tendered its Eligible Securities or voted in favor of such Resolution; however, the Proposed Amendments, if adopted, will not affect in any way the rights of holders of Eligible Securities not participating in the Invitation to their pro rata share of the collateral securing payment of the principal amount of their Eligible Securities.  In addition, by tendering Eligible Securities in the Invitation, holders of Eligible Securities will be deemed to appoint the custodian (as defined herein) as their agent to receive and hold in trust the Cash Proceeds (as defined below) of their pro rata share of the Brady Collateral (as defined below) securing their Eligible Securities, to agree to the liquidation procedures described herein and to waive all rights to the collateral securing payment of the interest on their Eligible Securities.  Holders of DM Brady Bonds will also be consenting to certain technical amendments to the meeting and amendment provisions set forth in the DM Brady Bonds and the DM Fiscal Agency Agreement to reflect the adoption in 2009 of the German Bondholder Act, as described under the “Consent Solicitation, Bondholders’ Meetings and Resolutions.”

The terms of this Invitation represent an extension of Argentina’s April 2010 exchange offer (as defined below) on equitable terms to those presented to other holders of Argentina’s defaulted debt.  Because the April 2010 exchange offer satisfied the “rights upon future offers” provision in the securities issued in Argentina’s 2005 exchange offer (as defined below), participants in the 2005 exchange offer are not offered rights to participate in this Invitation.

If your tendered Eligible Securities are the subject of a pending administrative, litigation, arbitral or other legal proceeding against Argentina or you have obtained or obtain in the future a payment order, judgment, arbitral award or other such order against Argentina in respect of your tendered Eligible Securities, then as a condition to your participation in the Invitation, you will be required to agree to terminate any legal proceeding against Argentina in respect of your tendered Eligible Securities, release Argentina from all claims, including any administrative, litigation or arbitral claims, and take extra steps and procedures in order to participate in the Invitation, as set out herein.  The exchange will constitute full performance and satisfaction by Argentina of any payment order, judgment, arbitral award or other such order you have obtained, or may obtain in the future, against Argentina in respect of your tendered Eligible Securities.

In this document, references to “we,” “our” and “us” are to the Republic of Argentina, or “Argentina.”  References to “you” or “your” are to holders of Eligible Securities.  Terms not otherwise described herein have the meanings ascribed to them in this document.

This prospectus supplement does not constitute an offer to tender, or the solicitation of an offer to tender, securities in any jurisdiction where such offer or solicitation is unlawful.  The distribution of this document in certain jurisdictions may be restricted by law, and persons into whose possession this prospectus supplement comes are requested to inform themselves about and to observe such restrictions.

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If you have any questions on the procedure for tendering your Eligible Securities you should contact Bondholder Communications Group, LLC, the information, exchange and tabulation agent, in New York at +1 212 809 2663, in London at +44 (0) 20 7382 4580, in Germany at +49 (0) 800 180 2501 and in Italy at +39 800 789 917.  The information, exchange and tabulation agent will answer questions regarding tender procedures from clearing system participants, custodians and holders of Eligible Securities in physical form.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

INTRODUCTION

Investors should only rely on the information contained in this document and the documents incorporated herein by reference.  No person has been authorized to give any information or make any representations other than those contained in this document and the documents incorporated herein by reference and, if given or made, such information or representation must not be relied upon as having been so authorized.  Neither the delivery of this document nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in Argentina’s condition since the date of this document.

Argentina is furnishing this document to you solely for use in the context of the Invitation and for Luxembourg listing purposes.

Argentina is a foreign sovereign state.  Consequently, it may be difficult for you to obtain or realize upon judgments of courts or arbitral awards in the United States and other jurisdictions against Argentina.

The New Securities that Argentina issues to tendering holders of Eligible Securities in the United States are being offered under Argentina’s registration statement (file no. 333-163784) initially filed with the United States Securities and Exchange Commission (the “SEC”) under Schedule B of the Securities Act of 1933, as amended (the “Securities Act”), on December 16, 2009, and declared effective by the SEC on April 13, 2010.

The accompanying prospectus provides you with a general description of the securities that Argentina may offer under its registration statement, and this document contains specific information about the terms of the Invitation and the New Securities.  This document also adds, updates or changes information provided in the accompanying prospectus.  Consequently, before you participate in the Invitation, you should read this document, the accompanying prospectus and the 2009 Annual Report (as defined below), together with the documents incorporated by reference and described under “Documents Incorporated by Reference.”

None of Argentina, the information, exchange and tabulation agent or the custodian has expressed any opinion as to whether the terms of the Invitation are fair.  In addition, none of the clearing systems through which you may tender your Eligible Securities has expressed any opinion as to whether the terms of the Invitation are fair.  None of Argentina, the information, exchange and tabulation agent or the custodian makes any recommendation that you tender your Eligible Securities for exchange or refrain from doing so pursuant to the Invitation, and no one has been authorized by Argentina, the information, exchange and tabulation agent or the custodian to make any such recommendation.  You must make your own decision as to whether to tender Eligible Securities in the Invitation or refrain from doing so, and, if you do tender Eligible Securities, the principal amount of Eligible Securities to tender.

All references in this document to the website relating to the Invitation (which we refer to as the “Invitation Website”), are to the website created and maintained by the information, exchange and tabulation agent, which can be accessed through the Internet address http://www.bondcom.com/argentina.  These references are inserted as inactive textual references to this “uniform resource locator” or “URL” and are for your informational reference only.  Access to the Invitation Website by holders in certain non-U.S. jurisdictions will be subject to certain restrictions in compliance with exemptions from regulatory approval being relied on by Argentina in such jurisdictions.  See “Jurisdictional Restrictions” below.  Information on the Invitation Website is not incorporated by reference in this document.  Argentina does not assume responsibility for the information that appears on the Invitation Website, other than the Invitation Materials and other information that Argentina has authorized for display on the Invitation Website.

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DOCUMENTS INCORPORATED BY REFERENCE

Argentina’s Annual Report on Form 18-K for the year ended December 31, 2009, as filed with the SEC on October 1, 2010, SEC file no. 033-70734, which we refer to as the 2009 Annual Report, is considered a part of and incorporated by reference in this document.

You can request a copy of the 2009 Annual Report, upon payment of a duplicating fee, by writing to the SEC.  You may also read and copy the 2009 Annual Report at the SEC’s public reference room in Washington, D.C.:

100 F Street, N.E.
Washington, D.C.  20549

Please call the SEC at 1-800-SEC-0330 for further information.  In addition, electronic SEC filings of Argentina are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

ELECTRONIC DELIVERY OF DOCUMENTS

We are delivering copies of this document in electronic form to eligible holders.  You may obtain copies of this document by contacting the information, exchange and tabulation agent at its address specified on the back cover of this document.  By participating in the Invitation, you will (unless you have requested paper delivery of documents) be consenting to electronic delivery of this document .

PURPOSE OF THE INVITATION

Argentina commenced in April 2010 a successful restructuring of eligible securities on which it had defaulted in 2001 during the worst economic crisis in its history (the “April 2010 exchange offer”).  Although many holders of Brady Bonds strongly expressed their desire to participate in the April 2010 exchange offer, Argentina could not include Brady Bonds in the April 2010 exchange offer on similar terms to its 2005 exchange offer, when holders of Brady Bonds received proceeds of the collateral securing those bonds as part of the offer, because of litigation.

Holders of certain Brady Bonds and Argentina have since obtained relief from the court that permits the extension of an offer to them in accordance with the terms of this Invitation, subject to the satisfaction of the Amendment Condition (as defined below), including the vacatur of the stay of the District Court’s order dated October 29, 2010 permitting the Proposed Amendments.  These holders have also requested that meetings of the holders of the USD Brady Bonds be convened to approve the Proposed Amendments.  The terms of this Invitation represent an extension of the April 2010 exchange offer on equitable terms to those presented to other holders of defaulted debt.  Because the April 2010 exchange offer satisfied the “rights upon future offers” provision, or “RUFO Clause,” in the securities issued in the 2005 exchange offer, participants in the 2005 exchange offer are not offered rights to participate in this Invitation.

CERTAIN LEGAL RESTRICTIONS

The Invitation is being extended to holders of Eligible Securities in the United States on the basis of this prospectus supplement and the accompanying prospectus and in Argentina, Luxembourg, Germany and Italy on the basis of a separate prospectus dated December 3, 2010 (the “PD Prospectus”).  The Invitation is also being extended on the basis of this prospectus supplement and the accompanying prospectus, or on the basis of the PD Prospectus in certain jurisdictions where Argentina is relying on exemptions from regulatory approval by the relevant authorities.

The Invitation being extended under this prospectus supplement and the accompanying prospectus and the invitation being extended on the basis of the PD Prospectus constitute one and the same Invitation, subject to the same terms and conditions (as set forth in this document), except as required by applicable law or as otherwise noted in this document.

The Invitation is only being extended where offers and solicitations are permitted by law, and only in accordance with the applicable laws, rules and regulations of the relevant jurisdiction.

No action has been or will be taken in any jurisdiction (except the United States, Argentina, Luxembourg, Germany and Italy) that would permit a public offering of the New Securities or the possession, circulation or distribution of this document, the PD Prospectus or any other offering materials where action for that purpose is required.  Accordingly, the New Securities may not be offered, sold or exchanged, directly or indirectly, and neither this document, the PD Prospectus nor any other offering materials or advertisement in connection with the Invitation may be distributed or published, in or from any such jurisdiction, except in compliance with any applicable rules or regulations of any such country or jurisdiction.  A holder outside the United States may participate in the Invitation only as provided under “Jurisdictional Restrictions.”

GLOSSARY OF KEY TERMS

The “Amendment Condition” means, for each series of Eligible Securities, the effectiveness of the Proposed Amendments for that series of Eligible Securities, including (i) receipt of votes necessary to approve the Resolutions at a Bondholders’ Meeting for that series of Eligible Securities, (ii) the affirmance by the United States Court of Appeals for the Second Circuit of the District Court’s order dated October 29, 2010, (iii) the vacatur of the stay of the District Court’s order dated October 29, 2010 permitting the Proposed Amendments and (iv) the absence of any other court order preventing Argentina, the collateral agent or the fiscal agent from consenting to the Proposed Amendments.

The “April 2010 exchange offer” is the exchange offer commenced by Argentina on April 30, 2010 and described further under “Summary—The Republic of Argentina—The Economy; Public Sector Debt—Public Sector Debt—April 2010 Exchange Offer.”

The “Bondholders’ Meeting” means, with respect to each series of Eligible Securities, the meeting of the holders of the Eligible Securities of such series, and any adjournment thereof, called to vote on the Proposed Amendments for that series of Eligible Securities.

The “Brady Bonds” are the USD Brady Bonds and the DM Brady Bonds.

The “Brady Collateral” means, in the case of USD Brady Bonds, the U.S. Treasury Bonds securing the payment of the principal of such series of USD Brady Bonds and, in the case of the DM Brady Bonds, the KfW Bonds securing the payment of the principal of such series of DM Brady Bonds.

The “Brady Residual Amount” of the Brady Bonds of any series tendered in the Invitation is the difference of (x) the outstanding principal amount of such Brady Bonds, minus (y) the portion of the Cash Proceeds that is attributable to such tendered Brady Bonds minus (z) the interest accrued on such Brady Bonds on or after December 31, 2001, as to which the holders of the Brady Bonds of such series received payment from the liquidation of the collateral securing such interest, rounded to the nearest cent (U.S.$0.01) or euro cent (€0.01).  An estimate of the Brady Residual Amount for each series of Brady Bonds is set forth in Annex A to this document.

A “business day” is (unless noted otherwise) any day that is not a Saturday or Sunday, and that is not a day on which banking or trust institutions are authorized generally or obligated by law, regulation or executive order to close in New York City or the City of Buenos Aires, and that is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business.

The “Cash Payment” is the amount of cash to be received by each tendering holder of Eligible Securities whose tender is accepted by Argentina.  The amount of the Cash Payment will be determined by Argentina as set forth under “Terms of the Invitation—Consideration to be Received Pursuant to the Invitation.”

The “Cash Proceeds” means, with respect to each series of Brady Bonds, the cash proceeds applicable to such series transferred by the collateral agent to the custodian after the liquidation of the portion of the Brady Collateral securing such series of Brady Bonds that is attributable to the tendered Brady Bonds of such series.  For any particular tender of Brady Bonds, the portion of the Cash Proceeds attributable to those Brady Bonds will be calculated by multiplying the principal amount tendered by a fraction, the numerator of which is the total amount of Cash Proceeds with respect to the applicable series received by the custodian and the denominator of which is the aggregate principal amount of all tenders of Brady Bonds of such series accepted by Argentina, and then rounding the resulting figure to the nearest cent (U.S.$0.01) or euro cent (€0.01).

The “collateral agent” is the Federal Reserve Bank of New York, in its capacity as collateral agent under the collateral pledge agreements.

The “collateral pledge agreements” are the USD collateral pledge agreement and the DM collateral pledge agreement.

The “Consideration” is the combination of Discounts, 2017 Globals, GDP-linked Securities and Cash Payment that you will receive in exchange for any Eligible Securities that you tender that are accepted by Argentina, as described under “Terms of the Invitation—Consideration to be Received pursuant to the Invitation.”

The “custodian” is Wilmington Trust FSB, in its capacity as custodian for the tendering holders of Eligible Securities.

The “custody agreement” is the custodial services agreement entered into between Argentina and the custodian.

The “Discounts” are the discount bonds due December 2033 denominated in U.S. dollars to be issued by Argentina pursuant to the Invitation.

The “District Court” is the United States District Court for the Southern District of New York.

The “DM Brady Bonds” are the Deutsche Mark Collateralized Fixed Rate Bonds due 2023 (DM Par Series) (ISIN DE0004103007) (the “DM Par Bonds”) and the Deutsche Mark Collateralized Floating Rate Bonds due 2023 (DM Discount Series) (ISIN DE0004103015) (the “DM Discount Bonds”).

The “DM collateral pledge agreement” means the Collateral Pledge Agreement dated as of April 7, 1993, made by Argentina in favor of the Federal Reserve Bank of New York, as collateral agent, for the benefit of the holders of DM Brady Bonds, and agreed to by Citibank N.A., as fiscal agent.

The “DM fiscal agency agreement” means the DMK Discount Bond and Par Bond Fiscal Agency Agreement dated as of April 7, 1993, among Argentina, Citibank N.A., as fiscal agent and calculation agent and Citibank Aktiengesellschaft, as principal paying agent.

An “electronic acceptance notice” is an electronic acceptance notice to be submitted by a holder of Eligible Securities (if it is a direct participant in the relevant clearing system), or by a financial institution or other intermediary on its behalf, to the principal clearing system through which such holder tenders its Eligible Securities.

The “Eligible Securities” are the outstanding Brady Bonds issued by Argentina that you may offer to exchange for New Securities pursuant to the Invitation, as listed on the cover of this document.

The “Expiration Date” means, with respect to a series of Eligible Securities, the date on which the Invitation for that series of Eligible Securities expires, which is December 29, 2010, unless Argentina extends it or terminates the Invitation earlier as provided herein.  Argentina may extend the Expiration Date or terminate the Invitation for one or more series of Eligible Securities while not extending the Expiration Date or terminating the Invitation for others.

The “fiscal agency agreements” are the USD fiscal agency agreement and the DM fiscal agency agreement.

The “fiscal agent” is Citibank, N.A., in its capacity as fiscal agent for the Eligible Securities under the fiscal agency agreements.

“FX Rate Launch” means the euro/U.S. dollar exchange rate established by Argentina for purposes of the Invitation, which is U.S.$1.00 = €0.7671.

“FX Rate 2010” means the euro/U.S. dollar exchange rate established by Argentina in connection with its April 2010 exchange offer, which is U.S.$1.00 = €0.7957.

The “GDP-linked Securities” are the U.S. dollar-denominated GDP-linked securities expiring no later than December 2035 to be issued by Argentina pursuant to the Invitation.

The “Invitation Website” is the website created and maintained by the information, exchange and tabulation agent, which can be accessed through the Internet address http://www.bondcom.com/argentina.

The “KfW Bonds” means the collateral consisting of zero-coupon bonds due 2023 issued by Kreditanstalt für Wiederaufbau, or KfW (Germany’s development bank), securing Argentina’s obligation to pay the principal amount of the DM Brady Bonds.

A “letter of transmittal” includes each letter of transmittal, in substantially the form of Annex G to this document, to be completed and submitted to the information, exchange and tabulation agent by or on behalf of (a) holders tendering USD Brady Bonds that are held in physical form and (b) holders tendering DM Brady Bonds.

The “New Securities” are, collectively, the Discounts, the 2017 Globals and the GDP-linked Securities to be issued by Argentina pursuant to the Invitation.

The “notional amount” of GDP-linked Securities to be issued to a holder of Eligible Securities tendered and accepted by Argentina in the Invitation will be calculated as described under “Terms of the Invitation—Consideration to be Received Pursuant to the Invitation.”  The notional amount will be used for purposes of calculating the payments, if any, to be made on the GDP-linked Securities, but there are no principal payments in respect of the GDP-linked Securities.

The “Outstanding 2017 Globals” are the U.S. dollar-denominated 8.75% global bonds due June 2017 (ISIN XS0501195480), issued by Argentina pursuant to its April 2010 exchange offer.

The “principal clearing systems” are the clearing systems through which Eligible Securities may be tendered pursuant to the Invitation.   They are: Caja de Valores S.A., which we refer to as “Caja de Valores,” Clearstream Banking AG, Clearstream Banking, société anonyme, which we refer to as “Clearstream, Luxembourg,” and Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear.”

The “Proposed Amendments” are, with respect to a series of Eligible Securities, the proposed amendments to the applicable collateral pledge agreement, and in the case the DM Brady Bonds, the additional amendments to the terms of such DM Brady Bonds and the DM fiscal agency agreement, described under “Consent Solicitation, Bondholders’ Meetings and the Resolutions.”

The “Resolutions” are, with respect to each series of Eligible Securities, the resolutions that are proposed to be adopted at the Bondholders’ Meeting for that series of Eligible Securities in order to approve the Proposed Amendments.

The “Submission Period” means, with respect to a series of Eligible Securities, the period from December 6, 2010 to December 29, 2010 during which the Invitation is open, unless Argentina extends it with respect to that series of Eligible Securities or terminates the Invitation earlier with respect to that series of Eligible Securities as provided herein.

The “2005 Discounts” are the discount bonds due December 2033 denominated in U.S. dollars, euros and pesos, each of which is referred to as a separate “series” of 2005 Discounts, issued by Argentina in its 2005 exchange offer.

The “2005 exchange offer” means the exchange offer launched by Argentina on January 14, 2005 and described further under “Summary—The Republic of Argentina—The Economy; Public Sector Debt—Public Sector Debt—2005 Exchange Offer.”

The “2005 GDP-linked Securities” are the GDP-linked securities expiring no later than December 2035 denominated in U.S. dollars, euros and pesos, each of which is referred to as a separate “series” of 2005 GDP-linked Securities, issued by Argentina pursuant to its 2005 exchange offer.

The “2009 Annual Report” is Argentina’s Annual Report on Form 18-K for the year ended December 31, 2009, as filed with the SEC on October 1, 2010, SEC file no. 033-70734.

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The “2010 Discounts” are the discount bonds due December 2033 denominated in U.S. dollars, euros and pesos, each of which is referred to as a separate “series” of 2010 Discounts, issued by Argentina pursuant to its April 2010 exchange offer.

The “2010 GDP-linked Securities” are the GDP-linked securities expiring no later than December 2035 denominated in U.S. dollars, euro and pesos, each of which is referred to as a separate “series” of GDP-linked Securities, issued by Argentina pursuant to its April 2010 exchange offer.

The “2017 Globals” are the U.S. dollar-denominated 8.75% global bonds due 2017 to be issued by Argentina pursuant to the Invitation.

The “U.S. Treasury Bonds” means the collateral consisting of zero-coupon U.S. Treasury Bonds securing Argentina’s obligation to pay the principal amount of the USD Brady Bonds.  The U.S. Treasury Bonds are a special issue of bonds by the U.S. Treasury that cannot be sold to third parties and may only be redeemed by the U.S. Treasury.

The “USD Brady Bonds” are the U.S. dollar Collateralized Fixed Rate Bonds due 2023 (USD Par Series L) (ISINs XS0043119147 and XS0043119576) (the “USD Par Bonds”) and the U.S. dollar Collateralized Floating Rate Bonds due 2023 (USD Discount Series L) (ISINs XS0043118172 and XS0043118339) (the “USD Discount Bonds”).

The “USD collateral pledge agreement” means the Collateral Pledge Agreement dated as of April 7, 1993, made by Argentina in favor of the Federal Reserve Bank of New York, as collateral agent, for the benefit of the holders of USD Brady Bonds, and agreed to by Citibank N.A., as fiscal agent.

The “USD fiscal agency agreement” means the USD Discount Bond and Par Bond Fiscal Agency Agreement  dated as of April 7, 1993, among Argentina, Citibank N.A., as fiscal agent, authenticating agent, paying agent, registrar, transfer agent and calculation agent and Citibank (Luxembourg) S.A., as authenticating agent, paying agent and transfer agent.

SUMMARY

This summary highlights information contained elsewhere in this document.  It is not complete and may not contain all the information that you should consider before tendering Eligible Securities in exchange for New Securities.  You should read the entire prospectus supplement, including the “Risk Factors” section, and the accompanying prospectus carefully.

The Republic of Argentina

General

Argentina is a representative democracy located in southeastern South America with an estimated population of 36.3 million as of 2001, the date of the most recent census for which results are available.  On October 27, 2010, Argentina conducted a new census, but official results will not be available until December 15, 2011.  Preliminary figures indicate that the population of Argentina now exceeds 40 million.  Argentina has recovered from a severe economic recession that began in the fourth quarter of 1998 and culminated, after a decade of relative stability and economic prosperity, in unprecedented social, economic and political crises in 2001 and 2002.  From 1999 through 2002, Argentina’s economy contracted significantly and poverty and unemployment reached record levels.  The administration of President Fernando de la Rúa, which took office in October 1999, was unable to restore economic growth.

In December 2001, the Government imposed restrictions on the withdrawal of bank deposits to safeguard the viability of the banking system.  These restrictions triggered widespread social unrest that resulted in the resignation of President de la Rúa.  Through the end of 2003, Congress, in accordance with the Constitution, appointed successive presidents of Argentina until the election of Néstor Kirchner as president in December 2003.  President Kirchner’s term expired on December 10, 2007.  President Kirchner’s term in office was marked by economic growth and large-scale debt renegotiations with a 76.2% acceptance by the holders of defaulted Argentine bonds of the Government’s 2005 exchange offer.  Poverty and unemployment were also reduced as the economy improved during President Kirchner’s term.

On October 28, 2007, presidential and congressional elections were held in Argentina.  Cristina E. Fernández de Kirchner was elected and became Argentina’s President on December 10, 2007.  Her term will expire on December 10, 2011.  Fernández de Kirchner’s administration has continued the policies of the previous government, including pursuing strong economic growth, maintaining fiscal and trade surpluses, preserving a weak currency and low interest rates, suppressing inflation and redistributing income through food, energy, and transport subsidies.  Fernández de Kirchner intends to combat inflation by negotiating a “social pact” between business and trade unions that would control wage claims, slow price increases and provide a stable environment for investment.

The Economy; Public Sector Debt

History and Background

During the 1980s, high levels of state intervention in the economy, combined with high levels of inflation, frequent changes in Government policy and financial market instability, inhibited any significant growth in the Argentine economy.  During the 1990s, the Menem administration adopted a fixed exchange rate regime (known as “Convertibility”) and neo-liberal economic policies that included privatization, deregulation and trade liberalization programs.  It also sought to improve Argentina’s relations with its creditors.

The regime (the “Convertibility Regime”) imposed by the convertibility law No. 23,928 in 1991 (the “Convertibility Law”) and the Government’s free market initiatives temporarily achieved price stability, increased the efficiency and productivity of the Argentine economy and attracted significant foreign investment.  From 1993 through 1998, GDP grew in real terms at an average annual rate of 4.0%, despite a 2.8% contraction in 1995 due to the Mexican financial crisis of 1994.

The Collapse of the Convertibility Regime – 2002

From 1999 to 2001, Argentina experienced severe economic problems, which led to the worst economic crisis in Argentina’s history.  In 2002, in response to a massive run on bank deposits and capital flight, the Government ended the peg of the peso to the U.S. dollar.  Following the collapse of the Convertibility Regime, the peso lost significant value, both against foreign currencies and in terms of domestic purchasing power.  In the first six months of 2002, the peso lost approximately 74.2% of its value against the U.S. dollar, reaching a low of U.S.$0.258 per one peso on June 26, 2002.

During 2002, Argentina experienced a 10.9% reduction in real GDP.  As a result of strict restrictions imposed by the Government on bank withdrawals and foreign exchange transactions, economic activity declined dramatically, with gross investment and private consumption decreasing by 36.4% and 14.4%, respectively, in 2002.  During this year, Government consumption also declined, by 5.1%.  Beginning in the second half of the year, however, the devaluation of the peso caused a shift in domestic consumption.  As the price of imported goods increased due to the devaluation of the peso, Argentine consumers shifted their purchases away from foreign products and towards domestic products.  This import substitution process reactivated domestic production, which triggered the economic recovery.

Public Sector Finance

From 2005 to 2008, Argentina had positive primary fiscal and overall balances.  In 2009, although Argentina maintained a positive primary fiscal balance, it experienced an overall deficit.  The primary surplus decreased from Ps.19.6 billion in 2005 to Ps.17.3 billion in 2009.  The primary surplus resulted primarily from a significant increase in fiscal revenues, partly offset by an increase in primary expenditures.  As a response to the impact of the global financial crisis, Argentina, like many other countries, implemented a countercyclical fiscal policy during 2009 in order to mitigate the effects of the shocks of the global financial crisis on the domestic economy.  The primary surplus decreased from Ps.32.5 billion in 2008 to Ps.17.3 billion in 2009, representing a 46.9% decrease.  During the first nine months of 2010, the primary surplus was Ps. 20.9 billion, representing a 140.6% increase as compared to the same period of 2009.

Fiscal revenues increased by 163.4% to Ps.332.7 billion in 2009, from Ps.126.3 billion in 2005, primarily as a result of an across-the-board increase in tax revenue due to the economic recovery, the Government’s efforts to reduce tax evasion and higher prices for Argentina’s exports, which increased revenues from export taxes.  Primary expenditures on the other hand, increased by 195.6% (from Ps. 106.7 billion in 2005 to Ps.315.4 billion in 2009) primarily as a result of an increase in transfers to provinces, social security benefits, National Administration wages, capital expenditures and other transfers, including external sector transfers and private sector subsidies and transfers to autonomous public entities.  In 2009, fiscal revenues increased 16.5% to Ps.332.7 billion, from Ps.285.5 billion in 2008, showing a deceleration as compared with previous years.  This resulted mainly from the impact of the global financial crisis on the local economy and the drought that undermined the harvest of Argentina’s main agricultural exports.

The increase in the Government’s primary balance led to an overall fiscal surplus in each of the years from 2005 to 2008.  In 2009, the Government implemented countercyclical fiscal policies.  These policies, coupled with a decrease in fiscal revenues due to the lessening of economic activity and trade, resulted in an overall fiscal deficit of Ps.7.1 billion (0.6% of nominal GDP for 2009).

During the first nine months of 2010, fiscal revenues increased 37.0% as compared to the same period of 2009, primarily as a result of the economic recovery from the global financial crisis.  The overall fiscal result increased from a deficit of Ps.4.7 billion in the first nine months of 2009 to a surplus of Ps.5.1 billion in the same period of 2010.

The proposed 2011 budget was submitted to Congress on September 15, 2010.  Congress has been debating and, to date, has not approved the 2011 budget law.  The Government estimates an 18.8% increase in fiscal revenues for 2011, from 30.4% of estimated nominal GDP in 2010 to 31.2% of estimated nominal GDP in 2011.  Primary expenditures are expected to increase 17.9% in 2011 to Ps.465.8 billion and the primary surplus in 2011 is expected to increase 31.0% as compared to 2010.  The overall fiscal balance is expected to improve from a surplus of 0.07% of estimated nominal GDP in 2010 to a projected surplus of 0.13% of estimated nominal GDP in 2011.

Public Sector Debt

Debt Record

Argentina has entered into three restructurings of external and domestic debt in default during the past 20 years.

In April 1992, Argentina announced a refinancing agreement under the Brady Plan relating to medium- and long-term debt owed to commercial banks.  The Brady Plan applied to an estimated U.S.$28.5 billion in debt, including an estimated U.S.$9.3 billion in interest arrears, representing over 96% of the commercial bank debt then outstanding. The Brady Plan effected a reduction of approximately U.S.$3 billion in the nominal amount of Argentina’s foreign debt, as well as a nominal debt reduction of 35%.  See “Public Sector Debt—Debt Record—Prior Debt Restructurings” in the 2009 Annual Report.

In December 2001, the Government declared a moratorium on a substantial portion of Argentina’s public debt (U.S.$89.1 billion at the time) and restructured its public external and domestic debt in an exchange offer in 2005.  The aggregate value of securities tendered in the 2005 exchange offer was approximately U.S.$62.3 billion, representing 76.15% of the aggregate value of eligible securities.  Defaulted debt on securities that were eligible for, but were not tendered in, the 2005 exchange offer totaled approximately U.S.$29.8 billion as of December 31, 2009.  As of June 30, 2010, defaulted debt on securities that were eligible for, but were not tendered in, the 2005 exchange offer or settled in the early settlement of the April 2010 exchange offer totaled approximately U.S.$16.5 billion.

The calculation of the net present value reduction that tendering holders accepted in the 2005 exchange offer is subjective and may vary over time depending on elements such as the performance of interest rates and other factors.  Argentina does not maintain any statistics ascertaining the precise value of the debt reduction to bondholders.  Nevertheless, private analysts at the time estimated that the debt reduction was of approximately 65% to 75% of the original value of the securities eligible in the 2005 exchange offer (the “2005 Eligible Securities”).

The Government’s default on a substantial portion of its public debt has prompted a number of lawsuits in various jurisdictions by plaintiffs seeking to collect on bonds issued by the Government.  For further information, see “Public Sector Debt—Legal Proceedings” in the 2009 Annual Report.

Debt Management following the 2001 Crisis

Following the default in late 2001, the Government began to issue a new type of bond (known as a Boden).  Several types of Boden have been issued, primarily for the purpose of providing compensation to individuals and financial institutions affected by various measures adopted by the Government during the 2001 economic crisis.

2005 Exchange Offer

On January 14, 2005, Argentina launched a global voluntary offer to exchange 152 different series of securities on which it had defaulted in 2001 for new Par, Quasi-Par and Discount Bonds and GDP-linked Securities.  In December 2001, the Government declared a moratorium on U.S.$89.1 billion of gross public debt.  The aggregate value of securities that were eligible to participate in the 2005 exchange offer (including nominal value of the eligible securities and accrued past due interest accumulated as of December 2001) was approximately U.S.$81.8 billion.  Argentina did not recognize accrued past due interest accumulated from December 31, 2001 to December 31, 2003 for purposes of calculating amounts eligible to participate in the offer.  The aggregate eligible amount of securities tendered in the 2005 exchange offer was approximately U.S.$62.3 billion, representing 76.15% of the aggregate eligible amount of eligible securities.

Depending on the security tendered and the time of tender, holders of eligible securities who participated in the 2005 exchange offer were entitled to receive, in exchange for their securities, different combinations of the following:

●	Par Bonds due December 31, 2038;

●	Discount Bonds due December 31, 2033;

●	Quasi-Par Bonds due December 31, 2045; and

●	A notional amount of GDP-Linked Securities expiring no later than December 15, 2035.

Participants in the 2005 exchange offer have the right to participate in any future offer by Argentina to repurchase, exchange or amend any of the securities that were eligible for, but did not participate in, the 2005 exchange offer, or “2005 Untendered Debt.”  In addition, in an effort to reassure tendering bondholders and increase the level of participation in the 2005 exchange offer, Congress passed Law No. 26,017, known as the “Lock Law”.  The Lock Law prohibited the Executive Branch from reopening the 2005 exchange offer without Congressional approval and also prohibited any type of settlement involving untendered securities that were eligible to participate in the 2005 exchange offer.  In December 2009, Congress passed Law No. 26,547, which suspended the operation of Articles 2, 3 and 4 of the Lock Law until the earlier of December 31, 2010 and the date on which the Executive Branch, through the Ministry of Economy and Public Finance, announces the conclusion of the process of restructuring of Argentina’s debt securities.  The proposed 2011 budget law provides for the extension until March 31, 2011 of the effect of Law No. 26,547 with respect to the Brady Bonds.  Given that the proposed 2011 budget law is subject to approval by both Chambers of Congress, we can give no assurance that the proposed extension will be included in the 2011 budget as adopted by Congress.

The 2005 exchange offer settled on June 2, 2005.

As a result of the 2005 exchange offer, Argentina’s total gross public debt decreased from U.S.$191.3 billion in 2004 (127.3% of nominal GDP) to U.S.$129.2 billion in 2005 (73.9% of nominal GDP).  The decrease was also driven by the fact that the total debt figures since 2005 exclude 2005 Untendered Debt.  2005 Untendered Debt totaled U.S.$29.8 billion as of December 31, 2009, and U.S.$16.5 billion as of June 30, 2010 (the June 30, 2010 figure reflects the amount of 2005 Untendered Debt and also defaulted debt eligible for, but not settled in the early settlement of the April 2010 exchange offer).  From 2005 through 2009, total gross public debt increased 13.8% from U.S.$129.2 billion as of December 31, 2005 to U.S.$147.1 billion as of December 31, 2009.  However, since nominal GDP increased at a higher rate in that period, total gross public debt decreased as a percentage of nominal GDP, falling from approximately 73.9% in 2005 to 64.0% in 2006, 56.1% in 2007 and 48.8% in 2008 and 2009.  As of June 30, 2010, total gross public debt decreased as a percentage of nominal GDP to 48.1%.

April 2010 Exchange Offer

On April 30, 2010, Argentina launched an invitation to holders of the securities issued in the 2005 exchange offer and to holders of 2005 Untendered Debt (other than the Brady Bonds) to exchange such debt for the new securities described below and, in certain cases, a cash payment.

Holders of eligible securities who participated in the April 2010 exchange offer were entitled to receive, in exchange for their securities, different combinations of the following:

●	2010 Discounts;

●	par bonds due December 2038 denominated in U.S. dollars, euros and pesos;

●	Outstanding 2017 Globals; and

●	2010 GDP-linked Securities.

The April 2010 offer settled on two dates.  Early settlement took place in June 2010 and final settlement was completed in September 2010.

The aggregate eligible amount of securities in default tendered in the April 2010 exchange offer and the offer conducted by Argentina in Japan concurrently with the April 2010 exchange offer, totaled approximately U.S.$12.2 billion, representing approximately 66.8% of the aggregate eligible amount of eligible securities.  As a result of the 2005 and April 2010 exchange offers, Argentina will have succeeded in restructuring over 91% of the defaulted debt eligible for the 2005 and April 2010 exchange offers.

Summary of Debt

As of December 31, 2009, Argentina’s total gross public debt was U.S.$147.1 billion (48.8% of nominal GDP for 2009).  Peso-denominated debt totaled Ps.256.9 billion (U.S.$67.6 billion), representing 45.9% of Argentina’s total gross public debt, of which 25.4% corresponded to CER-index linked debt.  As of the same date, foreign currency-denominated debt totaled U.S.$79.5 billion, representing 54.1% of Argentina’s total gross public debt.

As of June 30, 2010, Argentina’s total gross public debt was U.S.$156.7 billion (48.1% of nominal GDP).  Peso-denominated debt totaled Ps.258.2 billion (U.S.$65.7 billion), representing 41.9% of Argentina’s total gross public debt, of which 24.0% corresponded to CER-index linked debt.  As of the same date, foreign currency-denominated debt totaled U.S.$91.0 billion, representing 58.1% of Argentina’s total gross public debt.

On November 15, 2010, President Fernández de Kirchner announced that Argentina expected to begin negotiations in the short term with the Paris Club regarding bilateral debt.

Debt with International Financial Institutions

For a description of the debt owed to international financial institutions see “Public Sector Debt—Debt Owed to Financial Institutions” in the 2009 Annual Report.  Since May 31, 2005, the date of the IMF’s most recent consultation report under Article IV of the IMF’s Articles of Agreement, Argentina and the IMF have not agreed to any further Article IV review and consultation.

Economic Recovery

In 2009, Argentina’s real GDP completed a seven-year growth period at an annual average rate of 7.4%, driven by the industrial, construction and services sectors.  During the period from 2005 to 2009, the Government adopted economic policies designed to foster growth and address the needs of the poor and other vulnerable segments of the population.  Investment in real terms during the period from 2005 to 2009 increased significantly and higher taxes coupled with the impact of the economic recovery on revenue levels led to primary fiscal surpluses.  Consequently, economic growth created jobs and the unemployment rate decreased.  Per capita income was 223.7% higher in 2009, as compared to the per capita income recorded in 2002 when Argentina was enduring the worst economic crisis in its history.  During 2009, the economy grew at a less rapid pace than during previous years due to the economic slowdown that started in the last quarter of 2008 and that continued into 2009.  In the first six months of 2010, the economy showed strong signs of recovery, growing by 9.4% as compared to the same period of 2009.  Recovery of economic activity positively impacted labor in the first nine months of 2010, with unemployment falling to 7.5% in the third quarter of 2010 from 9.1% during the same period of 2009.

Despite this recovery, the Argentine economy still faces significant challenges, including widespread poverty, high inflation and energy shortages.

Summary Time Schedule for the Invitation

The following summarizes the anticipated time schedule for the Invitation assuming, among other things, that the Expiration Date is not extended and that the Invitation is not earlier terminated.  If (i) you hold Eligible Securities through a custodian or intermediary or (ii) you hold USD Brady Bonds in physical form and will hold your New Securities through a custodian or other intermediary, you must contact that custodian or intermediary and instruct it to tender your Eligible Securities on your behalf.  You should contact that custodian or intermediary well in advance of the Expiration Date, since that custodian or intermediary may have earlier deadlines by which it must receive your instructions in order to have adequate time to meet the deadlines of the relevant clearing system.

December 6, 2010	Commencement The Invitation commences.

December 6, 2010, through December 29, 2010
Submission Period (unless extended or earlier terminated)

The Invitation is open during this period, unless Argentina extends it or terminates it earlier, in each case for one or more series of Eligible Securities, as provided herein.  We refer to this time period as the “Submission Period.”  Tendering holders of Eligible Securities may submit tenders by following the tender procedures described in this document.  Once submitted, tenders will be irrevocable, except under certain limited circumstances as described in this document.  See “Risk Factors—Risk Factors Relating to the Invitation—Risks of Participating in the Invitation,” “Terms of the Invitation—Irrevocability; Limited Withdrawal Rights” and “Terms of the Invitation—Tender Procedures.”

5:00 P.M. (Central European time), December 29, 2010
Expiration (unless Submission Period is extended or earlier terminated)

The Submission Period ends and the Invitation expires, unless Argentina extends it or terminates the Invitation earlier, in each case for one or more series of Eligible Securities, as provided herein.  After this date, you may no longer submit tenders.  We refer to this date as the “Expiration Date.”  Argentina may extend the Expiration Date or terminate the Invitation for one or more series of Eligible Securities while not extending the Expiration Date or terminating the Invitation for others.

At or around 6:00 P.M. (Central European time), December 30, 2010, or as soon as practicable thereafter

Announcement of Preliminary Results (unless postponed or tender period is extended or earlier terminated)

Unless it has terminated the Invitation earlier, Argentina will determine in its sole discretion whether to accept tenders and announce the preliminary results of the Invitation.

Argentina will announce the aggregate principal amount of Eligible Securities tendered in the Invitation and, subject to the effectiveness of the Proposed Amendments with respect to each series of Eligible Securities, Argentina’s preliminary calculation of the aggregate principal amount of each series of New Securities to be issued and Argentina’s preliminary estimate of the aggregate amount of the Cash Payments.  We refer to this date as the “Announcement Date.”  The Announcement Date may be postponed by Argentina for any reason, including if the Submission Period is extended.

If Argentina extends the Submission Period for some but not all series of Eligible Securities, it will make an initial announcement of the preliminary results as to all series for which the Submission Period has ended and one or more additional announcements shortly after the conclusion of the Submission Period for each other series of Eligible Securities.

January 7, 2011
Bondholders’ meetings for USD Brady Bonds to consider Proposed Amendments to the USD collateral pledge agreement (unless extended or adjourned for lack of quorum)

Meetings of the holders of each series of USD Brady Bonds are held. If the Resolutions are passed with respect to either or both series of USD Brady Bonds and the Amendment Condition is satisfied, then the Proposed Amendments to the USD collateral pledge agreement will be entered into and become effective as to the applicable series of USD Brady Bonds.  If a quorum is not present at a meeting, Argentina may adjourn the meeting as described under “Consent Solicitations, Bondholders’ Meetings and Resolutions.”

January 10, 2011
Bondholders’ meetings to consider Proposed Amendments to the DM Brady Bonds, DM collateral pledge agreement and DM fiscal agency agreement (unless extended or adjourned for lack of quorum)

Meetings of the holders of each series of DM Brady Bonds are held.  If the Resolutions are passed with respect to either or both series of DM Brady Bonds and the Amendment Condition is satisfied, then the Proposed Amendments to the DM Brady Bonds, DM collateral pledge agreement and DM fiscal agency agreement will be entered into and become effective approximately 30 calendar days thereafter.  If a quorum is not present at a meeting, Argentina may adjourn the meeting as described under “Consent Solicitations, Bondholders’ Meetings and Resolutions.”

Promptly after the Amendment Condition is Satisfied
Settlement

If the Amendment Condition is satisfied as to any series of Brady Bonds, the settlement process will begin for the tendered Brady Bonds of that series.  Settlement may occur on different dates for each series of Brady Bonds.

We set forth below estimated dates on which holders of the tendered Brady Bonds of each series would receive their New Securities if the Amendment Condition is satisfied at the time of the initial Bondholders’ Meeting for that series:

Series	Expected Issue Date of New Securities
USD Par Bonds	January 27, 2011
USD Discount Bonds	January 27, 2011
DM Par Bonds	February 14, 2011
DM Discount Bonds	February 14, 2011

However, settlement is subject to the satisfaction of the Amendment Condition and the Cancellation Condition and may be delayed significantly beyond the dates indicated above.  See “Risk Factors—Holders should understand the schedule and terms of the Invitation before tendering any Eligible Securities.  In particular, holders should be aware that the terms of the Invitation allow Argentina to terminate or extend the Invitation, to withdraw or amend the Invitation in one or more jurisdictions, and to reject valid tenders of Eligible Securities (subject to applicable legal requirements), in each case at Argentina’s sole discretion.  Holders should also be aware that once they tender Eligible Securities pursuant to the Invitation, they will not be able to withdraw such tenders except under certain limited circumstances.”

During settlement, the Eligible Securities of the applicable series that were validly tendered and accepted by Argentina will first be cancelled and then holders will receive in exchange the New Securities and the Cash Payment to which they are entitled.  If necessary, settlement may occur over a period of several business days.  We refer to this date, or these dates, if multiple business days are necessary, as the “Settlement Date” for the applicable series of Eligible Securities.  The length of the Settlement Date will have no effect on the New Securities or Cash Payment that you receive in the Invitation.

Announcements with respect to the Invitation (including announcements with respect to the termination, extension, withdrawal or amendment of the Invitation) will be made on the Invitation Website, will be published on the website of the Luxembourg Stock Exchange (http://www.bourse.lu), and will be made by press release issued to Bloomberg News and Thomson Reuters News Service, which we refer to as the “news services,” followed in certain cases by publication in the form and manner required in certain jurisdictions outside the United States.

Terms of the Invitation

General
Argentina is inviting holders of Eligible Securities to submit offers to tender their Eligible Securities in exchange for newly issued New Securities and a Cash Payment, on the terms and subject to the conditions set forth in this document and the related electronic acceptance notices and letters of transmittal.

The Invitation is an extension of the April 2010 exchange offer to the holders of the Brady Bonds.  Because Argentina complied with the RUFO Clause in the bonds issued by Argentina in its 2005 exchange offer by allowing holders of those bonds to participate in the April 2010 exchange offer, we are not extending this Invitation to holders of those bonds.

Purpose of the Invitation
To restructure and cancel defaulted debt obligations of Argentina represented by Eligible Securities, to release Argentina from any related claims, including any administrative, litigation or arbitral claims and to terminate legal proceedings against Argentina in respect of the tendered Eligible Securities in consideration for the issuance of New Securities and a Cash Payment.

This Invitation is part of a broader program, including the April 2010 exchange offer, implemented by Argentina to manage its external liabilities.

If your tendered Eligible Securities are the subject of a pending administrative, litigation, arbitral or other legal proceeding against Argentina or you have obtained, or obtain in the future, a payment order, judgment, arbitral award or other such order against Argentina in respect of your tendered Eligible Securities, then as a condition to your participation in the Invitation, you will be required to agree to terminate any legal proceeding against Argentina in respect of your tendered Eligible Securities, release Argentina from all claims, including any administrative, litigation or arbitral claims, and take extra steps and procedures in order to participate in the Invitation, as discussed under “Terms of the Invitation—Tender Procedures—Special Procedures for Eligible Securities Subject to Outstanding Judgments or Pending Legal or Arbitral Proceedings.”  The exchange will constitute full performance and satisfaction by Argentina of any payment order, judgment, arbitral award or other such order you have obtained, or may obtain in the future, against Argentina in respect of your tendered Eligible Securities.

Subject to the terms and conditions of this Invitation, Argentina is soliciting consents from holders of each series of Eligible Securities to vote in favor of the Resolutions at a meeting of the holders of that series of Eligible Securities approving the Proposed Amendments.

Consideration to be received pursuant to the Invitation
Subject to the terms and conditions of the Invitation, if you tender your Eligible Securities into the Invitation, you will receive a combination of Discounts, 2017 Globals, GDP-linked Securities and a Cash Payment, which will vary depending on the series of Eligible Securities you tender.

Consideration for tenders of USD Brady Bonds	If you tender USD Brady Bonds and your tender is accepted by Argentina, you will receive:

1. 2.
An original principal amount of Discounts equal to the product of (x) the Brady Residual Amount of the Eligible Securities you tender, times (y) 0.337, rounded downward, if necessary, to the nearest U.S.$1.00.  The principal amount of Discounts you will receive upon settlement of the Invitation will be adjusted for capitalized interest as described under “The New Securities—Adjustments to the Principal Amount of Discounts” below.

For purposes of the Invitation, any Eligible Securities you tender will be assigned a “Brady Residual Amount” equal to the difference of (x) the outstanding principal amount of such Brady Bonds, minus (y) the portion of the Cash Proceeds that is attributable to such tendered Brady Bonds minus (z) the interest accrued on such Brady Bonds on or after December 31, 2001, as to which the holders of the Brady Bonds of such series received payment from the liquidation of the collateral securing such interest, rounded to the nearest cent (U.S.$0.01) or euro cent (€0.01).  An estimate of the Brady Residual Amount for each series of Brady Bonds is set forth in Annex A to this document.

A principal amount of 2017 Globals equal to the product of (x) the original principal amount of Discounts that you receive in exchange for your tendered Eligible Securities in the Invitation, times (y) 0.2907576, with such product being rounded downward, if necessary, to 2 decimal places.  The principal amount of 2017 Globals you receive will be rounded downward, if necessary, to the nearest U.S.$1.00.

This amount equals the total amount of interest that would have been paid to you in cash on the Discounts with respect to the period from December 31, 2003 to but excluding December 31, 2009 if your Discounts had been issued as of and accrued interest from and including December 31, 2003 to but excluding December 31, 2009, at the rates per annum applicable to the 2005 Discounts denominated in U.S. dollars during such period, which are set out in the table below.

From and including	To but excluding	Interest Rate
December 31, 2003	December 31, 2008	3.97%
December 31, 2008	December 31, 2009	5.77%

3. 4.
This interest calculation includes interest that would have been payable in cash on both (a) the original principal amount of your Discounts and (b) the adjustments that would have been made to the principal amount of your Discounts in respect of capitalized interest.

A notional amount of GDP-linked Securities equal to the Brady Residual Amount of the Eligible Securities that you tender, rounded downward, if necessary, to the nearest U.S.$1.00.

A Cash Payment in U.S. dollars equal to the total of (w) the portion of the Cash Proceeds that is attributable to the Eligible Securities you tender, rounded, if necessary, to the nearest cent (U.S.$0.01), plus (x) the amount of interest payable in cash that would have accrued for the period from and including December 31, 2009 to but excluding December 31, 2010 on the Discounts you receive in the Invitation, had those Discounts been issued as of December 31, 2009, rounded, if necessary, to the nearest cent (U.S.$0.01), plus (y) the amount of interest that would have accrued on the principal amount of 2017 Globals you receive in the Invitation for the period from and including June 2, 2010 to but excluding December 2, 2010, had those 2017 Globals been issued as of June 2, 2010, rounded, if necessary, to the nearest cent (U.S.$0.01), minus (z) the exchange fee, which is equal to U.S.$0.004 per U.S.$1.00 in Brady Residual Amount of the Eligible Securities that you tender and Argentina accepts in the Invitation, rounded downward, if necessary, to the nearest cent (U.S.$0.01).

Your Cash Payment will be funded from two sources.  The portion of your Cash Payment consisting of the Cash Proceeds attributable to your tendered Eligible Securities will be funded from the Cash Proceeds paid by the collateral agent to the custodian.  Argentina will have no obligation to fund that portion of the Cash Payment, other than to perform its obligations under the Invitation and the USD collateral pledge agreement and to otherwise assist the collateral agent in the liquidation of the relevant portion of the Brady Collateral and the custodian in obtaining the Cash Proceeds from the collateral agent.  Argentina will pay from its own resources the portion of the Cash Payment representing the total of clause (x) above plus clause (y) above minus clause (z) above.

See the table included on page S-14 for hypothetical examples of the New Securities and Cash Payment you will receive if you tender USD Brady Bonds pursuant to the Invitation and Argentina accepts your tender.

You will not receive any payment or any other consideration in respect of any accrued but unpaid interest on your tendered Eligible Securities for any period subsequent to December 31, 2001.

Consideration for tenders of DM Brady Bonds
If you tender DM Brady Bonds and your tender is accepted by Argentina, you will receive a combination of New Securities and a Cash Payment that will be determined by Argentina to approximate, based on the relative prices of the 2010 Discounts denominated in euro and U.S. dollars and the 2010 GDP-linked Securities denominated in euro and U.S. dollars fixed by Argentina for purposes of the Invitation (each such price, a “reference price”), the FX Rate 2010 and the FX Rate Launch, the principal amount of Discounts, 2017 Globals, GDP-linked Securities and cash that you would have if (A) you first received from Argentina in the Invitation 2010 Discounts denominated in euro, 2017 Globals denominated in U.S. dollars and 2010 GDP-linked Securities denominated in euro and a cash payment in euro; (B) you then sold your 2010 Discounts and 2010 GDP-linked Securities denominated in euro at their respective reference prices and used the proceeds of those sales to purchase Discounts and GDP-linked Securities, respectively, denominated in U.S. dollars, at their respective reference prices; and (C) you received a cash payment (1) in euro representing the total of (x) the Cash Proceeds attributable to your tendered DM Brady Bonds, plus (y) the accrued interest on the original principal amount of 2010 Discounts denominated in euro you would have received, minus (z) the exchange fee and (2) in dollars with respect to accrued interest on the 2017 Globals you receive in the Invitation.  Specifically, you will receive:

1.         An original principal amount of Discounts equal to:

{ [NED * PED] / FXL } / PUSD,

Where:

    NED=The original principal amount of 2010 Discounts denominated in euro that you would have received if Argentina had delivered 2010 Discounts denominated in euro to you in the Invitation, which is the product of (x) the Brady Residual Amount of the Eligible Securities that you tender and Argentina accepts in the Invitation times (y) 0.337, rounded downward, if necessary, to the nearest €1.00; we call this your Notional Euro Discounts;

    PED=The reference price of the 2010 Discounts denominated in euro, which has been fixed by Argentina for purposes of the Invitation at 98.61% of their original principal amount;

    FXL=The FX Rate Launch, which is €0.7671 = U.S.$1.00; and

    PUSD=The reference price of the 2010 Discounts denominated in U.S. dollars, which has been fixed by Argentina for purposes of the Invitation at 116.77% of their original principal amount.

The original principal amount of Discounts you receive in the Invitation will be rounded downward, if necessary, to the nearest U.S.$1.00.  The principal amount of Discounts you receive in the Invitation will also be adjusted for capitalized interest as described under “The New Securities—Adjustments to the Principal Amount of Discounts.”

2.         A principal amount of 2017 Globals equal to:

[NED * PDIED] / FX2010,

Where: NED=The original principal amount of your Notional Euro Discounts, as defined in paragraph 1 above, PDIED=27.26930%, and FX2010=The FX Rate 2010, which is €0.7957 = U.S.$1.00.

The product of NED times PDIED will be rounded downward, if necessary, to 2 decimal places.  The principal amount of 2017 Globals you will receive will be rounded downward, if necessary, to the nearest U.S.$1.00.

The product of NED times PDIED represents the accrued interest that would have been paid to you in cash on your Notional Euro Discounts during the period from and including December 31, 2003 to but excluding December 31, 2009 had they been issued as of and accrued interest from December 31, 2003, at the rates per annum applicable to the 2005 Discounts denominated in euro during such period, which are set out in the table below.

From and including	To but excluding	Interest Rate
December 31, 2003	December 31, 2008	3.75%
December 31, 2008	December 31, 2009	5.45%

This interest calculation includes interest that would have been payable in cash on both (a) the original principal amount of your Notional Euro Discounts and (b) the adjustments that would have been made to the principal amount of your Notional Euro Discounts in respect of capitalized interest.

3.         A notional amount of GDP-linked Securities equal to:

{ [NEGDP * PEGDP] / FXL } / PUSDGDP

Where:

NEGDP=The notional amount of GDP-linked Securities denominated in euro that you would have received if Argentina had delivered 2010 GDP-linked Securities denominated in euro to you in the Invitation, which is equal to the Brady Residual Amount of the Eligible Securities that you tender and Argentina accepts in the Invitation, rounded down to the nearest €1.00;

PEGDP=The reference price of the 2010 GDP-linked Securities denominated in euro, which has been fixed by Argentina for purposes of the Invitation at 11.20% of their notional amount;

FXL=The FX Rate Launch, which is €0.7671 = U.S.$1.00; and

PUSDGDP=The reference price of the 2010 GDP-linked Securities denominated in U.S. dollars, which has been fixed by Argentina for purposes of the Invitation at 12.83% of their notional amount.

The notional amount of GDP-linked Securities you will receive will be rounded downward, if necessary, to the nearest U.S.$1.00.

4.         A Cash Payment partly in euro and partly in U.S. dollars.  The euro portion of the Cash Payment will equal the total of (x) the portion of the Cash Proceeds that is attributable to the Eligible Securities you tender, rounded, if necessary, to the nearest euro cent (€0.01) plus (y) the amount of interest payable in cash that would have accrued for the period from and including December 31, 2009 to but excluding December 31, 2010 on your Notional Euro Discounts if you had received them in the Invitation, and if those Discounts had been issued as of December 31, 2009, rounded, if necessary, to the nearest euro cent (€0.01), minus (z) the exchange fee, which is equal to €0.004 per €1.00 in Brady Residual Amount of the Eligible Securities that you tender and Argentina accepts in the Invitation, rounded downward, if necessary, to the nearest euro cent (€0.01).  The U.S. dollar portion of your cash payment will equal the amount of interest that would have accrued on the principal amount of 2017 Globals you receive in the Invitation for the period from and including June 2, 2010 to but excluding December 2, 2010, had those 2017 Globals been issued as of June 2, 2010, rounded, if necessary, to the nearest cent (U.S.$0.01).

Your Cash Payment will be funded from two sources.  The portion of your Cash Payment in euro consisting of the Cash Proceeds attributable to your tendered Eligible Securities will be funded from the Cash Proceeds paid by the collateral agent to the custodian.  Argentina will have no obligation to fund that portion of the Cash Payment, other than to perform its obligations under the Invitation and the DM collateral pledge agreement and to otherwise assist the collateral agent in the liquidation of the relevant portion of the Brady Collateral and the custodian in obtaining the Cash Proceeds from the collateral agent.  Argentina will pay from its own resources both (a) the portion of the Cash Payment in euro equal to the difference of clause (y) above minus clause (z) above and (b) the Cash Payment in U.S. dollars.

See the table included below for hypothetical examples of the New Securities and the Cash Payment you will receive if you tender DM Brady Bonds pursuant to the Invitation and Argentina accepts your tender.

You will not receive any payment or any other consideration in respect of any accrued but unpaid interest on your tendered Eligible Securities for any period subsequent to December 31, 2001.

Hypothetical examples of consideration to be received pursuant to the Invitation

The following table contains hypothetical examples of the Consideration to be received by a holder tendering U.S.$10,000 principal amount of USD Par Bonds or USD Discount Bonds or €10,000 principal amount of DM Par Bonds or DM Discount Bonds in the Invitation.  These examples are based upon the assumptions set out in Annex D.

Eligible Securities Tendered		Hypothetical Consideration to be Received (in U.S. dollars or euro)
Series of Eligible Securities Tendered	Outstanding Principal Amount of Eligible Securities Tendered	Estimated Cash Proceeds from Brady Collateral	Original Principal Amount of Discounts	Capitalized Interest on Discounts to but excluding Dec. 31, 2010	Principal Amount of 2017 Globals	Notional Amount of GDP-linked Securities	Cash Payment funded by Argentina
USD Par Bonds	$10,000.00	$6,562.25	$973.00	$292.83	$282.00	$2,887.00	$72.48

USD Discount Bonds	$10,000.00	$6,562.25	$897.00	$269.95	$260.00	$2,663.00	$66.82

DM Par Bonds	€10,000.00	€6,656.99	$1,040.00	$312.99	$323.00	$3,190.00	€53.67 and $14.13

DM Discount Bonds	€10,000.00	€6,656.99	$955.00	$287.41	$297.00	$2,933.00	€49.28 and $12.99

More detailed hypothetical examples of the calculation of the Consideration are set forth in Annex D.

Consent Solicitation, Bondholders’ Meetings and Resolutions
Subject to the terms and conditions of this Invitation, Argentina is soliciting consents from the holders of the Eligible Securities of each series in favor of the Resolutions approving the Proposed Amendments.  The Resolutions will be considered at the Bondholders’ Meetings to be held for each series of Eligible Securities.

By tendering your Eligible Securities, you will be authorizing the information, exchange and tabulation agent, as your representative, to vote in favor of the Proposed Amendments at the relevant Bondholders’ Meeting or any adjournment thereof.  See “Consent Solicitation, Bondholders’ Meetings and Resolutions.”

Acceptance
Argentina reserves the right not to accept tenders in its sole discretion, if and to the extent permitted by applicable laws, rules and regulations in each jurisdiction where Argentina is making the Invitation.  Argentina’s acceptance of tenders will be subject to the satisfaction or waiver of the cancellation, amendment and other conditions described below under “—Cancellation Condition,” “—Amendment Condition,” and “—Other Conditions to the Invitation,” respectively.

If Argentina elects to accept any tenders, it will announce the preliminary results of the Invitation, including the approximate aggregate principal amount of Eligible Securities duly tendered and accepted by Argentina for exchange and, subject to the effectiveness of the Proposed Amendments, Argentina’s preliminary calculation of the aggregate amount of each series of New Securities to be issued and Argentina’s preliminary estimate of the aggregate amount of the Cash Payments, at or around 6:00 P.M. (Central European time), on the Announcement Date.  If Argentina extends the Submission Period for some but not all series of Eligible Securities, Argentina will make multiple announcements of the preliminary results of the Invitation.

Amendment Condition
The Invitation for each series of Eligible Securities is conditioned on the effectiveness of the Proposed Amendments for that series of Eligible Securities, including (i) receipt of votes necessary to approve the Resolutions at a Bondholders’ Meeting for that series of Eligible Securities, (ii) the affirmance by the United States Court of Appeals for the Second Circuit of the District Court’s order dated October 29, 2010, (iii) the vacatur of the stay of the District Court’s order dated October 29, 2010 permitting the Proposed Amendments and (iv) the absence of any other court order preventing Argentina, the collateral agent or the fiscal agent from consenting to the Proposed Amendments.  Argentina may not waive this condition.

Cancellation Condition.
The Invitation is conditioned on the cancellation of the Eligible Securities.  The Eligible Securities tendered by holders during the Invitation and accepted by Argentina will be cancelled, for each series of Eligible Securities, on the Settlement Date for that series, prior to the issuance of the New Securities and the credit of the New Securities and Cash Payments to the applicable holders’ accounts (which may take place over the course of several days).  If any court or arbitral order or administrative or legal proceeding prohibits or delays the cancellation of the tendered Eligible Securities, Argentina will postpone the Settlement Date until the Eligible Securities can be cancelled or, if in its judgment, cancellation cannot be effected without unreasonable delay, it will cancel the Invitation (or, if Argentina considers that the Eligible Securities affected thereby are, in its sole judgment, immaterial, Argentina may cancel the Invitation as to the affected Eligible Securities only) and return the Eligible Securities to the tendering holders.  However, Argentina may not cancel the Invitation as to any series of Eligible Securities after the Cash Proceeds with respect to that series have been transferred to the custodian to hold in trust for the tendering holders, but will postpone the Settlement Date until the relevant Eligible Securities can be cancelled.  Argentina may not waive this condition.

Other Conditions to the Invitation
The settlement of the Invitation is also conditioned on, among other things, the absence of legal actions or proceedings affecting the legality, timing or restrictions applicable to the consummation of the Invitation.  For more information regarding the conditions to which the Invitation is subject, see “Terms of the Invitation—Other Conditions to the Invitation.”

Irrevocability; Limited Withdrawal Rights
All tenders of Eligible Securities of a series will be irrevocable and may not be withdrawn, unless Argentina:

●   extends the Submission Period for that series of Eligible Securities by more than 30 calendar days;

●   is required to grant withdrawal rights for that series of Eligible Securities by U.S. securities or other applicable laws; or

●   otherwise determines, in its sole and absolute discretion, to grant withdrawal rights for that series of Eligible Securities.

In any of these cases, you will have the right to withdraw your tender of Eligible Securities of the applicable series for a period of two business days from the date Argentina first publicly announces that it is granting withdrawal rights on the website of the Luxembourg Stock Exchange (http://www.bourse.lu) and by press release to the news services, or for any longer period specified by Argentina in its announcement.  See “Risk Factors—Risk Factors Relating to the Invitation—Risks of Participating in the Invitation.”

No Maximum or Minimum Size of Invitation
Argentina has not set any limit on the principal amount of Discounts or 2017 Globals or the notional amount of GDP-linked Securities that may be issued pursuant to the Invitation or on the aggregate amount of Cash Payments that it will make pursuant to the Invitation.

Minimum Tender Amount	You must tender your Eligible Securities in the minimum denomination and the integral multiples in excess of such minimum denomination that are set forth in the terms of such Eligible Securities.

Tender Procedures	The procedures you must follow to effectively tender Eligible Securities depend upon the manner in which you hold your Eligible Securities.

Tenders of Eligible Securities held through a Clearing System

If you hold Eligible Securities in electronic or book-entry form, to participate in the Invitation, you must submit, or arrange to have submitted on your behalf, by 5:00 P.M. (Central European time) on the Expiration Date: (1) to a principal clearing system specified below, a duly completed electronic acceptance notice, and (2) if you are tendering DM Brady Bonds, to the information, exchange and tabulation agent, a duly completed letter of transmittal signed by the beneficial holder and counter-signed by the direct participant to confirm the identity of the beneficial holder tendering the respective Eligible Securities.  You must submit a separate electronic acceptance notice and, if you are tendering DM Brady Bonds, a separate letter of transmittal for each series of Eligible Securities you tender.  If you fail to submit your electronic acceptance notice or (if applicable) your letter of transmittal by the applicable deadline, or your electronic acceptance notice or your letter of transmittal (if applicable) is not complete or cannot be reconciled to your electronic acceptance notice, Argentina reserves the absolute right to (a) reject your tender, (b) require that you remedy the same, or (c) waive any defects in your electronic acceptance notice or your letter of transmittal (if applicable) and accept your tender.

The principal clearing systems through which Eligible Securities may be tendered are set forth below:

Principal Clearing Systems Caja de Valores Clearstream Banking AG Clearstream, Luxembourg Euroclear

Tenders of Eligible Securities in Physical Form
If you hold USD Brady Bonds in physical form, you must (1) submit, or arrange to have submitted on your behalf, to the information, exchange and tabulation agent, by 5:00 P.M. (Central European time), on the Expiration Date, a duly completed letter of transmittal, and (2) deliver, or arrange to have delivered on your behalf, to the fiscal agent at the address below, by 5:00 P.M. (Central European time), which is 11:00 A.M. (New York City time), on the Expiration Date, the original certificates representing your USD Brady Bonds.  If the name of the registered holder of your USD Brady Bonds in physical form is different from the name of the beneficial owner identified in the corresponding letter of transmittal, as described in the following paragraph, the letter of transmittal must be accompanied by an instrument of transfer signed by the registered holder or holders exactly as their names appear on the certificates, assigning such certificates to the beneficial owner named in the letter of transmittal, and the signature on the instrument of transfer must be certified as authentic by the custodian or the direct participant through which your certificates and/or your letter of transmittal is being submitted.

Address for Delivery of Physical Certificates
Representing USD Brady Bonds only
Citibank, N.A.
111 Wall Street, 15th Floor
Agency and Trust Transfer Unit
New York, NY 10043, U.S.A.
Inside the U.S. call (800) 422-2066
Outside the U.S. call (212) 657-2506.

You must submit or, if you are not a direct participant in a principal clearing system, a direct participant must submit on your behalf, a separate letter of transmittal for each series of Eligible Securities you tender and must specify in your letter of transmittal the certificate numbers set forth on the physical securities that you deliver to the fiscal agent.  If you fail to submit your letter of transmittal or deliver your certificates by the applicable deadline, or your letter of transmittal cannot be reconciled with the physical certificates you have delivered, Argentina reserves the absolute right to (a) reject your tender, (b) require that you remedy the same, or (c) waive any defects in your letter of transmittal and accept your tender.

It may take several days to deliver your Eligible Securities to the fiscal agent.  You should be sure to allow ample time for your Eligible Securities to reach the fiscal agent prior to 5:00 P.M. (Central European time) on the Expiration Date.

Delivery of Electronic Acceptance Notices
Eligible Securities held in electronic or book-entry form may be tendered directly to a principal clearing system, if you have an account with any of the principal clearing systems, or indirectly through financial institutions that have an account with any of the principal clearing systems.  We refer to financial institutions that have an account with any of the principal clearing systems as “direct participants” in such system.  Only these direct participants may submit electronic acceptance notices to any of the principal clearing systems.  If you are not a direct participant, you (or a financial institution or other intermediary on your behalf) must arrange for the direct participant through which you hold your Eligible Securities to submit an electronic acceptance notice on your behalf to the relevant principal clearing system.

For your tender of Eligible Securities to be effective, a direct participant in a principal clearing system through which you tender your Eligible Securities must submit an electronic acceptance notice on your behalf to such principal clearing system prior to 5:00 P.M. (Central European time) on the Expiration Date.

The receipt of your electronic acceptance notice by a principal clearing system will result (i) in the case of tenders through Clearstream Banking AG, Clearstream, Luxembourg and Euroclear, in the “blocking” of your tendered Eligible Securities in such clearing system and (ii) in the case of tenders through Caja de Valores, in the transfer of the tendered Eligible Securities to a special account at Caja de Valores (“cuenta puente”).  This will prevent you from being able to transfer your tendered Eligible Securities to third parties.

Direct Participants in a Principal Clearing System
If you are a direct participant in Euroclear, Clearstream, Luxembourg, Clearstream Banking AG or Caja de Valores, you may submit an electronic acceptance notice in accordance with the procedures established by your clearing system.  Direct participants should refer to the respective notifications that direct participants receive from the respective principal clearing systems for detailed information regarding tender procedures.

Eligible Securities Held Through a Custodian or Other Securities Intermediary

If you hold Eligible Securities in electronic or book-entry form through a financial institution or other intermediary, you must contact that financial institution or intermediary and instruct it to tender your Eligible Securities on your behalf.  You should contact that financial institution or intermediary well in advance of the Expiration Date, since that financial institution or intermediary may have earlier deadlines by which it must receive your instructions in order to have adequate time to meet the deadlines of the clearing system through which your Eligible Securities are tendered.  You are responsible for supplying that financial institution or other intermediary with all of the information required to submit an electronic acceptance notice on your behalf.

Requirements for Electronic Acceptance Notices	Each electronic acceptance notice must specify:

● ● ● ●
the principal amount and series of the Eligible Securities being tendered;

the name of the beneficial owner of the Eligible Securities being tendered;

the country in which such beneficial owner is located; and

whether the Eligible Securities being tendered are subject to any administrative, litigation, arbitral or other legal proceedings against Argentina (including legal proceedings that have resulted in payment orders, judgments, arbitral awards or other such orders against Argentina).

Financial institutions or other intermediaries should therefore submit a separate electronic acceptance notice for each tender of a series of Eligible Securities by one of their customers, and should not aggregate multiple series of Eligible Securities, or tenders by more than one customer, into a single electronic acceptance notice.

Delivery of Letters of Transmittal
Letters of transmittal are required only for tenders of (1) USD Brady Bonds that are held in physical form and (2) DM Brady Bonds.  If you are tendering USD Brady Bonds held in physical form, you must follow the procedures set forth in this section and you must deliver the physical certificates representing your securities as set forth under “Tender Procedures—Tenders of  Eligible Securities in Physical Form” above.  If you are tendering DM Brady Bonds, you must follow the procedures set forth in this section and you must submit, or have submitted on your behalf, an electronic acceptance notice in accordance with the instructions set forth under “Tender Procedures—Delivery of Electronic Acceptance Notices” above.

Letters of transmittal may be submitted only by direct participants in a principal clearing system.  If you hold USD Brady Bonds in physical form and are not a direct participant in a principal clearing system, you must (directly or through a custodian) arrange for a direct participant in a principal clearing system to submit a letter of transmittal on your behalf.  The New Securities and Cash Payment will then be credited to that direct participant’s account at the relevant principal clearing system.  Each letter of transmittal must specify, among other things:

●
the name and contact information of the direct participant submitting the letter of transmittal and the account at a principal clearing system (i) in the case of a tender of DM Brady Bonds, from which the Eligible Securities have been tendered and to which the New Securities and Cash Payment will be credited or (ii) in the case of a tender of USD Brady Bonds held in physical form, to which the New Securities and Cash Payment will be credited;

	●	the principal amount and series of Eligible Securities being tendered;

●
the name of the beneficial owner of the Eligible Securities being tendered and the country in which the beneficial owner is located.  We have also requested that the phone number of the beneficial owner be included in the letter of transmittal, to facilitate resolution of any questions or irregularities, but inclusion of this information is optional for beneficial owners other than those in Canada;

●   in the case of a letter of transmittal relating to a tender of Eligible Securities in physical form, the certificate number set forth on the face of the physical      certificate representing those Eligible Securities;

●   in the case of a letter of transmittal relating to a tender of DM Brady Bonds, the blocking reference number supplied by the principal clearing system upon      confirmation of receipt of the electronic acceptance notice relating to your tender; and

●   information regarding whether the tendered Eligible Securities are subject to any administrative, litigation, arbitral or other legal proceedings against      Argentina (including legal proceedings that have resulted in payment orders, judgments, arbitral awards or other such orders against Argentina).

Letters of transmittal must be signed by the beneficial holder and counter-signed by the direct participant to confirm the identity of the beneficial holder tendering the respective Eligible Securities.  Letters of transmittal may be delivered by email or facsimile transmission to the email address or the facsimile numbers of the information, exchange and tabulation agent set forth on the back cover of this document.

Confidentiality of Beneficial Ownership Information
Argentina, the information, exchange and tabulation agent and the custodian have agreed that they will maintain the confidentiality of the information contained in electronic acceptance notices and letters of transmittal relating to the identity and contact information of beneficial owners and any administrative, litigation, arbitral or other legal proceedings against Argentina relating to the Eligible Securities tendered, and will store, process and use the data contained in electronic acceptance notices and letters of transmittal only to the extent required for the settlement of the Invitation, the conduct of the Bondholders’ Meetings and the adoption of the Resolutions, for litigation reconciliation purposes or for the exercise by Argentina of any rights under the representations, warranties and undertakings given in connection with the Invitation.

Special Procedures for Eligible Securities Subject to Outstanding Judgments or Pending Legal or Arbitral Proceedings

Special procedures, including additional documentation, may be required if your Eligible Securities are (i) the subject of an outstanding payment order, judgment, arbitral award or other such order against Argentina, (ii) the subject of a pending administrative, litigation, arbitral or other legal proceeding against Argentina, whether or not you have agreed not to trade those Eligible Securities, or (iii) subject to a “blocking instruction” or other restriction on transfer.  These procedures are described under “Terms of the Invitation—Tender Procedures—Special Procedures for Eligible Securities Subject to Outstanding Judgments or Pending Legal or Arbitral Proceedings” in this document.

Tax Consequences
Please see the section entitled “Taxation” for important information regarding the possible U.S., Luxembourg, Argentine, German and Italian tax consequences for tendering holders who exchange Eligible Securities for New Securities.

Information, Exchange and Tabulation Agent
Bondholder Communication Group, LLC will act as information, exchange and tabulation agent for the Invitation.  The addresses and telephone numbers of the information, exchange and tabulation agent can be found on the back cover page of this document.  The information, exchange and tabulation agent will also be appointed by holders of Eligible Securities as proxy to vote in favor of the Proposed Amendments, and will perform various functions in connection with the Bondholders’ Meetings.

Trustee	The Bank of New York Mellon will act as trustee for holders of New Securities. The address of the trustee can be found on the back cover page of this document.

Custodian	Wilmington Trust FSB will act as custodian for the Invitation. In this role, the custodian will act solely as agent for the tendering holders of Eligible Securities.

The New Securities

Discounts

Securities Offered	U.S. dollar-denominated Discount Bonds due December 31, 2033.

Principal Payments
Argentina will repay the principal of the Discounts in twenty equal semi-annual payments on June 30 and December 31 of each year, commencing on June 30, 2024.  The twenty equal semi-annual payments will include the capitalized amounts accrued prior to the first amortization date.  Annex B to this document contains a schedule of the principal payments on the Discounts.

Adjustments to the Principal Amount of Discounts
The principal amount of Discounts you will receive upon settlement of the Invitation will equal the original principal amount to which you are entitled (as provided herein) plus an additional principal amount equal to the portion of interest that would have been capitalized during the period from and including December 31, 2003 to but excluding December 31, 2010 (including interest capitalized on December 31, 2010) had you been issued 2005 Discounts in Argentina’s 2005 exchange offer in the same original principal amount.

Interest
The Discounts will bear interest at the rate of 8.28% per annum, payable semi-annually in arrears (except as described below) and computed on the basis of a 360-day year of twelve 30-day months, accruing from and including June 30, 2010 (except as set forth below) to but excluding December 31, 2033.

Part of the interest accrued prior to December 31, 2013, will be paid in cash and part will be capitalized.  This means that on the relevant payment date the portion of interest that is capitalized will not be paid in cash but instead will be added to the principal amount of your Discounts, and future calculations of interest are based on this adjusted principal amount.  The table below sets forth the annual rates of interest on the Discounts, broken down to reflect the portion that will be paid in cash and the portion that will be capitalized:

From and including	To but excluding	Cash	Capitalized
December 31, 2010	December 31, 2013	5.77%	2.51%
December 31, 2013	December 31, 2033	8.28%	0.00%

Interest payment dates for the Discounts are June 30 and December 31 of each year, commencing on June 30, 2011.

Rights Upon Future Offers
If following the expiration of the Invitation until December 31, 2014, Argentina voluntarily makes an offer to purchase or exchange or solicits consents to amend any securities eligible to participate in the 2005 exchange offer and not tendered or accepted pursuant to that offer or the April 2010 exchange offer (other than an offer on terms substantially the same as, or less favorable than, the April 2010 exchange offer), Argentina will take all steps necessary so that each holder of Discounts will have the right, for a period of at least 30 calendar days following the announcement of such offer, to exchange any of such holder’s Discounts for the consideration in cash or in kind received in connection with such purchase or exchange offer or securities having terms substantially the same as those resulting from such amendment process, in each case in accordance with the terms and conditions of such offer to purchase, exchange offer or amendment process.  The right of tendering holders to participate in any such transaction is subject to certain conditions described under “Description of the New Securities—Rights Upon Future Offers.”

Securities Codes	The Discounts will be assigned the following securities codes:

	ISIN	Common Code
In the event that the Discounts are consolidated to form a single series with, and are fully fungible for trading purposes with, the 2010 Discounts denominated in U.S. dollars	XS0501194756	050119475

In the event that the Discounts are not consolidated to form a single series with, and are not fungible for trading purposes with, the 2010 Discounts denominated in U.S. dollars	XS0564040821	056404082

2017 Globals

Securities Offered	U.S. dollar-denominated 8.75% Global Bonds due 2017.

Principal Repayment	Argentina will redeem the principal amount of the 2017 Globals at par on June 2, 2017.

Interest
The 2017 Globals will bear interest at the rate of 8.75% per annum, payable semi-annually in arrears and computed on the basis of a 360-day year of twelve 30-day months, accruing from and including December 2, 2010 to but excluding June 2, 2017.

Interest on the 2017 Globals will be payable in cash on June 2 and December 2 of each year, commencing on June 2, 2011.

Securities Codes	The 2017 Globals will be assigned the following securities codes:

	ISIN	Common Code
In the event that the 2017 Globals are consolidated to form a single series with, and are fully fungible for trading purposes with, the Outstanding 2017 Globals denominated in U.S. dollars	XS0501195480	050119548

In the event that the 2017 Globals are not consolidated to form a single series with, and are not fungible for trading purposes with, the Outstanding 2017 Globals denominated in U.S. dollars	XS0564043502	056404350

GDP-linked Securities

Securities Offered	U.S. dollar-denominated GDP-linked Securities expiring no later than December 15, 2035.

Notional Amount
Each GDP-linked Security will have a notional amount calculated as described under “Terms of the Invitation—Consideration to be Received Pursuant to the Invitation.”  The notional amount will be used solely for purposes of calculating the payments to be made on GDP-linked Securities.

There are no principal payments in respect of the GDP-linked Securities.  Holders will not receive any payments during the life or upon the expiration of their GDP-linked Securities other than as described below.

Payments	Any payments on the GDP-linked Securities are contingent upon the performance of Argentina’s GDP (as described below) and subject to the conditions described below.

Payment Currency	U.S. dollars.

Calculation Date	The calculation date for the GDP-linked Securities will be on November 1 of each year following the relevant reference year, commencing on November 1, 2006.

Payment Date
Subject to the conditions specified below, Argentina will make payments on the GDP-linked Securities on December 15 of each year following the relevant reference year.  The first payment on the GDP-linked Securities will be deemed to have occurred on December 15, 2006, and holders receiving GDP-linked Securities pursuant to the Invitation will be deemed to have received, and will waive actual receipt of, all payments on the GDP-linked Securities that would have been made during the period from and including June 2, 2005 to but excluding December 31, 2010, as if the GDP-linked Securities were outstanding during that period.  The first payment, if any, that will be made in cash on the GDP-linked Securities issued pursuant to the Invitation will, therefore, occur on December 15, 2011.

Holders of Eligible Securities will not receive any payment or any other consideration in respect of the payments deemed made during the period from and including June 2, 2005 to but excluding December 31, 2010 on the GDP-linked Securities.

Reference Year	The reference year for the GDP-linked Securities will be a calendar year, commencing in 2005 and ending in 2034.

Base Case GDP	The base case gross domestic product (“Base Case GDP”) for each reference year, commencing with the 2009 reference year, is set forth in the following chart:

Reference Year	Base Case GDP (1993 pesos in millions)	Growth Rate	Reference Year	Base Case GDP (1993 pesos in millions)	Growth Rate
2009	327,968.83	n.a.	2022	486,481.92	3.00%
2010	338,675.94	3.26%	2023	501,076.38	3.00%
2011	349,720.39	3.26%	2024	516,108.67	3.00%
2012	361,124.97	3.26%	2025	531,591.93	3.00%
2013	372,753.73	3.22%	2026	547,539.69	3.00%
2014	384,033.32	3.03%	2027	563,965.88	3.00%
2015	395,554.32	3.00%	2028	580,884.85	3.00%
2016	407,420.95	3.00%	2029	598,311.40	3.00%
2017	419,643.58	3.00%	2030	616,260.74	3.00%
2018	432,232.88	3.00%	2031	634,748.56	3.00%
2019	445,199.87	3.00%	2032	653,791.02	3.00%
2020	458,555.87	3.00%	2033	673,404.75	3.00%
2021	472,312.54	3.00%	2034	693,606.89	3.00%

The Base Case GDP will be adjusted in accordance with any changes to the year of base prices (currently 1993).

Actual Real GDP
The actual real gross domestic product (“Actual Real GDP”) is the gross domestic product of Argentina in constant pesos for each calendar year as published by the Instituto Nacional de Estadística y Censos (“INDEC”).

Actual Real GDP is currently calculated by INDEC using the year 1993 as the year of base prices.  If in any year, the year of base prices for calculating Actual Real GDP is changed by INDEC, the Base Case GDP will be adjusted accordingly.  For example, if the year of base prices is changed to 2008 and Actual Real GDP for 2010 with 1993 prices is X, and with 2008 prices is Y, then the Base Case GDP for 2010 = Base Case GDP as per the chart above multiplied by a fraction, the numerator of which is Y and the denominator of which is X.

Actual Nominal GDP	The actual nominal gross domestic product (“Actual Nominal GDP”) is the gross domestic product of Argentina in current pesos for each calendar year as published by the INDEC.

Payment Conditions
Argentina will make a payment on GDP-linked Securities in respect of any given reference year only if the following three conditions are met:

●   for the reference year, Actual Real GDP exceeds Base Case GDP;

●   for the reference year, annual growth in Actual Real GDP exceeds the growth rate in Base Case GDP for such year; and

●   total payments made on the GDP-linked Securities do not exceed the payment cap.

Annual growth of “Actual Real GDP” for any reference year will be calculated by dividing Actual Real GDP for that reference year by the Actual Real GDP for the year preceding that reference year, minus one.  For purposes of this calculation, the Actual Real GDP for the relevant reference year and the preceding year will each be measured using the same year of base prices, with Actual Real GDP for the year preceding the reference year adjusted, if necessary, to reflect any changes in the year of base prices implemented during such reference year (for an example of how this adjustment is effected, see “—Actual Real GDP” above).

Excess GDP
The excess gross domestic product for any reference year (“Excess GDP”) is the amount, if any, by which Actual Real GDP (converted to nominal pesos, as described below) exceeds the Base Case GDP (converted to nominal pesos, as described below).  Excess GDP will be expressed in billions.

For purposes of determining Excess GDP for any reference year, each of the Actual Real GDP and Base Case GDP for that reference year will be converted into nominal pesos by multiplying it by a fraction, the numerator of which is the GDP Deflator for that reference year and the denominator of which is the GDP Deflator for the year of base prices used to calculate Actual Real GDP and Base Case GDP for that reference year.  As noted above, 1993 is currently the year of base prices, and the GDP Deflator for that year is one.

GDP Deflator
The GDP deflator for any given year (“GDP Deflator”) is the quotient that results from dividing the Actual Nominal GDP for such year, by the Actual Real GDP for the same year, in each case as published by INDEC.

Payment Amount
On each payment date, holders of GDP-linked Securities will be entitled to receive payments in an amount equal to the Available Excess GDP for the corresponding reference year, multiplied by the aggregate notional amount of GDP-linked Securities they hold.  “Available Excess GDP” is an amount per U.S.$1.00 of notional amount of GDP-linked Securities, determined in accordance with the following formula:

Available Excess GDP = (0.05 x Excess GDP) x unit of currency coefficient where:

● “Excess GDP” is expressed in billions of nominal pesos, and ● the “unit of currency coefficient” is 1/81.8, or 0.012225.

The unit of currency coefficient represents the proportion that one GDP-linked Security with a notional amount of U.S.$1.00 bears to the aggregate eligible amount of all securities outstanding as of January 10, 2005 that were eligible to participate in Argentina’s 2005 exchange offer (approximately U.S.$81.8 billion), calculated using currency exchange rates in effect on December 31, 2003.

For purposes of effecting payments on GDP-linked Securities, Available Excess GDP will be converted to U.S. dollars using the average free market exchange rate of pesos to U.S. dollars during the 15 calendar days preceding December 31 of the relevant reference year.

All calculations of payments on the GDP-linked Securities will be performed by the Ministry of Economy and Public Finance of Argentina.

Annex F to this document contains sample calculations related to payments on the GDP-linked Securities.

Payment Cap
The total amount to be paid during the life of the GDP-linked Securities (including payments deemed to have been made by Argentina during the period from June 2, 2005 to but excluding December 31, 2010), per U.S.$1.00 notional amount of GDP-linked Securities, will not exceed U.S.$0.48.  We refer to this amount as the “payment cap for GDP-linked Securities.”  For example, if you were to receive GDP-linked Securities in a notional amount equal to U.S.$1 million, the payment cap for your GDP-linked Securities would equal U.S.$480,000.  See “Description of the New Securities—General Terms of the GDP-linked Securities” for details on the amount of payments made or to be made on the 2005 GDP-linked Securities denominated in U.S. dollars to but excluding December 31, 2010.

The amount of the payment cap for the GDP-linked Securities remaining available as of December 31, 2010 (which we refer to as the “remaining payment cap”) is U.S.$0.4060871 per U.S.$1.00 notional amount.

The remaining payment cap represents the maximum amount of the cash payments that Argentina may be required to make under the GDP-linked Securities issued pursuant to the Invitation.

If the payment cap for GDP-linked Securities is reached in a payment year prior to the scheduled expiration of the GDP-linked Securities, the GDP-linked Securities will be deemed to have expired in that year.

If for any given year the aggregate payment due under a GDP-linked Security is greater than the amount remaining under the payment cap for that Security, then the remaining amount available under the payment cap for that GDP-linked Security will be payable to the holder of that security.

Securities Codes	The GDP-linked Securities issued pursuant to the Invitation will have the following securities codes:

ISIN	Common Code
XS0501197262	050119726

Common Terms of the New Securities

The following terms will apply to all New Securities, except as otherwise noted.

Issuer	The Republic of Argentina.

Claim to Full Principal
The Discounts and 2017 Globals will represent a claim to their full principal amount at maturity (plus accrued but unpaid interest) or upon earlier acceleration in accordance with the terms thereof (as described under “Description of the New Securities—Default and Acceleration of Maturity”).  There is no principal payable in respect of the GDP-linked Securities.

Redemption
The New Securities will not be redeemable before maturity at the option of Argentina (although the Discounts provide for amortization payments before final maturity and the GDP-linked Securities may expire early as described above) and will not be entitled to the benefit of any sinking fund.

Denomination	The New Securities will be issued in denominations of U.S.$1.00 and integral multiples thereof.

Class Voting; Fungibility
The Discounts issued pursuant to the Invitation will constitute part of the same series of securities under the indenture for purposes of voting on amendments, waivers or modifications to their terms and for purposes of voting on acceleration of their maturity or remedies upon an event of default as the 2010 Discounts denominated in U.S. dollars issued by Argentina in June and September 2010 in its April 2010 exchange offer (ISINs XS0501194756 and XS0501195050).  If the Discounts do not have, for purposes of U.S. federal income taxation, a greater amount of original issue discount (“OID”) than the 2010 Discounts denominated in U.S. dollars first issued by Argentina in June 2010 in its April 2010 exchange offer (ISIN XS0501194756) have as of the date of issuance of the Discounts, then the Discounts will be consolidated to form a single series with, and will be fully fungible for trading purposes with, those 2010 Discounts and will be assigned the same ISIN and common code.

The 2017 Globals issued pursuant to the Invitation will constitute part of a single series of securities under the indenture for purposes of voting on amendments, waivers or modifications to their terms and for purposes of voting on acceleration of their maturity or remedies upon an event of default, as the Outstanding 2017 Globals issued by Argentina in June and September 2010 in its April 2010 exchange offer (ISIN XS0501195480).  Argentina expects that the 2017 Globals issued pursuant to the Invitation will be consolidated to form a single series with, and will be fungible with, the Outstanding 2017 Globals.  However, the 2017 Globals will only be fungible for trading purposes with the Outstanding 2017 Globals, and will be assigned the same ISIN and common code as the Outstanding 2017 Globals, if the 2017 Globals do not have, for purposes of U.S. federal income taxation, a greater amount of OID than the Outstanding 2017 Globals have as of the date of issuance of the 2017 Globals.

The GDP-linked Securities issued pursuant to the Invitation will constitute a further issuance of, will be assigned the same ISIN and common code as, and will trade fungibly with, the 2010 GDP-linked Securities denominated in U.S. dollars issued by Argentina in June and September 2010 in its April 2010 exchange offer (ISIN XS0501197262).

Seniority
The New Securities will be direct, unconditional, unsecured and unsubordinated obligations of Argentina, and will rank pari passu and without preference among themselves by reason of priority of date of issue or currency of payment or otherwise and at least equally with all of Argentina’s other present and future unsecured and unsubordinated External Indebtedness (as defined under “Description of the New Securities—Negative Pledge” in this document).

Additional Amounts
Argentina will make payments of principal and interest in respect of the Discounts and 2017 Globals, and payments in respect of the GDP-linked Securities, without withholding or deduction for or on account of any present or future Argentine taxes, duties, assessments or governmental charges of whatever nature except as set forth in “Description of the New Securities—Additional Amounts” in this document.

Form and Settlement
Argentina will issue each series of the New Securities in the form of one or more global securities in fully registered form.  Upon issuance, the New Securities will be credited to the same accounts at the principal clearing systems from which the Eligible Securities in exchange for which they are issued were tendered or, in the case of tenders of physical securities, to the account at Euroclear, Clearstream, Luxembourg or Caja de Valores specified by the tendering holder in its letter of transmittal.  If your Eligible Securities are tendered through a principal clearing system other than Euroclear or Clearstream, Luxembourg, which will be the primary clearing systems for the New Securities that you are entitled to receive, your New Securities will be credited first to the account of your principal clearing system at such primary clearing system and then the principal clearing system will transfer the New Securities to your account.  As an owner of a beneficial interest in the global securities, you will generally not be entitled to have your New Securities registered in your name, will not be entitled to receive certificates in your name evidencing the New Securities and will not be considered the holder of any New Securities under the indenture.

The New Securities will be registered in the name of a nominee of a common depositary for Clearstream, Luxembourg and Euroclear and deposited with that common depositary.  You may hold a beneficial interest directly if you have an account with Clearstream, Luxembourg or Euroclear or indirectly through a financial institution that has an account with either of these clearing systems.

Further Issues
Argentina may, from time to time without the consent of holders of the New Securities, create and issue additional securities ranking pari passu with the New Securities and having the same terms and conditions as any series of the New Securities, or the same terms and conditions except for the amount of the first payment of interest or other amounts on such additional securities, or, if applicable, the initial interest or other payment date or interest accrual date.  Argentina may also consolidate the additional securities to form a single series with any outstanding series of New Securities.

Any such additional Discounts or 2017 Globals, however, may not have, for purposes of U.S. federal income taxation, a greater amount of OID than such New Securities have as of the date of the issuance of such additional debt securities.

Governing Law	The New Securities will be governed by the law of the State of New York.

RISK FACTORS

Your decision to tender or not to tender Eligible Securities in exchange for New Securities involves risk.  We urge you to read carefully this document and the accompanying prospectus in their entirety and to note, in particular, the following risk factors.

Risk Factors Relating to the Invitation

Risks of Not Participating in the Invitation

The Eligible Securities are in default; if they are not tendered in the Invitation, they may remain in default indefinitely and, if you elect to litigate, Argentina intends to oppose such attempts to collect on its defaulted debt.

Eligible Securities that are not exchanged pursuant to the Invitation may remain in default indefinitely.  In light of its financial and legal constraints, Argentina does not expect to resume payments on any Eligible Securities that remain outstanding following the expiration of the Invitation.  Argentina has opposed vigorously, and intends to continue to oppose, attempts by holders who did not participate in its prior exchange offers to collect on its defaulted debt through administrative, litigation, arbitral and other legal proceedings against Argentina.  Argentina remains subject to significant legal constraints regarding its defaulted debt.  On February 9, 2005, the Argentine Congress passed the Lock Law, which precluded Argentina from re-opening the 2005 exchange offer or otherwise paying any claims or judgments based on non-tendered securities eligible to participate in the 2005 exchange offer.  On November 18, 2009, Congress passed Law No. 26,547, which temporarily suspended the operation of Articles 2, 3 and 4 of the Lock Law to allow Argentina to launch a new debt exchange.  This limited suspension is effective until the earlier of December 31, 2010 and the date on which the Executive Branch, through the Ministry of Economy and Public Finance, announces the conclusion of the process of restructuring of Argentina’s debt securities.  The proposed 2011 budget law provides for the extension until March 31, 2011 of the effect of Law No. 26,547 with respect to the Brady Bonds.  Given that the proposed 2011 budget law is subject to approval by both Chambers of Congress, we can give no assurance that the proposed extension will be included in the 2011 budget as adopted by Congress.  Law No. 26,547 precludes Argentina from offering any person or entity terms equal to or better than those offered under the 2005 exchange offer or from offering any person or entity that has brought a claim based on non-tendered securities terms better than those offered to a person or entity that has not brought such a claim.

Consequently, if you elect not to tender your Eligible Securities pursuant to the Invitation, there can be no assurance that you will receive any future payments or be able to collect through litigation in respect of your Eligible Securities, other than from the proceeds of the liquidation of the collateral securing the payment of the principal amount of the Brady Bonds, which will not be available until March 31, 2023.

If the Invitation is completed, the trading market for any Eligible Securities not exchanged may become illiquid, which may adversely affect the market value of those Eligible Securities and the ability of holders to sell those Eligible Securities.

All Eligible Securities tendered and accepted in the Invitation will be cancelled.  The exchange of Eligible Securities of any series pursuant to the Invitation will reduce the aggregate principal amount of Eligible Securities of that series that otherwise might trade in the market.  Shortly before the commencement of the Invitation, there was not a liquid market for most or all series of Eligible Securities, and we expect that this illiquidity will worsen once the tendered Eligible Securities are cancelled.  As a result, if you elect not to participate in the Invitation, it may become more difficult for you to trade your Eligible Securities and the market value of your Eligible Securities may be adversely affected.

Risks of Participating in the Invitation

Holders should understand the schedule and terms of the Invitation before tendering any Eligible Securities.  In particular, holders should be aware that the terms of the Invitation allow Argentina to terminate or extend the Invitation, to withdraw or amend the Invitation in one or more jurisdictions, and to reject valid tenders of Eligible Securities, in each case at Argentina’s sole discretion.  Holders should also be aware that once they tender Eligible Securities pursuant to the Invitation, they will not be able to withdraw such tenders except under certain limited circumstances.

The terms of the Invitation allow Argentina, in its sole discretion and to the fullest extent permitted by applicable laws, to extend or terminate the Invitation for one or more series of Eligible Securities, to withdraw or amend the Invitation for one or more series of Eligible Securities in one or more jurisdictions, and to reject valid tenders of Eligible Securities even following the Announcement Date, in certain circumstances.  Announcements in connection with the Invitation (including announcements with respect to the termination, extension, withdrawal or amendment of the Invitation) will be displayed on the Invitation Website and the website of the Luxembourg Stock Exchange (http://www.bourse.lu) and, to the extent provided in this document, will be issued by press release to the news services.  Accordingly, there can be no assurance that the exchange of Eligible Securities pursuant to the Invitation will be completed for a particular series, in any particular jurisdiction or at all.  Even if the exchange is consummated, there can be no assurance that it will be completed in accordance with the schedule and terms set forth in this document.

Argentina reserves the right to extend or delay the Settlement Date for one or more series of Eligible Securities, to terminate the Invitation for one or more series of Eligible Securities after the Announcement Date or to modify the settlement procedures in any way if:

●
any court order or judgment is issued, or any legal proceedings are commenced with the purpose of preventing the cancellation of a series of Eligible Securities tendered, attaching or enjoining the New Securities or the Cash Payments, impeding or attaching payments under the New Securities, preventing the Proposed Amendments or the release of claims, including any administrative, litigation or arbitral claims, preventing the termination of pending administrative, litigation, arbitral or other legal proceedings against Argentina in respect of the tendered Eligible Securities, preventing the satisfaction of any payment order, judgment, arbitral award or other such order against Argentina in respect of the tendered Eligible Securities, or otherwise having the effect of frustrating the purposes of the Invitation; or

●
Argentina, in its sole discretion and to the extent permitted by applicable laws, rules and regulations, determines that such extension, delay, termination or modification is in the best interests of Argentina or the holders of Eligible Securities of the affected series seeking to participate in the Invitation, in light of any court order, judgment or pending administrative, litigation, arbitral or other legal proceedings.

Tendering holders will not be able to withdraw their tenders (except in limited circumstances) or effect any transfer of any tendered Eligible Securities.  Eligible Securities that you tender and Argentina accepts in the Invitation may not be transferred to third parties pending completion of the Invitation.  The market price of the Eligible Securities may fluctuate after tendering holders tender Eligible Securities pursuant to the Invitation but tendering holders will be unable to benefit from favorable fluctuations because they will be unable to trade such securities.

Tendering holders will not receive any New Securities or Cash Payments in exchange for their tendered Eligible Securities until the Settlement Date.  The time between the Expiration Date and the Settlement Date will be at least 20 business days, in the case of the USD Brady Bonds, or 30 business days, in the case of the DM Brady Bonds, and could be significantly longer.  If completion of the Invitation is delayed, tendering holders may have to wait longer than expected to receive any New Securities or the Cash Payments.

All questions regarding the validity, form and eligibility, including time of receipt or revocation or revision, of any electronic acceptance notice or letter of transmittal, if applicable, will be determined by Argentina in its sole discretion, which determination will be final and binding.

Argentina has established certain procedures for tendering holders to effectuate their tenders, including procedures for submitting electronic acceptance notices and, if applicable, letters of transmittal and certificates representing USD Brady Bonds in physical form. If you (or the person acting on your behalf) fails to submit an electronic acceptance notice or (if applicable) a letter of transmittal by the applicable deadline, or you fail to deliver the certificates representing any Eligible Securities held in physical form (if applicable) by the Expiration Date, or your electronic acceptance notice or letter of transmittal (if applicable) is not complete or cannot be reconciled to the corresponding electronic acceptance notice or physical securities, Argentina reserves the absolute right to (a) reject your tender, (b) require that you remedy any errors or defects in your tender, or (c) waive any such errors or defects and accept your tender.

The Invitation is subject to the Amendment Condition, pursuant to which Argentina’s acceptance of tendered Eligible Securities of each series will be conditioned on the approval and effectiveness of the Proposed Amendments at a Bondholders Meeting for that series of Eligible Securities.

The Invitation is subject to the Amendment Condition, pursuant to which Argentina’s acceptance of tendered Eligible Securities of each series will be conditioned on the approval and effectiveness of the Proposed Amendments at a Bondholders’ Meeting for that series of Eligible Securities and the absence of any court order preventing Argentina, the collateral agent or the fiscal agent from consenting to the Proposed Amendments.  If a quorum is not present at the Bondholders’ Meeting for any series of Eligible Securities, Argentina expects that the Bondholders’ Meeting for that series will be adjourned and reconvened as soon as reasonably practicable.  The adjournment and reconvening of a Bondholders’ Meeting will cause a delay in the settlement of the Invitation for that series of Eligible Securities and perhaps other series.  In addition, litigation attempting to prevent Argentina, the collateral agent or the fiscal agent from consenting to the Proposed Amendments or otherwise to prevent the transfer of the Cash Proceeds to the custodian for the benefit of the tendering holders could result in a delay in the settlement of the Invitation or, potentially, the cancellation of the Invitation.

The Invitation is subject to a cancellation condition, which may not be waived by Argentina; litigation may delay or cause the termination of the Invitation; cancellation of the Eligible Securities of a series takes place prior to the issuance of the New Securities and the credit of the Cash Payments to the applicable holders’ accounts.

The Invitation is conditioned on the cancellation of the Eligible Securities, which may not be waived by Argentina.  The tendered Eligible Securities will be cancelled after the satisfaction of the Amendment Condition for the relevant series, but prior to the issuance of the New Securities and the credit of the Cash Payments to the applicable holders’ accounts, which may take place over the course of several days.

Litigation may result in delay or cause the termination of the Invitation.  If any court or arbitral order or administrative or legal proceeding prohibits or delays the cancellation of any tendered Eligible Securities, Argentina may postpone the Settlement Date for each affected series of Eligible Securities, until the Eligible Securities can be cancelled or, if in its judgment, cancellation cannot be effected without unreasonable delay (and if and to the extent permitted by the terms of this Invitation), it may cancel the Invitation for each affected series of Eligible Securities (or, if Argentina considers that the Eligible Securities affected thereby, are, in its sole judgment, immaterial, Argentina may cancel the Invitation as to the affected Eligible Securities only) and return the Eligible Securities to the tendering holders.

The New Securities issued in the Invitation will be unsecured, and the Discounts issued in the Invitation will be issued at a discount to the Brady Residual Amount of the Eligible Securities you tender and will have longer maturities than your Eligible Securities; you should weigh these considerations against the risk of not participating in the Invitation, as described above.

Your decision to tender Eligible Securities should be made with the understanding that you will receive in cash the proceeds of the liquidation of the Brady Collateral securing the Eligible Securities you tender and will receive unsecured New Securities in the Invitation in an amount discounted from the Brady Residual Amount of your Eligible Securities.  If you tender Eligible Securities, you will receive a principal amount of Discounts equal or equivalent to 33.7% of the Brady Residual Amount of the Eligible Securities you tender.  In addition, the longer maturity of the Discounts as compared to the Eligible Securities exposes you to Argentina sovereign risk and interest rate risk for a longer period of time.  That is, if interest rates rise generally, the price of your New Securities may fall, while if interest rates fall generally, the price of your New Securities may rise.  You should weigh these considerations against the risks of not participating in the Invitation described above and the benefit to you of receipt of the Cash Payment.

The Cash Proceeds of the Brady Collateral attributable to tendered Brady Bonds will not be determined until after the Expiration Date of the Invitation.

The Cash Proceeds of the Brady Collateral attributable to tendered Brady Bonds will not be determined until after the Expiration Date of the Invitation.  As a result, you will not be able to calculate the Consideration to be received pursuant to the Invitation prior to the time that you make your decision whether to participate in the Invitation.

Argentina will announce the definitive calculation of the Consideration deliverable upon the exchange of Eligible Securities of each series as soon as practicable after the liquidation by the collateral agent of the Brady Collateral securing the tendered Eligible Securities of that series.  Argentina has provided an estimate of the Brady Residual Amount in Annex A and has provided a description of the formulas for the calculation of the Cash Proceeds.  However, the definitive calculation of the Cash Proceeds will depend on interest rates or swap rates prevailing shortly before the Settlement Date; as a result, the actual Cash Proceeds could be less than the estimated amounts set forth in Annex A.  Holders of Eligible Securities should carefully examine the description of the Consideration to be received pursuant to the Invitation and the procedures for the liquidation of the Brady Collateral before deciding whether to participate in the Invitation.

Certain creditors of Argentina may attempt to challenge the progress or consummation of the Invitation or may attempt to attach assets in connection with the Invitation, which may result in the delay or termination of the Invitation if litigation frustrates its purpose.

Argentina may be subject to efforts by certain creditors to enjoin or otherwise prevent the consummation of the Invitation or to attach assets in connection with the Invitation, including the Cash Payments, and Argentina may delay or terminate the Invitation if litigation frustrates its purpose.  Creditors that did not participate in Argentina’s 2005 exchange offer or April 2010 exchange offer have obtained numerous judgments against Argentina and some have sought to enforce their claims actively through attachments, injunctions and other proceedings.  Argentina cannot assure you that these creditors will not take other actions that may enjoin, impede, delay or result in the termination of the Invitation.  While Argentina intends to oppose vigorously any such litigation efforts, we cannot assure you of our success.

By tendering Eligible Securities pursuant to the Invitation, holders will renounce and waive significant rights and interests, including the right to any collateral securing interest on their tendered Eligible Securities and the right to bring claims against Argentina in litigation and arbitration, and will be required to terminate any legal or arbitral proceedings against Argentina.

Holders tendering Eligible Securities pursuant to the Invitation will, to the fullest extent permitted by applicable law, renounce and waive significant rights and interests, including the right to any collateral securing interest on their tendered Eligible Securities and the right to bring claims in connection with their tendered Eligible Securities.  Holders will also be required to agree to terminate any legal proceedings against Argentina relating to their tendered Eligible Securities, waive their right to enforce any payment order, judgment, arbitral award or other such order against Argentina obtained in any such proceedings, agree that the exchange shall be deemed to constitute full performance and satisfaction by Argentina of any payment order, judgment, arbitral award or other such order relating to the tendered Eligible Securities, and waive all rights awarded and any assets attached for their benefit through any prejudgment attachment, attachment in aid of execution or any other measure encumbering property or any other rights of Argentina in connection with their tendered Eligible Securities.  See “Terms of the Invitation—Tender Procedures—Representations, Warranties and Undertakings Relating to Tenders of Eligible Securities” for the full acknowledgments, representations, warranties and undertakings that holders will be deemed to make as a condition to their participation in the Invitation, and “Terms of the Invitation—Tender Procedures—Special Procedures for Eligible Securities Subject to Outstanding Judgments or Pending Legal or Arbitral Proceedings” for information on the special procedures, including additional documentation, that may be required if your Eligible Securities are the subject of an outstanding payment order, judgment, arbitral award or other such order against Argentina, a pending administrative, litigation, arbitral or other legal proceeding against Argentina, or are subject to a “blocking instruction” or other restriction on transfer.

Argentina has established certain procedures for tendering holders to effectuate and, if applicable, withdraw their tenders.  Any error committed in these procedures by a clearing system, a direct participant or a custodian, or any systemic breakdown by any clearing system, may result in the failure of a holder to tender or withdraw its Eligible Securities or a delay in a holder’s receipt of its New Securities and Cash Payment.

If you hold Eligible Securities in electronic or book-entry form, any errors by the clearing systems, direct participants in the relevant clearing system and custodians may prejudice a tendering holder’s ability to receive its New Securities and Cash Payment.  Your tender of Eligible Securities held in electronic or book-entry form will not be effective unless (1) a duly completed electronic acceptance notice with respect to your tender is received by a principal clearing system, and (2) if you are tendering DM Brady Bonds, a duly completed letter of transmittal with respect to your tender is submitted to the information, exchange and tabulation agent, in each case no later than 5:00 P.M. (Central European time) on the Expiration Date.  In addition, for your tender to be effective:

●	the information, exchange and tabulation agent must receive your duly completed electronic acceptance notice from the relevant clearing system by the business day following the Expiration Date; and

●
if your Eligible Securities are the subject of a pending administrative, litigation, arbitral or other legal proceeding against Argentina, are the subject of an outstanding payment order, judgment, arbitral award or other such order against Argentina, or are subject to a “blocking instruction” or other restriction on transfer, you must satisfy all special procedures, including the delivery of all required additional documentation, by the applicable deadlines.

Accordingly, after you contact and provide information to your custodian or other securities intermediary, you will have to rely on this institution and on the relevant direct participant and clearing system to take the steps necessary for your electronic acceptance notice and all other required documentation to be submitted properly and by the applicable deadline.  This process may include several intermediaries.  It is possible that any person or entity in this chain of tender may commit an error in submitting your tender.  Any such error, delay in processing or systemic breakdown could result in your electronic acceptance notice (and/or related documentation) being improperly submitted, arriving past the relevant deadline, or not at all, or the delivery of your New Securities and Cash Payment, if applicable, being significantly delayed.

If you tender USD Brady Bonds represented by physical certificates, you must designate in your letter of transmittal an account at Euroclear, Clearstream, Luxembourg or Caja de Valores at which your New Securities and Cash Payment will be credited.  Accordingly, any error committed in identifying that account or in a clearing system, direct participant or custodian in crediting your New Securities and Cash Payment to your account may result in a delay in your receipt of New Securities and Cash Payment.

In the event that Argentina grants withdrawal rights (which it will only do in limited circumstances), and you wish to exercise those rights, the information, exchange and tabulation agent must receive your withdrawal notice (as described under “Terms of the Invitation—Procedures for Withdrawal of Tenders”) within the allotted time.  The submission of a withdrawal notice must be effected through the same securities intermediaries, direct participants and clearing systems through which your electronic acceptance notice was delivered.  It is possible that any person or entity in this chain may commit an error in submitting your withdrawal instruction, and thus prejudice your ability to withdraw your tender.

If you hold Eligible Securities through a financial institution or other intermediary, you must contact that financial institution or intermediary and instruct it to tender your Eligible Securities on your behalf.  You should contact that financial institution or intermediary well in advance of the Expiration Date, since that financial institution or intermediary may have earlier deadlines by which it must receive your instructions in order to have adequate time to meet the deadlines of the principal clearing system through which your Eligible Securities are tendered.

Neither Argentina nor the information, exchange and tabulation agent will be responsible for any such errors or other failure by the clearing systems, direct participants or custodians to comply with any of these tender or withdrawal procedures.

You may experience delays, inconvenience and other difficulties in tendering Eligible Securities (if you hold Eligible Securities through clearing systems other than the principal clearing systems) and in holding New Securities and receiving your Cash Payment (if you intend to hold New Securities and receive your Cash Payment in an account held at a clearing system that is not a principal clearing system).

Argentina has made special arrangements with the principal clearing systems that will allow these clearing systems to submit electronic acceptance notices on behalf of tendering holders directly to the information, exchange and tabulation agent.  If you hold Eligible Securities through a clearing system or systems that are not authorized for tenders in the Invitation, you will have to follow special procedures in order to tender your Eligible Securities.  You are required to make yourself aware of the applicable procedures and deadlines, and you may experience delays, inconvenience or other difficulties in tendering your Eligible Securities.  Moreover, if you intend to hold New Securities and receive your Cash Payment at an account at a clearing system that is not a principal clearing system, you will have to follow special procedures in order to receive your New Securities and Cash Payment and you may experience delays, inconvenience or other difficulties in receiving your New Securities and Cash Payment.

If you hold Eligible Securities in a custodial account with a financial institution in Germany and you are subject to taxation in Germany on a capital gain or loss from Eligible Securities you may suffer overwithholding of taxes in connection with the exchange of Eligible Securities for Consideration.

If you hold Eligible Securities in a custodial account with a financial institution in Germany and you are subject to taxation in Germany on a capital gain or loss from Eligible Securities the financial institution may determine that it has to withhold tax at the statutory rate of 26.375% and, if applicable, church tax on a substitute base of 30% of your acquisition cost of your Eligible Securities because it cannot determine the relevant gain or loss actually derived by you from the exchange.  In this case, the amount withheld may significantly exceed the tax due on your gain actually derived from the exchange and tax may even have to be withheld although you incur a loss on the exchange.  To obtain a refund of amounts overwithheld you would have to declare the income derived from the exchange in your annual income tax declaration and present a certificate of withholding tax issued by the financial institution. Refunds would only be paid after the annual income tax assessment.  However, if you hold Eligible Securities as business assets, you may be able to avoid such German withholding tax treatment.  See “Taxation—Germany—Taxation of the Exchange of Eligible Securities for Consideration—German Holders—Eligible Securities Held as Private Assets of a German Holder” for a further description of the German tax consequences of the exchange of Eligible Securities pursuant to the Invitation.

Risk Factors Relating to Argentina

Certain risks are inherent in any investment in an emerging market such as Argentina.

Argentina is an emerging market economy, and investing in emerging markets generally carries risks.  These risks include political, social and economic instability that may affect Argentina’s economic results.  Instability in Argentina and in other Latin American and emerging market countries has been caused by many different factors, including the following:

●	high interest rates;

●	abrupt changes in currency values;

●	high levels of inflation;

●	exchange controls;

●	wage and price controls;

●	changes in governmental economic or tax policies; and

●	political and social tensions.

Argentina has experienced political, social and economic instability in the past and may experience it in the future.  Any of these factors, as well as volatility in the capital markets, may adversely affect the liquidity, trading markets and value of the New Securities and Argentina’s ability to service its debt.

The global credit crisis and unfavorable general economic and market conditions that commenced in 2007 have affected, and could continue to negatively affect, our economy.

The global crisis has affected and may continue to negatively affect our economy.  The global credit crisis and economic downturn that commenced in 2007 have had a significant negative impact on the economies of countries around the world.  Developed economies like the United States have sustained some of the most dire effects while some emerging economies like that of China and Brazil have suffered substantial but comparatively milder effects.  More recently, certain European countries, such as Greece and Spain, have experienced economic difficulties, including stresses on their financial systems and credit downgrades, based on their relatively high levels of debt as compared to exports and GDP.  We cannot predict the ongoing impact of these or other economic downturns on our economy, exports, tax revenues and financial performance.

Argentina’s economy may not continue to grow at the annual rates experienced in recent years before 2009 or may contract in the future, which could have a material adverse effect on public finances and on the market price of the New Securities.

The Argentine economy has experienced significant volatility in recent decades, including numerous periods of low or negative growth and high and variable levels of inflation and depreciation of the currency.  From the first half of 2002 until the third quarter of 2008, Argentina’s economy experienced strong growth.  The Argentine economy started slowing as of the third quarter of 2008 and remained nearly flat in 2009, although it has rebounded strongly in 2010.  The Government can offer no assurance that the Argentine economy will continue to grow at a fast rate or that it will not contract in the future.  Economic results are dependent on a variety of factors, including (but not limited to) the following:

●	international demand for Argentine exports;

●	the price of particular commodities;

●	the stability and competitiveness of the peso against foreign currencies;

●	levels of consumer consumption and foreign and domestic investment; and

●	the rate of inflation.

If Argentina’s economy slows or contracts in the future, the market price of the New Securities may be adversely affected and our ability to service our public debt may be impaired.

The intervention of the Central Bank in the foreign exchange market, aimed at counteracting sharp shifts in the value of the peso, may have a negative impact on its international reserves and a significant depreciation or appreciation of the peso could have a material adverse effect on the Argentine economy and our ability to service our public debt.

The Central Bank intervenes in the foreign exchange market from time to time in order to manage the currency and prevent sharp shifts in the value of the peso.  Starting in the third quarter of 2008, the peso depreciated against the dollar.  The Central Bank purchased pesos in the market to avoid a sharper depreciation.  This purchase of pesos caused a decrease in the international reserves of the Central Bank.  While the peso subsequently stabilized and reserves have increased to higher levels than those prevailing prior to the third quarter of 2008, if the peso depreciates against the dollar in the future, the Central Bank might resume purchasing pesos to avoid a further depreciation, which may cause a decrease in the Central Bank’s international reserves.  A significant decrease in the Central Bank’s international reserves may have a material adverse impact on our ability to withstand external shocks to our economy.

Since Argentina adopted a managed floating exchange rate regime in 2002, the peso’s value has varied over time.  We cannot assure you that the peso will not devalue or appreciate significantly in the future.  A significant depreciation of the peso would, among other effects, increase the cost of servicing Argentina’s foreign-currency denominated public debt.  A significant appreciation in the value of the peso could, among other effects, make Argentine exports less competitive with goods from other sources.  Either a significant depreciation or appreciation could have a material adverse effect on the Argentine economy and our ability to service our public debt.

A significant depreciation of the currencies of our trading partners or trade competitors may adversely affect the competitiveness of Argentine exports and cause an increase in Argentina’s imports, thus adversely affecting Argentina’s economy.

The depreciation of the currencies of one or more of our other trade partners or trade competitors relative to the peso may result in Argentine exports becoming more expensive and less competitive.  It may also cause an increase in relatively cheaper imports.  A decrease in exports and an increase in imports may have a material adverse effect on Argentina’s economic growth, its financial condition and the ability of Argentina to service its debt.

A decline in international prices for Argentina’s principal commodity exports could have a material adverse effect on Argentina’s economy and public finances.

The prices of most of Argentina’s commodity exports declined significantly between the third quarter of 2008 and the first quarter of 2009, when they began to increase.  If international commodity prices decline again or do not increase further in the future the Argentine economy could be adversely affected and Government revenues from taxes on Argentine exports could decrease, producing a negative impact on public finances.

An increase in inflation could have a material adverse effect on Argentina’s economic prospects.

From 2004 through the third quarter of 2008, Argentina as well as other countries around the world, confronted inflationary pressure, driven by significantly higher fuel, energy and food prices, among other factors. In 2009, inflation in Argentina decelerated due to the global financial and economic crisis.  See “Monetary System—Inflation” in the 2009 Annual Report for further information.

A portion of Argentina’s debt is indexed to inflation so that increases in prices result in increases in debt and debt service.  At June 30, 2010, approximately U.S.$37.6 billion, or 24.0%, of Argentina’s gross public debt (which in almost all cases matures in the medium and long-term) was indexed to inflation.  Argentina’s inflation-indexed debt is adjusted based on official statistics prepared by the Government.  Adjustments and payments on such debt are not subject to restatement or revision.

Inflation remains a challenge for Argentina.  Significant inflation could have a material adverse effect on Argentina and would increase Argentina’s debt and debt service, principally in the medium and long term when most inflation-indexed debt matures.

Argentina’s economy is vulnerable to external shocks that could be caused by significant economic difficulties of its major regional trading partners or by more general “contagion” effects, which could have a material adverse effect on Argentina’s economic growth and our ability to service our public debt.

A significant decline in the economic growth of any of Argentina’s major trading partners, such as Brazil, China or the United States, could have a material adverse impact on Argentina’s balance of trade and adversely affect Argentina’s economic growth.  Beginning in the last quarter of 2008, economic conditions in both emerging and developed economies were affected by a global economic and financial crisis.  We cannot predict the length or extent of the crisis or its effects on our major trading partners, although the economies of China and Brazil have rebounded strongly and the United States’ economy has shown modest improvement.  A decline in demand for Argentine exports could have a material adverse effect on Argentina’s economic growth.

Because international investors’ reactions to the events occurring in one market sometimes demonstrate a “contagion” effect in which an entire region or class of investment is disfavored by international investors, Argentina could be adversely affected by negative economic or financial developments in other countries.

The Central Bank and other Government entities conduct periodic reviews of the statistics they publish and any revisions to Argentina’s official financial or economic data resulting from any subsequent review of such data, or material differences in official data from other sources, could reveal a different economic or financial situation in Argentina, which could affect your evaluation of any offer made by Argentina and/or of the market value of the New Securities.

Certain financial, economic and other information presented in this document may subsequently be materially revised to reflect new or more accurate data.  These revisions may result from the periodic review of official financial and economic data and statistics.  Revisions to official data could reveal that Argentina’s economic and financial condition as of any particular date may be different from that described in this document.  Certain private analysts and non-governmental sources publish financial or economic data, which differ significantly (and present higher estimates of inflation) from official financial or economic data.

At the end of January 2007, INDEC, the Government’s statistical agency and the only organization with operative ability to cover large territories and broad volumes of data in Argentina, experienced a process of institutional reform.  Private analysts objected to the inflation figures (and to other economic data affected by inflation data, such as poverty and GDP estimates) published by INDEC.  The Government utilizes and relies on INDEC statistics, including inflation data.  It does not have any oversight or ability to evaluate the accuracy of data published by non-Governmental sources.  Only statistics from official sources, such as INDEC, the Central Bank, and the Ministry of Economy and Public Finance, are included in this document unless otherwise noted.

In Argentina, as in other countries, statistical information and methodology may be evaluated and refined over time and may differ from data prepared using different statistical systems.  See “Monetary System—Inflation” in the 2009 Annual Report for further information.  Material differences in official data from other sources could reveal a different economic or financial situation in Argentina, which could affect your analysis of any offer made using this document and/or of the market value of the New Securities.

Argentina’s limited sources of financing and investment may have an adverse effect on its economy and ability to service its public debt.

The Government’s primary fiscal results (i.e., fiscal results excluding interest payments on Argentina’s public debt) may be insufficient to meet Argentina’s debt service obligations.  Since its debt default in 2001, Argentina has had limited access to financing, which has consisted mainly of:

●	borrowings from local or international sources in local placements, including local bond issuances and intra public-sector financings; and

●	borrowings from international official-sector institutions such as the World Bank, the Inter-American Development Bank (“IADB”) and other public entities.

We cannot assure you that foreign investors and lenders will be willing to loan money to Argentina in the future, or that Argentina may also not be able or willing to access international capital markets.  We also cannot assure you that local sources of financings will remain available.  The loss or limitation of these sources of financing or Argentina’s inability to attract or retain foreign investment in the future could adversely affect Argentina’s economic growth and public finances and our ability to service our public debt.

If Argentina is unable to meet its energy requirements, this could have a material adverse impact on our economy and the costs to the Government of energy subsidies may have a material effect on public finances.

In order to assure adequate domestic supplies of energy, Argentina has at times increased imports and/or reduced exports of energy to and from neighboring countries.  Political tensions with and among the countries which trade energy with Argentina, most notably Bolivia and Chile, could jeopardize the availability of energy supplies in the future.

The Government has at various times implemented subsidies, tariffs and price controls on certain energy products, including natural gas and fuel.  We cannot assure you that the costs to the Government from subsidies may not have a material effect on public finances.

The Government’s finances and its ability to service its debt could be materially and adversely affected by a restructuring by one or more provinces of obligations they owe to the Government.

Argentina’s provinces have incurred certain obligations to the Government in connection with the restructuring of their obligations, the redemption of quasi-currency bonds, multilateral loans and other transactions.  A restructuring of these obligations could have a material adverse effect on our finances and our ability to service our public debt.

In the event of another economic crisis, the Government could strengthen exchange controls and transfer restrictions, which could have a material adverse effect on Argentine private sector economic activity.

In the past, the Central Bank has imposed exchange controls and transfer restrictions in times of crisis and certain of such controls and restrictions remain at present.  There can be no assurance that the Government will not strengthen exchange controls and/or transfer restrictions in the future, which could have a material adverse effect on Argentina’s private sector activity.

The Government provides economic subsidies, which could have a material adverse effect on Argentina’s public finances.

The Government provides subsidies to the energy, agricultural, transportation and other sectors. These subsidies represent a significant cost to the Government and this cost increases as the prices of food, energy and other commodities that are subsidized increases.  The continuation, or expansion, of the Government’s subsidies could have a negative impact on Argentina’s public finances.

Litigation

Argentina’s default on its public indebtedness has prompted creditors to file a number of lawsuits in several countries, many of which have resulted in judgments against Argentina, and the possibility of continued litigation and additional judgments could have a material adverse impact on Argentina’s public finances and our ability to service our public debt.

Numerous lawsuits against Argentina have been commenced in several countries, including the United States, Italy, Germany, and Japan, by bondholders or entities representing bondholders—including bondholders who did not participate in the 2005 exchange offer and those who acquired bonds from such bondholders—based on the Government’s default on its public debt obligations on December 31, 2001, totaling at that time U.S.$89.1 billion.  These lawsuits assert that Argentina has failed to make timely payments of interest and/or principal on their bonds and seek judgments for the face value of and/or accrued interest on those bonds.

In the United States, approximately 162 suits have been filed since March 2002, including 18 class actions.  In May 2010, the United States Court of Appeals for the Second Circuit (the “Court of Appeals”) vacated the estimated aggregate judgments entered by the District Court in eight class actions.  Plaintiffs in the eight class actions moved in the District Court for revised aggregate judgments in September 2010.  Argentina is opposing entry of the revised aggregate judgments.  Class certification has been granted in five other cases.  Judgment has been entered against the Government in approximately 103 individual cases in a total amount of approximately U.S.$6.1 billion, excluding judgments that have been reduced or vacated to date, due to judgment creditor participation in the April 2010 exchange offer.  Certain bondholders with U.S. judgments or claims pending in U.S. litigation have sought, in the United States and elsewhere, to attach both Government assets as well as assets of various Argentine entities and other persons alleged by these bondholders to be available to satisfy the obligations of the Government.  Certain plaintiffs have also sought recognition of their U.S. judgments in foreign courts.  In October 2010, one plaintiff moved for an order requiring Argentina to make payments on defaulted debt when Argentina makes payments on restructured debt.  Argentina is opposing the motion.  For further information, see “Public Sector Debt—Legal Proceedings” in the 2009 Annual Report.

In Italy, all 13 lawsuits filed against Argentina before the civil courts have been dismissed because the Italian Supreme Court of Cassation decided in 2005 that Argentina’s actions concerning the restructuring of its foreign debt are sovereign acts which enjoy immunity from the jurisdiction of Italian courts.

In Germany, approximately 605 proceedings have been filed against Argentina.  Final judgment was rendered in approximately 426 cases for approximately €235 million in principal plus interest.  Currently there are 111 cases pending in Germany with claims for approximately €16.5 million in principal plus interest.

In Japan, an action has been commenced seeking approximately ¥11 billion in principal plus interest.  The complaint is currently pending.

We can offer no assurance that further litigation will not result in additional substantial judgments granted against Argentina.  Present or future litigation could result in the execution, attachment or injunction of assets of Argentina, or assets alleged by these bondholders to be property of Argentina, that the Government or the owners of the assets intend for other uses, and could have material adverse effects on public finances, the market price of the New Securities, and our ability to service our debt.  For further information, see “Public Sector Debt—Legal Proceedings” in the 2009 Annual Report.

Arbitration proceedings under bilateral investment treaties could have a material adverse effect on our finances and our ability to service our debt.

Arbitration proceedings have been brought against Argentina before the International Centre for the Settlement of Investment Disputes (“ICSID”) challenging some of the emergency measures adopted by the Government in 2001 and 2002 and seeking compensation for damages.  These proceedings have been brought primarily by foreign investors in a number of privatized entities under various bilateral investment treaties.  There are currently 34 ICSID proceedings against Argentina, nine of which have been suspended pending settlement negotiations.  Three of the ICSID proceedings are cases brought by or on behalf of Italian bondholders.  After the April 2010 exchange offer one of these actions has been reduced from 180,000 claimants allegedly holding U.S.$4.4 billion in face value of bonds to 60,000 claimants allegedly holding U.S.$1.3 billion in face value of bonds.  Awards have been rendered against Argentina in eight proceedings, although none of the awards has been executed upon.  Three awards for an approximate total amount of U.S.$403 million have been confirmed and are final, two awards for an approximate total amount of U.S.$234 million have been annulled, and a claimant holding an award for an approximate total amount of U.S.$218 million has renounced its rights under the award.  The remaining two awards which total an approximate amount of U.S.$60 million are currently subject to annulment proceedings before ICSID committees, one of which has been suspended by agreement of the parties.  To the Government’s knowledge, two claimants had their ICSID awards recognized as enforceable by a New York court.  Two claimants also commenced similar proceedings before London and Paris courts.  For further information, see “Public Sector Debt—Legal Proceedings—ICSID Arbitration” in the 2009 Annual Report.

We can offer no assurance that the Government will prevail in the remaining ICSID claims or in the enforcement proceedings.  Rulings against the Government in these and future proceedings could result in the execution, attachment or injunction of assets of Argentina, or assets alleged by claimants to be property of Argentina, that the Government or the owners of the assets intend for other uses, and could have a material adverse effect on public finances, the market price of the New Securities, and our ability to service our debt.

Creditors have sought to enforce claims against Argentina by proceeding against the Central Bank and agencies or instrumentalities of Argentina on alter ego and other grounds, which if successful, could have a material adverse effect on public institutions and assets, such as reserves and pension funds.

Creditors have initiated proceedings against certain Argentine public sector agencies, instrumentalities, companies and financial sector entities (“Argentine Agencies or Instrumentalities”) and have sought attachment and restraining orders against assets held by and for these entities.  The lawsuits and enforcement actions against the Argentine Agencies and Instrumentalities have been based on alter ego, appropriation, or other theories claiming that these entities should be responsible for Argentina’s debts.  The most material of these proceedings have included attempts to attach and/or restrain in the United States Central Bank reserves, pension fund assets, and American Depository Shares held by an Argentine trust.  In April 2010, the District Court issued a decision granting attachments and restraints of approximately U.S.$100 million of Central Bank reserves held at the Federal Reserve Bank of New York based on plaintiffs’ theory that the Central Bank was the alter ego of the Republic.  The decision further held that the Central Bank reserves at issue were property of the Republic being used for a commercial activity in the United States, and thus available to satisfy plaintiffs’ claims against the Republic.  The Republic and the Central Bank have appealed the decision.  In August 2010, the Court of Appeals affirmed a decision of the District Court granting attachments and restraints of American Depository Shares representing certain shares of Banco Hipotecario S.A., worth approximately U.S.$34 million as of January 2010, held by an Argentine trust.  Argentina has filed a petition for certiorari in the U.S. Supreme Court seeking review of the August 2010 decision of the Court of Appeals.  For more information, see “Public Sector Debt—Legal Proceedings—Litigation in the United States—Attempts to attach Argentine property in U.S. Litigation” in the 2009 Annual Report.

Creditors have also made unsuccessful attempts to attach diplomatic property in the United States and certain diplomatic and consular accounts in other jurisdictions, notwithstanding that such property is protected under state sovereign immunities laws and public international law.

Argentina is committed to vigorously opposing the attachment of assets protected by United States sovereign immunity laws, the sovereign immunities laws of other jurisdictions, and public international law, but we can offer no assurance that creditors will not proceed against other such assets or assets of Argentine Agencies or Instrumentalities or other entities, nor that Argentina will ultimately prevail in each such pending or future proceeding.

Risk Factors Relating to the New Securities

Risks Relating to all New Securities

The market for the New Securities may not be liquid; the price at which the New Securities will trade in the secondary market is uncertain.

The Discounts, 2017 Globals and GDP-linked Securities issued in the Invitation will have the same economic terms as the corresponding 2010 Discounts denominated in U.S. dollars, the Outstanding 2017 Globals and the 2010 GDP-linked Securities denominated in U.S. dollars issued by Argentina in June and September 2010 in its April 2010 exchange offer.  However, we cannot assure tendering holders that the Discounts and 2017 Globals issued in the Invitation will be fungible for trading purposes with the corresponding securities issued in the April 2010 exchange offer, because this will depend on the trading prices of the Discounts and 2017 Globals on their issuance date or dates.  In addition, although an active trading market currently exists for the 2010 Discounts denominated in U.S. dollars, the Outstanding 2017 Globals and the 2010 GDP-linked Securities denominated in U.S. dollars issued by Argentina in its April 2010 exchange offer, we can make no assurance as to the future liquidity of the trading market for the New Securities or guarantee that the holders of the New Securities will be able to sell the New Securities in the future.  The failure of the market for the New Securities to continue could make it more difficult to sell your New Securities and could harm the trading price of the New Securities, and holders may be able to resell them only after an extended period of time, if at all.  Argentina has submitted an application to list each series of New Securities on the Luxembourg Stock Exchange and to have the New Securities admitted to trading on the Euro MTF market of the Luxembourg Stock Exchange, and will apply to list each series of the New Securities on the Buenos Aires Stock Exchange and to have the New Securities admitted to trading on the Mercado Abierto Electrónico.  Nevertheless, we can offer no assurance that any such application, if made, will be approved before the Settlement Date or at all.

Holders should understand the New Securities are not an appropriate investment for them if the U.S. dollar is not the currency of their home country and they do not have experience with foreign currency transactions.  In particular, holders should be aware that if the U.S. dollar depreciates against their home country currency, the effective yield of the Discounts and 2017 Globals could decrease below their respective stated interest rates, which could result in a loss to them.

Rates of exchange between your home country currency and the U.S. dollar may change significantly, resulting in a reduced yield or loss to you on the New Securities.  In recent years, rates of exchange between certain currencies have been highly volatile, and you should expect this volatility to continue in the future.

Fluctuations in any particular exchange rate that have occurred in the past, however, do not necessarily indicate future fluctuations relative to your home country currency.  National governments rarely voluntarily allow their currencies to float freely in response to economic forces.  Sovereign governments may use a variety of techniques, such as intervention by a country’s central bank or imposition of regulatory controls or taxes, to affect the rate of exchange of their currencies.  Governments may also issue a new currency to replace an existing currency or alter the exchange rate by devaluation or revaluation of a currency.  A special risk to you in participating in the Invitation is that these types of governmental actions could affect the yield of New Securities to you if the U.S. dollar is not your home country currency.

You should consult financial and legal advisors in your home country to discuss matters that may affect your participation in the Invitation and holding of, or receipt of payments on, the New Securities.

It may be difficult for you to obtain or enforce judgments or arbitral awards against Argentina.

Argentina is a sovereign entity.  Judgments totaling approximately U.S.$6.1 billion in the United States and approximately €233 million in Germany have been entered against Argentina in actions based on the Government’s default on public debt obligations.  Parties suing Argentina on defaulted debt in the United States and elsewhere are limited by the sovereign immunities laws in the jurisdictions in which proceedings against Argentina are brought.  Accordingly, it may be difficult for holders of Argentina’s New Securities or trustees in respect of such securities to obtain or enforce against Argentina judgments issued in the United States or elsewhere.

Attachment and execution attempts against the property of a foreign state such as Argentina are governed in the United States by the Foreign Sovereign Immunities Act of 1976 (“FSIA”), as well as by public international law, including international treaties such as the Vienna Convention on Diplomatic Relations of 1961 (the “Vienna Convention”).  Even when a foreign state has waived immunity from suit and from enforcement, as has Argentina in connection with its defaulted debt, the FSIA limits attachments and executions to property of the foreign state that is (1) in the United States and (2) used for a commercial activity in the United States.  Plaintiffs who have sued Argentina on defaulted debt have sought prejudgment attachments of, and postjudgment executions against, property which plaintiffs claim belongs to Argentina and which they claim is located in the United States and is being used for commercial activity in the United States.  The FSIA also provides special protection from attachment or execution of such property as that of foreign central banks and military property.  In addition, Argentina may plead sovereign immunity under the FSIA in actions brought against it under the United States federal securities laws or any state securities laws, and its submission to jurisdiction and appointment of Banco de la Nación Argentina as its authorized agent for service of process and waiver of immunity do not include these actions.  Argentina has vigorously opposed attempts by plaintiffs and judgment creditors to attach or execute against property that they allege is subject to attachment and execution under the FSIA.

Immunities laws in other countries may also provide foreign states with immunity from jurisdiction and attachment and execution.  States may be signatories to treaties protecting diplomatic property of foreign states such as the Vienna Convention, which has been adopted by most countries, including Argentina, France, Spain, the United Kingdom and Italy.  Argentina has opposed attempts by plaintiffs in jurisdictions other than the United States based on the immunities laws of those jurisdictions and applicable public international law.

Argentina has opposed attempts by creditors to have non-Argentine judgments recognized and enforced in Argentine courts.  Argentina’s bases for opposition have included that the foreign judgments contravene Argentine principles of public order, are incompatible with judgments previously or simultaneously issued by Argentine courts, or that Argentina was not provided due process rights.  On March 2, 2010, in re Claren Corporation C/ EN S/ Varios, an action seeking recognition of a U.S. judgment, an Argentine lower Federal Court held, as Argentina had argued, that although Argentina’s issuance of the bonds in which plaintiff had an interest constituted commercial activity, Argentina’s decision to declare a moratorium on payments on the bonds as a consequence of an economic and social emergency constituted an exercise of its sovereign powers and should have been given deference by the foreign court.  Therefore, the Argentine lower Federal Court ruled that the foreign judgment disregarded Argentina’s right to sovereign immunity and thus contravened Argentine principles of public order.  See “Public Sector Debt—Litigation in Argentina—Recognition and enforcement of foreign judgments in Argentina” in the 2009 Annual Report for further information.

Three final ICSID awards totaling approximately U.S.$403 million have been entered in arbitrations filed against Argentina and two awards totaling approximately U.S.$60 million are currently subject to annulment proceedings before ICSID committees.  In the context of enforcement of ICSID awards, Argentina has taken the position that, under Articles 53 and 54 of the 1965 Convention on the Settlement of Investment Disputes Between States and Nationals of Other States (“ICSID Convention”), in order for Argentina to satisfy any ICSID award rendered against it, the award holder must submit its award to the authority appointed under Article 54(2) of the ICSID Convention, which is an Argentine court, and follow the formalities applicable for collecting on a judgment against Argentina.  Efforts to enforce an ICSID award are otherwise subject to the sovereign immunity laws in effect in the jurisdiction where enforcement is sought in accordance with Article 55 of the ICSID Convention.

Risks Relating to GDP-linked Securities

Holders of Eligible Securities should be aware of the terms of the GDP-linked Securities and that payments on GDP-linked Securities depend upon unpredictable factors so that historical GDP performance may not be indicative of future performance or payments.

There are no principal payments on the GDP-linked Securities, and all payments on the GDP-linked Securities are linked to the performance of Argentina’s gross domestic product (as described under “Description of the New Securities—General Terms of the GDP-linked Securities”).  In order for any payments to be made on the GDP-linked Securities, certain benchmarks must be reached.  In particular, for payments to be made in any given year, Argentina’s actual real gross domestic product for that year must exceed a specified amount and annual growth rate.  Because the historical performance of Argentina’s gross domestic product may not be indicative of future performance, you cannot be certain that these conditions for payment will be met every year, or at all.  Therefore, you may lose the entire value of your investment in the GDP-linked Securities if the conditions for payment are never met.  In addition, total payments over the life of the GDP-linked Securities may not exceed the payment cap for the GDP-linked Securities (and, subsequent to settlement of the Invitation, you will be deemed to have received all payments made to date on the 2005 GDP-linked Securities denominated in U.S. dollars for purposes of the payment cap) and the GDP-linked Securities will be deemed to have expired in any year in which the payment cap for GDP-linked Securities is reached.  Furthermore, any difference in the calculation or compilation of Argentina’s official financial and economic data and statistics, particularly the gross domestic product, may affect your evaluation of the value of, or return on, the GDP-linked Securities.  Certain financial, economic and other information may subsequently be materially revised to reflect new or more accurate data as a result of the periodic review by the Central Bank and other Government entities; however, Argentina will not be required to make an adjustment to the amounts previously paid to holders of the GDP-linked Securities for subsequent changes in the calculation of Argentina’s gross domestic product.

Certain circumstances may harm the market value of GDP-linked securities.

While the amounts payable under the GDP-linked Securities are based in part on the performance of Argentina’s GDP, the amounts, if any, payable in any year will also depend on a number of other factors.  Therefore, it will be difficult or impossible for the market to predict accurately the future stream of payments on these securities and, as a result, the GDP-linked Securities may trade at prices considerably less than the value of this future stream of payments, and changes in the level of Argentina’s GDP may not result in a comparable change in the market value of the GDP-linked Securities.  Because payments under the GDP-linked Securities are calculated in pesos, even if these payments must be made in other currencies, holders of GDP-linked Securities denominated in such other currencies may face currency risks.  Because of these factors, it may be difficult to trade GDP-linked Securities and their market value may be adversely affected.

RECENT DEVELOPMENTS

The information included in this section supplements the information about Argentina corresponding to the headings below that is contained in Exhibit D to the 2009 Annual Report. To the extent that the information included in this section differs from the information set forth in the 2009 Annual Report, you should rely on the information in this section.

The Republic of Argentina

Recent Political History

On October 27, 2010, Néstor Carlos Kirchner, former President of Argentina, husband of President Fernández de Kirchner, head of the Peronist Party, National Deputy for the Province of Buenos Aires and Secretary General of Unasur, died suddenly of heart failure.  Subsequently, Argentina declared three days of national mourning, and a state funeral took place on October 28, 2010.

The Argentine Economy

Employment and Labor

Unemployment and Underemployment

In the third quarter of 2010, unemployment fell to 7.5% from 9.1% during the same period of the previous year primarily as a result of the positive effect of the economic recovery on labor during the first nine months of 2010.  In the second quarter of 2010 unemployment was 7.9%.

Foreign Trade and Balance of Payments

Balance of Payments

Current Account

In the first nine months of 2010, Argentine exports totaled U.S.$51.1 billion, representing a 24.0% increase as compared to the same period of 2009. During this period, export prices increased an average of 4.0% and export volumes increased 19.1%.

In the first nine months of 2010:

●	exports of primary products increased 69.0% resulting from increases in both prices and volume. Prices increased 7.0% while export volumes increased 59.0%;

●	exports of manufactured goods of agricultural origin increased 4.0%. This increase resulted from a slight increase in export volumes, and a 3.0% increase in prices;

●	exports of manufactured goods of industrial origin increased 32.0%. This increase resulted from a 30.0% increase in export volumes, and a 1.0% increase in prices; and

●
exports of fuel and energy decreased 1.0%.  This decrease resulted from a decrease in volume, which was partially offset by an increase in prices.   Export volumes decreased 32.0% while prices increased 46.0%.

In the first nine months of 2010, imports of goods increased 45.6% to U.S.$40.6 billion from U.S.$27.9 billion in the same period of the previous year.  This increase was the result of a 5.2% average increase in prices and a 38.4% average increase in import volumes.  Approximately one-third of total imports were intermediate goods, and almost 16.0% were capital goods, excluding transport equipment.  During the first nine months of 2010, imports of fuel and energy increased by 61.0% and imports of passenger motor vehicles increased 92.0% as compared to the same period of the previous year.

Trade with Brazil and other Mercosur Countries

Brazil

In the first nine months of 2010, the trade deficit with Brazil increased to U.S.$2.2 billion, from U.S.$0.6 billion in the same period of 2009. The 52.0% increase in imports from Brazil, which totaled U.S.$12.7 billion, was partially offset by a 36.0% increase in exports to Brazil, totaling U.S.$10.5 billion.

The increase in the bilateral trade deficit was principally due to a 59.5% increase in imports of capital goods (including components and accessories for capital goods) and a 48.9% increase in imports of intermediate goods, in each case as compared to the same period of 2009.  In the first nine months of 2010, imports of capital goods (including components and accessories for capital goods) were U.S.$5.2 billion and imports of intermediate goods were U.S.$4.2 billion.  The increase in imports was partially offset by a 41.7% increase in sales of manufactured goods of industrial origin, primarily as a result of a 57.8% increase in sales of transport equipment.  In the first nine months of 2010, sales of manufactured goods of industrial origin totaled U.S.$7.3 billion of which sales of transport equipment comprised U.S.$4.5 billion.

Monetary System

Foreign Exchange and International Reserves

As of October 29, 2010, the Central Bank’s international reserves amounted to U.S.$51.9 billion, representing an 8.2% increase as compared to December 31, 2009.

The peso depreciated 4.6% from December 2009 to October 2010. The average nominal exchange rate increased to Ps.3.90 per U.S. dollar in October 2010 from Ps.3.73 per U.S. dollar in 2009.

Inflation

During September 2010, the CPI increased 0.7% and the wholesale price index, or “WPI” increased 0.9%, in each case as compared to the previous month.  During October 2010, the CPI increased 0.8% and the WPI increased 0.9%, in each case as compared to the previous month.

The monthly increase in the CPI during September 2010 and October 2010 was mainly due to increases in the price of certain services and goods: food and beverages, which increased 0.8% during September 2010 and 1.4% during October 2010; clothes, which increased 1.0% during September 2010 and 1.1% during October 2010; leisure, which increased 1.8% during September and 0.3% during October 2010 and educational services, which increased 1.3% during September 2010 and 0.6% during October 2010.  The increase in the WPI was mainly driven by a 1.0% increase during September 2010 and a 0.9% during October 2010 in the prices of national products and a 0.4% increase during September 2010 and a 1.5% during October 2010 in the prices of imported products.

On November 23, 2010, Amado Boudou, Minister of Economy and Public Finance, announced that Argentina intends to elaborate a new national consumer price index with technical assistance from the International Monetary Fund.

Assets and Liabilities of the Financial System

As of October 2010:

●	peso-denominated loans to the non-financial sector increased 11.9% to Ps.169.8 billion, as compared to June 2010 (the latest month for which information was provided in the 2009 Annual Report); and

●	peso-denominated loans to the non-financial private sector increased 12.8% to Ps.150.1 billion, as compared to June 2010. Within this category:

●	commercial lending increased 16.0% as compared to June 2010 and accounted for 42.1% of total peso-denominated loans to the non-financial private sector increase; and

●
consumer credit lines increased 12.6% to Ps.60.8 billion, as compared to June 2010  and accounted for 39.8% of the peso-denominated loans to the non-financial private sector increase.  Within this category:

-	personal loans increased 11.0% to Ps.36.9 billion, as compared to June 2010 and credit cards increased 15.2% to Ps.23.9 billion, as compared to June 2010;

-
personal loans accounted for  21.4% of the increase in peso-denominated loans to the non-financial private sector, while credit cards accounted for 18.4% of the increase in peso-denominated loans to the non-financial private sector.

Deposits

Broken down by currency, deposits increased as follows in October 2010 as compared to June 2010 (the latest month for which information was provided in the 2009 Annual Report):

●	total peso-denominated deposits increased 13.9 % to Ps.283.5 billion;

●	peso-denominated deposits by the non-financial public sector increased 17.3 % to Ps.93.0 billion;

●	peso-denominated deposits by the non-financial private sector increased 12.3 % to Ps.190.5 billion; and

●	total dollar-denominated deposits decreased 1.8% to U.S.$15.4 billion.

Public Sector Finances

National Public Accounts

First Nine Months of 2010

During the first nine months of 2010, the primary surplus increased 140.6% to Ps.20.9 billion from Ps.8.7 billion during the same period in 2009.

Fiscal revenues increased 37.0% from Ps.232.1 billion in the first nine months of 2009 to Ps.318.0 billion during the same period in 2010.  This increase was mainly driven by VAT (which accounted for approximately 22.9% of the total increase), social security contributions (which accounted for approximately 19.7% of the total increase) and income tax (which accounted for approximately 19.3% of the total increase).

Primary expenditures increased 32.9% from Ps.223.4 billion during the first nine months of 2009 to Ps.297.0 billion during the same period in 2010.

Interest payments increased 18.2% from Ps.13.4 billion during the first nine months of 2009 to Ps.15.9 billion during the same period in 2010.

Capital expenditures, which were mainly used to build infrastructure, increased 21.2% during the first nine months of 2010 as compared to the same period in 2009.

October 2010

In October 2010 the financial accounts showed similar trends as during the first nine months of 2010:

●	The primary surplus was approximately Ps.3.1 billion;

●	Fiscal revenues were Ps.39.7 billion;

●	Primary expenditures were Ps.36.7 billion;

●	Interest payments were Ps. 2.3 billion; and

●	Capital expenditures, which were mainly used to build infrastructure, were Ps.4.8 billion.

On November 23, 2010, President Fernandez de Kirchner issued Decree No. 1798, which authorized increased budgeted expenditures by approximately Ps.30.3 billion for 2010.  These additional expenditures, primarily wage and social security expenses, will be financed by approximately Ps.31.4 billion in additional revenues.  As a result, the budgeted overall fiscal balance for 2010 will improve by approximately Ps.1.1 billion.

On November 24, 2010, President Fernandez de Kirchner announced a one-time payment of Ps.500 for pensioners. The payment will be made in December 2010 to more than 4 million pensioners who earn less than Ps.1,500 per month. The aggregate cost of the payment is estimated to be approximately Ps. 2.3 billion

The Budget

The proposed 2011 budget was submitted to Congress on September 15, 2010.  Congress has been debating and, to date, has not approved the 2011 budget law.  If Congress does not approve the 2011 budget law, according to the Financial Administration Law, the 2010 Budget, with adjustments by the Executive Power, will continue in force to ensure the normal administration of the national public sector.

Fiscal Relations with the Provinces

In 2009, total provincial revenues increased by 16.8% as compared to 2008.  The increase in fiscal revenues was driven by transfers of national taxes (including co-participation funds), which represented 26.5% of the total revenue increase.  Provincial taxes increased 16.5% and such increase represented 31.2% of the total increase in fiscal revenues.  Continuing the trend from 2008, expenditures increased at a higher rate than revenues, and, as a consequence, the fiscal balance decreased from a deficit of Ps.5.6 billion in 2008 to a deficit of Ps.11.3 billion in 2009.  While current expenditures increased 20.9% in 2009, capital expenditures grew at a slower rate of 15.1% as compared to 2008.  Capital transfers had the biggest change among the components of capital expenditures, increasing by 36.0% as compared to the same period of 2008.

The following table sets forth a summary of the aggregate fiscal results at the provincial level for the years specified.

Summary of Revenues and Expenditures of the Provinces and the City of Buenos Aires
(in millions of pesos)(1)

	Year ended December 31,
	2005		2006		2007		2008		2009
Revenues
Current revenues:
Administration taxes:
Provincial taxes	Ps.	21,931	Ps.	27,291	Ps.	34,294	Ps.	45,465	Ps.	52,982
National taxes:
Co-participation		25,494		31,055		41,061		50,342		52,369
Other national taxes		9,027		11,257		14,166		18,926		23,300
Total national taxes		34,521		42,312		55,226		69,268		75,669
Total administration taxes		56,452		69,603		89,520		114,733		128,651
Other non-tax revenue		5,462		7,581		7,779		10,157		12,082
Sale of goods and services of the public administration		496		555		708		1,071		1,350
Property taxes		299		501		627		806		540
Current transfers		5,428		5,385		7,736		9,154		12,885
Total current revenues		68,136		83,625		106,371		135,921		155,507
Capital revenue		3,482		5,077		6,814		7,530		12,066
Total revenues		71,618		88,702		113,185		143,451		167,574

Expenditures
Current expenditures:
Consumption expenditures:
Provincial administration wages		30,817		40,120		52,963		73,958		90,422
Consumer goods		2,298		2,547		3,279		4,280		5,016
Services		5,549		6,600		8,188		9,612		12,277
Total consumption expenditures		38,664		49,267		64,430		87,850		107,716
Interest payments		1,912		2,301		2,497		2,668		3,290
Current transfers		17,220		21,048		26,959		34,879		40,658
Total current expenditures		57,796		72,616		93,886		125,397		151,664

Capital expenditures
Direct investment		8,380		11,228		14,601		16,976		19,368
Capital transfers		1,852		2,775		3,045		3,678		5,004
Financial investment		1,604		1,638		2,432		3,002		2,847
Total capital expenditures		11,836		15,641		20,078		23,656		27,219
Total expenditures		69,632		88,257		113,964		149,053		178,882

Fiscal balance	Ps.	1,986	Ps.	445	Ps.	(779)	Ps.	(5,602)	Ps.	(11,308)

____________________________________
(1)   Figures calculated using the accrual method.

Source: Ministry of Economy and Public Finance.

Summary of Revenues and Expenses of the Provinces and the City of Buenos Aires
(% change from the previous year)(1)

	Year ended December 31,
	2005	2006	2007	2008	2009
Revenues
Current revenues:
Administration taxes:
Provincial taxes	21.4%	24.4%	25.7%	32.6%	16.5%
National taxes:
Co-participation	24.9	21.8	32.2	22.6	4.0
Other national taxes	14.9	24.7	25.8	33.6	23.1
Total national taxes	22.1	22.6	30.5	25.4	9.2
Total administration taxes	21.8	23.3	28.6	28.2	12.1
Other non-tax revenue	8.3	38.8	2.6	30.6	19.0
Sale of goods and services of the public administration	(9.0)	11.9	27.6	51.1	26.1
Property taxes	55.3	67.3	25.3	28.5	(33.0)
Current transfers	48.5	(0.8)	43.6	18.3	40.7
Total current revenues	22.2	22.7	27.2	27.8	14.4
Capital revenue	100.3	45.8	34.2	10.5	60.2
Total revenues	24.5	23.9	27.6	26.7	16.8

Expenditures
Current expenditures:
Consumption expenditures:
Provincial administration wages	33.7	30.2	32.0	39.6	22.3
Consumer goods	16.9	10.8	28.7	30.5	17.2
Services	28.2	18.9	24.1	17.4	27.7
Total consumption expenditures	31.7	27.4	30.8	36.3	22.6
Interest payments(3)	15.1	20.4	8.5	6.8	23.3
Current transfers	24.2	22.2	28.1	29.4	16.6
Total current expenditures	28.8	25.6	29.3	33.6	20.9

Capital expenditures
Direct investment	65.5	34.0	30.0	16.3	14.1
Capital transfers	57.9	49.8	9.7	20.8	36.0
Financial investment	(0.7)	2.1	48.5	23.4	5.1
Total capital expenditures	50.7	32.1	28.4	17.8	15.1
Total expenditures	32.1	26.7	29.1	30.8	20.0

Fiscal balance	(58.5)%	(77.6)%	(274.9)%	619.1%	101.9%

___________________________________
(1)   Figures calculated using the accrual method.

Source: Ministry of Economy and Public Finance.

Public Sector Debt

Overview

On November 15, 2010, President Fernández de Kirchner announced that Argentina expected to begin negotiations in the short term with the Paris Club regarding bilateral debt.

TERMS OF THE INVITATION

Argentina is inviting holders of Eligible Securities to submit offers to tender their Eligible Securities in exchange for newly issued New Securities and a Cash Payment, on the terms and subject to the conditions set forth in this document, the accompanying prospectus and the related electronic acceptance notices and letters of transmittal.

The Invitation is an extension of the April 2010 exchange offer to the holders of the Brady Bonds.  Because Argentina complied with the RUFO Clause in the bonds issued by Argentina in its 2005 exchange offer by allowing holders of those bonds to participate in the April 2010 exchange offer, we are not extending this Invitation to holders of 2005 bonds.

Purpose of the Invitation

The purpose of the Invitation is to restructure and cancel defaulted debt obligations of Argentina represented by Eligible Securities, to release Argentina from any related claims, including any administrative, litigation or arbitral claims and to terminate legal proceedings against Argentina in respect of the tendered Eligible Securities in consideration for the issuance of New Securities and a Cash Payment.

This Invitation is part of a broader program, including the April 2010 exchange offer, implemented by Argentina to manage its external liabilities.

If your tendered Eligible Securities are the subject of a pending administrative, litigation, arbitral or other legal proceeding against Argentina or you have obtained, or obtain in the future, a payment order, judgment, arbitral award or other such order against Argentina in respect of your tendered Eligible Securities, then as a condition to your participation in the Invitation, you will be required to agree to terminate any legal proceeding against Argentina in respect of your tendered Eligible Securities, release Argentina from all claims, including any administrative, litigation or arbitral claims, and take extra steps and procedures in order to participate in the Invitation, as discussed under “—Tender Procedures—Special Procedures for Eligible Securities Subject to Outstanding Judgments or Pending Legal or Arbitral Proceedings” below.  The exchange will constitute full performance and satisfaction by Argentina of any payment order, judgment, arbitral award or other such order you have obtained, or may obtain in the future, against Argentina in respect of your tendered Eligible Securities.

Subject to the terms and conditions of this Invitation, Argentina is soliciting consents from holders of each series of Eligible Securities to vote in favor of the Resolutions at a meeting of the holders of that series of Eligible Securities approving the Proposed Amendments.

Consideration to be Received pursuant to the Invitation

Subject to the terms and conditions of the Invitation, if you tender your Eligible Securities into the Invitation, you will receive a combination of Discounts, 2017 Globals, GDP-linked Securities and a Cash Payment, which will vary depending on the series of Eligible Securities you tender.

Consideration for tenders of USD Brady Bonds

If you tender USD Brady Bonds and your tender is accepted by Argentina, you will receive:

1.
An original principal amount of Discounts equal to the product of (x) the Brady Residual Amount of the Eligible Securities you tender, times (y) 0.337, rounded downward, if necessary, to the nearest U.S.$1.00.  The principal amount of Discounts you will receive upon settlement of the Invitation will be adjusted for capitalized interest as described under “—Adjustments to the Principal Amount of Discounts” below.

2.
A principal amount of 2017 Globals equal to the product of (x) the original principal amount of Discounts that you receive in exchange for your tendered Eligible Securities in the Invitation, times (y) 0.2907576, with such product being rounded downward, if necessary, to 2 decimal places.  The principal amount of 2017 Globals you receive will be rounded downward, if necessary, to the nearest U.S.$1.00.

This amount equals the total amount of interest that would have been paid to you in cash on the Discounts with respect to the period from December 31, 2003 to but excluding December 31, 2009 if your Discounts had been issued as of and accrued interest from and including December 31, 2003 to but excluding December 31, 2009, at the rates per annum applicable to the 2005 Discounts denominated in U.S. dollars during such period, which are set out in the table below.

From and including	To but excluding	Interest Rate
December 31, 2003	December 31, 2008	3.97%
December 31, 2008	December 31, 2009	5.77%

This interest calculation includes interest that would have been payable in cash on both the original principal amount of your Discounts and the adjustments that would have been made to the principal amount of your Discounts in respect of capitalized interest.

3.	A notional amount of GDP-linked Securities equal to the Brady Residual Amount of the Eligible Securities that you tender, rounded downward, if necessary, to the nearest U.S.$1.00.

4.
A Cash Payment in U.S. dollars equal to the total of (w) the portion of the Cash Proceeds that is attributable to the Eligible Securities you tender, rounded, if necessary, to the nearest cent (U.S.$0.01), plus (x) the amount of interest payable in cash that would have accrued for the period from and including December 31, 2009 to but excluding December 31, 2010 on the Discounts you receive in the Invitation, had those Discounts been issued as of December 31, 2009, rounded, if necessary, to the nearest cent (U.S.$0.01), plus (y) the amount of interest that would have accrued on the principal amount of 2017 Globals you receive in the Invitation for the period from and including June 2, 2010 to but excluding December 2, 2010, had those 2017 Globals been issued as of June 2, 2010, rounded, if necessary, to the nearest cent (U.S.$0.01), minus (z) the exchange fee, which is equal to U.S.$0.004 per U.S.$1.00 in Brady Residual Amount of the Eligible Securities that you tender and Argentina accepts in the Invitation, rounded downward, if necessary, to the nearest cent (U.S.$0.01).

Your Cash Payment will be funded from two sources.  The portion of your Cash Payment consisting of the Cash Proceeds attributable to your tendered Eligible Securities will be funded from the Cash Proceeds paid by the collateral agent to the custodian.  Argentina will have no obligation to fund that portion of the Cash Payment, other than to perform its obligations under the Invitation and the USD collateral pledge agreement and to otherwise assist the collateral agent in the liquidation of the relevant portion of the Brady Collateral and the custodian in obtaining the Cash Proceeds from the collateral agent.  Argentina will pay from its own resources the portion of the Cash Payment representing the total of clause (x) above plus clause (y) above minus clause (z) above.

See the table included on page S-14 and Annex D for hypothetical examples of the New Securities and Cash Payment you will receive if you tender USD Brady Bonds pursuant to the Invitation and Argentina accepts your tender.

You will not receive any payment or any other consideration in respect of any accrued but unpaid interest on your tendered Eligible Securities for any period subsequent to December 31, 2001.

Consideration for tenders of DM Brady Bonds

If you tender DM Brady Bonds and your tender is accepted by Argentina, you will receive a combination of New Securities and a Cash Payment that will be determined by Argentina to approximate, based on the relative prices of the 2010 Discounts denominated in euro and U.S. dollars and the 2010 GDP-linked Securities denominated in euro and U.S. dollars fixed by Argentina for purposes of the Invitation (each such price, a “reference price”), the FX Rate 2010 and the FX Rate Launch, the principal amount of Discounts, 2017 Globals, GDP-linked Securities and cash that you would have if (A) you first received from Argentina in the Invitation 2010 Discounts denominated in euro, 2017 Globals denominated in U.S. dollars and 2010 GDP-linked Securities denominated in euro and a cash payment in euro; (B) you then sold your 2010 Discounts and 2010 GDP-linked Securities denominated in euro at their respective reference prices and used the proceeds of those sales to purchase Discounts and GDP-linked Securities, respectively, denominated in U.S. dollars, at their respective reference prices; and (C) you received a cash payment (1) in euro representing the total of (x) the Cash Proceeds attributable to your tendered DM Brady Bonds, plus (y) the accrued interest on the original principal amount of 2010 Discounts denominated in euro you would have received, minus (z) the exchange fee and (2) in dollars with respect to accrued interest on the 2017 Globals you receive in the Invitation.  Specifically, you will receive:

1.	An original principal amount of Discounts equal to:

{ [NED * PED] / FXL } / PUSD,

Where:

NED	=
The original principal amount of 2010 Discounts denominated in euro that you would have received if Argentina had delivered 2010 Discounts denominated in euro to you in the Invitation, which is the product of (x) the Brady Residual Amount of the Eligible Securities that you tender and Argentina accepts in the Invitation times (y) 0.337, rounded downward, if necessary, to the nearest €1.00; we call this your Notional Euro Discounts;

PED	=	The reference price of the 2010 Discounts denominated in euro, which has been fixed by Argentina for purposes of the Invitation at 98.61% of their original principal amount;

FXL	=	The FX Rate Launch, which is €0.7671 = U.S.$1.00; and

PUSD	=	The reference price of the 2010 Discounts denominated in U.S. dollars, which has been fixed by Argentina for purposes of the Invitation at 116.77 of their original principal amount.

The original principal amount of Discounts you receive in the Invitation will be rounded downward, if necessary, to the nearest U.S.$1.00.  The principal amount of Discounts you receive in the Invitation will also be adjusted for capitalized interest as described under “—Adjustments to the Principal Amount of Discounts” below.

2.	A principal amount of 2017 Globals equal to:

[NED * PDIED] / FX2010,

Where:

NED	=	The original principal amount of your Notional Euro Discounts, as defined in paragraph 1 above,

PDIED	=	27.26930%, and

FX2010	=	The FX Rate 2010, which is €0.7957 = U.S.$1.00.

The product of NED times PDIED will be rounded downward, if necessary, to 2 decimal places.  The principal amount of 2017 Globals you will receive will be rounded downward, if necessary, to the nearest U.S.$1.00.

The product of NED times PDIED represents the accrued interest that would have been paid to you in cash on your Notional Euro Discounts during the period from and including December 31, 2003 to but excluding December 31, 2009 had they been issued as of and accrued interest from December 31, 2003, at the rates per annum applicable to the 2005 Discounts denominated in euro during such period, which are set out in the table below.

From and including	To but excluding	Interest Rate
December 31, 2003	December 31, 2008	3.75%
December 31, 2008	December 31, 2009	5.45%

This interest calculation includes interest that would have been payable in cash on both (a) the original principal amount of your Notional Euro Discounts and (b) the adjustments that would have been made to the principal amount of your Notional Euro Discounts in respect of capitalized interest.

3.	A notional amount of GDP-linked Securities equal to:

{ [NEGDP / PEGDP] / FXL } / PUSDGDP

Where:

NEGDP	=
The notional amount of GDP-linked Securities denominated in euro that you would have received if Argentina had delivered 2010 GDP-linked Securities denominated in euro to you in the Invitation, which is equal to the Brady Residual Amount of the Eligible Securities that you tender and Argentina accepts in the Invitation, rounded down to the nearest €1.00,

PEGDP	=	The reference price of the 2010 GDP-linked Securities denominated in euro, which has been fixed by Argentina for purposes of the Invitation at 11.20% of their notional amount;

FXL	=	The FX Rate Launch, which is €0.7671 = U.S.$1.00; and

PUSDGDP	=	The reference price of the 2010 GDP-linked Securities denominated in U.S. dollars, which has been fixed by Argentina for purposes of the Invitation at 12.83% of their notional amount.

The notional amount of GDP-linked Securities you will receive will be rounded downward, if necessary, to the nearest U.S.$1.00.

4.
A Cash Payment partly in euro and partly in U.S. dollars.  The euro portion of the Cash Payment will equal the total of (x) the portion of the Cash Proceeds that is attributable to the Eligible Securities you tender, rounded, if necessary, to the nearest euro cent (€0.01) plus (y) the amount of interest payable in cash that would have accrued for the period from and including December 31, 2009 to but excluding December 31, 2010 on your Notional Euro Discounts if you had received them in the Invitation, and if those Discounts had been issued as of December 31, 2009, rounded, if necessary, to the nearest euro cent (€0.01), minus (z) the exchange fee, which is equal to €0.004 per €1.00 in Brady Residual Amount of the Eligible Securities that you tender and Argentina accepts in the Invitation, rounded downward, if necessary, to the nearest euro cent (€0.01).  The U.S. dollar portion of your cash payment will equal the amount of interest that would have accrued on the principal amount of 2017 Globals you receive in the Invitation for the period from and including June 2, 2010 to but excluding December 2, 2010, had those 2017 Globals been issued as of June 2, 2010, rounded, if necessary, to the nearest cent (U.S.$0.01).

Your Cash Payment will be funded from two sources.  The portion of your Cash Payment in euro consisting of the Cash Proceeds attributable to your tendered Eligible Securities will be funded from the Cash Proceeds paid by the collateral agent to the custodian.  Argentina will have no obligation to fund that portion of the Cash Payment, other than to perform its obligations under the Invitation and the DM collateral pledge agreement and to otherwise assist the collateral agent in the liquidation of the relevant portion of the Brady Collateral and the custodian in obtaining the Cash Proceeds from the collateral agent.  Argentina will pay from its own resources both (a) the portion of the Cash Payment in euro equal to the difference of clause (y) above minus clause (z) above and (b) the Cash Payment in U.S. dollars.

See the table included on page S-14 and Annex D for hypothetical examples of the New Securities and the Cash Payment you will receive if you tender DM Brady Bonds pursuant to the Invitation and Argentina accepts your tender.

You will not receive any payment or any other consideration in respect of any accrued but unpaid interest on your tendered Eligible Securities for any period subsequent to December 31, 2001.

Brady Collateral

Argentina’s obligation to pay the principal amount of the Brady Bonds is secured, in the case of the USD Brady Bonds, by a special issue of zero-coupon U.S. Treasury Bonds that cannot be sold to third parties, and in the case of the DM Brady Bonds, by a special issue of zero-coupon bonds issued by Kreditanstalt für Wiederaufbau, or KfW.  We refer to these U.S. Treasury Bonds and KfW Bonds as the “Brady Collateral.”

Brady Residual Amount

For purposes of the Invitation, any Brady Bonds you tender will be assigned a “Brady Residual Amount” equal to the difference of (x) the outstanding principal amount of such Brady Bonds, minus (y) the portion of the Cash Proceeds that is attributable to such tendered Brady Bonds minus (z) the interest accrued on such Brady Bonds on or after December 31, 2001, as to which the holders of the Brady Bonds of such series received payment from the liquidation of the collateral securing such interest, rounded to the nearest cent (U.S.$0.01) or euro cent (€0.01).

An estimate of the Brady Residual Amount for each series of Brady Bonds is set forth in Annex A to this document.

Liquidation of the Brady Collateral and Payment of the Cash Proceeds

Upon satisfaction of the Amendment Condition with respect to any series of Brady Bonds and Argentina’s acceptance of the Brady Bonds of such series tendered in the Invitation, the custodian will direct the collateral agent to liquidate the portion of the Brady Collateral corresponding to the tendered Brady Bonds of such series and transfer the resulting Cash Proceeds to the custodian to hold in trust for the benefit of the tendering holders of that series of Brady Bonds.

The U.S. Treasury Bonds comprising the Brady Collateral for the U.S. Brady Bonds will be liquidated by the redemption of those bonds by the U.S. Treasury.  The redemption price of the U.S. Treasury Bonds will be determined by the U.S. Treasury in accordance with the following formula, as previously agreed with Argentina:

where:	P	=	the redemption price in U.S. dollars;
F	=	the face value in U.S. dollars of the U.S. Treasury Bonds being redeemed;
i	=	the discount rate as set forth below;
n	=	the number of full semiannual periods from the redemption date to maturity;
r	=	the number of days from the redemption date to March 31, 2011; and
s	=	the number of days in the current semiannual period.

The discount rate (i) in the above formula will be 5.7 basis points (or 0.057%) plus the average of the prevailing market bid yields, as of the close of business on the three business days immediately prior to the redemption date, on the U.S. Treasury’s principal STRIPS maturing on August 15, 2022 and November 15, 2022.  The principal STRIPS are U.S. Treasury securities representing the principal component of U.S. Treasury Bonds.  This principal component has been stripped into a separate security from the original security under the U.S. Treasury’s Separate Trading of Interest and Principal Program.  The “prevailing market bid yield” refers to the percentage return on these securities calculated on the basis of representative closing bid quotations (i.e., the price that a potential purchaser is willing to pay for these securities as of the close of business on the relevant day) obtained by the U.S. Treasury from market sources.  The redemption date will be the anticipated Settlement Date, adjusted, if necessary, to reflect the date on which the Amendment Condition for the relevant series of USD Brady Bonds is satisfied.  All determinations by the U.S. Treasury of the redemption price will be final.

The KfW Bonds comprising the Brady Collateral for the DM Brady Bonds will be liquidated by the repurchase of those bonds by KfW.  The repurchase price of the KfW Bonds will be determined by KfW in accordance with the following formula:

where:	P	=	the repurchase price in euro;
F	=	the aggregate principal amount of the KfW Bonds being repurchased, converted into euro at the statutory exchange rate of DM 1.95583 = €1.00;
n	=	the number of years from the repurchase date to the maturity of the KfW Bonds (calculated on a 30/360 basis); and
i	=
the zero swap rate corresponding to the number of years from the repurchase date to the maturity of the KfW Bonds, calculated through linear interpolation between the 12- and 13-year zero swap rates displayed on Reuters page “0#EURZ=R”, as follows:

provided that if the repurchase date occurs on or after April 1, 2011, then such rate will be calculated through linear interpolation between the 11-year and 12-year zero swap rates.

where:	i13	=	the 13-year zero swap rate displayed on Reuters page “EUR13YZ=R” or, if the repurchase date occurs on or after April 1, 2011, the 12-year zero swap rate displayed on Reuters page “EUR12YZ=R”;
i12	=	the 12-year zero swap rate displayed on Reuters page “EUR12YZ=R” or, if the repurchase date occurs on or after April 1, 2011, the 11-year zero swap rate displayed on Reuters page “EUR11YZ=R”;
n13	=	13 years or, if the repurchase date occurs on or after April 1, 2011, 12 years; and
n12	=	12 years or, if the repurchase date occurs on or after April 1, 2011, 11 years.

If the Reuters screens referred to above are not available at the time and date specified above, KfW will determine the 12-year and 13-year zero swap rates (or the 11-year and 12-year zero swap rates, as the case may be) from other market sources.

The repurchase date will be the anticipated Settlement Date, adjusted, if necessary, to reflect the date on which the Amendment Condition for the relevant series of DM Brady Bonds is satisfied.  All determinations made by KfW of the repurchase price will be final.

Following the liquidation of the Brady Collateral for any series of Eligible Securities, the collateral agent will transfer the resulting Cash Proceeds to the custodian, who will hold them in trust for the tendering holders of Eligible Securities of such series.

The resulting Cash Proceeds for each series of Brady Bonds will be distributed as further described below to holders whose Brady Bonds of such series have been tendered in the Invitation and subsequently cancelled. Argentina will be under no obligation to fund the Cash Proceeds payable to tendering holders of Brady Bonds other than through the liquidation of the Brady Collateral to which such holders are entitled.

Upon Argentina’s written notification to the custodian that the tendered Eligible Securities have been cancelled, the custodian will transfer the Cash Proceeds to the tendering holders of the relevant series of Eligible Securities.

In the event unanticipated circumstances occur such that the collateral agent or the custodian has any questions with respect to the procedures specified above that require the exercise of any discretion on the part of the collateral agent or the custodian, then the collateral agent or the custodian, as the case may be, (i) shall have the right to engage, at the expense of Argentina, the services of an independent reputable investment banking firm for advice on such circumstances or matters and (ii) may, without incurring any liability whatsoever, conclusively rely on any advice received from such advisor, without having any duty to conduct an independent inquiry in respect of such circumstances or matters.

The liquidation of the U.S. Treasury Bonds or the KfW Bonds comprising the Brady Collateral for a series of Eligible Securities is expected to take place approximately 15 business days, in the case of the USD Brady Bonds, or 25 business days, in the case of the DM Brady Bonds, following the satisfaction of the Amendment Condition for that series of Eligible Securities.

Adjustments to the Principal Amount of Discounts

The principal amount of Discounts you will receive upon settlement of the Invitation will equal the original principal amount to which you are entitled (as provided herein) plus an additional principal amount equal to the portion of interest that would have been capitalized during the period from and including December 31, 2003 to but excluding December 30, 2010 (including interest capitalized on December 30, 2010) had you been issued 2005 Discounts in Argentina’s 2005 exchange offer in the same original principal amount.

Amendment Condition

The Invitation for each series of Eligible Securities is conditioned on the effectiveness of the Proposed Amendments for that series of Eligible Securities, including (i) receipt of votes necessary to approve the Resolutions at a Bondholders’ Meeting for that series of Eligible Securities, (ii) the affirmance by the United States Court of Appeals for the Second Circuit of the District Court’s order dated October 29, 2010, (iii) the vacatur of the stay of the District Court’s order dated October 29, 2010 permitting the Proposed Amendments and (iv) the absence of any other court order preventing Argentina, the collateral agent or the fiscal agent from consenting to the Proposed Amendments.  Argentina may not waive this condition.  If Argentina determines that the Amendment Condition will not be satisfied for any series of Eligible Securities, it will cancel the Invitation for that series of Eligible Securities and return the Eligible Securities of that series to the tendering holders.

Cancellation Condition

The Invitation is conditioned on the cancellation of the Eligible Securities.  The Eligible Securities tendered by holders during the Invitation and accepted by Argentina will be cancelled, for each series of Eligible Securities, on the Settlement Date for that series, after the transfer of the relevant Cash Proceeds to the custodian to hold in trust for the tendering holders, but prior to the issuance of the New Securities and the credit of the New Securities and Cash Payments to the applicable holders’ accounts (which may take place over the course of several days).  If any court or arbitral order or administrative or legal proceeding prohibits or delays the cancellation of the tendered Eligible Securities, Argentina will postpone the Settlement Date until the Eligible Securities can be cancelled or, if in its judgment, cancellation cannot be effected without unreasonable delay, it will cancel the Invitation (or, if Argentina considers that the Eligible Securities affected thereby are, in its sole judgment, immaterial, Argentina may cancel the Invitation as to the affected Eligible Securities only) and return the Eligible Securities to the tendering holders.  However, Argentina may not cancel the Invitation as to any series of Eligible Securities after the Cash Proceeds with respect to that series have been transferred to the custodian to hold in trust for the tendering holders, but will postpone the Settlement Date until the relevant Eligible Securities can be cancelled.  Argentina may not waive this condition.

Other Conditions to the Invitation

Notwithstanding any other provisions of the Invitation, the Invitation is conditioned upon there not having been threatened, instituted or pending any action or proceeding before any court or governmental, regulatory, arbitral or administrative body that:  (1) makes or seeks to make illegal the exchange of Eligible Securities for New Securities; (2) would or might result in a delay in, or restrict, the ability of Argentina to issue the New Securities or make the Cash Payments to be funded by Argentina in exchange for Eligible Securities; or (3) imposes or seeks to impose limitations on the ability of Argentina to issue the New Securities or make the Cash Payments to be funded by Argentina in exchange for Eligible Securities.  Each of the foregoing conditions is for the sole benefit of Argentina and may be waived by Argentina, in whole or in part, at any time and from time to time, in its discretion.  Any determination by Argentina concerning the conditions set forth above (including whether or not any such condition has been satisfied or waived) will be final and binding upon all parties.

Expiration of Invitation; Termination; Amendments

The Invitation will expire at 5:00 P.M. (Central European time) on the Expiration Date, unless Argentina in its sole discretion extends it or terminates it earlier, in accordance with the terms described in this document.

At any time before Argentina announces the acceptance of any tenders on the Announcement Date, Argentina may, in its sole discretion and to the extent permitted by the applicable laws, rules and regulations in each jurisdiction where Argentina is making the Invitation:

●	terminate the Invitation for one or more series of Eligible Securities (including with respect to tenders submitted prior to the time of the termination);

●	extend the Invitation for one or more series of Eligible Securities past the originally scheduled Expiration Date;

●	withdraw the Invitation for one or more series of Eligible Securities from any one or more jurisdictions; or

●	amend the Invitation for one or more series of Eligible Securities, including amendments in any one or more jurisdictions.

In addition, Argentina reserves the right to extend or delay the Settlement Date for one or more series of Eligible Securities, to terminate the Invitation for one or more series of Eligible Securities after the Announcement Date or to modify the settlement procedures in any way if:

●
any court order or judgment is issued, or any legal proceedings are commenced with the purpose of preventing the cancellation of the Eligible Securities tendered, attaching or enjoining delivery of the New Securities, impeding or attaching the Cash Payments pursuant to the Invitation or payments under the New Securities, preventing the release of claims, including any administrative, litigation or arbitral claims, preventing the termination of pending administrative, litigation, arbitral or other legal proceedings against Argentina in respect of the tendered Eligible Securities, preventing the satisfaction of any payment order, judgment, arbitral award or other such order against Argentina in respect of the tendered Eligible Securities, or otherwise having the effect of frustrating the purposes of the Invitation; or

●
Argentina, in its sole discretion and to the extent permitted by applicable laws, rules and regulations, determines that such extension, delay, termination or modification is in the best interests of Argentina or the holders of Eligible Securities seeking to participate in the Invitation, in light of any court order, judgment or pending administrative, litigation, arbitral or other legal proceedings against Argentina.

Argentina will announce any such termination, extension, withdrawal or amendment of the Invitation as described below under “— Announcements” and will publish any such announcement on the website of the Luxembourg Stock Exchange (http://www.bourse.lu).

Irrevocability; Limited Withdrawal Rights

All tenders of Eligible Securities of a series will be irrevocable and may not be withdrawn, unless Argentina:

●	extends the Submission Period for that series of Eligible Securities by more than 30 calendar days;

●	is required to grant withdrawal rights for that series of Eligible Securities by U.S. securities or other applicable laws; or

●	otherwise determines, in its sole and absolute discretion, to grant withdrawal rights for that series of Eligible Securities.

In any of these cases, you will have the right to withdraw your tender of Eligible Securities of the applicable series for a period of two business days from the date Argentina first publicly announces (by means of a press release through the news services, as defined below under “—Acceptance of Tenders” and by publication on the website of the Luxembourg Stock Exchange (http://www.bourse.lu)) that it is granting withdrawal rights or for any longer period specified by Argentina in its announcement.

To effectively withdraw your tender, subject to the limitations described above, you must follow the procedures set forth below under “—Procedures for Withdrawal of Tenders.”  See “Risk Factors—Risk Factors Relating to the Invitation—Risks of Participating in the Invitation.”

Acceptance of Tenders

Argentina reserves the right not to accept tenders in its sole discretion, if and to the extent permitted by applicable laws, rules and regulations in each jurisdiction where Argentina is making the Invitation.  If Argentina elects to accept your tender, it will, at or around 6:00 P.M. (Central European time) on the Announcement Date, announce on the Invitation Website, by press release issued to Bloomberg News and the Thomson Reuters News Service, which we refer to as the “news services,” followed by publication on the website of the Luxembourg Stock Exchange and through publication in the form and manner required in certain jurisdictions outside the United States:

●	the approximate aggregate principal amount of Eligible Securities duly tendered and accepted by Argentina for exchange; and

●
subject to the effectiveness of the Proposed Amendments, Argentina’s preliminary estimate of the aggregate amount of New Securities of each series to be issued and Argentina’s preliminary estimate of the aggregate amount of the Cash Payments to be made to the holders of Eligible Securities on the Settlement Date.

You may obtain such information by contacting the information, exchange and tabulation agent.  In addition, Argentina will notify the Buenos Aires Stock Exchange and the Mercado Abierto Electrónico of the results of the Settlement, as applicable, and, subject to applicable law, will publish the results of the Settlement.

The Announcement Date may be postponed by Argentina for any reason, including if the Submission Period is extended.  If Argentina extends the Submission Period for some but not all series of Eligible Securities, it will make an initial announcement of the preliminary results as to all series for which the Submission Period has ended and one or more additional announcements shortly after the conclusion of the Submission Period for each other series of Eligible Securities.

Once Argentina has announced the acceptance of tenders on the Announcement Date, Argentina’s acceptance will be irrevocable and tenders, as so accepted, shall constitute binding obligations of the submitting holders and Argentina to settle the exchange, in the manner described under “— Settlement” below, except as set forth above under “—Cancellation Condition,” “— Amendment Condition,” and “—Other Conditions to the Invitation.”

If Argentina terminates the Invitation without accepting any tenders, or does not accept your tender, it will return the Eligible Securities not accepted to the tendering holders as provided below under “—Procedures Upon Rejection of Tenders or Termination of Invitation.”

No Maximum or Minimum Size of Invitation

Argentina has not set any limit on the principal amount of Discounts, the notional amount of GDP-linked Securities or the principal amount of 2017 Globals that may be issued pursuant to the Invitation or on the aggregate amount of Cash Payments that it will make pursuant to the Invitation.

Minimum Tender Amount

You must tender your Eligible Securities in the minimum denomination and the integral multiples in excess of such minimum denomination that are set forth in the terms of such Eligible Securities.

Tender Procedures

The procedures you must follow to effectively tender Eligible Securities depend upon the manner in which you hold your Eligible Securities.  We summarize these procedures below.  Summary diagrams of the tender procedures are also included in Annexes E-1, E-2 and E-3 to this document.

Tenders of Eligible Securities held through a Clearing System

If you hold Eligible Securities in electronic or book-entry form, to participate in the Invitation, you must submit, or arrange to have submitted on your behalf, by 5:00 P.M. (Central European time) on the Expiration Date: (1) to a principal clearing system specified below, a duly completed electronic acceptance notice, and (2) if you are tendering DM Brady Bonds, to the information, exchange and tabulation agent, a duly completed letter of transmittal signed by the beneficial holder and counter-signed by the direct participant to confirm the identity of the beneficial holder tendering the respective Eligible Securities.  You must submit a separate electronic acceptance notice and, if you are tendering DM Brady Bonds, a separate letter of transmittal for each series of Eligible Securities you tender.  If you fail to submit your electronic acceptance notice or (if applicable) your letter of transmittal by the applicable deadline, or your electronic acceptance notice or your letter of transmittal (if applicable) is not complete or cannot be reconciled to your electronic acceptance notice, Argentina reserves the absolute right to (a) reject your tender, (b) require that you remedy the same, or (c) waive any defects in your electronic acceptance notice or your letter of transmittal (if applicable) and accept your tender.

The principal clearing systems through which Eligible Securities may be tendered are set forth below:

Principal Clearing Systems
Caja de Valores Clearstream Banking AG Clearstream, Luxembourg Euroclear

See “—Delivery of Electronic Acceptance Notices” and “—Delivery of Letters of Transmittal” below, for more details on tender procedures.  Summary diagrams of the tender procedures for Eligible Securities held through a clearing system are also included in Annexes E-1 and E-3 to this document.

Tenders of Eligible Securities in Physical Form

If you hold USD Brady Bonds in physical form, you must (1) submit, or arrange to have submitted on your behalf, to the information, exchange and tabulation agent, by 5:00 P.M. (Central European time), on the Expiration Date, a duly completed letter of transmittal, and (2) deliver, or arrange to have delivered on your behalf, to the fiscal agent at the address below, by 5:00 P.M. (Central European time), which is 11:00 A.M. (New York City time), on the Expiration Date, the original certificates representing your USD Brady Bonds.  If the name of the registered holder of your USD Brady Bonds in physical form is different from the name of the beneficial owner identified in the corresponding letter of transmittal, as described in the following paragraph, the letter of transmittal must be accompanied by an instrument of transfer signed by the registered holder or holders exactly as their names appear on the certificates, assigning such certificates to the beneficial owner named in the letter of transmittal, and the signature on the instrument of transfer must be certified as authentic by the custodian or the direct participant through which your certificates and/or your letter of transmittal is being submitted.

Address for Delivery of Physical Certificates Representing USD Brady Bonds only
Citibank, N.A. 111 Wall Street, 15th Floor Agency and Trust Transfer Unit New York, NY 10043, U.S.A. Inside the U.S. call (800) 422-2066 Outside the U.S. call (212) 657-2506

You must submit or, if you are not a direct participant in a principal clearing system, a direct participant must submit on your behalf, a separate letter of transmittal for each series of Eligible Securities you tender and must specify in your letter of transmittal the certificate numbers set forth on the physical securities that you deliver to the fiscal agent.  If you fail to submit your letter of transmittal or deliver your certificates by the applicable deadline, or your letter of transmittal cannot be reconciled with the physical certificates you have delivered, Argentina reserves the absolute right to (a) reject your tender, (b) require that you remedy the same, or (c) waive any defects in your letter of transmittal and accept your tender.

It may take several days to deliver your Eligible Securities to the fiscal agent.  You should be sure to allow ample time for your Eligible Securities to reach the fiscal agent prior to 5:00 P.M. (Central European time) on the Expiration Date.

If you have any questions regarding the process by which you can tender Eligible Securities, you may contact the information, exchange and tabulation agent at one of the phone numbers listed on the back cover of this document.

Delivery of Electronic Acceptance Notices

We set forth below a description of the procedures generally applicable for tenders of Eligible Securities held in electronic or book-entry form, followed by a brief summary of specific tender procedures applicable to certain clearing systems.  In any event, it is your responsibility to inform yourself of, and arrange for timely tender of your Eligible Securities in accordance with, the procedures applicable to the principal clearing system through which you tender your Eligible Securities.

General Procedures

Eligible Securities held in electronic or book-entry form may be tendered directly to a principal clearing system, if you have an account with any of the principal clearing systems, or indirectly through financial institutions that have an account with any of the principal clearing systems.  We refer to financial institutions that have an account with any of the principal clearing systems as “direct participants” in such system.  Only these direct participants may submit electronic acceptance notices to any of the principal clearing systems.  If you are not a direct participant, you (or a financial institution or other intermediary on your behalf) must arrange for the direct participant through which you hold your Eligible Securities to submit an electronic acceptance notice on your behalf to the relevant principal clearing system.

Argentina has made special arrangements with the principal clearing systems that will allow these clearing systems to submit electronic acceptance notices on behalf of tendering holders directly to the information, exchange and tabulation agent.  The principal clearing systems will be able to perform this function even with respect to the Eligible Securities that are not registered in their name (or in the name of their depositary nominee).  Argentina has designated each of these clearing systems as a principal clearing system for purposes of the Invitation, either because Eligible Securities are registered in the name of such clearing system (or a nominee of its depositary) or Argentina expects a substantial number of tenders to be submitted through such clearing system.  DTC has not been designated as a principal clearing system for the Invitation.

For your tender of Eligible Securities to be effective, a direct participant in a principal clearing system through which you tender your Eligible Securities must submit an electronic acceptance notice on your behalf to such principal clearing system prior to 5:00 P.M. (Central European time) on the Expiration Date.

The principal clearing system through which you tender your Eligible Securities must deliver your duly completed electronic acceptance notice to the information, exchange and tabulation agent no later than the business day following the Expiration Date.

The receipt of your electronic acceptance notice by a principal clearing system will result (i) in the case of tenders through Clearstream Banking AG, Clearstream, Luxembourg and Euroclear, in the “blocking” of your tendered Eligible Securities in such clearing system, and (ii) in the case of tenders through Caja de Valores, in the transfer of the tendered Eligible Securities to a special account at Caja de Valores (“cuenta puente”).  This will prevent you from being able to transfer your tendered Eligible Securities to third parties.

Neither Argentina nor the information, exchange and tabulation agent will be responsible for ensuring that any electronic acceptance notice is submitted to or accepted by a principal clearing system or for ensuring that the principal clearing system delivers your electronic acceptance notice to the information, exchange and tabulation agent.  If (i) your electronic acceptance notice is not delivered by the principal clearing system to the information, exchange and tabulation agent on or before the business day following the Expiration Date or (ii) you, or a direct participant or custodian on your behalf, does not deliver all other required documents in connection with your tender, in each case on or before the applicable deadline, Argentina reserves the absolute right to (a) reject your tender, (b) require that you remedy any errors or defects in your tender or (c) waive any such errors or defects and accept your tender.

By submitting a valid electronic acceptance notice to a principal clearing system, tendering holders, and the relevant direct participant on their behalf, shall be deemed to have made the representations and warranties set forth below under “— Representations, Warranties and Undertakings Relating to Tenders of Eligible Securities” to Argentina, the information, exchange and tabulation agent and the custodian.

Additional Information for Direct Participants in a Principal Clearing System

If you are a direct participant in Euroclear, Clearstream, Luxembourg, Clearstream Banking AG or Caja de Valores, you may submit an electronic acceptance notice in accordance with the procedures established by your clearing system.  Direct participants should refer to the respective notifications that direct participants receive from the respective principal clearing systems for detailed information regarding tender procedures.

Eligible Securities Held Through a Custodian or Other Intermediary

If you hold Eligible Securities in electronic or book-entry form through a financial institution or other intermediary, you must contact that financial institution or intermediary and instruct it to tender your Eligible Securities on your behalf.  You should contact that financial institution or intermediary well in advance of the Expiration Date, since that financial institution or intermediary may have earlier deadlines by which it must receive your instructions in order to have adequate time to meet the deadlines of the clearing system through which your Eligible Securities are tendered.  You are responsible for supplying that financial institution or other intermediary with all of the information required to submit an electronic acceptance notice on your behalf.

Procedures for Submitting Tenders of Eligible Securities Held Through Any Other Clearing Systems

If you hold Eligible Securities through any other clearing system, you must follow the procedures established and deadlines required by such clearing system in order for your tender to be received by a principal clearing system prior to 5:00 P.M. (Central European time) on the Expiration Date.  In particular, you must arrange to either (i) transfer the Eligible Securities to one of the principal clearing systems or (ii) have such other clearing system submit a tender on your behalf through a principal clearing system (assuming such other clearing system is capable of doing so).  This process will take additional time.  You are required to make yourself aware of the procedures and deadlines of this other clearing system in tendering your Eligible Securities, and we cannot assure you that you will succeed in tendering your Eligible Securities that are held through other clearing systems.

Requirements for Electronic Acceptance Notices

Each electronic acceptance notice must specify:

●	the principal amount and series of the Eligible Securities being tendered,

●	the name of the beneficial owner of the Eligible Securities being tendered,

●	the country in which such beneficial owner is located, and

●
whether the Eligible Securities being tendered are subject to any administrative, litigation, arbitral or other legal proceedings against Argentina (including legal proceedings that have resulted in payment orders, judgments, arbitral awards or other such orders against Argentina).

Financial institutions or other intermediaries should therefore submit a separate electronic acceptance notice for each tender of a series of Eligible Securities by one of their customers, and should not aggregate multiple series of Eligible Securities, or tenders by more than one customer, into a single electronic acceptance notice.

Delivery of Letters of Transmittal

Letters of transmittal are required only for tenders of (1) USD Brady Bonds that are held in physical form and (2) DM Brady Bonds.  If you are tendering USD Brady Bonds held in physical form, you must follow the procedures set forth in this section and you must deliver the physical certificates representing your securities as set forth under “—Tender Procedures—Tenders of  Eligible Securities in Physical Form” above.  If you are tendering DM Brady Bonds, you must follow the procedures set forth in this section and you must submit, or have submitted on your behalf, an electronic acceptance notice in accordance with the instructions set forth under “—Tender Procedures—Delivery of Electronic Acceptance Notices” above.

Letters of transmittal may be submitted only by direct participants in a principal clearing system.  If you hold USD Brady Bonds in physical form or DM Brady Bonds and are not a direct participant in a principal clearing system, you must (directly or through a custodian) arrange for a direct participant in a principal clearing system to submit a letter of transmittal on your behalf.  The New Securities and Cash Payment will then be credited to that direct participant’s account at the relevant principal clearing system.  Each letter of transmittal must specify, among other things:

●
the name and contact information of the direct participant submitting the letter of transmittal and the account at a principal clearing system (i) in the case of a tender of DM Brady Bonds, from which the Eligible Securities have been tendered and to which the New Securities and Cash Payment will be credited or (ii) in the case of a tender of USD Brady Bonds held in physical form, to which the New Securities and Cash Payment will be credited;

●	the principal amount and series of Eligible Securities being tendered;

●
the name of the beneficial owner of the Eligible Securities being tendered and the country in which the beneficial owner is located.  We have also requested that the phone number of the beneficial owner be included in the letter of transmittal, to facilitate resolution of any questions or irregularities, but inclusion of this information is optional for beneficial owners other than those in Canada;

●
in the case of a letter of transmittal relating to a tender of Eligible Securities in physical form, the certificate number set forth on the face of the physical certificate representing those Eligible Securities;

●
in the case of a letter of transmittal relating to a tender of DM Brady Bonds, the blocking reference number supplied by the principal clearing system upon confirmation of receipt of the electronic acceptance notice relating to your tender; and

●
information regarding whether the tendered Eligible Securities are subject to any administrative, litigation, arbitral or other legal proceedings against Argentina (including legal proceedings that have resulted in payment orders, judgments, arbitral awards or other such orders against Argentina).

Letters of transmittal must be signed by the beneficial holder and counter-signed by the direct participant to confirm the identity of the beneficial holder tendering the respective Eligible Securities.  Letters of transmittal may be delivered by email or facsimile transmission to the email address or the facsimile numbers of the information, exchange and tabulation agent set forth on the back cover of this document.

Questions related to the submission of letters of transmittal should be directed to the information, exchange and tabulation agent at one of its phone numbers listed on the back cover of this document.

Confidentiality of Beneficial Ownership Information

Argentina, the information, exchange and tabulation agent and the custodian have agreed that they will maintain the confidentiality of the information contained in electronic acceptance notices and letters of transmittal relating to the identity and contact information of beneficial owners and any administrative, litigation, arbitral or other legal proceedings against Argentina relating to the Eligible Securities tendered, and will store, process and use the data contained in electronic acceptance notices and letters of transmittal only to the extent required for the settlement of the Invitation, the conduct of the Bondholders’ Meetings and the adoption of the Resolutions, for litigation reconciliation purposes or for the exercise by Argentina of any rights under the representations, warranties and undertakings given in connection with the Invitation.

Special Procedures for Eligible Securities Subject to Outstanding Judgments or Pending Legal or Arbitral Proceedings

If your Eligible Securities are (i) the subject of an outstanding payment order, judgment, arbitral award or other such order against Argentina, or (ii) the subject of a pending administrative, litigation, arbitral or other legal proceeding against Argentina, whether or not you have agreed not to trade those Eligible Securities, you or the financial intermediary acting on your behalf will be required to disclose this fact in, as applicable, the electronic acceptance notice and/or the letter of transmittal submitted with respect to your tender.  Moreover, you are required, as a condition to your tender, to agree to terminate any pending administrative, litigation, arbitral or other legal proceedings against Argentina in respect of your tendered Eligible Securities, subject to and effective upon settlement of the Invitation, to release and discharge Argentina from all claims in respect of your tendered Eligible Securities, to cancel and discharge in full any payment order, judgment, arbitral award or other order obtained against Argentina in respect of your tendered Eligible Securities and to waive the right to enforce any such payment order, judgment, arbitral award or other such order against Argentina.  You must also agree in, as applicable, the electronic acceptance notice and/or the letter of transmittal submitted with respect to your tender, among other things, to identify any such administrative, litigation, arbitral or other legal proceedings against Argentina and to deliver all additional documents, court filings or further authorizations that Argentina may request to terminate any pending proceedings and cancel and discharge any outstanding payment orders, judgments, arbitral awards or other such orders in respect of your tendered Eligible Securities.  See “—Tender Procedures—Representations, Warranties and Undertakings Relating to Tenders of Eligible Securities” for further details on these special procedures and agreements.  You may contact the information, exchange and tabulation agent for assistance in complying with these special procedures.

In addition, if your Eligible Securities are subject to a “blocking instruction” or other restriction on transfer, you may need to take special steps to remove the “blocking instruction” or other transfer restriction in order to validly tender your Eligible Securities, because you may only validly tender Eligible Securities if you have full power and authority to tender, assign and transfer your Eligible Securities.  These special steps may require additional time.

Effectiveness of Tenders

Effectiveness of Tenders of Eligible Securities in Book-Entry Form

For your tender of Eligible Securities in electronic book-entry form to be effective:

●
you must submit, or arrange to have submitted on your behalf, by 5:00 P.M. (Central European time) on the Expiration Date: (1) to the principal clearing system through which your Eligible Securities are tendered, a duly completed electronic acceptance notice, and (2) if you are tendering DM Brady Bonds, to the information, exchange and tabulation agent, a duly completed letter of transmittal;

●
the principal clearing system through which you tender your Eligible Securities must deliver your duly completed electronic acceptance notice to the information, exchange and tabulation agent no later than the business day following the Expiration Date; and

●
you, or a direct participant or custodian on your behalf, must deliver all other required documents, and comply with any special procedures, for the tender of your Eligible Securities, in each case on or before the applicable deadlines.

You and the principal clearing system through which you tender your Eligible Securities are responsible for arranging the valid and timely delivery to the information, exchange and tabulation agent of (1) the electronic acceptance notice and all other required documents and (2) if you are tendering DM Brady Bonds, the letters of transmittal and all other required documents.  Neither Argentina nor the information, exchange and tabulation agent will be responsible for the submission of tenders by:

●	holders (or financial institutions or other intermediaries on their behalf) to direct participants in a principal clearing system;

●	direct participants (whether on their own behalf or on behalf of holders who are not direct participants) to the principal clearing systems; or

●	the principal clearing systems to the information, exchange and tabulation agent.

Delivery of documents to a custodian, direct participant or clearing system (including the principal clearing systems) does not constitute delivery to the information, exchange and tabulation agent and is not sufficient for an effective tender.  Argentina can offer no assurance that any custodian, direct participant or clearing system (including the principal clearing systems) will follow the procedures outlined above for purposes of effecting your tender of Eligible Securities, as these procedures are entirely within such parties’ discretion.

In the event of an inconsistency between the information relating to the amount tendered and series of the tendered Eligible Securities included in an electronic acceptance notice and, where applicable, the corresponding letter of transmittal delivered to the information, exchange and tabulation agent, the information in such electronic acceptance notice shall prevail; however, each and all of the representations, warranties and undertakings made in each letter of transmittal will remain fully valid and binding.

Notwithstanding the foregoing, Argentina reserves the right to waive irregularities in tenders, including the failure to deliver timely any required documents, as discussed under “—Irregularities” below.  Moreover, if you fail to submit your electronic acceptance notice or (if applicable) letter of transmittal by the applicable deadline, or your electronic acceptance notice or your letter of transmittal (if applicable) is not complete or cannot be reconciled to your electronic acceptance notice, Argentina reserves the absolute right to (a) reject your tender, (b) require that you remedy any errors or defects in your tender, or (c) waive any such errors or defects and accept your tender.

Effectiveness of Tenders of USD Brady Bonds in physical form

For your tender of USD Brady Bonds in physical form to be effective:

●
you must (1) submit, or arrange to have submitted on your behalf, to the information, exchange and tabulation agent, by 5:00 P.M. (Central European time) on the Expiration Date, a duly completed letter of transmittal, and (2) deliver, or arrange to have delivered on your behalf, to the fiscal agent at the address set forth on the back cover of this document, by 5:00 P.M. (Central European time), which is 11:00 A.M. (New York City time), on the Expiration Date, the original certificates representing your USD Brady Bonds.  If the name of the registered holder of your USD Brady Bonds in physical form is different from the name of the direct participant submitting the corresponding letter of transmittal, the certificates representing your USD Brady Bonds must be duly endorsed or accompanied by instruments of transfer signed by the registered holder or holders exactly as their names appear on the certificates, and those signatures must be certified as authentic by the custodian or the direct participant through which your certificates and/or your letters of transmittal are being submitted; and

●
you, or a direct participant or custodian on your behalf, must deliver all other required documents, and comply with any special procedures, for the tender of your Eligible Securities, in each case on or before the applicable deadlines.

You and any financial institutions or other intermediaries acting on your behalf are responsible for arranging the valid and timely delivery to the fiscal agent of the certificates representing your USD Brady Bonds and to the information, exchange and tabulation agent of your letter of transmittal and all other required documents.  Neither Argentina nor the information, exchange and tabulation agent will be responsible for the submission of tenders by:

●	holders (or financial institutions or other intermediaries on their behalf) to direct participants in a principal clearing system; or

●	direct participants (whether on their own behalf or on behalf of holders who are not direct participants) to the information, exchange and tabulation agent.

Delivery of documents to a custodian or direct participant does not constitute delivery to the information, exchange and tabulation agent and is not sufficient for an effective tender.  Argentina can offer no assurance that any custodian or direct participant will follow the procedures outlined above for purposes of effecting your tender of Eligible Securities, as these procedures are entirely within such parties’ discretion.

Notwithstanding the foregoing, Argentina reserves the right to waive irregularities in tenders, including the failure to deliver timely any required documents, as discussed under “—Irregularities” below.  Moreover, if you fail to submit your letter of transmittal or deliver your certificates by the applicable deadline, or your letter of transmittal cannot be reconciled with the physical certificates you have delivered, Argentina reserves the absolute right to (a) reject your tender, (b) require that you remedy any errors or defects in your tender, or (c) waive any such errors or defects and accept your tender.

Representations, Warranties and Undertakings Relating to Tenders of Eligible Securities

By tendering Eligible Securities pursuant to the terms of the Invitation, you, as beneficial owner (as defined below), your custodian or other holder, and the relevant direct participant acting on your behalf, shall be deemed to acknowledge, represent, warrant and undertake irrevocably and unconditionally on each of the date your tender is submitted, the Expiration Date, the date the Bondholders’ Meeting for the relevant series of Eligible Securities and of any adjourned meeting and the Settlement Date, that:

1.	you have received and reviewed this document in its entirety;

2.
you consent to the Proposed Amendments, described under “Consent Solicitation, Bondholders’ Meetings and the Resolutions,” and (i) if you hold USD Brady Bonds in electronic or book-entry form, you consent to the Proposed Amendments and instruct the holder of record of your Eligible Securities to appoint irrevocably the information, exchange and tabulation agent as proxy to attend, to cast the votes corresponding to your tendered Eligible Securities in favor of the Resolutions approving the Proposed Amendments and to vote in favor of the appointment of Ted Bloch, Pía Gowland or any other person nominated by the information, exchange and tabulation agent in its sole discretion as Chairman of the relevant Bondholders’ meeting, in each case at the relevant Bondholders’ Meeting or any adjournment thereof, (ii) if you hold USD Brady Bonds in physical form, you appoint irrevocably the information, exchange and tabulation agent as proxy to attend, to cast the votes corresponding to your tendered Eligible Securities in favor of the Resolutions approving the Proposed Amendments and to vote in favor of the appointment of Ted Bloch, Pía Gowland or any other person nominated by the information, exchange and tabulation agent in its sole discretion as Chairman of the relevant Bondholders’ meeting, in each case at the relevant Bondholders’ Meeting or any adjournment thereof, or (iii) if you hold DM Brady Bonds, you appoint irrevocably the information, exchange and tabulation agent as proxy to attend and to cast the votes corresponding to your tendered Eligible Securities in favor of the Resolutions approving the Proposed Amendments at the relevant Bondholders’ Meeting or any adjournment thereof;

3.
you accept the Invitation in respect of the aggregate principal amount of Eligible Securities you have tendered (and any claims related thereto), subject to the terms and conditions of the Invitation as set forth in this document;

4.	your agree that the Eligible Securities will be cancelled as a condition and purpose of the Invitation;

5.
you assign and transfer to the information, exchange and tabulation agent for cancellation all right, title and interest in and to, and any and all claims in respect of or arising as a result of your status as a holder of, all tendered Eligible Securities, subject to and effective upon exchange (including the cancellation of your tendered Eligible Securities);

6.
your agree that the exchange shall be deemed to constitute full performance and satisfaction by Argentina of all of its obligations under your tendered Eligible Securities and, if applicable, any payment order, judgment, arbitral award or other order that you have obtained or may obtain in the future against Argentina relating to the tendered Eligible Securities, such that following the cancellation and exchange of such Eligible Securities, you shall have no contractual or other rights or claims in law or equity arising out of or related to your tendered Eligible Securities or any payment order, judgment, arbitral award or other such order relating to such Eligible Securities that you have obtained or may obtain in the future against Argentina (including any Argentine public entity or affiliate), the fiscal agent or the collateral agent arising under or in connection with such Eligible Securities;

7.
subject to and effective upon settlement of the Invitation, you waive any and all rights and claims (other than the right to the Consideration subject to the terms and conditions of the Invitation, as described herein) with respect to your tendered Eligible Securities against Argentina (including any Argentine public entity or affiliate), the fiscal agent or the collateral agent and any of their agents, officials, officers, employees or advisors, including any and all rights and claims with respect to your pro rata portion of any interest collateral that secures your tendered Eligible Securities;

8.
subject to and effective upon settlement of the Invitation, you discharge and release Argentina (including any Argentine public entity or affiliate), the fiscal agent and the collateral agent, the trustee for the New Securities, and any of their agents, officials, officers, employees or advisors, from any and all claims (including claims in the form of a payment order, judgment, arbitral award or other such order or enforcement actions related thereto) you may have, now or in the future, arising out of or related to your tendered Eligible Securities, including expressly, without limitation, any claims arising from any existing, past or continuing defaults and their consequences in respect of such Eligible Securities (such as any claim that you are entitled to receive principal, accrued interest or any other payment with respect to your Eligible Securities, other than as expressly provided herein);

9.
you are the beneficial owner of, or a duly authorized representative of one or more such beneficial owners of, all Eligible Securities tendered by you and you have full power and authority to submit all required documents, including, as applicable, your electronic acceptance notice, letter of transmittal and original certificates representing Eligible Securities in physical form, and have full power and authority to tender, assign and transfer all Eligible Securities tendered by you;

10.
all authority conferred or agreed to be conferred pursuant to your representations, warranties and undertakings and all of your obligations shall (to the extent possible under applicable law) be binding upon your successors, assigns, heirs, executors, trustees in bankruptcy and legal representatives and shall not be affected by, and shall survive, your death or incapacity;

11.
you are solely liable for any taxes and similar or related payments imposed on you under the laws of any applicable jurisdiction as a result of your participation in the Invitation and you will not and do not have any right of recourse (whether by way of reimbursement, indemnity or otherwise) against Argentina (or any Argentine public entity or affiliate), the information, exchange and tabulation agent, the custodian, the fiscal agent, the collateral agent or any other person in respect of such taxes and payments;

12.
you are a person for whom it is lawful to participate in the Invitation under applicable securities laws and if you are located in and/or a resident of a jurisdiction where the Invitation is conducted as a private placement, then you make the representations set forth for the applicable jurisdictions provided under “Jurisdictional Restrictions”;

13.
you have, or have confirmed that the party on whose behalf you are acting has, good and marketable title to all Eligible Securities being tendered and, upon settlement of the Invitation, the tendered Eligible Securities will be transferred to the fiscal agent for cancellation, free and clear of any liens, charges, claims, encumbrances, interests, rights of third parties and restrictions of any kind, and you are solely responsible for complying with this covenant and Argentina shall not be liable to any third party that has now, or may have in the future, any right or interest of any kind in the tendered Eligible Securities;

14.
you will, upon request, execute and deliver any additional documents and/or do such other things deemed by Argentina, the information, exchange and tabulation agent (or, where relevant, any custodian or other holder or third party acting on your behalf) to be necessary or desirable to complete the transfer to the fiscal agent of the tendered Eligible Securities for cancellation or to evidence your power and authority to so tender and transfer such Eligible Securities;

15.
you constitute and appoint the information, exchange and tabulation agent or its successor (and your custodian or other holder or third party acting on your behalf) as your true and lawful agent and attorney-in-fact (with full knowledge that the information, exchange and tabulation agent also acts as our agent) with respect to all Eligible Securities tendered, with full power of substitution, to (a) present such Eligible Securities and all evidences of transfer and authenticity to us, or upon our order, (b) request the cancellation of such Eligible Securities or direct the relevant clearing system or systems to present such Eligible Securities for cancellation, (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Eligible Securities, (d) receive (or instruct the relevant clearing system or systems to receive) on your behalf the New Securities to be delivered to you and the portion of your Cash Payment to be paid by Argentina in exchange for the cancellation of your tendered Eligible Securities and (e) instruct the custodian to deliver to the relevant clearing system or systems on your behalf, and instruct the relevant clearing system or systems to receive on your behalf, the portion of the Cash Proceeds that is attributable to your tendered Eligible Securities;

16.
you irrevocably appoint Wilmington Trust FSB as custodian and instruct the custodian to (a) establish a custody account in the name of the custodian for the deposit by the custodian of the Cash Proceeds received from the collateral agent after its liquidation of the Brady Collateral for the series of Eligible Securities you tender, (b) hold the Cash Proceeds in trust for the benefit of the tendering holders of the relevant series of Eligible Securities until Argentina has confirmed to the custodian that such Eligible Securities have been cancelled and (c) distribute the portion of the Cash Proceeds that is attributable to the Eligible Securities you tender to the account designated by you or on your behalf pursuant to your electronic acceptance notice and/or letter of transmittal;

17.
you constitute and appoint the information, exchange and tabulation agent or its successor (and any custodian or other holder acting on your behalf) as your true and lawful agent and attorney-in-fact, and provide an irrevocable instruction to each such attorney-in-fact and agent, to complete and execute all or any form(s) of transfer and other document(s) deemed necessary in the opinion of such attorney-in-fact and agent in relation to your tendered Eligible Securities in favor of the fiscal agent or such other person or persons as Argentina may direct, for purposes of the exchange and cancellation of such Eligible Securities and to deliver such form(s) of transfer and other document(s) in the attorney’s and agent’s opinion and/or the certificate(s) and other document(s) of title relating to such Eligible Securities’ registration and to execute all such other documents and to do all such other acts and things as may be in the opinion of such attorney-in-fact or agent be necessary or expedient for the purpose of, or in connection with, the acceptance and settlement of the Invitation and the cancellation of such Eligible Securities;

18.
you will not sell, pledge, hypothecate or otherwise encumber or transfer any Eligible Securities tendered (or any claims, judgments or awards relating to such Eligible Securities) from the date of your tender and you agree that any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

19.
in case of Eligible Securities held in electronic or book-entry form, you hold, and will hold (or will instruct your custodian or other holder or third party acting on your behalf to hold), the Eligible Securities you have tendered blocked in the clearing system (or transferred to the cuenta puente, in the case of a tender through Caja de Valores) through which such securities are held and, in accordance with the requirements of such clearing system and by the deadline established by such clearing system, have taken all steps necessary to authorize the blocking (or transfer) of your tendered Eligible Securities with effect on and from the date your tender is received by such clearing system, and, pending the transfer of such Eligible Securities to the fiscal agent for cancellation, you may not instruct or effect any transfers of such Eligible Securities;

20.
you authorize any transfers of your tendered Eligible Securities or other actions by the clearing systems, the information, exchange and tabulation agent and the fiscal agent in furtherance of cancellation and settlement;

21.
you agree to supply your custodian, the information, exchange and tabulation agent and Argentina (or its legal counsel) upon their request no later than the Expiration Date, with full, complete and accurate details (in such a manner that these details may be reconciled, if applicable, with your electronic acceptance notice and/or letter of transmittal) of (a) any administrative, litigation, arbitral or other legal proceedings against Argentina relating to the Eligible Securities that you tender, (b) any payment order, judgment, arbitral award or other such order against Argentina covering your tendered Eligible Securities or into which your tendered Eligible Securities have merged, (c) any attachment orders, injunctions or other relief granted in connection with (a) or (b) above; you represent and warrant that the information you supply is true and correct; and you agree to deliver upon request of Argentina (or its legal counsel) any execution copy of any judgment or any other document necessary to enforce your payment order, judgment, arbitral award or other such order;

22.
your tendered Eligible Securities are not the subject of any administrative, litigation, arbitral or other legal proceedings against Argentina or the fiscal agent or collateral agent for such Eligible Securities (including claims for payment of past due interest, principal or any other amount sought in connection with your tendered Eligible Securities or for compensation of lawyers’ costs or court fees), except that, to the extent that your tendered Eligible Securities are the subject of such proceedings, (a) you agree to abandon, dismiss, withdraw and discontinue such proceedings (with each party to bear its own attorneys’ fees and costs, except that Argentina shall not bear any court fees) in full and final settlement thereof if and to the extent that cancellation of the tendered Eligible Securities and settlement (including delivery of your New Securities and your Cash Payment) occur pursuant to the terms of the Invitation, and you agree to take promptly any necessary or appropriate steps to implement such withdrawal and dismissal, including, without limitation, the termination of any power of attorney or agency agreement, (b) you hereby authorize Argentina (or its legal counsel) to file any document with any administrative body, court, tribunal or other body before which any such proceedings are pending or that has issued or recognized any payment order, judgment, arbitral award or other such order in order to have the proceedings withdrawn, dismissed and discontinued with prejudice and (c) you agree to deliver and hereby authorize your legal counsel to deliver to your custodian, the information, exchange and tabulation agent and Argentina (or its legal counsel) without undue delay following the Settlement Date all additional documents, court filings or further authorizations as requested by Argentina to withdraw, dismiss and discontinue with prejudice any pending administrative, litigation, arbitral or other legal proceeding against Argentina in full and final settlement thereof;

23.
to the extent that you have obtained a payment order, judgment from any court, an award from any arbitral tribunal or other order against Argentina, the fiscal agent or the collateral agent with respect to your tendered Eligible Securities (including payment orders, judgments, arbitral awards or other orders requiring Argentina, including any Argentine public entity or affiliate, to make payment of past due interest, principal or any other amount sought in connection with your tendered Eligible Securities or for compensation of lawyers’ costs or court fees), (a) you hereby irrevocably waive the right to enforce such payment order, judgment, arbitral award or other such order against Argentina, the fiscal agent or the collateral agent if and to the extent that cancellation of your tendered Eligible Securities and settlement (including delivery of your New Securities and your Cash Payment) occur pursuant to the terms of the Invitation, (b) you hereby authorize Argentina (or its legal counsel) to file any document with any administrative body, court, tribunal or other body that has issued or recognized any payment order, judgment, arbitral award or other such order in order to have the payment order, judgment, arbitral award or other such order (or that portion of such payment order, judgment, arbitral award or other such order in which you have an interest) withdrawn, discharged and/or cancelled in full, and (c) you agree to deliver and hereby authorize your legal counsel to deliver to your custodian, the information, exchange and tabulation agent and Argentina (or its legal counsel) without undue delay following the Settlement Date all appropriate documents or court filings as requested by Argentina, to discharge and cancel in full any payment order, court judgment, arbitral award or other such order against Argentina, the fiscal agent or the collateral agent (or that portion of such payment order, judgment, arbitral award or other such order in which you have an interest);

24.
subject to and effective upon the settlement of the Invitation, you hereby irrevocably waive all rights awarded and any assets attached for your benefit through any pre-judgment attachment, post-judgment attachment, attachment in aid of execution or any other measure encumbering property or any other rights of Argentina (including any Argentine public entity or affiliate) ordered by any court or otherwise obtained (including ex parte or through self help measures) against Argentina (or against any Argentine public entity or affiliate and their assets or rights to receive such assets) or against the fiscal agent or the collateral agent in connection with such Eligible Securities (including claims for payment of past due interest or any other amount sought in connection with your tendered Eligible Securities and legal costs or court fees) and you agree to take, promptly upon request by Argentina, such further steps or give such other notification as may be necessary to release any assets attached or otherwise encumbered;

25.
the delivery of your tender will constitute an undertaking to execute any further documents and give any further assurances that may be required in connection with any of the foregoing and you further agree, promptly upon the request of Argentina or the information, exchange and tabulation agent, to take such further steps or give such other notifications or information as may be required or requested to ensure that Argentina (including any Argentine public entity or affiliate) shall have no liability with respect to the Eligible Securities you tender or with respect to any administrative, litigation, arbitral or other legal proceeding, or any payment order, judgment, arbitral award or other such order related to such Eligible Securities if and to the extent such Eligible Securities are exchanged by Argentina;

26.
you hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all rights you may have to trial by jury in any legal proceedings directly or indirectly arising out of or relating to the Invitation or the custody agreement;

27.
in consideration for any GDP-linked Securities that you receive pursuant to the Invitation, (a) you are deemed to have received (and waive actual receipt of) all payments on the GDP-linked Securities that would have been made during the period from and including June 2, 2005 to but excluding December 31, 2010, as if the GDP-linked Securities were outstanding during that period, (b) such prior payments deemed made will be counted towards the total payment cap of U.S.$0.48 per U.S.$1.00 notional amount of GDP-linked Securities, over the life of the GDP-linked Securities, and (c) your GDP-linked Securities will expire in any year in which the payment cap for the 2005 GDP-linked Securities denominated in U.S. dollars is reached (as described under “Description of the New Securities—General Terms of the GDP-linked Securities”);

28.
the terms and conditions of the Invitation shall be deemed to be incorporated in, and form part of, your electronic acceptance notice and/or letter of transmittal, which shall be read and construed accordingly;

29.
if you have tendered your Eligible Securities through a custodian or any other holder or third party acting on your behalf, you have constituted and appointed such custodian, holder or third party as your true and lawful agent and attorney-in-fact to carry out all the necessary actions that are required to tender your Eligible Securities pursuant to the Invitation and to transfer such Eligible Securities for cancellation and you will not revoke any instructions and/or powers-of-attorney given to such custodian, holder or third party;

30.
the New Securities that you receive in exchange for your Eligible Securities will be registered in the name of, and the Cash Payments will be paid to, a nominee of a common depositary for a principal clearing system and deposited with or transferred to that common depositary, which may cause an increase in fees under the arrangements regarding your securities deposit account;

31.
you acknowledge that, as applicable, your electronic acceptance notice and/or letter of transmittal contains an offer to enter into a contractual relationship with Argentina on the potential exchange of your Eligible Securities for New Securities and a Cash Payment (subject to the terms of the Invitation Materials) and that, consequently, the information contained in such electronic acceptance notice and/or letter of transmittal is required in connection with the settlement of the Invitation.  You agree that Argentina, the information, exchange and tabulation agent and the custodian will store, process and use the data contained in such electronic acceptance notice and/or letter of transmittal to the extent required for the settlement of the Invitation, the conduct of the Bondholders’ Meetings and adoption of the Resolutions, for litigation reconciliation purposes and/or the exercise by Argentina of any rights under the representations, warranties and undertakings given in connection with the Invitation, and you irrevocably instruct your custodian, any relevant clearing system or other holder acting on your behalf to disclose your identity and deliver, as applicable, an electronic acceptance notice and/or letter of transmittal, as provided in the tender procedures, to Argentina, its legal counsel, the information, exchange and tabulation agent and the custodian;

32.
Argentina, the information, exchange and tabulation agent, the collateral agent, the custodian and other persons will rely on the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements, and if any of the acknowledgments, representations, warranties and agreements deemed to have been made by you by your tender of your Eligible Securities are no longer accurate, you will promptly notify Argentina and, at Argentina’s sole discretion, withdraw your tender of Eligible Securities or remedy the same;

33.
the submission of the electronic acceptance notice and, if applicable, the delivery to the information, exchange and tabulation agent of the letter of transmittal relating to your tender fall within the exclusive responsibility of your custodian (or of the corresponding direct participant, in the case of letters of transmittal) or other holder or third party acting on your behalf; you further acknowledge that Argentina shall not be liable with respect to any failure in the delivery, or any delayed delivery, to the information, exchange and tabulation agent, of any electronic acceptance notice or letter of transmittal, or any error in the execution of a letter of transmittal, or with respect to any failure or error in the submission, or any delayed submission, of the tendered Eligible Securities through a principal clearing system, or any failure or error in the delivery, or any delayed delivery, of any Eligible Securities in physical form, or any failure to execute, or any delayed execution, of any other steps or formality necessary or desirable to complete validly the tender procedures of the Invitation;

34.
the Consideration for your tendered Eligible Securities will be credited to an account held by you or your custodian, directly or indirectly, with a principal clearing system pursuant to the tender procedures described herein;

35.
you instruct your custodian or any other holder or third party acting on your behalf, to transfer your tendered Eligible Securities to the fiscal agent for cancellation, according to the terms and conditions described in this document, or if the tendered Eligible Securities are not accepted by Argentina pursuant to the terms and conditions of the Invitation, you instruct your custodian, holder or third party acting on your behalf, to release such Eligible Securities and return them to you;

36.
you acknowledge that Argentina’s obligations to make payments in the Invitation shall be discharged upon receipt by the information, exchange and tabulation agent, for your sole benefit, of your New Securities and the portion of your Cash Payment to be paid by Argentina.  You agree that Argentina shall make all payments under the Invitation to the information, exchange and tabulation agent (or directly to one or more of the clearing systems) for your exclusive benefit, in accordance with your respective interests.  Argentina shall have no right or interest whatsoever in such amounts;

37.
you acknowledge that you are not relying on Argentina, the collateral agent, the information, exchange and tabulation agent or the custodian for any investment advice with respect to the value of the securities constituting the Brady Collateral and that none of Argentina, the collateral agent, the information, exchange and tabulation agent or the custodian makes any representation as to the value or validity of any securities constituting the Brady Collateral or is responsible for the enforcement of the Argentina’s obligations or any of its or your rights under, or for the taking of any action to protect your interests in, any such securities and none of Argentina, the collateral agent, the information, exchange and tabulation agent or the custodian is under any obligation to supervise the investment represented by any such securities or to make any recommendation to it with respect to the disposition of any such securities;

38.
you acknowledge that each of Argentina, the collateral agent, the information, exchange and tabulation agent and the custodian is performing its duties provided for in the collateral pledge agreement, the custody agreement and any other agreement with Argentina in reliance upon various representations and warranties made by Argentina, including representations from Argentina (a) as to the principal amount of Eligible Securities tendered and accepted by Argentina in the Invitation and as to the effectiveness of the Proposed Amendments; (b) that upon the redemption by the U.S. Treasury of the U.S. Treasury Bonds comprising the portion of the Brady Collateral that secures the tendered USD Brady Bonds, and payment of the redemption price by the U.S. Treasury to the collateral agent, as contemplated by the USD collateral pledge agreement and the memorandum of understanding between Argentina and the U.S. Treasury, the collateral agent will be authorized, assuming the Amendment Condition is satisfied, to transfer the resulting Cash Proceeds to the custodian; (c) that upon the transfer of the KfW Bonds by the collateral agent to KfW, and the payment of the repurchase price by KfW to the collateral agent, as contemplated by the repurchase agreement between KfW and Argentina, good and valid title to the KfW Bonds, free and clear of all pledges, liens and encumbrances, equities, security interests or other claims, will pass, subject to applicable laws, to KfW, and the collateral agent will be authorized, assuming the Amendment Condition is satisfied, to transfer the resulting Cash Proceeds to the custodian; and (d) assuming the Amendment Condition is satisfied, the liquidation of the applicable portion of the Brady Collateral by the collateral agent, the transfer of the resulting Cash Proceeds to the custodian to hold in trust for the benefit of the tendering holders of Eligible Securities of the applicable series, and the payment of such Cash Proceeds to such tendering holders, will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreements to which Argentina is a party (including the collateral pledge agreements) or by which it or any of its properties or assets is bound;

39.	you acknowledge that the collateral agent’s duty with respect to the liquidation of any Brady Collateral shall be discharged at the time the Cash Proceeds are credited to the custodian’s account;

40.
you acknowledge that neither the collateral agent nor the custodian will be responsible for any loss or damage you may suffer in relation to the distribution of funds unless the loss or damage results from the collateral agent’s or the custodian’s gross negligence or willful misconduct or the gross negligence or willful misconduct of its nominees or any branch or subsidiary of it; in the event of such gross negligence or willful misconduct, the liability of the collateral agent or the custodian, as the case may be, in connection with the loss or damage will not exceed (a) the lesser of replacement of any securities or the market value of the securities to which such loss or damage relates at the time the party alleging the damages reasonably should have been aware of such gross negligence or willful misconduct and (b) replacement of cash.  Under no circumstances will the collateral agent or the custodian be liable to you for special, indirect or consequential loss or damage of any kind whatsoever (being loss of business, goodwill, opportunity or profit), even if advised of the possibility of such loss or damage;

41.
you acknowledge that in the event unanticipated circumstances occur such that the collateral agent has any questions with respect to the liquidation procedures specified herein or in respect of any matter not expressly provided for in the applicable collateral pledge agreement that requires the exercise of any discretion on its part, the collateral agent (a) shall have the right to engage, at the expense of Argentina, the services of an independent reputable investment banking firm for advice on such circumstances or matters and (b) may, without incurring any liability whatsoever, conclusively rely on any advice received from such advisor, without having any duty to conduct an independent inquiry in respect of such circumstances or matters;

42.
you acknowledge that the rights, powers, duties, authorities and obligations of the collateral agent and the custodian are set out in the collateral pledge agreements and the custody agreement, respectively, and each of them is subject to and bound by the terms thereof;

43.
you acknowledge that the custodian will not be responsible for any failure to perform any of its obligations (nor will it be responsible for any unavailability of funds credited to the relevant custody account or accounts that it establishes for purposes of the Invitation) if such performance is prevented, hindered or delayed by a force majeure event, and that in such case its obligations will be suspended for so long as the force majeure event continues.  “Force majeure event” means any event due to any cause beyond the reasonable control of the custodian, including civil disturbances, attacks, war, acts of God or power or communication system failures;

44.
you acknowledge that neither the collateral agent nor the custodian shall (a) be under any obligation to verify whether any amount of funds received by it is sufficient, so long as the amount of such funds is consistent with written notices received by it of the amount to be paid to it; (b) be liable to you for any loss or destruction or depreciation in value of any securities (unless it shall directly result from its own gross negligence or wilful misconduct); (c) be liable to you if required by law or by any authority in or of any jurisdiction having the power to tax to withhold or deduct any amounts on account of any duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed in respect of any funds received or the proceeds of the liquidation of any securities or (d) be obligated to invest any Cash Proceeds pending distribution of such Cash Proceeds to the tendering holders entitled thereto; and

45.
if any one or more of the above representations, warranties and undertakings made by or with respect to any tendering holder shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining representations, warranties and undertakings made by or with respect to such holder, and the representations, warranties and undertakings made by or with respect to all other tendering holders, shall in no way be affected, prejudiced or otherwise disturbed thereby.

For purposes of this document, the “beneficial owner” of any Eligible Securities shall mean any holder that exercises sole investment discretion with respect to such Eligible Securities.

The representations, warranties, acknowledgments and agreements of a holder tendering Eligible Securities shall be deemed to be repeated and reconfirmed on and as of the Expiration Date, the date of the Bondholders’ Meeting for the relevant series of Eligible Securities and of any adjourned meeting and as of the Settlement Date.

Appointment of Custodian

Upon its tender of Eligible Securities of any series, the holder of such Eligible Securities (or an authorized representative on behalf of such holder) shall be deemed irrevocably to have appointed Wilmington Trust FSB as custodian and to have instructed the custodian to (a) establish a custody account in the name of the custodian for the deposit by the custodian of the Cash Proceeds received from the collateral agent after its liquidation of the Brady Collateral for that series of Eligible Securities (b) hold the Cash Proceeds in trust for the benefit of the tendering holders of the relevant series of Eligible Securities until Argentina has confirmed to the custodian that such Eligible Securities have been cancelled and (c) distribute the portion of the Cash Proceeds that is attributable to the Eligible Securities such holder has tendered to the account designated by or on behalf of such holder pursuant to its electronic acceptance notice and/or letter of transmittal.

The New Securities or Cash Payment to Which You are Entitled Upon Settlement of the Invitation will be Credited to the Same Account at a Principal Clearing System from which the Corresponding Eligible Securities were Tendered or, if You Hold USD Brady Bonds in Physical Form, to the Account at a Principal Clearing System that is Specified in Your Letter of Transmittal

As described below under “Description of the New Securities—Registration and Book-Entry System,” the New Securities will be represented by interests in one or more permanent global securities in fully registered form, without interest coupons attached, which will be registered in the name of a nominee of a common depositary of Euroclear and Clearstream, Luxembourg, the primary clearing system for the New Securities, and which will be deposited on or before the Settlement Date, with that common depositary.  If you wish to hold securities through the Euroclear or Clearstream, Luxembourg system, you must either be a direct participant in Euroclear or Clearstream, Luxembourg or hold securities through a direct participant in Euroclear or Clearstream, Luxembourg.  Direct participants include financial institutions and other intermediaries that have accounts with Euroclear or Clearstream, Luxembourg.  Caja de Valores and Clearstream Banking AG have accounts with one or both of these clearing systems.  Indirect participants are financial institutions and other intermediaries that do not have an account with Euroclear or Clearstream, Luxembourg, but that clear through or maintain a custodial relationship with a direct participant.  Thus, indirect participants have access to the Euroclear or Clearstream, Luxembourg system through direct participants.

If your Eligible Securities are tendered through a principal clearing system that is not the primary clearing system for the New Securities that you are entitled to receive, your New Securities will be credited first to the account of your principal clearing system at such primary clearing system and then the principal clearing system will transfer the New Securities to your account.

The New Securities and the Cash Payment to which you are entitled will be credited to the same account at a principal clearing system from which the Eligible Securities in exchange for which they are issued were tendered.  Neither the direct participant that submits an electronic acceptance notice in respect of your tender nor any intermediary that submits a letter of transmittal will be permitted to designate a different account for receipt of your New Securities upon settlement of the Invitation.  If you hold your Eligible Securities through financial institutions and other intermediaries, you must confirm that your financial institution or intermediary holds an account, either directly or indirectly, in one of the principal clearing systems.  If your intermediary does not hold such an account, it will have to establish one for purposes of tendering your Eligible Securities and receiving your New Securities and the Cash Payment prior to submitting tenders.  Alternatively, you may open an account with a different financial institution or intermediary that has, either directly or indirectly, an account at a principal clearing system where your New Securities and the Cash Payment can be credited upon settlement of the Invitation.  In such case, to ensure that the proper account information is communicated to the information, exchange and tabulation agent, you should transfer your Eligible Securities to the new intermediary prior to tendering your Eligible Securities, and carry out such tender through that intermediary.

If you tender USD Brady Bonds in physical form, you must either (a) if you are a direct participant in a principal clearing system, submit a letter of transmittal with respect to your tender or (b) arrange (directly or through a custodian) for a direct participant in a principal clearing system to submit a letter of transmittal on your behalf.  In either case, your New Securities and Cash Payment will be credited to the account of the direct participant that submits your letter of transmittal.  If you do not currently have an account with a direct participant or with a custodian with access to a direct participant, you must make arrangements to establish such an account before tendering your Eligible Securities.

Procedures for Withdrawal of Tenders

If Argentina grants withdrawal rights, as provided above under “—Irrevocability; Limited Withdrawal Rights,” for the series of Eligible Securities you have tendered, a direct participant on your behalf may withdraw your tender in accordance with the following procedures.  Tenders of Eligible Securities held in electronic or book-entry form may be withdrawn by submitting an electronic withdrawal notice to the principal clearing system through which you submitted your tender.  Upon receiving such instructions, the principal clearing system will deliver a notice of withdrawal to the information, exchange and tabulation agent, whereupon the information, exchange and tabulation agent will instruct the principal clearing system to release the Eligible Securities you wish to withdraw from their blocking instructions (or the blocking instructions equivalent, in the case of Caja de Valores).  Tenders of USD Brady Bonds held in physical form may be withdrawn through the submission by the relevant direct participant through which you submitted your letter of transmittal of an e-mail  to the information, exchange and tabulation agent at ralvarez@bondcom.com withdrawing your tender and indicating the certificate number set forth on the face of the physical certificate representing the tendered Eligible Securities to which the withdrawal notice relates, the name of the beneficial owner of the Eligible Securities being withdrawn and the address to which the physical certificate should be returned.

For the withdrawal of your tender to be effective, (i) if you hold your Eligible Securities in electronic or book-entry form, the information, exchange and tabulation agent must receive your notice of withdrawal from the principal clearing system through which your tender was originally submitted and (ii) in the case of USD Brady Bonds held in physical form, the information, exchange and tabulation agent must receive your notice of withdrawal via e-mail, in each case within two business days after the date Argentina first publicly announces (by means of a press release through the news services) the granting of withdrawal rights.

If you hold your Eligible Securities through a financial institution or other intermediary, you must instruct that intermediary to arrange for the valid submission of an electronic withdrawal notice to the relevant principal clearing system or for the valid submission of an e-mail to the information, exchange and tabulation agent withdrawing your tender, as applicable.

Tenders of Eligible Securities may not be partially withdrawn.  Therefore, if in the case of tenders of Eligible Securities held in electronic or book-entry form, a direct participant, on behalf of its customer, wishes to withdraw a tender representing a portion of an electronic acceptance notice, that direct participant must (i) submit an electronic withdrawal notice, as provided herein with respect to the entire electronic acceptance notice and (ii) submit a new electronic acceptance notice and, in the case of DM Brady Bonds, a new letter of transmittal, retendering the Eligible Securities not intended to be withdrawn.  Similar procedures should be followed with respect to USD Brady Bonds held in physical form (i.e., (x) the relevant direct participant through which you submitted your letter of transmittal must submit to the information, exchange and tabulation agent a notice of withdrawal via e-mail and (y) a new physical certificate and letter of transmittal must be submitted to the fiscal agent and the information, exchange and tabulation agent, respectively).

Any Eligible Security properly withdrawn will be deemed to be not validly tendered for purposes of the Invitation.

Argentina can offer no assurance that any custodian, direct participant or clearing system (including the principal clearing systems) will follow the procedures necessary to withdraw or retender your tender, as these procedures are entirely within such parties’ discretion.

If you have any questions regarding whether your tender may be withdrawn and the procedure to withdraw tenders, you may contact the information, exchange and tabulation agent at one of the phone numbers listed on the back cover of this document.

Procedures Upon Rejection of Tenders or Termination of Invitation

If Argentina accepts less than all of the tenders (to the extent permitted by applicable law), then with respect to any tenders not so accepted, Argentina will instruct the information, exchange and tabulation agent to instruct the principal clearing system through which such tenders were submitted to transfer such Eligible Securities to the originating direct participant’s account at such principal clearing system (or to release such Eligible Securities from their blocking instructions) as soon as practicable after the Settlement Date.

If Argentina terminates the Invitation for one or more series of Eligible Securities without accepting any tenders, all tenders of Eligible Securities of that series will automatically be deemed rejected and the tendered Eligible Securities will be returned to the tendering holders.

Argentina can offer no assurance that any custodian, direct participant or clearing system (including the principal clearing systems) will follow the procedures necessary to reflect the rejection of your tender, as these procedures are entirely within such parties’ discretion.  Argentina’s rejection of your tender will be effective even if these parties do not comply with these procedures.

Irregularities

All questions regarding the validity, form and eligibility, including time of receipt or revocation or revision, of any electronic acceptance notice or letter of transmittal, if applicable, will be determined by Argentina in its sole discretion, which determination will be final and binding.  Argentina reserves the absolute right to reject any and all electronic acceptance notices and letters of transmittal not timely submitted or in improper form or for which any corresponding agreement by Argentina to exchange would, in the opinion of Argentina’s counsel, be unlawful.  Argentina also reserves the absolute right to waive any of the conditions of the Invitation, other than the Cancellation Condition and the Amendment Condition, or defects in electronic acceptance notices, letters of transmittal or deliveries of certificates (in the case of physical bonds).  Neither Argentina nor the information, exchange and tabulation agent shall be under any duty to give notice to you, as the tendering holder, of any irregularities in any electronic acceptance notices, letters of transmittal, deliveries of certificates or exchanges, nor shall any of them incur any liability for the failure to give such notice.

Announcements

Information about the Invitation and all announcements in connection with the Invitation (including announcements with respect to the termination, extension, withdrawal or amendment of the Invitation or the granting of withdrawal rights) will be displayed on the Invitation Website, will be published on the website of the Luxembourg Stock Exchange (http://www.bourse.lu) and, to the extent provided in this document, will be issued by press release to the news services.  These notices will, among other things, include the names of the information, exchange and tabulation agent and the custodian.  Argentina will also make available and publish information in certain non-U.S. jurisdictions in the form and manner required in such jurisdictions.

Settlement

The settlement for each series of Eligible Securities will occur as soon as practicable following the satisfaction of the Amendment Condition for that series of Eligible Securities.  Argentina will make an announcement on the Invitation Website and on the website of the Luxembourg Stock Exchange, and will issue a press release to the news services, promptly after it completes settlement for a series of Eligible Securities.

Settlement for each series of Eligible Securities will commence on the date when Argentina notifies the information, exchange and tabulation agent and the custodian that all conditions to settlement (other than the Cancellation Condition) have been satisfied or waived and that it is prepared to issue the New Securities and to pay the portion of the Cash Payments for that series of Eligible Securities to be paid by Argentina, upon confirmation (a) from the custodian of its receipt from the collateral agent of the portion of the Cash Proceeds that is attributable to the tendered Eligible Securities of that series and (b) from the fiscal agent of the cancellation of the tendered Eligible Securities of that series.  Argentina will condition its issuance of the New Securities and delivery of the Cash Payments for each series of Eligible Securities on the cancellation of all Eligible Securities of such series tendered in the Invitation.  Argentina may not waive the Cancellation Condition.  The information, exchange and tabulation agent shall act solely as agent of Argentina and will not assume any obligation towards or relationship of agency or trust for or with any of the holders of the Eligible Securities; provided that any Cash Payments or New Securities held by the information, exchange and tabulation agent for payments under the Invitation shall be held in trust for the benefit of the holders entitled thereto.

On the applicable Settlement Date, if Argentina has accepted your tender:

●
you will assign and transfer all right, title and interest in and to your Eligible Securities and all related claims, free and clear of all liens, charges, claims, encumbrances, interests, rights of third parties and restrictions of any kind, to the fiscal agent for cancellation and you will discharge and release Argentina from, and grant Argentina full satisfaction and discharge of, all claims whatsoever (including claims subject to pending proceedings or reduced to judgments or subject to attachment orders) related to your tendered Eligible Securities; and

●
upon cancellation of your Eligible Securities, you will receive, solely by credit to the account at the principal clearing system from which your Eligible Securities were tendered, the New Securities and the Cash Payment to which you are entitled.

If necessary to facilitate the settlement of the Invitation, settlement may occur over a period of several business days.  The length of the settlement period will have no effect on the amount of New Securities or the Cash Payments that you may receive in the Invitation.  Once settlement has been completed for one or more series of Eligible Securities, Argentina will publish an announcement of the completion of settlement for such series on the website of the Luxembourg Stock Exchange (http://www.bourse.lu).

The determination by Argentina of the Consideration to be received by tendering holders and any other calculation or quotation made with respect to the Invitation shall be conclusive and binding on you, absent manifest error.

Governing Law and Jurisdiction

Each electronic acceptance notice submitted in a jurisdiction in which the Invitation is being extended on the basis of this document shall be governed by and construed in accordance with the laws of the State of New York.  By submitting an electronic acceptance notice, you (and the direct participant on your behalf) irrevocably and unconditionally agree for the benefit of Argentina, the information, exchange and tabulation agent and the custodian that the U.S. state or federal courts sitting in the Borough of Manhattan, the City of New York, are to have exclusive jurisdiction to settle any disputes that arise out of or in connection with the Invitation or any of the documents referred to in this document and that, accordingly, any suit, action or proceedings arising out of or in connection with the foregoing may be brought in such courts.

Terms of the Invitation; Methodology; No Recommendation

In defining the financial terms of the Invitation, Argentina has observed certain principles of debt sustainability and inter-creditor equity.  Still, Argentina seeks to achieve debt reduction in the magnitude it considers necessary to create the basis for future fiscal stability and long-term debt sustainability.  Argentina has calculated exchange ratios and the Consideration to be delivered to holders of Eligible Securities in as equitable a manner as it has deemed practicable in view of the immense complexity of the financial and other considerations relevant to these calculations.  Argentina has also designed the terms of the New Securities in a manner which it believes balances the country’s economic needs and constraints with the various preferences of investors, and it has sought to provide equitable access to the New Securities by investors.

Nonetheless, the calculations of the Brady Residual Amount, the exchange ratio, the interest rates on the Discounts and 2017 Globals, the reference prices of the 2010 Discounts and 2010 GDP-linked Securities, and the formulas for calculating the principal or nominal amount of New Securities and the amount of the Cash Payments to be received by the tendering holders, and the amounts payable under the GDP-linked Securities are based, at least in part, on criteria determined by Argentina representing one of several possible approaches and methodologies.  Argentina has thus made determinations about methodology, calculations and other parameters of the Invitation that are necessarily subjective in nature.  Moreover, we can offer no assurance that the rate of Argentina’s economic growth will meet current assumptions or that Argentina will achieve long-term debt sustainability.  Consequently, you should independently make an assessment of the terms of the Invitation.  See the section entitled “Risk Factors—Risk Factors Relating to Argentina” for a discussion of various factors that could affect Argentina’s future economic prospects.

None of Argentina, the information, exchange and tabulation agent, the custodian, the collateral agent or the principal clearing system through which you may tender your Eligible Securities expresses any opinion regarding:

●	the fairness of the terms of the Invitation;

●	the fairness of the values that result from the methodology for calculations and the setting of other parameters of the Invitation; or

●	whether you should participate in the Invitation by tendering your Eligible Securities or refrain from doing so.

In addition, no one has been authorized by Argentina to make any recommendation of any kind regarding your participation in the Invitation or regarding any term of the Invitation, or the fairness or value of any aspect of the Invitation.

Repurchases of Eligible Securities that Remain Outstanding; Subsequent Exchange Offers

Argentina reserves the right, in its sole discretion, to purchase, exchange, offer to purchase or exchange, or to issue an invitation to submit offers to exchange or sell any Eligible Securities that are not exchanged pursuant to the Invitation (in accordance with their respective terms) and, to the extent permitted by applicable law, purchase or offer to purchase Eligible Securities in the open market, in privately negotiated transactions or otherwise.  Any such purchase, exchange, offer to purchase or exchange or settlement will be made in accordance with applicable law.  The terms of any such purchases, exchanges, offers or settlements could differ from the terms of the Invitation.  Holders of New Securities may be entitled to participate in any voluntary purchase, exchange, offer to purchase or exchange extended to or agreed with holders of Eligible Securities not exchanged pursuant to the Invitation as described below under “Description of the New Securities—Rights Upon Future Offers.”

THE CONSENT SOLICITATION, BONDHOLDERS’ MEETINGS AND THE RESOLUTIONS

Bondholders’ Meetings

Subject to the terms and conditions of this Invitation, Argentina is soliciting consents (the “Consent Solicitation”) from the holders of the Eligible Securities of each series in favor of resolutions (the “Resolutions”) proposed to be adopted at a Bondholders’ Meeting to be held on or about the dates set forth below requesting and approving, as applicable, the USD Brady Bonds Proposed Amendments (as defined below) and the DM Brady Bonds Proposed Amendments (as defined below) (collectively, the “Proposed Amendments”).

Time and Place of the Meetings for Each Series of Eligible Securities

The Bondholders’ Meeting  with respect to each series of Eligible Securities will be held on the dates and at the times indicated below, at One Liberty Plaza, 39th Floor, New York, New York, 10006, United States of America, in the case of the Bondholders’ Meetings for the USD Brady Bonds, and at Japan Center, Conference Center, Room Tokyo, Taunustor 2, 60311, Frankfurt am Main, Germany, in the case of the Bondholders’ Meetings for the DM Brady Bonds.

•	January 7, 2011, 10:00 a.m. (New York time)	Meeting of holders of USD Par Bonds
•	January 7, 2011, 10.30 a.m. (New York time)	Meeting of holders of USD Discount Bonds
•	January 10, 2011, 10:00 a.m. (Central European time)	Meeting of holders of DM Par Bonds
•	January 10, 2011, 2:00 p.m. (Central European time)	Meeting of holders of DM Discount Bonds

Holders of Eligible Securities may attend the Bondholders’ Meeting  with respect to the relevant series of Eligible Securities in person or by proxy.  However, in order to participate in the Invitation, holders of Eligible Securities must consent to the Proposed Amendments.

Accordingly, (i) holders of USD Brady Bonds held in electronic or book-entry form through Clearstream, Luxembourg or Euroclear will, by the submission of their electronic acceptance notice, consent to the Proposed Amendments and instruct the holder of record of their Eligible Securities to complete and sign a form of proxy and in such proxy to authorize and instruct the information, exchange and tabulation agent to attend, or appoint a proxy to attend, and to cast the votes corresponding to such holders’ tendered Eligible Securities in favor of the Resolutions approving the Proposed Amendments at the relevant Bondholders’ Meeting and (ii) holders of USD Brady Bonds in physical form or DM Brady Bonds will, by the submission of their letter of transmittal (and, in the case of holders of DM Brady Bonds, by the submission of their electronic acceptance notice), appoint the information, exchange and tabulation agent as proxy to vote on their behalf in favor of the Resolutions approving the Proposed Amendments at the relevant Bondholders’ Meeting.

Holders who do not intend to participate in the Invitation or attend the Bondholders’ Meeting  in person, and who wish to appoint a proxy to attend and vote on their behalf at a Bondholders’ Meeting, should contact the fiscal agent or their custodian regarding the applicable procedures for appointing a proxy.

The Proposed Amendments to the USD Brady Bonds

The USD Collateral Pledge Agreement may be amended with respect to a Series of USD Brady Bonds with consent of Argentina, the collateral agent, the fiscal agent and the lesser of (a) a majority in principal amount of the relevant Series of USD Brady Bonds then outstanding and (b) 75% in aggregate principal amount of the relevant Series of the USD Brady Bonds represented and voting at a Bondholders’ Meeting of such series at which a quorum is present.  USD Brady Bonds of each series in which Argentina has any interest will not be entitled to vote.

If approved, the Resolutions with respect to each series of USD Brady Bonds will provide for the following amendments to the USD Collateral Pledge Agreement, which are referred to as the “USD Brady Bonds Proposed Amendments”:

(i)           Add the following definitions to Section 1.01:

“Authorized Officer” means, (i) with respect to Wilmington Trust FSB, any of the officers of Wilmington Trust FSB listed in Exhibit B, as such list may be modified from time to time by written notice from Wilmington Trust FSB to the Collateral Agent signed by an Authorized Officer, and (ii) with respect to any other Custodian, any officer of such Custodian to be listed in a schedule to the agreement governing its role in any Reopening Exchange Offer, as such list may be modified from time to time by written notice from such Custodian to the Collateral Agent signed by an Authorized Officer.

“Cash Proceeds” has the meaning specified in Section 6.01(b).

“Custodian” means (i) with respect to the 2010 Brady Bond Exchange Offer, Wilmington Trust FSB, or any successor thereto or (ii) with respect to any Reopening Exchange Offer, any custodian appointed in connection therewith, or any successor thereto.

“Liquidable Securities” has the meaning specified in Section 6.01(b).

“Principal Amount Tendered” means, with respect to each Series of Principal Bonds, the outstanding principal amount of each such Series of Principal Bonds tendered and accepted by Argentina in the 2010 Brady Bond Exchange Offer or in any Reopening Exchange Offer, as applicable.

“Reopening Exchange Offer” means any offer by Argentina, or invitation by Argentina to submit offers, to exchange Principal Bonds on terms substantially the same as, or more favorable to Argentina than, the 2010 Brady Bond Exchange Offer.

“Request for Liquidation of Principal Collateral” means a duly completed written request from the Custodian to the Collateral Agent, countersigned by Argentina, requesting that the Collateral Agent liquidate certain Principal Collateral and promptly thereafter transfer the Cash Proceeds thereof to the Custodian, such request to be substantially in the form of Schedule F-3.

“2010 Brady Bond Exchange Offer” means the invitation by Argentina to submit offers to exchange certain bonds, including the Principal Bonds, to the holders of such bonds for new securities and a cash payment, as set forth in its prospectus supplement dated December 3, 2010 and prospectus dated April 13, 2010 filed with the U.S. Securities and Exchange Commission and its prospectus dated December 3, 2010 filed with the Commission de Surveillance du Secteur Financier.

(ii)           Delete section 6.01 in its entirety, and replace it with the following:

“SECTION 6.01.  Release of Principal Collateral Before Bond Maturity Date.  (a) If (i) other than in connection with the 2010 Brady Bond Exchange Offer or any Reopening Exchange Offer, Argentina redeems all or any part of a Principal Bond of any Series or purchases or exchanges or causes to be purchased or exchanged any such Principal Bond and surrenders such Principal Bond to the Fiscal Agent for cancellation in accordance with Section 6(e) or 6(f) of the Fiscal Agency Agreement or Paragraph 4 of the Principal Bonds before the Bond Maturity Date or (ii) the principal amount of the Global Principal Bond for any Series is reduced or any definitive Principal Bond is cancelled, in either case pursuant to Section 5(i)(2) of the Fiscal Agency Agreement, the Fiscal Agent shall, upon the request of Argentina, signed by an Authorized Official, promptly countersign and send to the Collateral Agent a Request for Release of Principal Collateral stating the Paid Principal Amount of such redemption, purchase, exchange, reduction or cancellation.  If at any time before the Bond Maturity Date for a Series of Principal Bonds the Collateral Agent receives such a Request for Release of Principal Collateral in respect of such Series, the Collateral Agent shall, subject to the provisions of the Pledged Securities for such Series of Principal Bonds, as soon as practicable, deliver or transfer or cause to be delivered or transferred, in accordance with the instructions given by Argentina in such Notice, Pledged Securities for such Series of Principal Bonds having a principal amount payable at maturity as nearly as may be practicable equal to but not exceeding the Paid Principal Amount set forth in such Notice (the “Released Securities”).  Upon such transfer or delivery, the Lien of this Agreement in favor of the Holders in respect of such Released Securities shall terminate, such Released Securities shall be free of the Lien of this Agreement and all rights with respect to such Released Securities shall revert to Argentina.

(b) Notwithstanding anything to the contrary in this Agreement, the following provisions shall apply if and when Argentina accepts any Principal Bonds of any Series tendered in the 2010 Brady Bond Exchange Offer or any Reopening Exchange Offer:

(i) The Custodian shall have the right to request the Collateral Agent to (A) liquidate Pledged Securities for such Series of Principal Bonds having a principal amount payable at maturity as nearly as may be practicable equal to but not exceeding the Principal Amount Tendered (the “Liquidable Securities”) through a redemption of the Liquidable Securities by the United States Department of the Treasury, and (B) upon such liquidation, promptly transfer to the Custodian, to hold in trust on behalf of the tendering Holders, the cash proceeds from such liquidation (the “Cash Proceeds”), in each case by sending to the Collateral Agent and Argentina a Request for Liquidation of Principal Collateral signed by an Authorized Officer and stating the Principal Amount Tendered in such exchange offer.

(ii) Promptly upon receipt of the Request for Liquidation of Principal Collateral referred to above, (A) Argentina shall countersign and forward to the Collateral Agent the Request for Liquidation of Principal Collateral as received from the Custodian and (B) the Collateral Agent shall request the United States Department of the Treasury to redeem the Liquidable Securities and effect liquidation of the Liquidable Securities as set forth in such Request for Liquidation of Principal Collateral.

(iii) Promptly after liquidation of the Liquidable Securities and receipt of the Cash Proceeds from the United States Department of the Treasury, the Collateral Agent shall transfer the Cash Proceeds to the Custodian, who shall hold the Cash Proceeds in trust on behalf of the tendering Holders.

(iv) Upon transfer by the Collateral Agent to the Custodian of the Cash Proceeds, (A) the Cash Proceeds shall be treated as having been applied (together with other consideration provided for in the 2010 Brady Bond Exchange Offer or any Reopening Exchange Offer) to the full satisfaction of the Principal Bonds tendered by the tendering Holders and any related claims and shall become the property of the tendering Holders free of the Lien of this Agreement, and (B) tendering Holders shall have no interest in the portion of the Principal Collateral that secures Principal Bonds of Holders that do not elect to participate in the 2010 Brady Bond Exchange Offer or in any Reopening Exchange Offer.

(v) The Custodian shall, only upon receipt of written confirmation from Argentina that all Tendered Principal Bonds have been cancelled, transfer the Cash Proceeds to the tendering Holders.

For the avoidance of doubt, the Collateral Agent may not transfer or otherwise affect the portion of the Principal Collateral that secures Principal Bonds of Holders that do not elect to participate in the 2010 Brady Bond Exchange Offer or in any Reopening Exchange Offer.”

(iii)           Delete the third sentence of Section 8.02(d), and replace it with the following:

“Without limiting the foregoing, in determining the amount of any Principal Collateral or Interest Collateral to be released or transferred as provided herein, the Collateral Agent shall be entitled to rely on the information set forth in any Delivery Certificate, any Request for Release of Interest Collateral, any Request for Substitution of Interest Collateral, any Request for Substitution of Principal Collateral, any Request for Release of Principal Collateral, any Request for Liquidation of Principal Collateral, the Notice of Increased Series and Decreased Series and the Notice of Transfer, Delivery and Release of Collateral.”

(iv)           Add a new Exhibit B, listing the Authorized Officers of Wilmington Trust FSB.

(v)           Add a new Schedule F-3, which provides a form of “Request for Liquidation of Principal Collateral.”

If the Resolution is approved and the USD Brady Bonds Proposed Amendments become effective, such amendments will be binding on all holders of the series of USD Brady Bonds that approved such Resolution, whether or not they participate in the Invitation.

Holders of USD Brady Bonds Entitled to Vote at Each Bondholders’ Meeting

All holders of a series of USD Brady Bonds as of the Expiration Date are entitled to vote on the Resolutions with respect to such series of USD Brady Bonds.

Holders of Eligible Securities may vote in person at the Bondholders’ Meeting or, if you are tendering your Eligible Securities in the Invitation, by submission of an electronic acceptance notice and/or letter of transmittal, as applicable, which will effect your appointment of the information, exchange and tabulation agent as your proxy.  If you are a holder of Eligible Securities, you should be aware that by voting in person, you will not be able to submit an electronic acceptance notice or letter of transmittal and, therefore, will not be able to participate in the Invitation.  Alternatively, if you are a holder of Eligible Securities that wishes to vote at a Bondholders’ Meeting but does not wish to participate in the Invitation, please contact the fiscal agent or your custodian for instructions on how to prove your entitlement to participate in the Bondholders’ Meeting.  You should also be aware that if you vote by submitting an electronic acceptance notice and/or letter of transmittal, you may only revoke your proxy in the limited circumstances described under “Terms of the Invitation—Irrevocability; Limited Withdrawal Rights” and only if you do so on or before the Expiration Date.

Quorum Requirement for Each Meeting of Holders of USD Brady Bonds

In accordance with the terms and conditions of the USD Brady Bonds, at the initial Bondholders’ Meeting at which the Resolution for each series of USD Brady Bonds contemplated by the Consent Solicitation will be proposed, the quorum for each series of USD Brady Bonds will be persons entitled to vote a majority in aggregate principal amount of the USD Brady Bonds of such series at the time outstanding.  USD Brady Bonds in which Argentina has any interest will not be entitled to vote.

No business may be transacted in the absence of a quorum unless the requisite quorum is present when the meeting is called to order.

Adjournments

If a quorum is not present within half an hour from the time scheduled for a Bondholders’ Meeting of either series of USD Brady Bonds (including any adjourned meeting of the holders of the USD Brady Bonds of such series contemplated hereby), the Bondholders’ Meeting will be adjourned for a period of not less than 10 days, as may be decided by the chairman of the Bondholders’ Meeting.  At the reconvening of any Bondholders’ Meeting with respect to a series of USD Brady Bonds adjourned for lack of quorum, the quorum will be any one or more persons (not including USD Brady Bonds in which Argentina has any interest) holding USD Brady Bonds of that series or proxies representing in the aggregate at least 25% of the outstanding principal amount of such USD Brady Bonds, and such Bondholders’ Meeting will have the power to adopt any resolution and to decide upon all matters which could properly have been dealt with at the initial Bondholders’ Meeting.

Vote Necessary to Approve Each Resolution; Effectiveness of the Proposed Amendments to the USD Brady Bonds

Pursuant to the terms and conditions of the USD collateral pledge agreement, the USD Brady Bonds and the USD fiscal agency agreement, at a Bondholders’ Meeting or an adjourned meeting duly convened and at which a quorum is present as described above, the Resolutions with respect to a series of USD Brady Bonds will be effectively passed if passed by holders or their proxies entitled to vote the lesser of (a) a majority in principal amount of the relevant series of USD Brady Bonds then outstanding and (b) 75% in aggregate principal amount of the USD Brady Bonds represented and voting at the corresponding meeting.

Notwithstanding the foregoing, the effectiveness of the Proposed Amendments to the USD Collateral Pledge Agreement will also be conditioned upon (i) the affirmance by the United States Court of Appeals for the Second Circuit of the District Court’s order dated October 29, 2010 and (ii) the vacatur of the stay of the District Court’s order dated October 29, 2010 permitting the Proposed Amendments.

The Resolutions, if passed with respect to any series of USD Brady Bonds, will be binding on all holders of the USD Brady Bonds of such series, whether or not they are present at the Bondholders’ Meeting and whether or not they voted or submitted proxies in favor of the Resolutions.  If the Resolutions are passed with respect to one series of USD Brady Bonds but not with respect to the other series, then the Proposed Amendments will become effective only with respect to the series of USD Brady Bonds as to which the Resolutions are passed.

Other Business

No business other than the business specified in the notices of meeting set forth in Annexes C-1 and C-2 with respect to each series of USD Brady Bonds will be transacted at a Bondholders’ Meeting for that series of USD Brady Bonds.

The Proposed Amendments to the DM Brady Bonds

The German Bondholder Act (Gesetz über Schuldverschreibungen aus Gesamtemissionen vom 31. Juli 2009), which became effective on August 5, 2009, provides for a legal framework for bondholder meetings for bonds governed by German law.  Argentina intends to conduct the Bondholders’ Meetings in connection with the DM Brady Bonds Proposed Amendments in accordance with the provisions of the German Bondholder Act honoring, to the extent legally possible, also the provisions in the terms and conditions of the respective series of DM Brady Bonds and the DM fiscal agency agreement.

Therefore, as a first step, it is proposed that the holders of DM Brady Bonds resolve that (i) the respective series of DM Brady Bonds shall be subject to the German Bondholder Act, and that (ii), if and to the extent the fiscal agent, in connection with its duties under the terms and conditions of the respective series of DM Brady Bonds and the DM fiscal agency agreement, takes actions that can only be validly taken by a joint representative within the meaning of the German Bondholder Act (Gemeinsamer Vertreter), the holders of the relevant series of DM Brady Bonds appoint it as joint representative with the necessary powers and authorization.  Therefore, the first sentence of Section 11(a) Bondholder Meetings.  Modifications and Amendments of the terms and conditions of the respective series of DM Brady Bonds shall be deleted and be replaced by the following two sentences:

(a)           “The Bondholders may agree to modifications and amendments to the Collateral Pledge Agreement and any changes consequential thereto in the Fiscal Agency Agreement and these Terms and Conditions requiring Bondholder consent by majority vote pursuant to the provisions of the German Bondholder Act (Gesetz über Schuldverschreibungen aus Gesamtemissionen-”SchVG”) (§ 5 para. 1 sentence 1 of the SchVG and § 22 of the SchVG) and as further specified below in Subsections (b) through (f).  Majority resolutions will be adopted in a Bondholders’ meeting.”

As a second step, it would be proposed to resolve upon the amendments required in connection with the Invitation with the consent of Argentina, the collateral agent, the fiscal agent and of at least 75% in aggregate principal amount of the relevant series of the DM Brady Bonds represented and voting at a Bondholders’ Meeting of such series at which a quorum is present.  DM Brady Bonds of each series in which Argentina has any interest will not be entitled to vote.

If approved, the Resolutions with respect to each series of DM Brady Bonds will provide for the following amendments to the terms and conditions of the DM Brady Bonds, the DM fiscal agency agreement and the DM collateral pledge agreement, which are referred to as the “DM Brady Bonds Proposed Amendments”:

I.           Argentina proposes to resolve to amend the terms and conditions of each series of DM Brady Bonds in Section 11 (Bondholder Meetings.  Modifications and Amendments) as follows:

1)	The first, second, third and fourth sentences of Section 11(b) shall be replaced by the following wording:

(b)
“Upon not less than 15 days’ prior notice to the Fiscal Agent, Argentina at any time may, and upon a request in writing indicating the agenda and the resolutions to be taken made by Bondholders holding not less than 5% of the aggregate outstanding principal amount of the Bonds the Fiscal Agent shall, convene a meeting of Bondholders.  Any such request in writing by Bondholders shall be delivered to the Principal Paying Agent for transmission to the Fiscal Agent.  Any modifications or amendments within the scope of the limitations set forth in Subsection (a) consented to or approved at a meeting of Bondholders will be conclusive and binding on all Bondholders whether or not they have given consent or were present at such meeting, and on all future Bondholders.  Any written statement given by or on behalf of any Bondholder in connection with any consent to any such modification or amendment will be irrevocable once given and will be conclusive and binding on all subsequent holders of such Bond.”

2)
In Section 11(c) the words in the third sentence “for a period of not less than 10 days” and the words in the fifth sentence “the lesser of (i) a majority in aggregate principal amount of Bonds then outstanding or (ii)” shall be deleted, and the words “at least” shall be added before the words in the fifth sentence “75% in aggregate principal amount of the Bonds represented and voting at the meeting”.

3)	In Section 11(d) the words “(and are attached to the Global Bearer Bond)” shall be added at the end of the second sentence.

4)	Section 11(e) shall be deleted in its entirety and be replaced by the words “[intentionally left blank]”.

It is noted that the binding version of the terms and conditions of the DM Brady Bonds is in German and that, consequently, the Resolutions will be taken in German.  The above is an English convenience translation and has been prepared for information purposes only.

II.           Argentina proposes to resolve to amend the DM fiscal agency agreement in Section 12 (MEETING OF BONDHOLDERS) as follows:

1)           Section 12(a) shall be replaced in its entirety by the following wording:

“(a) Sections 12(b) through 12(h) shall be read together with, and shall supplement, the provisions in Section 11 of the Conditions.”

2)	In Section 12(b) the first and second sentences shall be revised to read as follows:

“Upon not less than 15 days’ prior notice to the Fiscal Agent, Argentina may at any time call a meeting of the DMK Bondholders of a Series of DMK Bonds pursuant to the notice provisions of this Section 12, such meeting to be held at such time and at such place as Argentina shall determine, for any purpose referred to in the DMK Global Bearer Bonds for such Series.  Upon a request in writing to the Fiscal Agent made by holders of not less than 5% of the aggregate outstanding principal amount of the DMK Bonds of a Series, the Fiscal Agent shall convene a meeting of DMK Bondholders of such Series of DMK Bonds.”

3)
In Section 12(c) the words in the third sentence “for a period of not less than 10 days as determined by the chairman of the meeting appointed pursuant to Section 12(f) or as specified in the initial notice of meeting referred to in Section 12(a)” shall be deleted, and, in the fourth sentence, the word “five” shall be replaced by “14”.

4)	In Section 12(f) the words in the first sentence “for such meeting” shall be deleted and, in the third sentence, the number “25” shall be replaced by “50”.

5)	At the end of Section 12(g) the following sentence shall be added:

“For the avoidance of doubt, the procedural rules in this Section 12 shall apply in addition to any procedural requirements under applicable mandatory laws.”

6)	Section 12(i) shall be deleted in its entirety and shall be replaced by the words “[intentionally left blank]”.

7)
The holders of each series of DM Brady Bonds (or any proxy on their behalf) shall consent to the entry into an amendment agreement to the DM fiscal agency agreement by the parties thereto reflecting the above amendments.

III.           Argentina proposes to resolve to amend the DM collateral pledge agreement, as follows:

1)           Add the following definitions to Section 1.01:

“Authorized Officer” means, (i) with respect to Wilmington Trust FSB, any of the officers of Wilmington Trust FSB listed in Exhibit B, as such list may be modified from time to time by written notice from Wilmington Trust FSB to the Collateral Agent signed by an Authorized Officer, and (ii) with respect to any other Custodian, any officer of such Custodian to be listed in a schedule to the agreement governing its role in any Reopening Exchange Offer, as such list may be modified from time to time by written notice from such Custodian to the Collateral Agent signed by an Authorized Officer.

“Cash Proceeds” has the meaning specified in Section 6.01(b).

“Custodian” means (i) with respect to the 2010 Brady Bond Exchange Offer, Wilmington Trust FSB, or any successor thereto or (ii) with respect to any Reopening Exchange Offer, any custodian appointed in connection therewith, or any successor thereto.

“KfW” means Kreditanstalt für Wiederaufbau, a corporation under German public law domiciled in Frankfurt am Main, Germany.

“Liquidable Securities” has the meaning specified in Section 6.01(b).

“Principal Amount Tendered” means, with respect to each Series of Principal Bonds, the outstanding principal amount of each such Series of Principal Bonds tendered and accepted by Argentina in the 2010 Brady Bond Exchange Offer or in any Reopening Exchange Offer, as applicable.

“Reopening Exchange Offer” means any offer by Argentina, or invitation by Argentina to submit offers, to exchange Principal Bonds on terms substantially the same as, or more favorable to Argentina than, the 2010 Brady Bond Exchange Offer.

“Request for Liquidation of Principal Collateral” means a duly completed written request from the Custodian to the Collateral Agent, countersigned by Argentina, requesting that the Collateral Agent liquidate certain Principal Collateral and promptly thereafter transfer the Cash Proceeds thereof to the Custodian, such request to be substantially in the form of Schedule F-3.

“2010 Brady Bond Exchange Offer” means the invitation by Argentina to submit offers to exchange certain bonds, including the Principal Bonds, to the holders of such bonds for new securities and a cash payment, as set forth in its prospectus supplement dated December 3, 2010 and prospectus dated April 13, 2010 filed with the U.S. Securities and Exchange Commission and its prospectus dated December 3, 2010 filed with the Commission de Surveillance du Secteur Financier.

2)           Delete section 6.01 in its entirety, and replace it with the following:

“SECTION 6.01.  Release of Principal Collateral Before Bond Maturity Date.  (a) If (i) other than in connection with the 2010 Brady Bond Exchange Offer or any Reopening Exchange Offer, Argentina redeems all or any part of a Principal Bond of any Series or purchases or exchanges or causes to be purchased or exchanged any such Principal Bond and surrenders such Principal Bond to the Principal Paying Agent (as defined in the Fiscal Agency Agreement) for cancellation in accordance with Section 5(f) of the Fiscal Agency Agreement or Paragraph 4 of the Principal Bonds before the Bond Maturity Date, the Fiscal Agent shall, upon the request of Argentina, signed by an Authorized Official, promptly countersign and send to the Collateral Agent a Request for Release of Principal Collateral stating the Paid Principal Amount of such redemption, purchase, exchange, reduction or cancellation.  If at any time before the Bond Maturity Date for a Series of Principal Bonds the Collateral Agent receives such a Request for Release of Principal Collateral in respect of such Series, the Collateral Agent shall, subject to the provisions of the Pledged Securities for such Series of Principal Bonds, as soon as practicable, deliver or transfer or cause to be delivered or transferred, in accordance with the instructions given by Argentina in such Notice, Pledged Securities for such Series of Principal Bonds having a principal amount payable at maturity as nearly as may be practicable equal to but not exceeding the Paid Principal Amount set forth in such Notice (the “Released Securities”).  Upon such transfer or delivery, the Lien of this Agreement in favor of the Holders in respect of such Released Securities shall terminate, such Released Securities shall be free of the Lien of this Agreement and all rights with respect to such Released Securities shall revert to Argentina.

(b) Notwithstanding anything to the contrary in this Agreement, the following provisions shall apply if and when Argentina accepts any Principal Bonds of any Series tendered in the 2010 Brady Bond Exchange Offer or any Reopening Exchange Offer:

(i) The Custodian shall have the right to request the Collateral Agent to (A) liquidate Pledged Securities for such Series of Principal Bonds having a principal amount payable at maturity as nearly as may be practicable equal to but not exceeding the Principal Amount Tendered (the “Liquidable Securities”) through a repurchase of the Liquidable Securities by KfW or as Argentina and KfW may otherwise agree, and (B) upon such liquidation, promptly transfer to the Custodian, to hold in trust on behalf of the tendering Holders, the cash proceeds from such liquidation (the “Cash Proceeds”), in each case by sending to the Collateral Agent and Argentina a Request for Liquidation of Principal Collateral signed by an Authorized Officer and stating the Principal Amount Tendered in such exchange offer;

(ii) Promptly upon receipt of  the Request for Liquidation of Principal Collateral referred to above, (A) Argentina shall countersign and forward to the Collateral Agent the Request for Liquidation of Principal Collateral as received from the Custodian and (B) the Collateral Agent shall request KfW to repurchase the Liquidable Securities set forth in such Request for Liquidation of Principal Collateral;

(iii) Promptly after liquidation of the Liquidable Securities and receipt of the Cash Proceeds from KfW, the Collateral Agent shall transfer the Cash Proceeds to the Custodian, who shall hold the Cash Proceeds in trust on behalf of the tendering Holders;

(iv) Upon transfer by the Collateral Agent to the Custodian of the Cash Proceeds, (A) the Cash Proceeds shall be treated as having been applied (together with other consideration provided for in the 2010 Brady Bond Exchange Offer or any Reopening Exchange Offer) to the full satisfaction of the Principal Bonds tendered by the tendering Holders and any related claims and shall become the property of the tendering Holders free of the Lien of this Agreement, and (B) tendering Holders shall have no interest in the portion of the Principal Collateral that secures Principal Bonds of Holders that do not elect to participate in the 2010 Brady Bond Exchange Offer or in any Reopening Exchange Offer; and

(v) The Custodian shall, only upon receipt of written confirmation from Argentina that all Tendered Principal Bonds have been cancelled, transfer the Cash Proceeds to the tendering Holders.

For the avoidance of doubt, the Collateral Agent may not transfer or otherwise affect the portion of the Principal Collateral that secures Principal Bonds of Holders that do not elect to participate in the 2010 Brady Bond Exchange Offer or in any Reopening Exchange Offer.”

3)	Delete the third sentence of Section 8.02(d), and replace it with the following:

“Without limiting the foregoing, in determining the amount of any Principal Collateral or Interest Collateral to be released or transferred as provided herein, the Collateral Agent shall be entitled to rely on the information set forth in any Delivery Certificate, any Request for Release of Interest Collateral, any Request for Substitution of Interest Collateral, any Request for Substitution of Principal Collateral, any Request for Release of Principal Collateral, any Request for Liquidation of Principal Collateral, the Notice of Increased Series and Decreased Series and the Notice of Transfer, Delivery and Release of Collateral.”

4)	Add a new Exhibit B, listing the Authorized Officers of Wilmington Trust FSB.

5)	Add a new Schedule F-3, which provides a form of “Request for Liquidation of Principal Collateral.”

6)
The holders of each series of DM Brady Bonds (or any proxy on their behalf) shall consent to the entry into an amendment agreement to the Collateral Pledge Agreement by the parties thereto reflecting the above amendments.

Copies of the proposed amendments to the DM fiscal agency agreement and to the DM collateral pledge agreement are available online at http://www.bondcom.com/argentina, and will be made available in physical form at the Bondholders’ Meetings.

Holders of DM Brady Bonds Entitled to Vote at Each Bondholders’ Meeting

All holders of a series of DM Brady Bonds as of the Expiration Date are entitled to vote on the Resolutions with respect to such series of DM Brady Bonds.

Holders of DM Brady Bonds may vote in person at the Bondholders’ Meeting or, if you are tendering your Eligible Securities in the Invitation, by submission an electronic acceptance notice and letter of transmittal which will effect your appointment of the information, exchange and tabulation agent as your proxy.  If you are a holder of DM Brady Bonds, you should be aware that by voting in person, you will not be able to submit an electronic acceptance notice or letter of transmittal and, therefore, will not be able to participate in the Invitation.  Alternatively, if you are a holder of Eligible Securities that wishes to vote at a Bondholders’ Meeting but does not wish to participate in the Invitation, please contact the fiscal agent or your custodian for instructions on how to prove your entitlement to participate in the Bondholders’ Meeting. You should also be aware that if you vote by submitting an electronic acceptance notice and/or letter of transmittal, you may only revoke your proxy in the limited circumstances described under “Terms of the Invitation—Irrevocability; Limited Withdrawal Rights” and only if you do so on or before the Expiration Date.

Quorum Requirement for Each Meeting of Holders of DM Brady Bonds

In accordance with the terms and conditions of the DM Brady Bonds and the provisions of the German Bondholder Act, at the initial Bondholders’ Meeting at which the Resolutions for each series of DM Brady Bonds contemplated by the Consent Solicitation will be proposed, the quorum for each series of DM Brady Bonds will be persons entitled to vote a majority in aggregate principal amount of the DM Brady Bonds of such series at the time outstanding.  DM Brady Bonds in which Argentina has any interest will not be entitled to vote.

No business may be transacted in the absence of a quorum unless the requisite quorum is present when the meeting is called to order.

Adjournments

If a quorum is not present within half an hour from the time scheduled for a Bondholders’ Meeting of either series of DM Brady Bonds (including any adjourned meeting of the holders of the DM Brady Bonds of such series contemplated hereby), the Bondholders’ Meeting will be adjourned for a period of not less than 14 days, as may be decided by the chairman of the Bondholders’ Meeting.  At the reconvening of any Bondholders’ Meeting with respect to a series of DM Brady Bonds adjourned for lack of quorum, the quorum will be any one or more persons (not including DM Brady Bonds in which Argentina has any interest) holding DM Brady Bonds of that series or proxies representing in the aggregate at least 25% of the outstanding principal amount of such DM Brady Bonds, and such Bondholders’ Meeting will have the power to adopt any resolution and to decide upon all matters which could properly have been dealt with at the initial Bondholders’ Meeting.

Vote Necessary to Approve Each Resolution; Effectiveness of the Proposed Amendments to the DM Brady Bonds

Pursuant to the provisions of the German Bondholder Act and the terms and conditions of the DM collateral pledge agreement, the DM Brady Bonds and the DM fiscal agency agreement, at a Bondholders’ Meeting or an adjourned meeting duly convened and at which a quorum is present as described above, the Resolutions with respect to a series of DM Brady Bonds will be effectively passed if passed by holders or their proxies entitled to vote at least 75% in aggregate principal amount of the DM Brady Bonds represented and voting at the corresponding meeting.

The Resolutions, if passed with respect to any series of DM Brady Bonds, will be binding on all holders of the DM Brady Bonds of such series, whether or not they are present at the Bondholders’ Meeting and whether or not they voted or submitted proxies in favor of the Resolutions.  If the Resolutions are passed with respect to one series of DM Brady Bonds but not with respect to the other series, then the Proposed Amendments will become effective only with respect to the series of DM Brady Bonds as to which the Resolutions are passed.

DESCRIPTION OF THE NEW SECURITIES

This document describes the terms of the New Securities in greater detail than the accompanying prospectus and may provide information that differs from the prospectus.  If the information in this document differs from the prospectus, you should rely on the information in this document.

The New Securities will be issued under the trust indenture dated as of June 2, 2005 between Argentina and The Bank of New York Mellon, as trustee, as supplemented.

The information contained in this section summarizes some of the terms of the New Securities and the trust indenture.  Because this is a summary, it does not contain all of the information that may be important to you as a potential investor in the New Securities.  Argentina, therefore, urges you to read the trust indenture and the forms of the New Securities in making your investment decision.  Argentina has filed or will file copies of these documents with the SEC and will also file copies of these documents at the office of the trustee, where they will be made available to you.

General Terms Common to All New Securities

The New Securities offered are:

●	U.S. dollar-denominated Discount Bonds due December 31, 2033;
●	U.S. dollar-denominated 8.75% Global Bonds due 2017; and
●	U.S. dollar-denominated GDP-linked Securities expiring no later than December 15, 2035.

The New Securities will:

●
pay interest and principal (or, in the case of GDP-linked Securities, make payments in accordance with their terms) to persons in whose names the New Securities are registered at the close of business on the business day preceding the payment date;

●
not be redeemable before maturity at the option of Argentina (although the Discounts provide for amortization payments before final maturity and the GDP-linked Securities may expire early as described below) and will not be entitled to the benefit of any sinking fund.  Nevertheless, Argentina may at any time purchase the New Securities and hold or resell them or surrender them to the trustee for cancellation;

●
not be entitled to early repayment at the option of the holders, except as provided under “Description of the Securities—Description of Debt Securities—Default and Acceleration of Maturity” in the accompanying prospectus;

●	be direct, unconditional, unsecured and unsubordinated obligations of Argentina and do not have the benefit of any separate undertaking of other government entities (including the Central Bank);

●	be represented by one or more global securities in fully registered form only, without coupons;

●	be available in definitive form only under certain limited circumstances (as described below);

●	be issued on the settlement date or dates of the Invitation, as described under “Terms of the Invitation—Settlement.”

●	be issued in denominations of U.S. $1.00 and integral multiples thereof;

●
The Discounts and 2017 Globals will represent a claim to their full principal amount at maturity (plus accrued but unpaid interest) or upon earlier acceleration in accordance with the terms thereof.  There is no principal payable in respect of the GDP-linked Securities; and

●	be governed by the laws of the State of New York.

General Terms of the Discounts

The Discounts will:

●	mature on December 31, 2033;

●
repay principal in twenty equal semi-annual payments on June 30 and December 31 of each year, commencing on June 30, 2024.  The twenty equal semi-annual payments will include the capitalized amounts accrued prior to the first amortization date.  Annex B to this document contains a schedule for principal payments on the Discounts;

●
bear interest at the rate of 8.28% per annum, payable semi-annually in arrears (except as described below) and computed on the basis of a 360-day year of twelve 30-day months, accruing from and including December 31, 2010 to but excluding December 31, 2033.

Part of the interest accrued prior to December 31, 2013, will be paid in cash and part will be capitalized.  This means that on the relevant payment date the portion of interest that is capitalized will not be paid in cash but instead will be added to the principal amount of your Discounts, and future calculations of interest are based on this adjusted principal amount.  The table below sets forth the annual rates of interest on the Discounts, broken down to reflect the portion that will be paid in cash and the portion that will be capitalized:

From and including	To but excluding	Cash	Capitalized
December 31, 2010	December 31, 2013	5.77%	2.51%
December 31, 2013	December 31, 2033	8.28%	0.00%

; and

●	pay interest in the manner provided above on June 30 and December 31 of each year, commencing on June 30, 2011.

The trustee will notify the Luxembourg Stock Exchange by no later than the respective principal repayment date of the amount of principal amortized on such date and the amount of principal outstanding after such repayment, for each series of Discounts listed on such exchange.

General Terms of the 2017 Globals

The 2017 Globals will:

•	be redeemed at par on June 2, 2017; and

•
bear interest at the rate of 8.75% per annum, payable semi-annually in arrears and computed on the basis of a 360-day year of twelve 30-day months, accruing from and including December 2, 2010 to but excluding June 2, 2017.  Interest on the 2017 Globals will be payable in cash on each June 2 and December 2 of each year, commencing on June 2, 2011.

General Terms of the GDP-linked Securities

The GDP-linked Securities will:

•	expire on the earlier of December 15, 2035 and the date the payment cap (as defined below) is reached;

•
have a notional amount calculated as described under “Terms of the Invitation—Consideration to be Received Pursuant to the Invitation.”  The notional amount will be used solely for purposes of calculating the payments to be made on the GDP-linked Securities;

•	not evidence any principal. Except as provided below, holders will not receive any payments during the life or upon the expiration of their GDP-linked Securities;

•	be payable in U.S. dollars;

•
subject to the conditions specified below, Argentina will make payments on the GDP-linked Securities on December 15 of each year following the relevant reference year.  The first payment on the GDP-linked Securities will be deemed to have occurred on December 15, 2006, and holders receiving GDP-linked Securities pursuant to the Invitation will be deemed to have received, and will waive actual receipt of, all payments on the GDP-linked Securities that would have been made during the period from and including June 2, 2005 to but excluding December 31, 2010, as if the GDP-linked Securities were outstanding during that period.  The first payment, if any, that will be made in cash on the GDP-linked Securities issued pursuant to the Invitation will, therefore, occur on December 15, 2011. Holders of Eligible Securities will not receive any payment or any other consideration in respect of the payments deemed made during the period from and including June 2, 2005 to but excluding December 31, 2010 on the GDP-linked Securities;

•
subject to the conditions specified below, on each payment date, holders of GDP-linked Securities will be entitled to receive payments in an amount equal to the Available Excess GDP for the corresponding reference year, multiplied by the aggregate notional amount of GDP-linked Securities they hold.  “Available Excess GDP” is an amount per unit of currency of notional amount of GDP-linked Securities, determined in accordance with the following formula:

Available Excess GDP = (0.05 x Excess GDP) x unit of currency coefficient where:

o	The “unit of currency coefficient” is 1/81.8 = 0.012225.

The unit of currency coefficient represents the proportion that one GDP-linked Security with a notional amount of U.S.$1.00 bears to the aggregate eligible amount of all eligible securities outstanding as of January 10, 2005 that were eligible to participate in Argentina’s 2005 exchange offer (approximately U.S.$81.8 billion), calculated using currency exchange rates in effect on December 31, 2003.

For purposes of determining Excess GDP for any reference year, each of the Actual Real GDP and Base Case GDP for that reference year will be converted into nominal pesos by multiplying each by a fraction, the numerator of which is the GDP Deflator (as defined below) for the reference year and the denominator of which is the GDP deflator for the year of base prices used to calculate Actual Real GDP and Base Case GDP for that reference year.  As noted above, 1993 is currently the year of base prices, and the GDP Deflator for that year is one.

o
“Excess GDP” for any reference year is the amount, if any, by which Actual Real GDP (as defined below), converted to nominal pesos, exceeds the Base Case GDP (as defined below), converted to nominal pesos.  Excess GDP will be expressed in billions of nominal pesos.

o
“Base Case GDP” is the base case gross domestic product for each reference year.  The Base Case GDP for each reference year, commencing with the 2009 reference year, is set forth in the following chart:

Reference Year	Base Case GDP (1993 pesos in millions)	Base Case Growth Rate (%)	Reference Year	Base Case GDP (1993 pesos in millions)	Base Case Growth Rate (%)
2009	327,968.83	n.a.	2022	486,481.92	3.00%
2010	338,675.94	3.26%	2023	501,076.38	3.00%
2011	349,720.39	3.26%	2024	516,108.67	3.00%
2012	361,124.97	3.26%	2025	531,591.93	3.00%
2013	372,753.73	3.22%	2026	547,539.69	3.00%
2014	384,033.32	3.03%	2027	563,965.88	3.00%
2015	395,554.32	3.00%	2028	580,884.85	3.00%
2016	407,420.95	3.00%	2029	598,311.40	3.00%
2017	419,643.58	3.00%	2030	616,260.74	3.00%
2018	432,232.88	3.00%	2031	634,748.56	3.00%
2019	445,199.87	3.00%	2032	653,791.02	3.00%
2020	458,555.87	3.00%	2033	673,404.75	3.00%
2021	472,312.54	3.00%	2034	693,606.89	3.00%

The Base Case GDP will be adjusted in accordance with any changes to the year of base prices for calculating real gross domestic product (currently 1993), as described below.  For a discussion of the evolution of Argentina’s GDP from 2005 through 2009, see “The Argentine Economy—Gross Domestic Product” in Exhibit D to the 2009 Annual Report.  For projections of real GDP growth in 2010 and 2011, see “Public Sector Finances—The Budget” in Exhibit D to the 2009 Annual Report.

o
“Actual Real GDP” is the gross domestic product of Argentina in constant pesos for each calendar year as published by INDEC.  Actual Real GDP is currently calculated by INDEC using the year 1993 as the year of base prices.  If in any year, the year of base prices for calculating Actual Real GDP is changed by INDEC, the Base Case GDP will be adjusted accordingly.  For example, if the year of base prices is changed to 2008 and Actual Real GDP for 2010 with 1993 prices is X, and with 2008 prices is Y, then the Base Case GDP for 2010 = Base Case GDP as per the chart above multiplied by a fraction, the numerator of which is Y and the denominator of which is X.

o	“Actual Nominal GDP” is the gross domestic product of Argentina in constant pesos for each calendar year as published by INDEC.

o	The “GDP Deflator” for any given year is the quotient that results from dividing the Actual Nominal GDP for that year by Actual Real GDP for the same year, in each case as published by INDEC.

o	The calculation date for the GDP-linked Securities will be on November 1 of each year following the relevant reference year, commencing on November 1, 2006.

For purposes of effecting payments on GDP-linked Securities, the Available Excess GDP will be converted to U.S. dollars using the average free market exchange rate of pesos to U.S. dollars during the 15 calendar days preceding December 31 of the relevant reference year.

All calculations of payments (if any) will be performed by the Ministry of Economy and Public Finance of the Republic of Argentina, and any announcement of payment amounts will be made through the trustee or publication as described below under “—Notices.”

Annex F to this document contains sample calculations related to payments on GDP-linked Securities;

•
no longer be entitled to any payment if the total amount paid during the life of the GDP-linked Securities (including payments deemed to have been made by Argentina during the period from June 2, 2005 to but excluding December 31, 2009), per U.S.$1.00 notional amount of GDP-linked Securities, exceeds U.S.$0.48.  We refer to this amount as the “payment cap for GDP-linked Securities.”  For example, if you were to receive GDP-linked Securities in a notional amount equal to U.S.$1 million, the payment cap for your GDP-linked Securities would equal U.S.$480,000.  The amount of the payments made on the 2005 GDP-linked Securities denominated in U.S. dollars to but excluding December 31, 2010 is as follows:

2005 GDP-linked Securities Payment on					Aggregate payments on 2005 GDP-linked Securities to but excluding December 31, 2010
December 15, 2006	December 15, 2007	December 15, 2008	December 15, 2009	December 15, 2010
(per U.S.$1,000 notional amount)(1)
$6.2449	$13.1822	$22.7980	$31.6878	$0.00(2)	$73.9129

(1)      The payment cap for U.S.$1,000 notional amount of GDP-linked Securities is U.S.$480.

(2)      No payment will be made on the GDP-linked Securities in 2010, because the annual growth in Actual Real GDP for reference year (2009) did not exceed the growth rate in Base Case GDP for that year.

The amount of the payment cap for the GDP-linked Securities remaining available as of December 31, 2010 (which we refer to as the “remaining payment cap”) is U.S.$0.4060871 per U.S.$1.00 notional amount.

The remaining payment cap represents the maximum amount of the cash payments that Argentina may be required to make under the GDP-linked Securities issued pursuant to the Invitation.

If the payment cap for a GDP-linked Security is reached in a payment year prior to the scheduled expiration of the GDP-linked Securities, the GDP-linked Securities will be deemed to have expired in such year.

If for any given year the aggregate payment due under a GDP-linked Security is greater than the amount remaining under the payment cap for that security, then the remaining amount available under the payment cap for that GDP-linked Security will be payable to the holder of that security; and

•	be entitled to payments by Argentina in respect of any given reference year only if the following three conditions are met:

o	for the reference year, Actual Real GDP exceeds Base Case GDP;

o	for the reference year, annual growth in Actual Real GDP exceeds the growth rate in Base Case GDP for such year; and

o	total payments made on a GDP-linked Security do not exceed the payment cap for that GDP-linked Security.

Annual growth of  “Actual Real GDP” will be calculated by dividing Actual Real GDP for the reference year by the Actual Real GDP for the year preceding the reference year, minus one.  For purposes of this calculation, the Actual Real GDP for the reference year and the preceding year will be measured using the same year of base prices, with Actual Real GDP for the year preceding the reference year adjusted, if necessary, to reflect any changes in the year of base prices implemented during such reference year (for an example of how this adjustment is effected see the definition of Actual Real GDP above).

The trustee will notify the Luxembourg Stock Exchange, by no later than the respective payment date, of the payments (if any) to be made by Argentina in respect of each series of GDP-linked Securities on such date.  In addition, the trustee shall promptly notify the Luxembourg Stock Exchange in the event that the payment cap on any series of GDP-linked Securities is reached and such GDP-linked Securities expire.

Payments

The trustee will make payments to the common depositary for Euroclear or Clearstream, Luxembourg, or its nominee, as the registered owner of the New Securities, which will receive the funds for distribution to the holders of such New Securities.  Argentina shall have no interest in moneys paid to the trustee, which will be held by it in trust for payment to the bondholders.

Holders of New Securities will be paid in accordance with the procedures of the relevant clearing system and its direct participants, if applicable.  Neither Argentina nor the trustee shall have any responsibility or liability for any aspect of the records of, or payments made by, the relevant clearing system or its nominee or direct participants, or any failure on the part of the relevant clearing system or its direct participants in making payments to holders of the New Securities from the funds they receive.

If any date for a payment on the GDP-linked Securities, an interest payment on the Discounts, or the 2017 Globals or any date on which a payment of principal is due on the Discounts or 2017 Globals is not a business day, Argentina will make the payment on the next business day.  Argentina will treat such payments as if they were made on the due date, and no interest on the New Securities will accrue as a result of the delay in payment.

For the purpose of this section, a “business day” means any day that is not a Saturday or Sunday, and that is not a day on which banking or trust institutions are authorized generally or obligated by law, regulation or executive order to close in New York City or Buenos Aires.

Paying Agents and Transfer Agent

The trustee will maintain, at Argentina’s expense, a trustee paying agent in a Member State of the European Union that is not obliged to deduct or withhold tax pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directives.  The trustee has initially appointed The Bank of New York Mellon (One Canada Square, London E14 5AL) to serve as its trustee paying agent and transfer agent in London.  The trustee will promptly provide notice of the termination or appointment of, or of any change in the office of, any trustee paying agent or transfer agent.  If Argentina issues definitive securities, and until the New Securities are paid, the trustee will appoint, at Argentina’s expense, a trustee paying agent and a transfer agent in a Western European city for payment on and transfers of the New Securities governed by New York law (which will include Luxembourg, so long as the New Securities are listed on the Luxembourg Stock Exchange and the rules of that exchange so require).

Class Voting; Fungibility

The Discounts issued pursuant to the Invitation will constitute part of the same series of securities under the indenture for purposes of voting on amendments, waivers or modifications to their terms and for purposes of voting on acceleration of their maturity or remedies upon an event of default as the 2010 Discounts denominated in U.S. dollars issued by Argentina in June and September 2010 in its April 2010 exchange offer (ISINs XS0501194756 and XS0501195050).  If the Discounts do not have, for purposes of U.S. federal income taxation, a greater amount of original issue discount (“OID”) than the 2010 Discounts denominated in U.S. dollars first issued by Argentina in June 2010 in its April 2010 exchange offer  have as of the date of issuance of the Discounts, then the Discounts will be consolidated to form a single series with, and will be fully fungible for trading purposes with, those 2010 Discounts and will be assigned the same ISIN (XS0501194756) and common code (050119475).  As of the date hereof, U.S.$890,922,604 principal amount of 2010 Discounts denominated in U.S. dollars are outstanding.

The 2017 Globals issued pursuant to the Invitation will constitute part of a single series of securities under the indenture for purposes of voting on amendments, waivers or modifications to their terms and for purposes of voting on acceleration of their maturity or remedies upon an event of default, as the Outstanding 2017 Globals issued by Argentina in June and September 2010 in its April 2010 exchange offer .  Argentina expects that the 2017 Globals issued pursuant to the Invitation will be consolidated to form a single series with, and will be fungible for trading purposes with, the Outstanding 2017 Globals and will be assigned the same ISIN (XS0501195480) and Common Code (050119548).  As of the date hereof, U.S.$949,379,821 principal amount of Outstanding 2017 Globals are outstanding.  However, the 2017 Globals will only be fungible for trading purposes with the Outstanding 2017 Globals, and will be assigned the same ISIN and common code as the Outstanding 2017 Globals, if the 2017 Globals do not have, for purposes of U.S. federal income taxation, a greater amount of OID than the Outstanding 2017 Globals have as of the date of issuance of the 2017 Globals.

The GDP-linked Securities issued pursuant to the Invitation will constitute a further issuance of, will be assigned the same ISIN and common code as, and will trade fungibly with, the 2010 GDP-linked Securities denominated in U.S. dollars issued by Argentina in June and September 2010 in its April 2010 exchange offer (ISIN XS0501197262).

Rights Upon Future Offers

If following the expiration of the Invitation until December 31, 2014, Argentina voluntarily makes an offer to purchase or exchange or solicits consents to amend any securities eligible to participate in the 2005 exchange offer and not tendered or accepted pursuant to that offer or the April 2010 exchange offer (other than an offer on terms substantially the same as, or less favorable than, the April 2010 exchange offer or this Invitation), Argentina will take all steps necessary so that each holder of Discounts will have the right, for a period of at least 30 calendar days following the announcement of such offer, to exchange any of such holder’s Discounts for (as applicable):

•	the consideration in cash or in kind received in connection with such purchase or exchange offer, as the case may be; or

•	securities having terms substantially the same as those resulting from such amendment process;

in each case in accordance with the terms and conditions of such offer to purchase, exchange offer or amendment process.  For this purpose, the Discounts will be treated as though they were eligible securities that:

•	are in the same currency as the Discounts; and

•	have an eligible amount equal to the original principal amount thereof divided by 0.337.

In order to participate in any such purchase, exchange or amendment process, holders of Discounts will be required to:

•
surrender 2017 Globals in a principal amount equal to the approximate average principal amount of 2017 Globals originally issued together with the principal amount of Discounts they tender, as determined by Argentina.

•
surrender GDP-linked Securities in a notional amount equal to the quotient of the original principal amount of the Discounts they tender divided by 0.337, or, but only if an active trading market and published secondary market price quotations exist for the GDP-linked Securities, pay cash to Argentina in an amount equal to the market price of that amount of GDP-linked Securities calculated on the market observation date that is at least one month prior to the announcement of such future transaction.  The “market observation date” for this purpose is the last day of each month, on which dates the trustee will calculate the market price of the GDP-linked Securities; and

•
surrender to Argentina an amount of cash equal to average amount of the portion of the Cash Payment paid by Argentina in the Invitation in respect of an original principal amount of Discounts equal to the original principal amount tendered by such holder, or at Argentina’s option, the consideration to be received by such holder in any such purchase or exchange offer will be reduced by an amount considered by Argentina to be sufficient to reflect the return of such Cash Payment.

This “Rights Upon Future Offers” covenant constitutes a “reserve matter” under the terms of the New Securities, and any modification, amendment, supplement or waiver to this covenant is a “reserve matter modification” under the terms of the New Securities issued pursuant to the trust indenture.  See “Description of the Securities—Description of Deb Securities—Collective Action Clauses” on pages 20 and 21, respectively, of the accompanying prospectus for more details on this modification process.

Further Issues

Argentina may, from time to time without the consent of holders of the New Securities, create and issue additional securities ranking pari passu with the New Securities and having the same terms and conditions as any series of the New Securities, or the same terms and conditions except for the amount of the first payment of interest or other amounts on such additional securities, or, if applicable, the initial interest or other payment date or interest accrual date.  Argentina may also consolidate the additional securities to form a single series with any outstanding series of New Securities.

Any such additional Discounts or 2017 Globals, however, may not have, for purposes of U.S. federal income taxation, a greater amount of OID than such New Securities have as of the date of the issuance of such additional debt securities.

Seniority

The New Securities will be direct, unconditional, unsecured and unsubordinated obligations of Argentina, and will rank pari passu and without preference among themselves by reason of priority of date of issue or currency of payment or otherwise and at least equally with all of Argentina’s other present and future unsecured and unsubordinated External Indebtedness (as defined under “Description of the Securities—Description of Debt Securities—Negative Pledge” in the accompanying prospectus).

Notices

Argentina will deliver all notices to holders of New Securities by first-class prepaid mail to each holder’s address as it appears in the register for the New Securities.

In addition, in respect of any series of New Securities listed on the Luxembourg Stock Exchange and as long as such series is so listed, Argentina will publish all notices with respect to such series of New Securities on the website of the Luxembourg Stock Exchange (http://www.bourse.lu) or, if publication is not practicable, Argentina will publish notices in another manner consistent with the rules of the Luxembourg Stock Exchange.

Any notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made.

Governing Law

The New Securities will be governed by the law of the State of New York.

Jurisdiction

Subject to certain exceptions, under the trust indenture and the terms and conditions of the New Securities, Argentina will submit to the jurisdiction of any New York State or U.S. federal court sitting in the Borough of Manhattan, The City of New York and the courts of Argentina in connection with any suit, legal action or proceeding against Argentina with respect to the New Securities.  In addition, Argentina will agree that a final non-appealable judgment in any proceeding described above will be binding upon it and may be enforced by a suit upon such judgment in any such courts or in any other courts that may have jurisdiction over Argentina.

Registration and Book-Entry System

The New Securities will be represented by interests in one or more permanent global securities in fully registered form, without interest coupons attached, which will be registered on the registrar maintained by the trustee pursuant to the trust indenture, in the name of a nominee of a common depositary of Euroclear and Clearstream, Luxembourg and which will be deposited on or before the Settlement Date, with that common depositary.  Financial institutions, acting as direct and indirect participants in either Euroclear or Clearstream, Luxembourg, will represent your beneficial interests in the global security.  These financial institutions will record the ownership and transfer of your beneficial interests through book-entry accounts, eliminating the need for physical movement of securities.

If you wish to hold securities through the Euroclear or Clearstream, Luxembourg system, you must either be a direct participant in Euroclear or Clearstream, Luxembourg or hold securities through a direct participant in Euroclear or Clearstream, Luxembourg.  Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations that have accounts with Euroclear or Clearstream, Luxembourg.  Each of Caja de Valores and Clearstream Banking AG has an account with one or both of these clearing systems.  Indirect participants are securities brokers and dealers, banks, trust companies and trustees that do not have an account with Euroclear or Clearstream, Luxembourg, but that clear through or maintain a custodial relationship with a direct participant.  Thus, indirect participants have access to the Euroclear or Clearstream, Luxembourg system through direct participants.

The laws of some jurisdictions require that certain persons take physical delivery of securities in definitive form.  Such laws may impair the ability to transfer beneficial interests in these New Securities to such persons.

In sum, you may elect to hold your beneficial interests in New Securities:

•	through Euroclear or Clearstream, Luxembourg;

•	in Argentina, through Caja de Valores; or

•	through organizations that participate in such systems, including Clearstream AG.

The New Securities will not be made eligible for clearance, settlement or trading in the book-entry system of DTC.

As an owner of a beneficial interest in the global securities, you will generally not be considered the holder of any New Securities under the trust indenture.

Definitive Securities

Argentina will issue securities in definitive form in exchange for interests in a global security only if:

•
Euroclear or Clearstream, Luxembourg is closed for a continuous period of 14 days, announces an intention permanently to cease business or does in fact do so, or is not registered or ceases to be exempt from registration under the U.S. Securities Exchange Act of 1934, as amended;

•	at any time Argentina decides it no longer wishes to have all or part of such New Securities represented by global securities; or

•
the trustee determines, upon the advice of counsel, that it is necessary to obtain possession of such New Securities in definitive form in connection with any proceedings to enforce the rights of holders of such New Securities.

In connection with the exchange of interests in a global security for securities in definitive form under any of the conditions described above, such global security will be deemed to be surrendered to the trustee for cancellation, and Argentina will execute, and will instruct the trustee to authenticate and deliver, to each beneficial owner identified by the relevant clearing system, in exchange for its beneficial interest in such global security, an equal aggregate principal amount of definitive securities.

If Argentina issues definitive securities, they will have the same terms and authorized denominations as the New Securities.  The registered holder will receive payment of principal and interest in respect of definitive securities at or through the offices of the trustee in New York City or, if applicable, at or through the offices of any other trustee paying agent appointed by the trustee.  The registered holder may present definitive securities for transfer or exchange according to the procedures in the trust indenture at the corporate trust office of the trustee in New York City, and, if applicable, at the offices of any other transfer agent appointed by the trustee. See “—Paying Agents and Transfer Agents.”

The Luxembourg Stock Exchange will be informed before Argentina issues definitive securities.  If Argentina issues definitive securities, it will publish a notice on the website of the Luxembourg Stock Exchange announcing procedures for payments of principal and interest in respect of or transfer of definitive securities in Luxembourg.

When you surrender a definitive security for transfer or exchange for securities of different authorized form and denomination, the trustee or the transfer agent, as the case may be, will authenticate and deliver to you a security or securities of the appropriate form and denomination and of the same aggregate principal amount as the security you are surrendering.  You will not be charged a fee for the registration of transfers or exchanges of definitive securities.  However, you may be charged for any stamp, tax or other governmental or insurance charges that must be paid in connection with the transfer, exchange or registration of transfer of definitive securities.  Argentina, the trustee and any other agent appointed by the trustee or Argentina may treat the person in whose name any definitive security is registered as the owner of such security for all purposes.

If any definitive security becomes mutilated, destroyed, stolen or lost, you can replace it by delivering the definitive security or evidence of its loss, theft or destruction to the trustee.  Argentina and the trustee may require you to sign an indemnity under which you agree to pay Argentina, the trustee or any other agent appointed by the trustee for any losses they may suffer relating to the definitive security that was mutilated, destroyed, stolen or lost.  Argentina and the trustee may also require you to present other documents or proof.  After you deliver these documents, if neither Argentina nor the trustee has notice that a bona fide purchaser has acquired the definitive security you are exchanging, Argentina will execute, and the trustee will authenticate and deliver to you, a substitute definitive security with the same terms as the definitive security you are exchanging.  You will be required to pay all expenses and reasonable charges associated with the replacement of this definitive security.

In case any mutilated, destroyed, stolen or lost debt security has become or will become due and payable within 15 calendar days following its delivery to the trustee for replacement, Argentina may pay such definitive security instead of replacing it.

CLEARANCE AND SETTLEMENT

The information in this section concerning Euroclear, Clearstream, Luxembourg and Caja de Valores and their book-entry systems has been obtained from sources Argentina believes to be reliable.  Argentina makes no representation or warranty with respect to this information, other than that it has been accurately extracted and/or summarized from those sources.

Arrangements have been made with each of Euroclear, Clearstream, Luxembourg and Caja de Valores to facilitate initial issuance of each series of the New Securities.  Transfers within Euroclear, Clearstream, Luxembourg and Caja de Valores will be in accordance with the usual rules and operating procedures of the relevant system.

Although Euroclear, Clearstream, Luxembourg and Caja de Valores have agreed to the following procedures to facilitate transfers of interests in any series of the New Securities among participants in Euroclear, Clearstream, Luxembourg and Caja de Valores, as applicable, they are under no obligation to perform or to continue to perform these procedures and these procedures may be discontinued at any time.  Neither Argentina nor the trustee will have any responsibilities for the performance by Euroclear, Clearstream, Luxembourg or Caja de Valores or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The Clearing Systems

Euroclear and Clearstream, Luxembourg

General information with respect to each of Euroclear and Clearstream, Luxembourg is set forth in the accompanying prospectus under “Description of the Securities—Global Clearance and Settlement—Clearing Systems.”

Caja de Valores

Caja de Valores, a corporation organized under the laws of Argentina, is, with the exception of Centro de Registro y Liquidación de Pasivos Públicos y Fideicomisos Financieros, which we refer as “CRYL,” currently the only authorized securities clearing system in Argentina.  Caja de Valores is owned by the Buenos Aires Stock Exchange, Mercado de Valores and provincial exchanges and is regulated by the Comisión Nacional de Valores (the National Securities Commission of Argentina, or the “CNV”).

Caja de Valores acts as a clearing house for securities trading, provides central depositary facilities for securities and acts as transfer and paying agent.  It also handles settlement of securities transactions carried out on the Buenos Aires Stock Exchange.  All securities in Caja de Valores are held on a fungible basis without attribution of specific securities to specific accounts.  Accounts at Caja de Valores are opened only in the name of its participants, primarily financial institutions and stock brokers, which may, in turn, request Caja de Valores to open sub-accounts in the name of such participants’ customers.  In general, Caja de Valores only acts on behalf of its participants and has no direct relationship with such participants’ customers.

Settlement

Argentina will condition its authorization of the transfer of the New Securities and Cash Payments to the accounts of the tendering holders within the principal clearing systems on the Settlement Date to the cancellation of all the Eligible Securities tendered in the Invitation for settlement on that date.  Argentina may not waive this condition.

In order to receive interests in the New Securities and your Cash Payment, you must hold your New Securities through a Euroclear or Clearstream, Luxembourg account or through a direct or indirect participant and you must follow the settlement procedures applicable to conventional Eurobonds in registered form.  Interests in your New Securities and your Cash Payment will be credited to accounts at Euroclear and Clearstream, Luxembourg on the Settlement Date.  Each of Caja de Valores, Clearstream Banking AG and several other clearing systems has an account with one or both of these clearing systems.

The New Securities will not be made eligible for clearance, settlement or trading in the book-entry system of DTC.

 Secondary Market Trading

Since the purchaser determines the place of delivery, it is important for you to establish at the time of a secondary market trade the location of both the purchaser’s and seller’s accounts to ensure that settlement can be made on the desired value date.

 Trading between Euroclear and/or Clearstream, Luxembourg Participants

Secondary market trading between Clearstream, Luxembourg participants and/or Euroclear participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

 Trading between Euroclear, Clearstream, Luxembourg and Caja de Valores Participants

The CNV allows Caja de Valores to carry out clearing transactions with securities admitted to be settled through Clearstream, Luxembourg even though such securities are not physically deposited in Caja de Valores, provided that such securities must have been previously approved by the CNV to be publicly offered in Argentina or otherwise exempted from such approval (as in the case of the New Securities).

Accordingly, if you hold New Securities through participant accounts in Euroclear or Clearstream, Luxembourg, secondary market trading with Caja de Valores participants will be settled using the same rules and operating procedures as if you were trading with any other Euroclear or Clearstream, Luxembourg participant.

If you are a participant in Caja de Valores, you will have to make arrangements with Caja de Valores and Euroclear or Clearstream, Luxembourg, as the case may be, to preposition funds or New Securities to complete settlement and to make sure that trades will not fail.

TAXATION

The following discussion summarizes certain Argentine, U.S., Luxembourg, German, and Italian tax considerations that may be relevant to you if you exchange Eligible Securities for New Securities and invest in New Securities.  This summary is based on laws and regulations in effect in Argentina, Luxembourg, Germany, Italy and laws, regulations, rulings and decisions now in effect in the United States.  Any change could apply retroactively and could affect the continued validity of this summary.  This discussion supplements, and to the extent that it differs, supersedes the “Taxation” section contained in the accompanying prospectus.

This summary does not describe all of the tax considerations that may be relevant to you or your situation, particularly if you are subject to special tax rules.  You should consult your tax advisor about the tax consequences of exchanging Eligible Securities for New Securities and holding New Securities, including the relevance to your particular situation of the considerations discussed below, as well as of foreign, state, local or other tax laws.

 Argentine Federal Income Tax Consequences

The following discussion summarizes certain aspects of Argentine federal taxation that may be relevant to you if you are a Non-Resident Holder of Eligible Securities and offer those Eligible Securities for exchange pursuant to the Invitation.  For the purposes of this summary, you are a Non-Resident Holder if you are a holder of Eligible Securities or New Securities who is an individual that is a non-resident of Argentina or a legal entity that is neither organized in, nor maintains a permanent establishment in Argentina.  This summary may also be relevant to you if you are a Non-Resident Holder of New Securities in connection with the holding and disposition of the New Securities.  The summary is based on Argentine laws, rules and regulations now in effect, all of which may change.

This summary is not intended to constitute a complete analysis of the tax consequences under Argentine law of the exchange or Eligible Securities for New Securities pursuant to the Invitation or the receipt, ownership or disposition of the New Securities, in each case if you are a non-resident of Argentina, nor to describe any of the tax consequences that may be applicable to you if you are a resident of Argentina.

If (a) you exchange Eligible Securities for New Securities and a Cash Payment pursuant to the Invitation, and (b) you are a Non-Resident Holder, the receipt of New Securities and your Cash Payment will not result in any withholding or other Argentine taxes.

The exchange of Eligible Securities for New Securities and a Cash Payment pursuant to the Invitation will not be subject to any stamp or other similar Argentine taxes.

Gains you obtain from the sale or exchange of the New Securities will not be subject to either of Argentine income tax or the VAT tax, and you will not be subject to the Presumptive Minimum Income Tax for the ownership of such New Securities if you have no connection with Argentina other than as a holder of an interest in New Securities and the receipt of your Cash Payment.

Under Argentine law, as currently in effect, if you are a Non-Resident Holder of New Securities, interest and principal payments on the New Securities will not be subject to Argentine income or withholding tax.

In the event of the imposition of withholding taxes or duties, Argentina has undertaken to pay additional amounts on the New Securities, subject to certain limitations as described in “Description of the Securities—Description of Debt Securities—Additional Amounts.”

To the extent that holders of the New Securities receive payments through local bank checking accounts, the tax on financial transactions may apply.

In the event that it becomes necessary to initiate court proceedings in the City of Buenos Aires to enforce any of the terms and conditions of the New Securities, a court duty of 3% of any amount claimed will be imposed.

 U.S. Federal Income Tax Consequences

The following discussion summarizes certain U.S. federal income tax consequences of the Invitation that may be material to you as a U.S. Holder.  You are a U.S. Holder if you are a beneficial owner of Eligible Securities that is a citizen or resident of the United States or a domestic corporation or otherwise subject to U.S. federal income tax on a net income basis in respect of the New Securities.  This summary does not purport to be a comprehensive description of all of the tax consequences that may be relevant to your decision to participate in the Invitation, including tax consequences that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors.  This summary also does not address all of the tax consequences that may be relevant to persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, traders in securities that elect to mark-to-market and dealers in securities or currencies; persons that hold Eligible Securities or will hold New Securities as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for U.S. federal income tax purposes; persons whose functional currency is not the U.S. dollar; persons that do not hold Eligible Securities or will not hold New Securities as capital assets; persons that do not acquire New Securities pursuant to the Invitation; persons subject to the alternative minimum tax; or partnerships or other entities classified as partnerships for U.S. federal income tax purposes.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

Argentina has not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS will agree with all of such statements and conclusions.  In addition, the discussion does not describe any tax consequences arising out of the laws of any state, local or foreign jurisdiction.

AS DISCUSSED HEREIN, THERE IS NO DEFINITIVE GUIDANCE REGARDING THE TREATMENT OF THE GDP-LINKED SECURITIES AND, ACCORDINGLY, SUCH TREATMENT IS UNCERTAIN.

YOU ARE URGED TO CONSULT WITH YOUR TAX ADVISORS AS TO THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO YOU OF THE INVITATION AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

 Consequences of Tendering your Eligible Securities

 In General

Under general principles of U.S. federal income tax law, a modification of the terms of a debt instrument (including an exchange of one debt instrument for another debt instrument having different terms) is a taxable event upon which gain or loss is realized only if such modification is “significant.”  A modification of a debt instrument that is not a significant modification does not create a taxable event.  Under applicable regulations, the modification of a debt instrument is a “significant” modification if, based on all the facts and circumstances and taking into account all modifications, other than certain specified modifications, the legal rights or obligations that are altered and the degree to which they are altered is “economically significant.”  The applicable regulations also provide specific rules to determine whether certain modifications, such as a change in the timing of payments or a change in the yield of a debt instrument, are significant.  Although the matter is not entirely free from doubt with respect to all exchanges of Eligible Securities for New Securities, Argentina intends to treat the exchanges as resulting in a “significant modification” of the Eligible Securities because a number of material substantive terms of the Eligible Securities (e.g., interest rate basis, yield, payment schedules or currency of denomination) will change as a result of the exchange.  By accepting the New Securities, you agree to the treatment of the exchange described in this paragraph and you further agree to report for U.S. federal income tax purposes all income or loss with respect to the Eligible Securities and the New Securities in accordance with this characterization.  Except as otherwise indicated, the remainder of this summary assumes that the exchange will be treated as a significant modification.

Although accrued but unpaid interest on your Eligible Securities will not be included in the calculation of the amount of cash or New Securities that your receive or otherwise be paid pursuant to the Invitation, it is possible that the cash or a portion of the New Securities that you receive will be treated as received in payment of such unpaid amounts, in which case the character of the income or loss that you realize from the Invitation may differ from that described herein.  You should consult your own tax advisor regarding the tax consequences that would arise from any such characterization.  The discussion below assumes that all of the Consideration that you receive will be treated as received in exchange for the Eligible Securities, not as accrued but unpaid interest.

 Taxable Exchange

In general, because the exchange of your Eligible Securities for New Securities should be a taxable transaction under the rules described above, you will recognize capital gain or loss in the exchange (subject to the discussion of the market discount and foreign currency rules set forth below) in an amount equal to the difference between the amount realized in the exchange and your adjusted tax basis in the Eligible Securities tendered at the time of the consummation of the Invitation.  Your adjusted tax basis in an Eligible Security generally will equal the amount paid therefor, increased by the amount of any market discount or OID you have previously taken into account and reduced by the amount of any amortizable bond premium previously amortized with respect to the Eligible Security and by any payments other than payments of qualified stated interest (as such term is defined below).  Although the matter is not entirely free from doubt, the amount that you realize in the exchange should be equal to the sum of the fair market value of the Discounts and 2017 Globals (the “New Bonds”) that you receive (determined for each New Bond as described below under “Consequences of Holding the New Securities—Issue Price”), the fair market value of the GDP-linked Securities that you receive and cash that you receive (less any amounts that are treated as attributable to accrued but unpaid interest, as described above, which will be taxable as interest income).  If you receive cash in euro as a result of tendering DM Brady Bonds, the amount realized with respect to such payment will be the U.S. dollar value of the euro received calculated at the exchange rate in effect on the date of the exchange.  Any such capital gain or loss will be long-term capital gain or loss if your holding period for the Eligible Securities on the date of exchange is more than one year.

In general, if you acquired the Eligible Securities with market discount, any gain you realize in the exchange of the Eligible Securities will be treated as ordinary income to the extent of the portion of the market discount that has accrued while you held such Eligible Securities, unless you have elected to include market discount in income currently as it accrues.

Gain or loss that you recognize in the exchange of a foreign currency-denominated Eligible Security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the security.   If the amount of ordinary loss that you recognize in these circumstances exceeds certain specified thresholds, you may be required to comply with special rules that require that such amounts be reported to the IRS.  You should consult with your tax advisor regarding the possible application of these reporting requirements.

Your initial tax basis in the New Bonds will be equal to the amount realized with respect to the receipt of such New Bonds (determined as described above).  Your initial tax basis in the GDP-linked Securities will be their fair market value as of the relevant settlement date.  Your holding period with respect to the New Securities will begin the day following the consummation of the Invitation.

Consequences of Holding the New Securities

 Qualified Stated Interest and Original Issue Discount on the New Bonds

In general, for U.S. federal income tax purposes you will include “qualified stated interest” (as defined below) payable on the New Bonds in gross income at the time that such payments are accrued or are received, in accordance with your usual method of tax accounting.

The Discounts and 2017 Globals will be issued with OID for U.S. federal income tax purposes.  If the 2017 Globals are issued in a “qualified reopening” (as described below), such bonds will have the same characteristics for purposes of the OID rules as the Outstanding 2017 Globals, which were issued with OID.  If the 2017 Globals are not issued in a qualified reopening, then they generally will not be fungible with the Outstanding 2017 Globals for U.S. federal income tax purposes.  The 2017 Globals generally will be treated as issued in a “qualified reopening” if their stated principal amount exceeds their fair market value on their issue date by no more than a de minimis amount (which is equal to 0.25% times the stated principal amount of the 2017 Globals multiplied by the number of whole years to maturity).  The Discounts will not be issued in a qualified reopening and therefore are not expected to be fungible with the 2010 Discounts for U.S. federal income tax purposes.

Under the terms of the bonds issued in the April 2010 exchange offer, the Discounts and the 2017 Globals can use the same ISIN and common code as the 2010 Discounts and the Outstanding 2017 Globals, respectively, even if they are not fungible with such bonds for U.S. federal income tax purposes, but only if the Discounts or the 2017 Globals, as the case may be, do not have more OID than the corresponding series of bonds issued in the April 2010 exchange offer.  In such a case, because the 2017 Globals and the Outstanding 2017 Globals, on the one hand, and the Discounts and the 2010 Discounts, on the other hand, will have the same ISIN and common code, they will trade fungibly.  Accordingly, a secondary market holder of 2017 Globals or Discounts may be unable to determine when the bonds it holds were issued, and thus  may be required as a practical matter to assume that it holds Outstanding 2017 Globals or 2010 Discounts (i.e., the bonds that have a greater amount of OID).  In such a case, a holder whose initial tax basis in the 2017 Globals or Discounts is greater than the adjusted issue price (as defined below) of the Outstanding 2017 Globals or 2010 Discounts, as the case may be, will be entitled to reduce its  periodic inclusions of OID to reflect this “acquisition premium.”

As discussed in more detail below, you will be required to include OID on the New Bonds in your gross income in advance of the receipt of cash payments on such New Bonds.  The amount of OID with respect to the New Bonds will be equal to the excess of (i) the stated redemption price at maturity of the New Bonds, over (ii) the issue price of the New Bonds (determined as described below under “—Issue Price”).  A New Bond’s stated redemption price at maturity is the sum of all payments due under the New Bond other than payments of qualified stated interest.

Qualified stated interest is stated interest that is unconditionally payable in cash or in property at least annually at a single fixed rate.  Accordingly, only interest payable at a rate equal to the lowest stated interest rate payable on a current basis on the Discounts (5.77%) will be treated as qualified stated interest on the Discounts.  All stated interest on the 2017 Globals will be treated as qualified stated interest.  All payments or accruals of stated interest in excess of the qualified stated interest on the New Bonds will be included in the stated redemption price at maturity of the New Bonds thereby increasing the amount of OID on such New Bonds.

In general, if you hold New Bonds you will be required to include OID in gross income under a constant-yield method over the term of the New Bonds in advance of cash payments attributable to such income, regardless of whether you are a cash or accrual method taxpayer and without regard to the timing or amount of any actual payments.  Under this treatment, you will include in ordinary gross income the sum of the “daily portions” of OID on the New Bonds for all days during the taxable year that you own the New Bonds.  The daily portions of OID on a New Bond are determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that accrual period.  Accrual periods may be of any length and may vary in length over the term of the New Bonds, provided that no accrual period is longer than one year and each scheduled payment of principal or interest occurs on either the final day or the first day of an accrual period.  The amount of OID on a New Bond allocable to each accrual period will be determined by multiplying the “adjusted issue price” (as defined below) of the New Bond at the beginning of the accrual period by the “yield to maturity” (as defined below) of such New Bond and subtracting from that product the amount of any qualified stated interest.  The total amount of OID on a New Bond will be equal to the excess of all payments on the New Bonds other than qualified stated interest over the issue price of such New Bond.  The amount of OID that you will be required to take into account will be reduced by the amount of any acquisition premium, as described below.

The “adjusted issue price” of a New Bond at the beginning of any accrual period will generally be the sum of its issue price and the amount of OID allocable to all prior accrual periods, reduced by the amount of payments made on the New Bond other than qualified stated interest.  The “yield to maturity” of a New Bond will be the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value of all payments on the New Bond, including any payments of principal payable prior to the maturity of the New Bond, to equal the issue price of such New Bond.  Your initial tax basis in a New Bond, determined as described above under “—Consequences of Tendering your Eligible Securities—Taxable Exchange,” will be increased over time by the amount of OID included in your gross income and decreased by the amount of payments on the New Bonds other than payments of qualified stated interest.

If your initial tax basis in a New Bond is less than its remaining redemption amount (i.e., the total of all future payments to be made on the New Bond other than payments of qualified stated interest), but greater than its adjusted issue price, you will be entitled to reduce your periodic inclusions of OID to reflect this “acquisition premium.”

 Issue Price

The issue price of a New Bond generally will be equal to the fair market value of such New Bond, determined as of the date of the exchange, if a substantial amount of the New Bonds of the relevant Series is “traded on an established market” for U.S. federal income tax purposes (generally meaning that the New Bonds are listed on a major securities exchange, appear on a quotation medium of general circulation or otherwise are readily quotable by dealers, brokers or traders) during the 60-day period ending 30 days after the date of the exchange.  If a substantial amount of a Series of New Bonds is not “traded on an established market,” but the Eligible Securities delivered in exchange for such New Bonds are so traded, the issue price of the relevant New Bonds will be the fair market value of such Eligible Securities.  Argentina expects that, for U.S. federal income tax purposes, the New Bonds will be traded on an established market.  Therefore, Argentina anticipates that the issue price of the New Bonds will be their fair market value as of the date of the exchange.

Notwithstanding the foregoing, the 2017 Globals will have the same issue price as the Outstanding 2017 Globals if the 2017 Globals are issued in a “qualified reopening,” as described above under “—Qualified Stated Interest and Original Issue Discount on the New Bonds.”

 GDP-linked Securities

No rules specifically address the taxation of instruments with no principal amount, the payments of which are solely based on a formula linked to the growth of the gross domestic product (or of the earnings) of the issuer and that do not contemplate or guarantee repayment of principal.  Notwithstanding this, because the GDP-linked Securities provide for payments at annual intervals that, subject to the discussion below, can be described as calculated by reference to a specified index (the gross domestic product of Argentina, or “GDP”) on a notional amount in exchange for specified consideration (a portion of the Eligible Securities tendered in the Invitation), it would be reasonable to treat the GDP-linked Securities as financial instruments subject to the rules governing notional principal contracts (the “NPC rules”).  In order to qualify as a notional principal contract, the determination of the amount of the payments under the GDP-linked Securities must be based on current, objectively determinable economic information that is not within the control of the issuer (a “specified index”).  It is not clear whether the GDP can be treated as a specified index.  Argentina, however, will treat the GDP-linked formula as a specified index for purposes of this disclosure.  In accordance with this characterization, while the matter is not free from doubt, the GDP-linked Securities should be subject to the rules applicable to “caps” under the NPC rules.  Notwithstanding this, the IRS could take the view that the GDP-linked Securities would not qualify as notional principal contracts under the NPC rules, which could affect the timing, source, and character of income recognized with respect to the GDP-linked Securities.  You are urged to consult your tax advisor as to the federal income tax treatment of the acquisition, ownership and disposition of the GDP-linked Securities.

Under the suggested characterization of the GDP-linked Securities described in the preceding paragraph, the fair market value of a GDP-linked Security on its issue date should be treated as the purchase price or premium that you paid to receive payments under a GDP-linked Security acquired pursuant to the Invitation.  You should allocate the purchase price or premium of the GDP-linked Securities to the payments that may be made over the term of the GDP-linked Securities.  For this purpose, you should allocate your purchase price to each payment under the GDP-linked Securities based on the prices of a series of cash-settled option contracts with respect to each such payment.  The amount you realize with respect to payments on the GDP-linked Securities received should be reduced by the portion of the purchase price allocated to each such payment.

Regardless of your method of accounting, at the end of your taxable year, you should recognize the ratable daily portion of any payment under the GDP-linked Securities and any relevant portion of the purchase price, as described above, allocable to such taxable year.  If the amount of a payment is not yet determinable at the end of your taxable year, then you should generally recognize the ratable daily portion of such payment calculated based on the value of GDP as of the last day of your taxable year.  If you determine that the value of GDP as of the end of the taxable year does not provide a reasonable estimate of GDP that will apply as of the next payment date, then you may use a reasonable estimate of GDP, provided that you use the same method to reasonably estimate GDP consistently each year and use such estimate for all purposes, including for purposes of financial reports to equity holders and creditors.  Any difference between the actual payment and the estimated payment described above should be taken into account as an adjustment to the income or loss from the GDP-linked Securities in the taxable year during which the payment becomes fixed.  All amounts that you recognize with respect to the GDP-linked Securities should be treated as ordinary income or loss, as the case may be.

 Sale, Exchange or Disposition of New Securities; Scheduled Amortization

You will generally recognize gain or loss on the sale, exchange or other disposition of the New Securities in an amount equal to the difference between the amount you realize on such sale, exchange or other disposition (less any accrued qualified stated interest, which will be taxable as interest income) and your tax basis in the New Securities.  The gain or loss that you recognize on the sale, exchange or retirement of a New Security generally will be capital gain or loss and will be long-term capital gain or loss if you have held the New Security for more than one year on the date of disposition.

 Non-U.S. Holders

Subject to the discussion of backup withholding below, if you are, with respect to the United States, a foreign corporation or nonresident alien individual (a “Non-U.S. Holder”), the interest income, other ordinary income and gains that you derive in respect of the Eligible Securities and the New Securities generally will be exempt from U.S. federal income taxes, including withholding tax.  However, to receive this exemption you may be required to satisfy certain certification requirements (described below under “Backup Withholding and Information Reporting”) of the IRS to establish that you are a Non-U.S. Holder.

Even if you are a Non-U.S. Holder, you may still be subject to U.S. federal income taxes on any interest income, including OID, or other ordinary income you derive in respect of the New Securities if:

•	you are an insurance company carrying on a U.S. insurance business to which such income is attributable within the meaning of the Code, or

•	with respect to interest income, including OID, you have an office or other fixed place of business in the United States to which such income is attributable and the income either

–	is derived in the active conduct of a banking, financing or similar business within the United States, or

–	is received by a corporation the principal business of which is in trading stocks or securities for its own account and you are otherwise engaged in a U.S. trade or business.

If you are a Non-U.S. Holder, any gain you realize on a sale or exchange of the Eligible Securities or the New Securities generally will be exempt from U.S. federal income tax, including withholding tax, unless:

•	such gain is effectively connected with the conduct of your trade or business within the United States, or

•	if you are an individual, you are present in the United States for a total of 183 days or more during the taxable year in which such gain is realized and either

–	such gain is attributable to your office or fixed place of business maintained in the United States, or

–	you have a tax home in the United States.

 Backup Withholding and Information Reporting

In general, information reporting requirements will apply to any cash received in exchange for Eligible Securities, the accrual of OID and to payments in respect of the Eligible Securities or the New Bonds and annual payments of $600 or more in a taxable year in respect of the GDP-linked Securities, within the United States, if you are not a corporation, and backup withholding will apply to such payments if you fail to provide an accurate taxpayer identification number or you are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax return.

Backup withholding and information reporting will not apply to payments made by Argentina or any agent thereof (acting in such capacity) to you if you are a Non-U.S. Holder so long as, in the case of payments made within the United States, either (i) if you are the beneficial owner, you certify to Argentina or its agent, under penalties of perjury, that you are a Non-U.S. Holder and provide your name, address and taxpayer identification number or (ii) you have otherwise established an exemption, and provided that neither Argentina nor its agent has actual knowledge that you are not a Non-U.S. Holder or that the conditions of any exemption are not in fact satisfied.

Backup withholding and information reporting will not apply to the sale or exchange of New Securities effected outside the United States by a foreign office of a foreign broker, provided that such broker (i) derives less than 50 percent of its gross income for certain periods from the conduct of a trade or business in the United States, (ii) is not a controlled foreign corporation for United States federal income tax purposes and (iii) is not a foreign partnership that, at any time during its taxable year, is 50 percent or more (by income or capital interest) owned by U.S. persons or is engaged in the conduct of a U.S. trade or business.  If you receive payments of such amounts outside the United States from a foreign office of any other broker, the payment will not be subject to backup withholding tax, but will be subject to information reporting requirements unless (i) you are the beneficial owner and such broker has documentary evidence in its records that you are a Non-U.S. Holder or (ii) you otherwise establish an exemption, and provided that the broker does not have actual knowledge that you are not a Non-U.S. Holder or that the conditions of any exemption are not in fact satisfied.

 Luxembourg Tax Consequences

The following is a summary discussion of certain material Luxembourg tax consequences with respect to the Invitation.  The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to any particular holder of Eligible Securities, and does not purport to include tax considerations that arise from rules of general application or that are generally assumed to be known to holders of Eligible Securities.  It is not intended to be, nor should it be construed to be, legal or tax advice.  This discussion is based on Luxembourg laws and regulations as they stand on the date of the Invitation Materials and is subject to any change in law or regulations or changes in interpretation or application thereof that may take effect after such date.  Persons considering participating in the Invitation should therefore consult their own professional advisors as to the effects of state, local or foreign laws and regulations, including Luxembourg tax law and regulations, to which they may be subject.

Withholding Tax

Non-Residents

Under Luxembourg tax law currently in effect and except as provided for by the laws of June 21, 2005 (the “2005 Laws”) implementing the Directive 2003/48/EC on taxation of savings income in the form of interest payments (the “EU Savings Directive”), there is no withholding tax for non-resident holders of the Eligible Securities or New Securities on payments of fixed or floating interest (including accrued but unpaid interest) and on payments received upon redemption or repayment of the principal or upon a purchase or exchange of the Eligible Securities or New Securities.

As described below, on June 3, 2003, the European Council approved the EU Savings Directive and under the related Accords with certain dependent or associated territories and certain non-EU Member States (together the “relevant States”), EU Member States will be required to provide to the fiscal authorities of another EU Member State and all the relevant States details of payments of interest or similar income made by a paying agent within its jurisdiction to an individual or certain types of entities called “residual entities,”, as defined in the EU Savings Directive and related Accords, resident in that other EU Member State or a relevant State, except that Austria and Luxembourg instead operate a withholding system for a transitional period in relation to such payments, unless during such period they elect otherwise.

Under the 2005 Laws, payments of interest or similar income made or ascribed by a paying agent established in Luxembourg to or for the immediate benefit of an individual or certain types of entities called “residual entities” as defined by the 2005 Laws who, as a result of an identification procedure implemented by the paying agent, are identified as residents or are deemed to be residents of an EU Member State or a relevant State other than Luxembourg, will be subject to a withholding tax unless the relevant beneficiary has adequately instructed the relevant paying agent to provide details of the relevant payments of interest or similar income to the fiscal authorities of his/her country of residence or deemed residence or has provided a tax certificate from his/her fiscal authority in the format required by the 2005 Laws to the relevant paying agent.

Where withholding tax is applied, payments of interest and similar income are currently subject to a withholding to be made by the relevant paying agent at the rate of 20% for the period until June 30, 2011 and at a rate of 35% thereafter.

Payments of interest or similar income under the Eligible Securities or New Securities to the clearing systems and payments by or on behalf of Clearstream, Luxembourg, to financial intermediaries will not give rise to a withholding tax under Luxembourg law.

Residents

In accordance with the law of December 23, 2005 on the introduction of a withholding tax on certain interest payments on savings income, interest on Eligible Securities or New Securities paid by a Luxembourg paying agent to an individual holder who is a resident of Luxembourg or to certain foreign residual entities securing the interest payments for the benefit of such individual holder (unless such entities have opted either to be treated as UCITS recognized in accordance with the Council Directive 85/611/EC or for the exchange of information regime) will be subject to a withholding tax of 10% which will operate a full discharge of income tax due on such payments for individual holders, holding the Eligible Securities or New Securities in the frame of their private wealth.

Luxembourg resident individuals, acting in the course of their private wealth, can opt to self-declare and pay a 10% tax on interest payments made by paying agents located in an EU Member State other than Luxembourg, a Member State of the European Economic Area or in a State or territory which has concluded an international agreement directly related to the EU Savings Directive.  The 10% tax represents the final tax liability on interest received for the Luxembourg resident individuals receiving the interest payment in the course of their private wealth and can be reduced in consideration of foreign withholding tax, based on double tax treaties concluded by Luxembourg.  Individual Luxembourg resident holders of the Eligible Securities or New Securities receiving the interest as business income must include this interest in their taxable basis; if applicable, the aforementioned 10% levied will be credited against their final income tax liability.

Interest on Eligible Securities or New Securities paid by a Luxembourg paying agent to residents of Luxembourg that are not  individuals will not be subject to any withholding tax.

When used in the preceding three paragraphs, “interest” and “paying agent” have the meanings given thereto in the 2005 Laws (or the relevant Accords).  “Interest” will include accrued or capitalized interest at the sale, repayment or redemption of the Eligible Securities or New Securities.  “Paying agent” is defined broadly for this purpose and in the context of the Eligible Securities or New Securities means any economic operator established in Luxembourg who pays interest on the Eligible Securities or New Securities to or ascribes the payment of such interest to or for the immediate benefit of the beneficial owner, whether the operator is, or acts on behalf of, the issuer or is instructed by the beneficial owner to collect such payment of interest.

 Income deriving from the Eligible Securities or New Securities

Non-Luxembourg Resident Holders

Holders of the Eligible Securities or New Securities will not become residents, or be deemed to be resident in Luxembourg, by reason only of the holding of the Eligible Securities or New Securities.

Holders of the Eligible Securities or New Securities who are non-resident of Luxembourg and who do not hold such Eligible Securities or New Securities through a permanent establishment in Luxembourg are not liable for any Luxembourg income tax, whether they receive payments of principal, payments of interest (including accrued but unpaid interest), payments received upon redemption, repurchase or exchange of such Eligible Securities or New Securities, or realize capital gains on the sale of such Eligible Securities or New Securities.

Luxembourg Resident Holders - General

Holders of Eligible Securities or New Securities who are tax resident in Luxembourg, or non-resident holders of Eligible Securities or New Securities who have a permanent establishment or permanent representative in Luxembourg to which or to whom such Eligible Securities or New Securities are attributable, must for income tax purposes include any interest and other income received or accrued on such Eligible Securities or New Securities in their taxable income.  Individuals who are tax residents in Luxembourg are deemed to have been taxed on net income if the withholding tax at the payment rate of 10% referred to above has been levied.  They will not be liable for any Luxembourg income tax on repayment of principal.

Luxembourg Resident Individuals

Luxembourg resident individual holders of Eligible Securities or New Securities who do not hold such Eligible Securities or New Securities as business assets are not subject to taxation on capital gains upon the disposal of such Eligible Securities or New Securities, unless their disposal precedes their acquisition or they are disposed of within six months of the date of their acquisition.  Upon a repurchase, redemption or exchange of such Eligible Securities or New Securities after expiration of the six-month period from their acquisition, the portion of repurchase, redemption or exchange price corresponding to accrued but unpaid interest is subject to the withholding tax of 10%.  Luxembourg resident individual holders of Eligible Securities or New Securities who hold such Eligible Securities or New Securities as business assets are subject to tax as described in relation to “—Luxembourg Resident Companies” below.  When the 10% withholding tax has been withheld, it can be credited against income tax liability.

Luxembourg Resident Companies

Luxembourg resident companies (organismes à caractère collectif), holding Eligible Securities or New Securities, or foreign entities of the same type who have a permanent establishment or permanent representative in Luxembourg to which or to whom such Eligible Securities or New Securities are attributable, must include in their taxable income interest accrued on such Eligible Securities or New Securities and, on a sale, repurchase, redemption or exchange, the difference between the sale, repurchase, redemption or exchange price (including accrued but unpaid interest) and the lower of the cost or book value of such Eligible Securities or New Securities sold, repurchased, redeemed or exchanged.

Luxembourg Companies Benefiting from a Special Tax Regime

A Luxembourg resident holder of Eligible Securities or New Securities that is governed by any of the following: (i) the law of July 31, 1929 as repealed on pure holding companies or (ii) the laws of December 20, 2002 and February 13, 2007 on undertakings for collective investment and (iii) the law of May 11, 2007 on family estate management companies will not be subject to any Luxembourg income tax in respect of interest received or accrued on such Eligible Securities or New Securities, or on gains realized on the sale or disposal of such Eligible Securities or New Securities.

Net Wealth Tax

Luxembourg net wealth tax will not be levied on a holder of Eligible Securities or New Securities, unless such Eligible Securities or New Securities are attributable to a business enterprise or part thereof or which is carried on in Luxembourg or through a permanent establishment or a permanent representative of a non-resident company in Luxembourg.  In such a case, the holder of such Eligible Securities or New Securities must take such Eligible Securities or New Securities into account for the purposes of Luxembourg wealth tax, except if the holder of such Eligible Securities or New Securities is governed by any of the following:  (i) the law of July 31, 1929 as repealed on pure holding companies; (ii) the laws of December 20, 2002 and February 13, 2007 on undertakings for collective investment; (iii) the law of March 22, 2004 on securitization; (iv) the law of June 15, 2004 on the investment company in risk capital; or (v) the law of May 11, 2007 on family estate management companies.

Other Tax Consequences

Stamp Taxes and Transfer Taxes

There is no Luxembourg registration tax, stamp duty or any other similar tax or duty payable in Luxembourg by the holders of Eligible Securities or New Securities as a consequence of the exchange or sale of Eligible Securities or the issuance of the New Securities, nor will any of these taxes be payable as a consequence of a subsequent transfer, repurchase or redemption of the Eligible Securities.

Gift Taxes

No estate or inheritance tax is levied on the transfer of New Securities upon death of a holder of New Securities in cases where the deceased was not a resident of Luxembourg for inheritance tax purposes and no gift tax is levied upon a gift of New Securities if the gift is not passed before a Luxembourg notary or recorded in a deed registered in Luxembourg.  Where a holder of New Securities is a resident for tax purposes of Luxembourg at the time of his or her death, the New Securities are included in his or her taxable estate for inheritance tax or estate tax purposes.

Value-added Tax

There is no Luxembourg value-added tax payable in respect of payments pursuant to the Invitation or in respect of the payment of interest or principal under the New Securities or the transfer of the New Securities.  Luxembourg value-added tax may, however, be payable in respect of fees charged for certain services rendered to Argentina, if for Luxembourg value-added tax purposes such services are rendered or deemed to be rendered in Luxembourg and an exemption from Luxembourg value-added tax does not apply with respect to such services.

Germany

The following section is a brief summary of certain important German tax consequences, that are or may be relevant for the exchange of Eligible Securities for Consideration and to the holding, sale or other disposition as well as the redemption of New Securities by a holder (an individual or a corporation) who is tax resident in Germany (i.e., a holder, who has its permanent residence, habitual abode, statutory seat or effective place of management in Germany, a “German Holder”) or by a holder who is not tax resident in Germany but holds Eligible Securities or New Securities in a permanent establishment or a fixed place of business in Germany or by a holder who has a different connection to Germany.  The discussion does not purport to be an exhaustive description of all tax considerations that may be relevant for such holders (e.g. church tax is not covered by this description).  The discussion is based on the tax laws applicable at the time of preparation of this document including the double taxation treaty concluded between Germany and Argentina (the “Treaty”).  The tax laws including the Treaty may be subject to change, possibly with retroactive effect.

Holders of Eligible Securities should consult their own advisor regarding tax consequences of the exchange of Eligible Securities for Consideration and of holding and disposition of New Securities in connection with their particular circumstances including aspects of any state, local or other applicable tax laws.

Taxation of the Exchange of Eligible Securities for Consideration

German Holders

Eligible Securities Held as Private Assets of a German Holder

This subsection describes the German tax consequences of the exchange of Eligible Securities for Consideration for an individual German Holder holding Eligible Securities as private assets (a “German Private Investor”) based on administrative interpretation guidance available at the date of this document.

German Private Investors holding Eligible Securities in a custodial account maintained by a German Disbursing Agent (as defined below under the heading “—Taxation of New Securities—German Holders—Withholding Tax”) should ask the German Disbursing Agent whether it will apply withholding tax on the exchange and, if so, on which amount.

In case tax on income derived from the receipt of Consideration would not be withheld by a German Disbursing Agent (as described below under the headings “—Taxation of a Capital Gain or Loss” and “—Receipt of Consideration for Accrued but Unpaid Interest”) German Private Investors must include such income in their annual tax return. Any tax on such income would then be collected by way of assessment.

Summary

In summary, the exchange of Eligible Securities for Consideration has the following German tax consequences for German Private Investors:

•	A German Private Investor may be taxed on a capital gain or loss derived from the exchange as described under “—Taxation of a Capital Gain or Loss”.

•
The tax base applicable for German withholding tax purposes in relation to the exchange may significantly deviate from any capital gain or loss actually incurred. As a result, German withholding tax at a rate of 26.375% could be levied on 30% of the acquisition cost of Eligible Securities even if a loss was actually incurred.

•
A portion of the New Securities and a portion or all of the Cash Payment received in exchange for Eligible Securities may be treated as consideration for accrued but unpaid interest on Eligible Securities and therefore be taxable as interest income of the German Private Investor as described under “—Receipt of Consideration for Accrued but Unpaid Interest” or may otherwise be treated as taxable income.

•
If amounts have been overwithheld, for example as a result of the application of an excessive or substitute tax base by a German Disbursing Agent, a German Private Investor may apply for an assessment in order to be taxed on the actual taxable income and obtain a refund.

Taxation of a Capital Gain or Loss

The taxation of a capital gain or loss derived from the exchange depends on whether the German Private Investor acquired Eligible Securities before January 1, 2009 or after December 31, 2008.

Acquisition before January 1, 2009

A capital gain or loss derived from the exchange of Eligible Securities acquired before January 1, 2009 and held by a German Private Investor is only subject to taxation in Germany if Eligible Securities are classified as financial innovations (“Financial Innovations” - Finanzinnovationen under Section 20(2) no. 4 of the German Income Tax Act (Einkommensteuergesetz) as in effect until December 31, 2008).

The term Financial Innovations includes debt instruments that provide for floating, variable or contingent interest rates, certain optional redemption rights and securities that are traded “flat”, i.e., without separately stating the accrued interest (Stückzinsen), irrespective of whether it is possible to separate the yield on the debt instruments from appreciations in value. The German Federal Tax Court (Judgment dated December 13, 2006, file no.: VIII R 62/04), ruled that securities are not generally considered Financial Innovations simply due to being traded “flat”, i.e., without separately stating accrued interest, as a result of the temporary or permanent default by the issuer after their issuance. However, it cannot be ruled out that Eligible Securities might nonetheless be considered Financial Innovations.

If Eligible Securities are Financial Innovations, a capital gain or, as the case may be, loss of a German Private Investor from the exchange of Eligible Securities constitutes income from capital investment and is taxable in accordance with the description for Eligible Securities acquired after December 31, 2008 below.

Acquisition after December 31, 2008

If the German Private Investor acquired Eligible Securities after December 31, 2008, a capital gain or, as the case may be, loss from the exchange constitutes income from capital investment irrespective of the holding period and whether Eligible Securities were to be classified as Financial Innovations. Negative income from capital investment is offsettable against positive income from capital investment subject to certain limitations but not against any other type of income (e.g., employment income). Losses not utilized in one year may be carried forward into subsequent years but cannot be carried back into preceding years. Income from capital investment is generally subject to a flat tax rate of 25% (plus solidarity surcharge thereon, i.e., in total 26.375%). If Eligible Securities are kept with or administered by a German Disbursing Agent or a German Disbursing Agent conducts the exchange of Eligible Securities, a capital gain from the exchange is generally subject to German withholding tax at a rate of 26.375%. The German Disbursing Agent will deduct the withholding tax from the Cash Payment.

A capital gain or, as the case may be, loss from the exchange should be determined as the difference between (a) the fair market value (gemeiner Wert) of the Consideration received in exchange for Eligible Securities and (b) the acquisition cost of Eligible Securities and expenses directly connected with the exchange. However, if a portion of the Consideration is treated as payment for accrued but unpaid interest on Eligible Securities and is therefore recognized as taxable interest income as described under “—Receipt of Consideration for Accrued but Unpaid Interest,” such portion of the Consideration would not be taken into account when determining a capital gain or loss resulting from the exchange.

Both (i) fair market value of the Consideration and (ii) acquisition cost of Eligible Securities are generally converted into euro, taking into account the relevant conversion rates as of the date of acquisition and of exchange, respectively, in order to determine a capital gain or loss (i.e., a currency gain or loss is taxable). However, according to a circular issued by the German Federal Ministry of Finance dated December 22, 2009, file no.: IV C 1 - S-2252/08/10004, the German fiscal authorities will not object if a capital gain or loss derived from Eligible Securities that qualify as Financial Innovations and were acquired before January 1, 2009 is calculated in such other currency and converted into euro at the conversion rate of the date of the exchange (i.e., a currency gain or loss would not be taxable).

According to the German fiscal authorities’ view, the fair market value of New Securities is generally determined by the stock exchange price of New Securities on the German regulated market (Regulierter Markt), the German unofficial regulated market (Freiverkehr) or on a European regulated market within the meaning of Directive 2004/39/EC of the European Parliament and of the Council of April 21, 2004 (a “Regulated Market”) on the date New Securities are entered in the custodial account of the German Private Investor. The New Securities will be admitted to trading on the Euro MTF market of the Luxembourg Stock Exchange. The Euro MTF market does not qualify as Regulated Market. In addition, it is currently uncertain whether there will be a stock exchange price on the Euro MTF market available for New Securities at the date of the custodial account entry. For these reasons, it is unclear how the fair market value of the New Securities should be determined.

There is a risk that in the absence of a stock exchange price on a Regulated Market the withholding tax will be levied by a German Disbursing Agent on a substitute tax base of 30% of the Eligible Securities’ acquisition cost. If withholding tax is levied on the substitute tax base and if the capital gain actually derived from the exchange by a German Private Investor is lower than the substitute tax base, such German Private Investor may apply for an assessment of the tax on his overall annual income from capital investment at the flat tax rate of 26.375%. The tax assessment will take into account the actual capital gain (or loss) derived from the exchange. The withholding tax on the substitute tax base will be credited against the assessed personal income tax liability of the German Private Investor and, if in excess of such liability, refunded. If the capital gain derived from the exchange by a German Private Investor was actually higher than the substitute tax base, such German Private Investor is generally obliged to apply for such an assessment.

German Private Investors who hold Eligible Securities in physical form will not be allowed to evidence to a German Disbursing Agent their historic acquisition cost for such Eligible Securities. A German Disbursing Agent is therefore generally obliged to levy withholding tax on a substitute tax base of 30% of the fair market value of the Consideration received in the exchange. In this case, the German Private Investor may apply for an assessment in order to be taxed on the actual capital gain or loss from the exchange as described above. If the substitute tax base is lower than the actual capital gain, the German Private Investor is generally obliged to apply for such an assessment. Since it is not entirely certain how the fair market value of New Securities should be determined, a German Disbursing Agent might refrain from levying withholding tax on the substitute tax base and report details of the exchange and identity of the German Private Investor to the German fiscal authorities (cf. circular of the German Federal Ministry of Finance dated June 13, 2008, file no.: IV C 1 – S 2000/07/0009, no. I. 18). If tax on the capital gain has not been withheld, a German Private Investor must include any capital gain derived from the exchange in his tax return. The tax on the capital gain will then be collected by way of assessment.

Such substitute tax also applies in other cases if a holder’s historic acquisition cost is unknown or not properly evidenced to the German Disbursing Agent (e.g., in case Eligible Securities have been transferred to another custodial account since their acquisition without data-exchange foreseen by the German tax law).

German Private Investors are urged to consult their tax advisors with regard to the withholding tax consequences of the exchange.

Part of the Consideration May be Treated as Taxable Interest Income

Although interest accrued but unpaid on the Eligible Securities will not be taken into account when determining the total amount of Consideration to be received pursuant to the Invitation, there is a risk that the German fiscal authorities may take the view that a portion of the Consideration should be treated as interest income, i.e., income from capital investment, which would be subject to tax at a flat rate of 26.375%.

In such case and if Eligible Securities are kept with or administered by a German Disbursing Agent or a German Disbursing Agent conducts the exchange of Eligible Securities, the fair market value of such portion of the Consideration that is treated as interest income would generally be subject to German withholding tax at a rate of 26.375%. As it is uncertain how the fair market value of New Securities should be determined (see “—Taxation of Capital Gains and Losses” above) a German Disbursing Agent might refrain from levying withholding tax on interest income and report details of the exchange and the identity of the German Private Investor to the German fiscal authorities. If tax on the interest income has not been withheld, a German Private Investor must include the interest income in his tax return. The tax on the interest income will then be collected by way of assessment.

    German Private Investors are urged to consult their tax advisors with regard to the tax consequences of such characterization of part of the Consideration as interest income.

Eligible Securities Held as Business Assets of a German Holder

If the Eligible Securities are business assets of a German Holder, a loss from the exchange of Eligible Securities for Consideration is deductible from the personal or corporate income tax base subject to general limitations. A loss from the exchange of Eligible Securities for New Securities is also deductible for trade tax purposes if the Eligible Securities are attributable to a permanent establishment of a commercial business in Germany, subject to general limitations.

A capital gain from the exchange of Eligible Securities for Consideration is subject (i) to personal income tax at the German Holder’s individual progressive tax rate of up to 45% plus a 5.5% solidarity surcharge thereon if the holder is an individual or (ii) to corporate income tax of 15% plus a 5.5% solidarity surcharge thereon if the holder is a corporation. In addition to personal or corporate income tax, a capital gain is subject to trade tax at the applicable municipal rate generally ranging from 7% to 17% if the Eligible Securities are attributable to a permanent establishment of a commercial business in Germany. In the case of an individual German Holder, trade tax may generally be credited against the personal income tax liability of the German Holder in accordance with a lump-sum tax credit method. Depending on the trade tax rate imposed by the local municipality and personal tax circumstances of the German Holder, this may result in a full or partial credit of trade tax against the personal income tax liability.

A capital gain must be included in the German Holder’s personal or corporate income tax return. German tax withheld by a German Disbursing Agent can be credited against the German Holder’s assessed liability for personal or corporate income tax or, if in excess of such assessed tax liability, refunded.

In the case of German Holders who determine their taxable income in accordance with accounting principles, a capital gain or, as the case may be, loss resulting from the exchange is determined as the difference between (a) the fair market value (gemeiner Wert) of Eligible Securities and (b) their book value.

Subject to general limitations, expenses incurred in connection with the exchange by German Holders holding Eligible Securities as business assets are tax-deductible.

Generally, any income derived from the exchange by German Holders who hold Eligible Securities as business assets is subject to withholding tax as described above for German Private Investors under the heading “—Eligible Securities Held as Private Assets of a German Holder” irrespective of the classification as business income. With respect to a capital gain derived from the exchange, exceptions from the requirement to withhold tax apply to (i) corporate German Holders and (ii) individuals who hold Eligible Securities as business assets if a capital gain is part of the income from a German business establishment, provided that certain certification requirements are met. However, such exceptions would not apply if and to the extent a portion of the Consideration were treated as payment for accrued but unpaid interest on Eligible Securities as described under the heading “—Eligible Securities Held as Private Assets of a German Holder—Receipt of Consideration for Accrued but Unpaid Interest” above.

German Holders holding Eligible Securities as business assets are urged to consult their tax advisors about ways to avoid or limit withholding tax in connection with the exchange.

Holders of Eligible Securities Who Are Not Tax Residents in Germany

A capital gain or loss derived from the exchange of Eligible Securities by a person who is not a German Holder (as described above under “Taxation—Germany”) is in general not subject to German taxation, and no tax must be withheld even if the Eligible Securities are kept in a custodial account with a German Disbursing Agent, provided that (i) Eligible Securities are not held as business assets of a German permanent establishment or fixed place of business and (ii) income derived from Eligible Securities does not otherwise constitute German source income (such as income from letting and leasing of German situs property). If Eligible Securities are held as business assets of a German permanent establishment or fixed place of business, the description of the taxation of German Holders holding Eligible Securities as business assets (see above under the heading “—German Holders—Eligible Securities Held as Business Assets of a German Holder”) applies accordingly.

Taxation of New Securities

German Holders

Withholding Tax

If New Securities are held by a German Holder and deposited in a custodial account with or administered by a bank, a financial services institution, including a German branch of a foreign bank or financial services institution, but excluding a foreign branch of a German bank or financial services institution, a securities trading enterprise or a securities trading bank, each as defined in the German Banking Act (Gesetz über das Kreditwesen) (“German Disbursing Agent”), the German Disbursing Agent is generally obliged to withhold tax at a rate of 25% plus a 5.5% solidarity surcharge thereon, resulting in an aggregate withholding rate of 26.375% from the gross amount of interest payments on 2017 Globals, Discounts or payments on GDP-linked Securities to be disbursed or credited to the German Holder. However, such part of accrued interest on Discounts that is capitalized and added to the amount of principal should only be subject to withholding tax when the German Holder sells or disposes of the Discounts otherwise for consideration, or upon payment at maturity as part of the then taxable capital gain.

The Treaty entitles German tax residents to credit a notional withholding tax in the amount of 15% of interest payments derived from Argentina against their personal or corporate income tax liability irrespective of whether the interest was in fact subject to Argentine withholding tax (“Notional Withholding Tax”). The German Disbursing Agent may reduce the amount of German withholding tax on interest paid on 2017 Globals and Discounts held by a German Holder by the amount of Notional Withholding Tax on these payments. It is unclear whether Notional Withholding Tax credit applies also to capitalized interest amounts upon payment at maturity or to payments on GDP-linked Securities.

If New Securities are held by a German Holder and deposited in a custodial account with or administered by a German Disbursing Agent or if the German Disbursing Agent conducts the sale or another disposition of New Securities, the German Disbursing Agent is generally obliged to withhold tax on a capital gain derived from the sale, disposition, redemption, or, as the case may be, from payment at maturity of New Securities that is disbursed or credited by the German Disbursing Agent. The capital gain is determined as the difference between (a) the proceeds from the sale, disposition, redemption or, as the case may be, payment at maturity of the New Securities, including payments for interest accrued up to a disposition of New Securities and credited separately (Stückzinsen) and (b) the acquisition cost of the New Securities and expenses directly connected with the disposition.

In general, the overall acquisition cost of New Securities received in the exchange should be equal to the stock exchange price of the Eligible Securities exchanged on the day the Eligible Securities are removed from the German Private Investor’s custodial account less any Cash Payment received. Such overall acquisition cost of New Securities should be split between the Discounts, 2017 Globals and GDP-linked Securities based on their respective fair market value on the day of custodial account entry. However, the acquisition cost of GDP-linked Securities received in the exchange may be deemed to be zero (cf., circular of the German Federal Ministry of Finance dated October 30, 2008, file no.: IV C 1 – S 2252/08/1002). In addition, the acquisition cost of New Securities may be determined differently if a portion of the Consideration were to be treated as consideration for accrued but unpaid interest on Eligible Securities as described under the heading “—Receipt of Consideration for Accrued but Unpaid Interest” above. German Private Investors are therefore urged to consult their tax advisor with regard to determining the acquisition cost of their New Securities.

A disadvantageous calculation of a capital gain as the basis for withholding may apply if the German Holder does not keep New Securities in a custodial account with the same German Disbursing Agent since their acquisition. German Holders are urged to consult their tax advisor in case of a transfer of New Securities to another custodial account.

Both (i) the proceeds derived from disposition or redemption or, as the case may be, from payment at maturity and (ii) the acquisition cost are converted into euro taking into account the relevant conversion rates as of the date of acquisition and disposition, redemption or maturity, respectively, in order to determine a capital gain (i.e., a currency gain or loss is taken into account for determining the withholding tax base).

German Private Investors can take advantage of an annual saver’s lump-sum allowance (Sparer-Pauschbetrag) in the amount of €801 (€1,602 for married couples assessed jointly) for their overall income from capital investment by completing an exemption order (Freistellungsauftrag) for the German Disbursing Agent. In this case, the German Disbursing Agent will not withhold tax on the German Private Investor’s income from capital investment including income derived from New Securities up to the amount shown on the exemption order. Furthermore, the German Disbursing Agent will not withhold any tax if a German Private Investor submits to the German Disbursing Agent a certificate of non-assessment (Nichtveranlagungsbescheinigung) issued by the local tax office.

With respect to a capital gain, further exceptions from the requirement to withhold tax apply to (i) corporate German Holders and (ii) individuals holding New Securities as business assets if a capital gain is part of the income from a German business establishment, provided that certain certification requirements are met.

New Securities Held as Private Assets of a German Holder

Interest payments received by a German Private Investor on 2017 Globals, Discounts and GDP-linked Securities and a capital gain derived by a German Private Investor from the sale or other disposition or redemption or, as the case may be, from the payment at maturity of New Securities will be subject to personal income tax at a flat rate of 25% plus a 5.5% solidarity surcharge thereon resulting in a total tax rate of 26.375%. However, the portion of the accrued interest on Discounts that is capitalized and added to the amount of principal should only be taxable when the German Private Investor sells or otherwise disposes the Discounts for consideration or upon payment at maturity as part of a taxable capital gain.

Subject to the above-mentioned annual saver’s lump-sum allowance, German Private Investors will not be entitled to deduct any other expenses incurred in connection with their investment in New Securities. In addition, German Private Investors will only be able to offset a loss from the investment in New Securities (i.e., negative income from capital investment) against positive income from capital investment but not against other types of income (e.g., employment income). A loss not utilized in one year may be carried forward into subsequent years but cannot be carried back into preceding years. A German Private Investor may credit Notional Withholding Tax under the Treaty on interest payments on 2017 Globals and Discounts against his personal income tax liability up to the amount of German tax on income from capital investment. It is unclear whether Notional Withholding Tax credit applies also to capitalized interest amounts upon payment at maturity or to payments on GDP-linked Securities.

Collection of income tax by way of withholding through a German Disbursing Agent as described under the heading “—Withholding Tax” above will generally satisfy the income tax liability with respect to the aforementioned payments and any capital gain (Abgeltungsteuer). If a German Disbursing Agent has not withheld tax, German Private Investors must include payments and any capital gain derived from New Securities when filing their annual income tax return. The tax will then be collected by way of assessment.

Upon application, a German Private Investor will be taxed on his income from New Securities together with any other income from capital investment at his individual progressive personal income tax rate in lieu of the flat tax rate if this results in a lower income tax liability than the application of the flat tax rate. In this case, German tax withheld by a German Disbursing Agent will be credited against the German Private Investor’s assessed liability for personal income tax or, if in excess of such assessed tax liability, refunded. But even then the German Private Investor will not be allowed (i) to deduct expenses actually incurred in connection with his investment in New Securities or (ii) to offset negative income from New Securities against other types of income (e.g., employment income).

New Securities Held as Business Assets of a German Holder

For a German Holder holding New Securities as business assets, the flat tax regime does not apply. The German Holder’s income from New Securities (payments and capital gains) is subject to personal income tax at individual progressive tax rates of up to 45% plus a 5.5% solidarity surcharge on such personal income tax or, as the case may be, corporate income tax at a rate of 15% plus a 5.5% solidarity surcharge on such corporate income tax. German Holders holding New Securities as business assets and determining their taxable income in accordance with accounting principles should be taxed on such part of interest that accrues on Discounts and is capitalized, irrespective of a disposition of Discounts. German Holders holding New Securities as business assets may deduct expenses incurred in connection with their investment in New Securities subject to general limitations. Income derived from New Securities is also subject to trade tax at the applicable municipal rate generally ranging from 7% to 17% if New Securities are attributable to a permanent establishment of a commercial business in Germany.

In case of an individual German Holder, trade tax may generally be credited against the German Holder’s personal income tax liability in accordance with a lump-sum tax credit method. Depending on the trade tax rate imposed by the local municipality and the German Holder’s personal tax circumstances, this may result in a full or partial credit of trade tax against personal income tax liability.

Income from New Securities must be included in the German Holder’s personal or corporate income tax return. German tax withheld by a German Disbursing Agent can be credited against the German Holder’s assessed liability for personal or corporate income tax or, if in excess of such assessed tax liability, refunded. Furthermore, a German Holder may credit Notional Withholding Tax under the Treaty on interest paid on 2017 Globals and Discounts against his German personal or corporate income tax liability triggered by such payments. German Holders are urged to consult their tax advisors with regard to the requirements of such Notional Withholding Tax credit and the time at which Notional Withholding Tax credit becomes available. It is unclear whether Notional Withholding Tax credit applies also to capitalized interest on Discounts or to payments on GDP-linked Securities.

Holders of New Securities Who Are Not Tax Resident in Germany

Income derived from New Securities (payments and capital gain) by a person who is not a German Holder (as described above under “Taxation—Germany”) is generally not subject to German income tax, and no tax need to be withheld even if New Securities are kept in a custodial account with a German Disbursing Agent, provided that (i) the New Securities are not held as business assets of a German permanent establishment or fixed place of business, (ii) the New Securities are not presented for payment at the offices of a German Disbursing Agent in an over-the-counter-transaction (Tafelgeschäft) and (iii) the income derived from the New Securities does not otherwise constitute German source income (such as income from letting and leasing of German situs property). In case New Securities are held as business assets of a German permanent establishment or fixed place of business, the description of taxation of German Holders holding New Securities as business assets (see above under the heading “—German Holders—New Securities Held as Business Assets of a German Holder”) applies accordingly, provided that an exemption from withholding tax on a capital gain may only apply upon application and subject to further requirements.

Other Taxes

The transfer of New Securities to another person by gift or inheritance is subject to German inheritance or gift tax if:

(i)
the decedent, donor, heir, beneficiary or any other transferee maintains a residence or has his habitual abode in Germany or, in the case of a company, its statutory seat or its effective place of management is located in Germany — in each case at the time of the transfer — or is a German citizen who has not permanently resided more than five consecutive years outside Germany without maintaining a residence in Germany; or

(ii)	the New Securities are held by the decedent or donor as part of a business property for which a permanent establishment or a fixed place of business is maintained in Germany.

No stamp, issue, registration or similar taxes or duties will be payable in Germany in connection with the issuance, delivery or execution of New Securities. Provided that certain requirements are met business owners may however opt for the payment of value added tax on transactions that are otherwise tax exempt. Currently, net wealth tax is not levied in Germany.

YOU ARE URGED TO CONSULT WITH YOUR TAX ADVISOR AS TO THE PARTICULAR GERMAN TAX CONSEQUENCES OF YOUR PARTICIPATING IN THE INVITATION.

Italy

The following is a brief summary of certain Italian tax consequences deriving from the exchange of Eligible Securities for New Securities and the holding or disposition of the New Securities.  The following summary does not purport to be a comprehensive description of all the tax considerations that may be relevant to the decision to accept the Invitation or to own or dispose of the New Securities and does not purport to deal with the tax consequences applicable to all categories of investors, some of which may be subject to special rules.

The statements herein regarding taxation are based on the laws and practice in force in Italy as at the date of this document and are subject to any changes occurring after such date, which changes could be made on a retroactive basis.  They will not be updated to reflect such changes in laws and/or practice and, if any such change occurs, the information in this summary could be superseded.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISERS AS TO THE OVERALL TAX CONSEQUENCES OF THE EXCHANGE OF ELIGIBLE SECURITIES FOR NEW SECURITIES AND OF THE HOLDING AND DISPOSITION OF THE NEW SECURITIES.

Tax Treatment of the Exchange of Eligible Securities for New Securities

The exchange of Eligible Securities for New Securities would be treated as a disposal of the Eligible Securities for Italian income tax purposes.  In particular, the difference, if any, between (i) the sum of the fair market value (valore normale, “FMV”) of the New Securities and the Cash Payment, and (ii) the tax basis held by the holders in the Eligible Securities would be treated as a capital gain or loss, as the case may be, subject to the same tax regime illustrated under section “Tax Treatment of Discounts and 2017 Globals—Capital Gains,” below.

The FMV is determined in accordance with Article 9 of Presidential Decree No. 917 of December 22, 1986, as amended (the “TUIR”), pursuant to which the determination of the FMV of securities such as the New Securities differs depending on whether the securities are traded on a regulated Italian or foreign market at the time of delivery. The Italian tax authorities, with Ruling No. 99/E of July 25, 2005 (“Ruling 99”), provided several clarifications with respect to the tax regime applicable to the 2005 exchange offer implemented by Argentina, which should be taken into account in the context of the present Invitation for purposes of determining the FMV of the New Securities.  In particular, according to Ruling 99, if the notes are listed on a regulated market at the time of settlement, as it is the case with the New Securities, the FMV must be determined based on the average trading prices of the notes in the rolling month preceding settlement.

In addition, given that the New Securities are denominated in U.S. dollars, according to Article 9 of TUIR the FMV of the New Securities, determined on the basis of the rule indicated in the previous paragraph, must be calculated based on the exchange rate of the day on which the exchange effectively occurs or the first available exchange rate of the days immediately preceding that day or, in the absence of such rate, the official rate set for the relevant month.  This monthly official rate is set each month with a decree of the Italian Tax Authority (Agenzia delle Entrate) upon recommendation of the exchange office of the Bank of Italy, while the daily exchange rates must be determined based on the exchange rates set by independent entities such as the exchange office of the Bank of Italy or the central bank of the country whose currency is converted.

Tax Treatment of Discounts and 2017 Globals

Interest Income

Legislative Decree No. 239 of April 1, 1996, as subsequently amended (‘‘Decree 239’’), provides for the tax treatment applicable to interest, premium and other income (including the difference between the redemption amount and the issue price and any capitalized interest, the “New Notes Income”) arising from notes falling within the category of bonds (obbligazioni) or debentures similar to bonds (titoli similari alle obbligazioni), issued by, inter alia, non-resident entities, such as the Discounts and the 2017 Globals (the “New Notes”).

Italian Resident Holders

Pursuant to Decree 239, a tax referred to as “imposta sostitutiva,” levied at a rate of 12.5% in relation to notes issued for an original maturity of not less than 18 months, such as the New Notes, applies on the New Notes Income accrued on the New Notes, when received by (i) an Italian individual not engaged in an entrepreneurial activity to which the New Notes are connected (unless the individual has opted to entrust the management of his financial assets, including the New Notes, with an Italian authorized financial intermediary and has opted for the discretionary investment portfolio regime described below under section “Tax Treatment of Discounts and 2017 Globals—Capital Gains”), (ii) an Italian non-commercial partnership, (iii) an Italian non-commercial private or public institution, or (iv) an Italian investor exempt from Italian corporate income tax.

In case the holders falling under (i) to (iii) above are engaged in an entrepreneurial activity to which the New Notes are connected, the New Notes Income is currently included in their overall year-end taxable income on an accrual basis and taxed at progressive rates of personal income tax (IRPEF) with respect to individuals doing business either directly or through a partnership (currently, the marginal rate equals 43%, plus an additional surcharge of up to 2.2% depending on the holder’s municipality of residence) or corporate income tax (IRES) with respect to private and public institutions, currently levied at a rate of 27.5%.  In such cases, the imposta sostitutiva is levied as a provisional tax creditable against the overall income tax due.

The imposta sostitutiva is levied by any banks, qualified financial intermediaries (SIMs), fiduciary companies, asset management companies (SGRs), stockbrokers and the other entities identified with specific decrees of the Ministry of Finance, intervening in the collection of the New Notes Income (each an “Intermediary”).  For these purposes, an Intermediary must (i) be resident in Italy, or be the Italian permanent establishment of a non-Italian resident financial intermediary, and (ii) intervene, in any way, in the collection of interest accrued on, or in the transfer of, the New Notes.  For purposes of the application of the imposta sostitutiva, a transfer of the New Notes includes any assignment or transfer, made either with or without consideration, which results in a change of the ownership of the relevant New Notes or in a change of the Intermediary with which the New Notes are deposited.  If more than one Intermediary intervenes in the payment of the New Notes Income the imposta sostitutiva is levied by the qualified financial intermediary with which the relevant holder has deposited the New Notes.  If the New Notes are not deposited with an Intermediary, the imposta sostitutiva is levied by the entity paying the New Notes Income.

Where an Italian resident holder is a company or similar commercial entity, or a permanent establishment in Italy of a foreign enterprise to which the New Notes are effectively connected, and the New Notes are deposited with an Intermediary, the New Notes Income would not be subject to the imposta sostitutiva but currently included in the holder’s overall year-end income as accrued and is therefore subject to the corporate income tax.  In addition, in certain circumstances, depending on the ‘‘status’’ of the holder (i.e., generally, in the case of banks or financial institutions), the New Notes Income would be subject to a regional income tax (IRAP), levied at a rate which may vary up to 4.82%, depending on the holder’s region of residence.

If the holder is an Italian pension fund subject to the regime provided under Legislative Decree No. 252 of December 5, 2005, or an Italian investment fund subject to the regime provided under Article 8, par. 1-4, of Legislative Decree No. 461 of November 21, 1997, and the New Notes are deposited with an Intermediary, the New Notes Income would not be subject to the imposta sostitutiva but currently included in the annual net accrued results of such pension or investment funds, which are subject to a substitute tax of 11% for pension funds, and generally 12.5% for investment funds, respectively.

The New Notes Income received by Italian resident real estate investment funds established pursuant to Article 14-bis of Law No. 86 of January 25, 1994 and Article 37 of Legislative Decree No. 58 of February 24, 1998, January 25, 1994 (and complying with the definition of “investment fund” provided for by art. 1, paragraph 1(j) of Legislative Decree No. 58 of February 24, 1998 as amended by Law Decree No. 78 of May 31 2010, which was converted into law with amendments by Law No. 122 of July 30, 2010) is exempt from taxation in the hands of such funds.

Early Redemption

Without prejudice to the above provisions, in the event that the New Notes are redeemed, in full or in part, prior to 18 months from the date of issuance, or, in accordance with one interpretation of the relevant rules, in the event of a purchase by Argentina of the New Notes followed by their subsequent cancellation prior to 18 months from the date of issuance, the relevant Italian resident holders will be required to pay an amount equal to 20% of the New Notes Income accrued up to the time of the early redemption.  The 20% additional tax is levied by way of a withholding by any entity intervening in the collection of the New Notes Income upon redemption.  This provision does not apply to an Italian holder that is (i) a company or similar commercial entity (including the Italian permanent establishment of foreign entities), (ii) a commercial partnership, or (iii) a commercial private or public institution.

Holders Resident outside of Italy

No Italian tax is applicable on the New Notes Income paid to non-Italian resident holders that do not have a permanent establishment in Italy to which the New Notes are effectively connected, provided that, if and when required according to the applicable Italian tax regulations, such holders make a statement to the effect that they are not resident in Italy for tax purposes.

Capital Gains

Capital gains realized upon any disposal, sale or redemption of the New Notes by Italian companies or similar commercial entities (including the Italian permanent establishments of foreign entities to which the New Notes are connected) or Italian resident individuals engaged in an entrepreneurial activity to which the New Notes are connected, would be included in their overall taxable income.  As such, they would be subject to the personal income or corporate tax and the regional income tax, as the case may be, at the rates illustrated above (see section “Tax Treatment of Discounts and 2017 Globals—Interest Income,” above).

Capital gains arising from the disposal, sale or redemption of New Notes realized by an Italian resident holder who is an individual not engaged in an entrepreneurial activity to which the New Notes are connected, would be subject to a substitute tax (imposta sostitutiva sulle plusvalenze azionarie), currently levied at the rate of 12.5%, pursuant to one of the following regimes:

•
Tax return regime (regime della dichiarazione): under the tax return regime, holders must report on their annual income tax returns the overall capital gains realized each tax year, net of any relevant incurred capital losses, and pay the substitute tax together with the income tax due for the same tax year.  Capital losses exceeding such capital gains may be carried forward against similar capital gains realized in the next tax years up to the fourth.  This regime automatically applies if the holders do not expressly opt for one of the two following regimes;

•
Non-discretionary portfolio regime (regime del risparmio amministrato): this regime applies only if the New Notes are deposited with a duly authorized financial intermediary and the holders make a timely election in writing for this regime.  Under such regime, the Intermediary with whom the New Notes are deposited applies and pays the substitute tax with respect to each disposal, sale or redemption of the New Notes resulting in a capital gain (as well as in cases of capital gains realized upon the revocation of its mandate).  Where a disposal, sale, or redemption results in a net capital loss, the Intermediary is entitled to deduct such capital loss from similar capital gains subsequently realized on assets held by the holder on the same deposit account in the same tax period or, if in excess, in the years following the tax year in which the loss is realized up to the fourth; or

•
Discretionary investment portfolio regime (regime del risparmio gestito): this regime applies if the New Notes are included in a portfolio discretionarily managed by a duly authorized financial intermediary.  Under this regime, any income realized in connection with the New Notes, including the New Notes Income and the capital gains realized on the disposal, sale or redemption of the New Notes, even if not yet cashed, is included in the net annual results accrued under the portfolio management.  The annual net accrued portfolio result is subject to the 12.5% substitute tax, which is levied by the portfolio management company.  Any investment portfolio losses accrued at year-end may be carried forward and netted against the net appreciation accrued in the tax years following the one in which the loss is accrued up to the fourth.

Under the second and third regimes, above, holders are not required to report the capital gains on their annual income tax return.

Capital gains are equal to the difference between the consideration received and the tax basis held in the New Notes, increased by any related expenses (other than interest expense).

Capital gains realized by Italian-resident pension funds, certain Italian investment funds and real estate funds from the disposal, sale or redemption of the New Notes are subject to the same tax regime described above under section “Taxation Regime of Discounts and 2017 Globals—Interest Income.”

Capital gains realized by non-Italian resident holders from the disposal, sale or redemption of notes issued by a non-Italian resident issuer, such as the New Notes, are not subject to Italian taxation, provided that the New Notes are held outside of Italy or, in any event, if at the time of the disposal, sale or redemption the New Notes are listed on a regulated market.

Tax Treatment of GDP-linked Securities

According to Ruling 99, the GDP-linked Securities should be treated as titoli cartolarizzati, pursuant to Article 67, c-quater of TUIR and, as a result, any income paid on the GDP-linked Securities should be treated as a capital gain for income tax purposes, as such subject to the same tax regime described above under section “Tax Treatment of Discounts and 2017 Globals—Capital Gains.”

Capital gains realized by non-Italian resident holders from the disposal or sale of the GDP-linked Securities are not subject to Italian taxation, provided that the GDP-linked Securities are held outside of Italy or, in any event, if the related disposal or sale is finalized with the intervention of a qualified intermediary on a domestic or foreign regulated market, subject to certain procedural requirements being met by the seller.

Impact of the New Securities being denominated in a Currency other than Euro

As indicated in the section “Tax Treatment of the Exchange of Eligible Securities for New Securities,” above, given that the New Securities are denominated in U.S. dollars, any relevant taxable income or loss on such New Securities is calculated based on the exchange rate of the day on which the income has been received or accrued, or the loss realized, or the exchange rate of the days immediately preceding that day or, in the absence of such rate, the official rate set for the relevant month.  Such monthly official rate is set each month with a decree of the Italian Tax Authority (Agenzia delle Entrate) upon recommendation of the exchange office of the Bank of Italy, while the daily exchange rates must be determined based on the exchange rates set by independent entities such as the exchange office of the Bank of Italy or the central bank of the country whose currency is converted.

Italian Inheritance and Gift Tax

Pursuant to Law Decree No. 262 of October 3, 2006, as converted in law, with amendments, pursuant to Law No. 286 of November 24, 2006, a transfer of the New Securities by reason of death or gift is subject to an inheritance and gift tax levied on the value of the inheritance or gift, as follows:

•
Transfers to a spouse or direct descendants or ancestors up to €1,000,000 to each beneficiary are exempt from inheritance and gift tax. Transfers in excess of such threshold will be taxed at a 4% rate on the value of the New Securities exceeding such threshold;

•
Transfers between relatives up to the fourth degree other than siblings, and direct or indirect relatives by affinity up to the third degree are taxed at a rate of 6% on the value of the New Securities (where transfers between siblings up to a maximum value of €100,000 for each beneficiary are exempt from inheritance and gift tax); and

•	Transfers by reason of gift or death of New Securities to persons other than those described above will be taxed at a rate of 8% on the value of the New Securities.

If the beneficiary of any such transfer is a disabled individual, whose handicap is recognized pursuant to Law No. 104 of February 5, 1992, the tax is applied only on the value of the assets (including the New Securities) received in excess of €1,500,000 at the rates illustrated above, depending on the type of relationship existing between the deceased or donor and the beneficiary.

Implementation of the EU Savings Directive in Italy

Italy has implemented the EC Council Directive 2003/48/EC on the taxation of savings income (also referred to as the EU Savings Directive) with Legislative Decree No. 84 of April 18, 2005.  Under Decree No. 84, subject to a number of important conditions being met, in the case of interest paid on the New Notes by a qualified Italian paying agent to individuals who qualify as beneficial owners of the interest payment and are resident for tax purposes in another Member State, the Italian qualified paying agent shall report to the Italian Tax Authorities the details of the relevant payments and the personal information of the individual beneficial owner.  Such information is transmitted by the Italian Tax Authorities to the competent foreign tax authorities of the State of residence of the beneficial owner.

Monitoring Rules

Pursuant to Law Decree No. 167 of June 28, 1990, converted into law with Law No. 227 of August 4, 1990, as amended, Italian resident individuals must report (a) any assets (e.g., real estate and financial assets) held abroad at year-end, which may be the source of income taxable in Italy, such as the New Securities, and (b) any transfer of money to, or from, Italy, or made abroad, relating to such assets, occurring during the tax period, provided that the yearly aggregate value of the assets held abroad, or the amount of the transfers, exceeds €10,000.  Compliance with such obligations entails filing an ad hoc form with the Italian tax administration, independently or together with the due tax return (Form RW), within the tax return deadline.  However, this obligation does not apply to financial assets (such as the New Securities), as well as any cash transfers related thereto, if the financial assets are deposited with or managed by an Italian financial intermediary and the income earned on such assets is remitted in Italy through such intermediary. Prospective investors are invited to consult their own tax advisors for more information about the monitoring obligations that might apply with respect to their specific situation.

YOU ARE URGED TO CONSULT WITH YOUR TAX ADVISORS AS TO THE PARTICULAR ITALIAN TAX CONSEQUENCES OF YOUR PARTICIPATING IN THE INVITATION.

EU Savings Income Taxation Directive

The Council of the European Union on June 3, 2003 adopted a directive regarding taxation of savings income (2003/48/EC, the “EU Savings Directive”) which came into effect on July 1, 2005. Under the EU Savings Directive each Member State of the EU is required to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to an individual beneficial owner resident in, or certain limited types of entities established in, that other Member State.

However, for a transitional period Austria and Luxembourg will (unless during such period such Member States elect otherwise) instead operate a withholding system in relation to such payments. Under such withholding system tax will be deducted unless, with respect to Luxembourg, the beneficial owner of the payment instead elects for an exchange of information procedure or provides a tax residence certificate in the form prescribed by the EU Savings Directive to his paying agent (as defined in the EU Savings Directive) or, in the case of Austria, the beneficial owner of the payment instead provides an appropriate tax residence certificate to his paying agent. The transitional period is to terminate at the end of the first full fiscal year following agreement by certain non-EU countries to exchange of information procedures relating to interest and other similar income.

A number of non-EU countries and certain dependent or associated territories of certain Member States have adopted or agreed to adopt similar measures (either provision of information or transitional withholding) in relation to payments made by a person within their respective jurisdictions to an individual beneficial owner resident in, or certain limited types of entities established in, a Member State.  In addition, the Member States have entered into provision of information or transitional withholding arrangements with certain of those countries and associated territories in relation to payments made by a person in a Member State to an individual beneficial owner resident in, or certain limited types of entities established in, one of those countries or territories.

Investors should note that the European Commission has announced proposals to amend the EU Savings Directive. If implemented, the proposed amendments would, inter alia, extend the scope of the EU Savings Directive to (i) payments made through certain intermediate structures (whether or not established in a Member State) for the ultimate benefit of an EU resident individual, and (ii) a wider range of income similar to interest. Investors who are in any doubt as to their position should consult their tax advisors.

PLAN OF DISTRIBUTION

The Invitation is being extended to holders of Eligible Securities in the United States on the basis of this prospectus supplement and the accompanying prospectus, and in Argentina, Luxembourg, Germany and Italy on the basis of the PD Prospectus.  The Invitation is also being extended on the basis of this prospectus supplement and the accompanying prospectus, or on the basis of the PD Prospectus, in certain jurisdictions where Argentina is relying on exemptions from regulatory approval by the relevant authorities.

The Invitation being extended under this document and the accompanying prospectus and the invitation being extended on the basis of the PD Prospectus constitute one and the same Invitation, subject to the same terms and conditions (as set forth in this document), except as required by applicable law or as otherwise noted in this document.

The Invitation is only being extended where offers and solicitations are permitted by law, and only in accordance with the applicable laws, rules and regulations of the relevant jurisdiction.

No action has been or will be taken in any jurisdiction (except the United States, Argentina, Luxembourg, Germany and Italy) that would permit a public offering of the New Securities or the possession, circulation or distribution of this document, the PD Prospectus or any other offering materials where action for that purpose is required.  Accordingly, the New Securities may not be offered, sold or exchanged, directly or indirectly, and neither this document, the PD Prospectus nor any other offering materials or advertisement in connection with the Invitation may be distributed or published, in or from any such jurisdiction, except in compliance with any applicable rules or regulations of any such country or jurisdiction.  A holder outside the United States may participate in the Invitation only as provided under “Jurisdictional Restrictions.”

Expenses

Argentina estimates that its expenses of the Invitation will be approximately U.S.$1.1 million.

Information, Exchange and Tabulation Agent

Argentina has retained Bondholder Communications Group, LLC to act as information, exchange and tabulation agent in connection with the Invitation.

Argentina has agreed:

•	to pay the information, exchange and tabulation agent certain fees for its services; and

•	to reimburse the information, exchange and tabulation agent for certain of its out-of-pocket expenses in connection with the Invitation.

Holders of Eligible Securities will appoint the information, exchange and tabulation agent as their attorney-in-fact to take certain actions in connection with the Invitation  including, without limitation,  requesting the cancellation of the tendered Eligible Securities and serving as proxy to vote on their behalf in favor of the Resolutions approving the Proposed Amendments at the relevant Bondholders’ Meeting.  Holders of Eligible Securities should be aware that, except as expressly provided herein, the information, exchange and tabulation agent shall act solely as agent of Argentina and will not assume any obligation towards or relationship of agency or trust for or with any of the holders of the Eligible Securities.  Therefore, the information, exchange and tabulation agent may have interests which may be different from the interests of the holders of Eligible Securities

Custodian

Argentina has retained Wilmington Trust FSB to act as custodian for, and hold the Cash Proceeds in trust for the benefit of, the holders that tender Eligible Securities in the Invitation.

Argentina has agreed to pay the custodian certain fees for its services and to indemnify the custodian against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Listing and Admission to Trading

Application has been made to list each series of New Securities on the Luxembourg Stock Exchange and to have the New Securities admitted to trading on the Euro MTF market of the Luxembourg Stock Exchange, and application will be made to list each series of New Securities on the Buenos Aires Stock Exchange and to have the New Securities admitted to trading on the Mercado Abierto Electrónico.  However, we can offer no assurance that any such application, if made, will be approved before the Settlement Date or at all.

JURISDICTIONAL RESTRICTIONS

The distribution of the Invitation Materials and the Invitation are restricted by law in certain jurisdictions.  Persons into whose possession the Invitation Materials come are required by Argentina to inform themselves of and to observe any of these restrictions.

The Invitation Materials do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which an offer or solicitation is not authorized or in which the person making an offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation.  Argentina does not accept any responsibility for any violation by any person of the restrictions applicable in any jurisdiction.

Austria

An offer of the New Securities to the public in Austria may not be made prior to the publication of a prospectus in relation to the New Securities which has been approved by the competent authority in Austria or, where required, approved in another relevant EEA Member State and notified to the competent authority in Austria, all in accordance with the provisions of the Austrian Capital Market Act implementing the Prospectus Directive (Directive 2003/71/EC of the European Parliament and of the Council of 4 November 2003) except that an offer of the New Securities to the public in Austria may be made at any time:

•
to legal entities which are authorized or regulated to operate in the financial markets (including, e.g., credit institutions, investment firms, insurance companies, etc.) or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•
to legal entities which do not meet two of the following three criteria: (i) less than 250 employees on average, (ii) total balance sheet not exceeding EUR 43,000,000 and (iii) an annual net turnover not exceeding EUR 50,000,000;

•
to small and medium-sized enterprises which expressly apply to be considered as qualified investors; small and medium-sized enterprises are companies, which meet at least two of the following three criteria: (i) less than 250 employees on average, (ii) total balance sheet not exceeding EUR 43,000,000 and (iii) an annual net turnover not exceeding EUR 50,000,000;

•
to natural persons resident in Austria who expressly apply to be considered as qualified investors if they meet at least two of the following criteria: (i) the investor has carried out at least 10 significant securities transactions per quarter over the previous four quarters; (ii) the investor’s securities portfolio exceeds EUR 0.5 million; (iii) the investor works or has worked for at least one year in the financial sector in a professional position requiring knowledge of securities investment; or

•
in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Section 3 of the Austrian Capital Market Act implementing Article 3 of the Prospectus Directive.

The expression an “offer of New Securities to the public” means the communication in any form and by any means of sufficient information on the terms of the Invitation and the New Securities to be offered so as to enable an investor to decide to purchase or subscribe the New Securities, as the same may be varied in Austria by any measure implementing the Prospectus Directive in Austria.

Belgium

The Invitation does not constitute a public offering within the meaning of Article 3, §2 of the Belgian Law of June 16, 2006 on public offering of securities and admission of securities to trading on a regulated market (the “Prospectus Law”) nor pursuant to Article 6 of the Belgian Law of April 1, 2007 on takeover bids (the “Takeover Law”).  The Invitation is exclusively conducted under applicable private placement exemptions and has therefore not been, and will not be, notified to, and no Invitation Material has been, or will be, approved by, the Belgian Banking, Finance and Insurance Commission (Commission bancaire, financière et des assurances/Commissie voor het Bank-, Financie- en Assurantiewezen).

Accordingly, the Invitation as well as any prospectus may only be advertised, offered or distributed in any way, directly or indirectly, to any person located and/or resident in Belgium who qualify as “Qualified Investors” as defined in Article 10, §1, of the Prospectus Law and as referred to in Article 6, §3, 2, of the Takeover Law, and who are acting for their own account, or in other circumstances which do not constitute a public offering in Belgium pursuant to the Prospectus Law and the Takeover Law.

Canada (Ontario and Québec Only)

Provinces

The New Securities may only be offered to investors located in the provinces of Ontario and Québec.

Currency

The official rate for the Argentine peso against the Canadian dollar as reported by the Bank of Canada was approximately Argentine pesos 3.96 = C$1.00 on November 30, 2010.

Responsibility

Except as otherwise expressly required by applicable law or as agreed to in contract, no representation, warranty, or undertaking (express or implied) is made and no responsibilities or liabilities of any kind or nature whatsoever are accepted by the global coordinator, the international joint dealer managers, the information agent or the exchange agent as to the accuracy or completeness of the information contained in the Invitation Materials or any other information provided by Argentina in connection with the Invitation.

Resale Restrictions

The Invitation will be made in Canada on a private placement basis only and will be exempt from the requirement that Argentina prepare and file a prospectus with the relevant Canadian securities regulatory authorities.  Accordingly, any resale of the New Securities must be made in accordance with applicable securities laws that may require resales to be made in accordance with exemptions from registration and prospectus requirements.  Tendering holders are advised to seek legal advice prior to any resale of the New Securities.

Representations of Canadian investors

Each Canadian investor who participates in the Invitation will be deemed to have represented to Argentina and the international joint dealer managers that:

•
the Invitation was made exclusively through the Invitation Materials and was not made through an advertisement of the Invitation in any printed media of general and regular paid circulation, radio, television or telecommunications, including electronic display, or any other form of advertising in Canada;

•	the investor has reviewed and acknowledges the terms referred to above under the heading “Resale Restrictions”;

•	where required by law, the investor is participating in the Invitation as principal for its own account and not as agent; and

•
the investor or any ultimate investor for which such investor is acting as authorized agent is entitled under applicable Canadian securities laws to participate in the Invitation without the benefit of a prospectus qualified under such securities laws, and without limiting the generality of the foregoing, the investor, or any ultimate investor for which such investor is acting as agent, is an “accredited investor”, as that term is defined in National Instrument 45-106 – Prospectus and Registration Exemptions.

In addition, each recipient of New Securities resident in Ontario who receives an exchange confirmation, by the tendering holder’s receipt thereof, will be deemed to have represented to Argentina and the international Join Dealer Manager, that such tendering holder: (a) has been notified by Argentina (i) that Argentina is required to provide information (“personal information”) pertaining to the tendering holder as required to be disclosed in Schedule I of Form 45 106F1 (including its name, address, telephone number and the number and value of any of the New Securities received), which Form 45 106F1 is required to be filed by Argentina under NI 45 106, (ii) that such personal information will be delivered to the Ontario Securities Commission (the “OSC”) in accordance with NI 45 106, (iii) that such personal information is being collected indirectly by the OSC under the authority granted to it under the securities legislation of Ontario, (iv) that such personal information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (v) that the public official in Ontario who can answer questions about the OSC’s indirect collection of such personal information is the Administrative Assistant to the Director of Corporate Finance at the OSC, Suite 1903, Box 5520, Queen Street West, Toronto, Ontario M5H 3S8, Telephone: (416) 593-8086; and (b) by receiving New Securities, has authorized the indirect collection of the personal information by the OSC.

Further, the tendering holder acknowledges that its name, address, telephone number and other specified information, including the number of New Securities it has acquired, may be disclosed to other Canadian securities regulatory authorities and become available to the public in accordance with the requirements of applicable laws.  By acquiring New Securities, the tender or consents to the disclosure of such information.

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in the Invitation Materials does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to participate in the Invitation.  Canadian participants in the Invitation should consult their own legal and tax advisers with respect to the tax consequences of participating in the Invitation in their particular circumstances under relevant Canadian legislation and regulations.

Forward-Looking Information

This offering is being made by a non-Canadian issuer using disclosure documents prepared in accordance with non-Canadian securities laws.  Prospective tendering holders should be aware that these requirements may differ significantly from those of Ontario.  The forward-looking information included or incorporated by reference in the Invitation Materials may not be accompanied by the disclosure and explanations that would be required of a Canadian issuer under Ontario securities law.

Rights of Action for Damages or Rescission (Ontario Only)

Securities legislation in Ontario provides that every tendering holder of Eligible Securities pursuant to the Invitation Materials shall have a statutory right of action for damages or rescission against Argentina in the event the Invitation Materials contain a misrepresentation as defined in the Securities Act (Ontario).  Ontario tendering holders who acquire New Securities offered by the Invitation Materials during the period of distribution are deemed to have relied on the misrepresentation if it was a misrepresentation at the time of exchange.  Ontario tendering holders who elect to exercise a right of rescission against Argentina shall have no right of action for damages against Argentina.  The right of action for rescission or damages conferred by the statute is in addition to, and without derogation from, any other right the tendering holder may have at law.  Prospective Ontario tendering holders should refer to the applicable provisions of the Ontario securities legislation and are advised to consult their own legal advisers as to which, or whether any, of such rights or other rights may be available to them.

Enforcement of Legal Rights

Argentina is a foreign sovereign state.  Therefore, it may not be possible for Canadian investors to effect service of process within Canada upon Argentina or to satisfy a judgment against Argentina in Canada or to enforce a judgment obtained in Canadian courts against Argentina.

Language of Documents

Each Canadian investor, by submitting an offer, acknowledges that it is such investor’s express wish that all documents evidencing or relating in any way to the Invitation be drawn up in the English language only.  Chaque investisseur canadien, en soumettant une offre, reconnaît que c’est à sa volonté expresse que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à l’Invitation soient rédigés en anglais seulement.

Cayman Islands

NOTICE TO THE PUBLIC IN THE CAYMAN ISLANDS:

The offer to subscribe for the securities may not be made to the public in the Cayman Islands.

Channel Islands (Jersey Only)

The Invitation Materials shall not be circulated in Jersey (or made available on a website accessible to residents of Jersey) unless an identical offer is, for the time being, being circulated in the United Kingdom without contravening the provisions of the Financial Services and Markets Act, 2000 or the Public Offers of Securities Regulations, 1995 or, to the extent relevant, of the Borrowing (Control and Guarantees) Act 1946 or the Companies Act 1985 of the United Kingdom.

Denmark

This Invitation and the Invitation Materials do not constitute a prospectus under Danish law and have not been filed with or approved by the Danish Financial Supervisory Authority as the Invitation and the Invitation Materials have not been prepared in the context of a public offering of securities in Denmark within the meaning of the Danish Securities Trading Act or any Executive Orders issued pursuant thereto. This Invitation will only be directed to qualified investors as defined in section 2 of the Danish Prospectus Order no. 223/2010.  Accordingly, this Invitation and the Invitation Materials may not be made available to any other person in Denmark nor may the New Securities otherwise be marketed and offered for sale in Denmark.

European Economic Area

In relation to each Relevant Member State, an offer to the public of any New Securities pursuant to the Invitation may not be made in that Relevant Member State unless and until a prospectus within the meaning of the Prospectus Directive has been approved by the competent authority in Luxembourg and published and “passported” into that Relevant Member State in accordance with the Prospectus Directive, except that an offer to the public in that Relevant Member State of New Securities may be made at any time under the following exemptions under the Prospectus Directive:

•	an offer addressed solely to “qualified investors” within the meaning of the Prospectus Directive as implemented in that Member State (“Qualified Investors”);

•	an offer addressed to fewer than 100 natural or legal persons in that Relevant Member State (other than Qualified Investors); or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to the New Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any of the New Securities to be offered so as to enable an investor to decide to purchase such New Securities, as the same may be further defined in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” includes any relevant implementing measure in each Relevant Member State.

France

No prospectus (including any amendment, supplement or replacement thereto) has been prepared in connection with the offering of the New Securities that has been approved by the French Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the EEA and notified to the French Autorité des marchés financiers; no New Securities have been offered or sold nor will be offered or sold, directly or indirectly, to the public in France; the Invitation Materials relating to the New Securities have not been distributed or caused to be distributed and will not be distributed or caused to be distributed to the public in France; such offers, sales and distributions have been and shall only be made in France to qualified investors (investisseurs qualifiés) other than individuals investing for their own account, as defined in Articles L. 411-2, D. 411-1, D. 411-2, D. 734-1, D.744-1, D. 754-1 and D. 764-1 of the Code monétaire et financier.  The direct or indirect distribution to the public in France of any so acquired New Securities may be made only as provided by Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the Code monétaire et financier and applicable regulations thereunder.

Germany

The New Securities are being offered and sold in the Federal Republic of Germany by means of a public offer under the PD Prospectus approved by the CSSF in compliance with applicable laws, rules and regulations in force in Luxembourg, and passported to the Bundesanstalt für Finanzdienstleistungsaufsicht, Germany (“BaFin”) together with a German translation of the summary of the PD Prospectus.  The Invitation in Germany will only commence after the passporting notification by the CSSF to BaFin has been completed.  The German translation of the summary of the PD Prospectus will be made available from the information, exchange and tabulation agent at its addresses indicated on the back cover of this document or from the Invitation Website.  Investors in the Federal Republic of Germany should review, and make their decision to participate in the Invitation solely on the basis of, and in accordance with the information contained in the PD Prospectus.

Holders of Eligible Securities in Germany may obtain copies of the PD Prospectus and of the German summary from the information, exchange and tabulation agent at its addresses indicated on the back cover of this document or from the Invitation Website.

Hong Kong

No person or entity may issue or have in its possession for the purposes of issue any advertisement, invitation or document relating to the New Securities, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to New Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571) and any rules made thereunder.

Ireland

The Invitation is addressed exclusively to:

•	legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•
any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year (ii) a total balance sheet of more than €43,000,000; and (iii) an annual turnover of more than €50,000,000 as shown in its last annual or consolidated accounts;

•	any other individual or entity authorized in Ireland as a qualified investor within the meaning of the Prospectus Directive;

and each person who initially acquires any New Securities or to whom any offer is made under the Invitation on the basis of any of the above will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive and that it is not acquiring the New Securities with a view to their resale in Ireland to any person other than a qualified investor.

In the case of any New Securities being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, such financial intermediary will also be deemed to have represented, acknowledged and agreed that the New Securities acquired by it in the Invitation have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to persons in circumstances which may give rise to an offer to the public other than their offer or resale to qualified investors as so defined. Argentina will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement.

“Prospectus Directive” means Directive 2003/71/EU of the European Parliament and the Council of November 4, 2003 and any relevant implementation measures in Ireland.

Italy

The PD Prospectus has been approved by the CSSF and has been notified by the CSSF to CONSOB, the competent authority in Italy, pursuant to Articles 17 and 18 of Directive 2003/71/EC and relevant implementing Italian laws and regulations.  The Invitation will be carried out in Italy pursuant to an exemption from public exchange offer rules granted by CONSOB pursuant to Article 102, Paragraph 4bis, of the Italian Legislative Decree No. 58 of February 24, 1998.

Luxembourg

The New Securities may not be offered to the public in Luxembourg, except that they may be offered in Luxembourg in the following circumstances:

•
in the period beginning on the date of publication of a prospectus in relation to the New Securities which has been approved by the CSSF in Luxembourg or, where appropriate, approved in another relevant European Union Member State and notified to the CSSF, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

•	at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•
at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	at any time in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an offer of New Securities to the public in relation to any New Securities in Luxembourg means the communication in any form and by any means of sufficient information on the terms of the offer and the New Securities to be offered so as to enable an investor to decide to purchase the New Securities, as defined in the Law of July 10, 2005 on prospectuses for securities and implementing Directive 2003/71/EC of the European Parliament and of the Council of November 4, 2003 on the prospectus to be published when securities are offered to the public or admitted to trading (the Prospectus Directive), or any variation thereof or amendment thereto.

Monaco

The New Securities may not and will not be offered or sold in Monaco except through an intermediary approved in Monaco, in accordance with the Monaco Financial Services Law.  Offers and sales of New Securities may be made outside of Monaco and forwarded to investors in Monaco without restriction under Monegasque law.

The Netherlands

The New Securities may not be offered or sold, directly or indirectly, in the Netherlands, other than to qualified investors (gekwalificeerde beleggers) within the meaning of Article 1:1 of the Dutch Financial Supervision Act (Wet op het financieel toezicht).

The Netherlands Antilles

The laws of the Netherlands Antilles do not stipulate that the Invitation to receive New Securities in exchange for Eligible Securities in the Netherlands Antilles be approved by any regulatory authority.

Portugal

The Invitation Materials have not been and will not be registered or approved by the Portuguese Securities Market Commission (“Comissão do Mercado dos Valores Mobiliários”) nor has a prospectus recognition procedure been commenced with the Portuguese Securities Market Commission, and therefore the Invitation is not addressed to investors resident and/or located in Portugal and cannot be made to the public in Portugal or under circumstances which are deemed to be a public offer under the Portuguese Securities Code (“Código dos Valores Mobiliários”) and other securities legislation and regulations applicable in Portugal.  In addition, the Invitation Materials and other offer materials are only being publicly distributed in the jurisdictions where it is lawful to do so and may not be publicly distributed in Portugal, nor may any publicity or marketing activities related to the Invitation be conducted in Portugal.

The Invitation is not addressed to holders of Eligible Securities resident and/or located in Portugal, and no tenders from holders of Eligible Securities resident and/or located in Portugal will be accepted, other than to holders are that are qualified investors (“investidores qualificados”), as defined in articles 30 and 110-A of the Portuguese Securities Code, and/or 99 or fewer non-qualified investors, in which case the Invitation can be made through a private placement (“oferta particular”), in accordance with the relevant provisions of the Portuguese Securities Code.

Any future offer to present proposals for the repurchase of the Eligible Securities to be conducted in Portugal will not be registered or approved by the Portuguese Securities Market Commission nor will a prospectus recognition procedure be commenced with the Portuguese Securities Market Commission and therefore proposals for the repurchase of the Eligible Securities will not be accepted from the general public in Portugal under circumstances which are deemed to be a public offer under the Portuguese Securities Code and other securities legislation and regulations applicable in Portugal.

Singapore

The Invitation is made only to and directed at, and the New Securities are only available to, persons in Singapore who are existing bondholders of bonds previously issued by Argentina.  The Invitation is not an offer, sale or invitation of the New Securities to any other person in Singapore.  Subscriptions for the New Securities will not be accepted from any person in Singapore other than persons in Singapore who are existing bondholders of bonds previously issued by Argentina.

Spain

Neither the New Securities nor the Invitation Materials have been approved or registered in the administrative registries of the Spanish Securities Market Commission (Comisión Nacional del Mercado de Valores). Consequently, the New Securities may not be offered in Spain except in circumstances which do not constitute a public offer of securities in Spain within the meaning of Article 30bis of the Spanish Securities Market Law of 28 July 1988 (Ley 24/1988, de 28 de julio, del Mercado de Valores), as amended and restated, and supplemental rules enacted thereunder, or otherwise in reliance of an exemption from registration available thereunder.

Switzerland

Argentina has not applied nor will apply for a listing of the New Securities on the SIX Swiss Exchange or any other exchange or regulated securities market in Switzerland, and consequently, the information presented in the Prospectus or in any other offering or marketing material does not necessarily comply with the information standards set out in the applicable Swiss listing rules.

United Kingdom

This Invitation is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (e) of the Order (all such persons together being referred to as “relevant persons”).  The New Securities are only available to, and any Invitation, offer or agreement to subscribe, purchase or otherwise acquire such New Securities will be engaged in only with, relevant persons.  Any person who is not a relevant person should not act or rely on this document or any of its contents.

Uruguay

The offering of the New Securities pursuant to the Invitation constitutes a private placement under Uruguayan law and the New Securities are not and will not be registered with the Central Bank of Uruguay.

FORWARD-LOOKING STATEMENTS

Argentina has made forward-looking statements in this document and in the accompanying prospectus.  Statements that are not historical facts are forward-looking statements.  These statements are based on Argentina’s current plans, estimates, assumptions and projections.  Therefore, you should not place undue reliance on them.  Forward-looking statements speak only as of the date they are made, and Argentina undertakes no obligation to update any of them in light of new information or future events.

Forward-looking statements involve inherent risks.  Argentina cautions you that many factors could affect the future performance of the Argentine economy.  These factors include, but are not limited to:

•
adverse external factors, such as a decline in foreign investment, changes in international prices (including commodity prices), high international interest rates and recession or low economic growth in Argentina’s trading partners.  A decline in foreign direct investment could deprive the Argentine economy of capital needed for economic growth.  Changes in international prices and high international interest rates could increase Argentina’s current account deficit and budgetary expenditures.  Recession or low economic growth in Argentina’s trading partners could decrease exports from Argentina, induce a contraction of the Argentine economy and, indirectly, reduce tax revenues and other public sector revenues and adversely affect the country’s fiscal accounts;

•	adverse domestic factors, such as increases in domestic inflation, high domestic interest rates and currency exchange rate volatility. Each of these factors could lead to lower economic growth; and

•	other adverse factors, such as climatic or political events, international or domestic hostilities and political uncertainty.

VALIDITY OF THE NEW SECURITIES

The validity of the New Securities will be passed upon for Argentina by the Attorney General of the Treasury of Argentina (Procurador del Tesoro de la Nación) or by the Legal and Administative Secretary or the Legal Undersecretary of the Ministry of Economy and Public Finance of Argentina and by Cleary Gottlieb Steen & Hamilton LLP, special United States counsel to Argentina.

As to all matters of Argentine law, Cleary Gottlieb Steen & Hamilton LLP may rely on the opinion of the Attorney General of the Treasury of Argentina (Procurador del Tesoro de la Nación) or  the Legal and Administative Secretary or the Legal Undersecretary of the Ministry of Economy and Public Finance of Argentina.  As to all matters of United States law, the Attorney General of the Treasury of Argentina (Procurador del Tesoro de la Nación) or the Legal Undersecretary of the Ministry of Economy and Public Finance of Argentina, may rely on the opinion of Cleary Gottlieb Steen & Hamilton LLP.

AUTHORIZATION

Argentina has authorized the making of the Invitation pursuant to:

•
Law No. 26,546 approving the national budget for 2010 and Law No. 26,547, effective on December 10, 2009, which (i) suspended the operation of Articles 2, 3 and 4 of Law No. 26,017 until the earlier of December 31, 2010 and the date on which the Executive Branch, through the Ministry of Economy and Public Finance, announces the conclusion of the process of restructuring of Argentina’s debt securities, (ii) empowered the Executive Branch, through the Ministry of Economy and Public Finance, to execute all necessary acts to conclude the restructuring process commenced pursuant to Decree No. 1,735 of December 9, 2004, stating that terms and condition of the Invitation should not be better than those of the 2005 exchange offer conducted by Argentina, and (iii) established that holders participating in the Invitation must waive their rights related to their tendered securities, including those recognized by judgments or administrative, arbitral or other tribunals, and dismiss and release Argentina from any judicial, administrative, arbitral or any action concerning the tendered securities;

•	Decree No. 1,953 dated December 9, 2009; and

•
Resolution of the Ministry of Economy and Public Finance No. 809 dated December 2, 2010 (the “Issuance Resolution”) approving (i) the terms and conditions of the New Securities, as described under “Description of the New Securities,”  (ii) the issuance of the Discounts, 2017 Globals and GDP-linked Securities in the principal or notional amounts necessary for Argentina to comply with its obligations under the Invitation, (iii) the Proposed Amendments, and (iv) the making of the portion of the Cash Payments to be funded by Argentina in the amounts required under the Invitation.

ANNEX A

ELIGIBLE SECURITIES AND ESTIMATED BRADY RESIDUAL AMOUNTS

			Outstanding principal amount		Estimated Cash Proceeds of Brady Collateral as of December 31, 2010		Interest Accrued on Eligible Securities on or after December 31, 2001 that was paid by Fiscal Agent to the holders		Estimated Brady Residual Amount as of December 31, 2010

Eligible Security	Currency	ISIN	A		B		C		D = A – B – C
USD Par Bonds, 6% due 2023	U.S. dollar	XS0043119147 XS0043119576	$	U.S.185,047,000.00	$	U.S.121,432,457.44	$	U.S.10,177,585.00	$	U.S.53,436,957.56
USD Discount Bonds	U.S. dollar	XS0043118172 XS0043118339	$	U.S.77,900,000.00	$	U.S.51,119,923.23	$	U.S.6,030,758.33	$	U.S.20,749,318.44
DM Par Bonds	euro	DE0004103007		€46,417,633.44		€30,900,188.88		€2,497,655.49		€13,019,789.07
DM Discount Bonds	euro	DE0004103015		€7,756,297.84		€5,163,362.51		€592,952.81		€1,999,982.52

A-1

ANNEX B

PRINCIPAL PAYMENT SCHEDULE FOR
DISCOUNTS

The following table sets forth the anticipated schedule for the repayment of principal in respect of the Discounts, per U.S.$1,000 of original principal amount:

Discounts
Payment Date	Payment Amount (in U.S. dollars)
6/30/2024	70.14
12/31/2024	70.14
6/30/2025	70.14
12/31/2025	70.14
6/30/2026	70.14
12/31/2026	70.14
6/30/2027	70.14
12/31/2027	70.14
6/30/2028	70.14
12/31/2028	70.14
6/30/2029	70.14
12/31/2029	70.14
6/30/2030	70.14
12/31/2030	70.14
6/30/2031	70.14
12/31/2031	70.14
6/30/2032	70.14
12/31/2032	70.14
6/30/2033	70.14
12/31/2033	70.14
Total:	U.S.$1,402.82(*)
____________________

(*) Includes capitalized interest.

B-1

ANNEX C-1

FORM OF NOTICE OF BONDHOLDERS’ MEETINGS OF USD PAR BONDS

THIS NOTICE IS IMPORTANT AND REQUIRES THE IMMEDIATE ATTENTION OF BONDHOLDERS.  IF BONDHOLDERS ARE IN ANY DOUBT AS TO THE ACTION THEY SHOULD TAKE, THEY SHOULD IMMEDIATELY CONSULT THEIR OWN FINANCIAL OR LEGAL ADVISOR.  THIS NOTICE IS NOT AN OFFER OF SECURITIES IN THE UNITED STATES OR IN ANY OTHER JURISDICTION.

NOTICE OF MEETING

of the holders of the

U.S. dollar Collateralized Fixed Rate Bonds due 2023 (USD Par Series L)

(the “USD Par Bonds”) issued by

the Republic of Argentina

NOTICE IS HEREBY GIVEN on this __ day of December, 2010 that, pursuant to paragraph 12(a) of the terms and conditions of the USD Par Bonds and to Section 12 of the USD Discount Bond and Par Bond Fiscal Agency Agreement (the “USD Fiscal Agency Agreement”) dated as of April 7, 1993, among the Republic of Argentina (the “Republic”), Citibank N.A., as fiscal agent (the “Fiscal Agent”), authenticating agent, paying agent, registrar, transfer agent and calculation agent and Citibank (Luxembourg) S.A., as authenticating agent, paying agent and transfer agent, and pursuant to the request of certain holders of the USD Par Bonds, a meeting (the “Bondholders’ Meeting”) of the holders of USD Par Bonds convened by the Fiscal Agent will be held at 10:30 a.m. New York time on January 7, 2011, at One Liberty Plaza, 39th Floor, New York, NY 10006, for the purpose of considering and, if thought fit, passing the following resolutions (the “Resolutions”).

Resolutions:

THE TERMS OF THE RESOLUTIONS are as follows:

“That this meeting of the holders of the U.S. dollar Collateralized Fixed Rate Bonds due 2023 (USD Par Series L) (the “USD Par Bonds”) hereby:

(A)           RESOLVES to consent to and approve the following amendments (the “Amendments”) to the Collateral Pledge Agreement dated as of April 7, 1993, made by the Republic in favor of the Federal Reserve Bank of New York, as collateral agent, for the benefit of the holders of USD Par Bonds and agreed to by Citibank N.A., as fiscal agent (the “USD Collateral Pledge Agreement”):

(i)	Amend Section 1.01 to the USD Collateral Pledge Agreement to add the following definitions:

“Authorized Officer” means, (i) with respect to Wilmington Trust FSB, any of the officers of Wilmington Trust FSB listed in Exhibit B, as such list may be modified from time to time by written notice from Wilmington Trust FSB to the Collateral Agent signed by an Authorized Officer, and (ii) with respect to any other Custodian, any officer of such Custodian to be listed in a schedule to the agreement governing its role in any Reopening Exchange Offer, as such list may be modified from time to time by written notice from such Custodian to the Collateral Agent signed by an Authorized Officer.

“Cash Proceeds” has the meaning specified in Section 6.01(b).

“Custodian” means (i) with respect to the 2010 Brady Bond Exchange Offer, Wilmington Trust FSB, or any successor thereto or (ii) with respect to any Reopening Exchange Offer, any custodian appointed in connection therewith, or any successor thereto.

“Liquidable Securities” has the meaning specified in Section 6.01(b).

C-1-1

ANNEX C-1

“Principal Amount Tendered” means, with respect to each Series of Principal Bonds, the outstanding principal amount of each such Series of Principal Bonds tendered and accepted by Argentina in the 2010 Brady Bond Exchange Offer or in any Reopening Exchange Offer, as applicable.

“Reopening Exchange Offer” means any offer by Argentina, or invitation by Argentina to submit offers, to exchange Principal Bonds on terms substantially the same as, or more favorable to Argentina than, the 2010 Brady Bond Exchange Offer.

“Request for Liquidation of Principal Collateral” means a duly completed written request from the Custodian to the Collateral Agent, countersigned by Argentina, requesting that the Collateral Agent liquidate certain Principal Collateral and promptly thereafter transfer the Cash Proceeds thereof to the Custodian, such request to be substantially in the form of Schedule F-3.

“2010 Brady Bond Exchange Offer” means the invitation by Argentina to submit offers to exchange certain bonds, including the Principal Bonds, to the holders of such bonds for new securities and a cash payment, as set forth in its prospectus supplement dated December 3, 2010 and prospectus dated April 13, 2010 filed with the U.S. Securities and Exchange Commission and its prospectus dated December 3, 2010 filed with the Commission de Surveillance du Secteur Financier.

(ii)	Delete section 6.01 to the USD Collateral Pledge Agreement in its entirety, and replace it with the following:

“SECTION 6.01.  Release of Principal Collateral Before Bond Maturity Date.  (a) If (i) other than in connection with the 2010 Brady Bond Exchange Offer or any Reopening Exchange Offer, Argentina redeems all or any part of a Principal Bond of any Series or purchases or exchanges or causes to be purchased or exchanged any such Principal Bond and surrenders such Principal Bond to the Fiscal Agent for cancellation in accordance with Section 6(e) or 6(f) of the Fiscal Agency Agreement or Paragraph 4 of the Principal Bonds before the Bond Maturity Date or (ii) the principal amount of the Global Principal Bond for any Series is reduced or any definitive Principal Bond is cancelled, in either case pursuant to Section 5(i)(2) of the Fiscal Agency Agreement, the Fiscal Agent shall, upon the request of Argentina, signed by an Authorized Official, promptly countersign and send to the Collateral Agent a Request for Release of Principal Collateral stating the Paid Principal Amount of such redemption, purchase, exchange, reduction or cancellation.  If at any time before the Bond Maturity Date for a Series of Principal Bonds the Collateral Agent receives such a Request for Release of Principal Collateral in respect of such Series, the Collateral Agent shall, subject to the provisions of the Pledged Securities for such Series of Principal Bonds, as soon as practicable, deliver or transfer or cause to be delivered or transferred, in accordance with the instructions given by Argentina in such Notice, Pledged Securities for such Series of Principal Bonds having a principal amount payable at maturity as nearly as may be practicable equal to but not exceeding the Paid Principal Amount set forth in such Notice (the “Released Securities”).  Upon such transfer or delivery, the Lien of this Agreement in favor of the Holders in respect of such Released Securities shall terminate, such Released Securities shall be free of the Lien of this Agreement and all rights with respect to such Released Securities shall revert to Argentina.

(b)  Notwithstanding anything to the contrary in this Agreement, the following provisions shall apply if and when Argentina accepts any Principal Bonds of any Series tendered in the 2010 Brady Bond Exchange Offer or any Reopening Exchange Offer:

(i) The Custodian shall have the right to request the Collateral Agent to (A) liquidate Pledged Securities for such Series of Principal Bonds having a principal amount payable at maturity as nearly as may be practicable equal to but not exceeding the Principal Amount Tendered (the “Liquidable Securities”) through a redemption of the Liquidable Securities by the United States Department of the Treasury, and (B) upon such liquidation, promptly transfer to the Custodian, to hold in trust on behalf of the tendering Holders, the cash proceeds from such liquidation (the “Cash Proceeds”), in each case by sending to the Collateral Agent and Argentina a Request for Liquidation of Principal Collateral signed by an Authorized Officer and stating the Principal Amount Tendered in such exchange offer.

C-1-2

ANNEX C-1

(ii) Promptly upon receipt of the Request for Liquidation of Principal Collateral referred to above, (A) Argentina shall countersign and forward to the Collateral Agent the Request for Liquidation of Principal Collateral as received from the Custodian and (B) the Collateral Agent shall request the United States Department of the Treasury to redeem the Liquidable Securities and effect liquidation of the Liquidable Securities as set forth in such Request for Liquidation of Principal Collateral.

(iii) Promptly after liquidation of the Liquidable Securities and receipt of the Cash Proceeds from the United States Department of the Treasury, the Collateral Agent shall transfer the Cash Proceeds to the Custodian, who shall hold the Cash Proceeds in trust on behalf of the tendering Holders.

(iv) Upon transfer by the Collateral Agent to the Custodian of the Cash Proceeds, (A) the Cash Proceeds shall be treated as having been applied (together with other consideration provided for in the 2010 Brady Bond Exchange Offer or any Reopening Exchange Offer) to the full satisfaction of the Principal Bonds tendered by the tendering Holders and any related claims and shall become the property of the tendering Holders free of the Lien of this Agreement, and (B) tendering Holders shall have no interest in the portion of the Principal Collateral that secures Principal Bonds of Holders that do not elect to participate in the 2010 Brady Bond Exchange Offer or in any Reopening Exchange Offer.

(v) The Custodian shall, only upon receipt of written confirmation from Argentina that all Tendered Principal Bonds have been cancelled, transfer the Cash Proceeds to the tendering Holders.

For the avoidance of doubt, the Collateral Agent may not transfer or otherwise affect the portion of the Principal Collateral that secures Principal Bonds of Holders that do not elect to participate in the 2010 Brady Bond Exchange Offer or in any Reopening Exchange Offer.”

(iii)	Delete the third sentence of Section 8.02(d) to the USD Collateral Pledge Agreement, and replace it with the following:

“Without limiting the foregoing, in determining the amount of any Principal Collateral or Interest Collateral to be released or transferred as provided herein, the Collateral Agent shall be entitled to rely on the information set forth in any Delivery Certificate, any Request for Release of Interest Collateral, any Request for Substitution of Interest Collateral, any Request for Substitution of Principal Collateral, any Request for Release of Principal Collateral, any Request for Liquidation of Principal Collateral, the Notice of Increased Series and Decreased Series and the Notice of Transfer, Delivery and Release of Collateral.”

(iv)	Add a new Exhibit B to the Collateral Pledge Agreement, listing the Authorized Officers of Wilmington Trust Company.

(v)	Add a new Schedule F-3 to the Collateral Pledge Agreement, which provides a form of “Request for Liquidation of Principal Collateral.”

C-1-3

ANNEX C-1

(B) RESOLVES to authorize and direct the Collateral Agent, the Fiscal Agent and Argentina to concur in taking all steps considered by it in its sole discretion to be necessary, desirable or expedient to carry out and give effect to this Resolution, including, but not limited to, the Amendments referred to in clause (A) above.

This notice is issued on this ___ day of December, 2010 by the Fiscal Agent, acting upon the instruction of holders of more than 10% of the aggregate outstanding principal amount of the USD Par Bonds pursuant to the terms and conditions of the USD Par Bonds and the USD Fiscal Agency Agreement.

*           *           *

Background

The Republic is inviting the owners of Eligible Securities (as defined below) to submit offers to exchange Eligible Securities for a combination of new securities to be issued by the Republic and a cash payment, pursuant to an invitation announced on December 6, 2010 (the “Invitation”).  The Invitation explains the background and gives full details of, and invites holders of USD Par Bonds to approve at the Bondholders’ Meeting, the proposed Amendments set out in the above Resolutions.  “Eligible Securities” are (i) the U.S. dollar Collateralized Floating Rate Bonds due 2023 (USD Discount Series L) , (ii) the USD Par Bonds, (iii) the Deutsche Mark Collateralized Fixed Rate Bonds due 2023 (DM Par Series), and (iv) the Deutsche Mark Collateralized Floating Rate Bonds due 2023 (DM Discount Series).  The Invitation is being extended to holders of Eligible Securities in the United States on the basis of a prospectus dated April 13, 2010 and a prospectus supplement dated December 3, 2010 (collectively, the “US Prospectus”) filed with the U.S. Securities and Exchange Commission (“SEC”) and to holders of Brady Bonds in Luxembourg. German and Italy on the basis of a separate prospectus dated December 3, 2010 (the “EU Prospectus” and, together with the US Prospectus, the “Prospectus”).

The expiration date for holders wishing to participate in the Invitation is 5:00 p.m., Central European time, on December 29, 2010, unless extended or earlier terminated by the Republic (such date and time, as the same may be extended, the “Expiration Date”).

Copies of the Prospectus, including the form of letters of transmittal, are available from the Information, Tabulation and Exchange Agent at its address and phone numbers set forth on the last page of this notice and on the Invitation Website specified below.

Documents available for inspection

Holders of USD Par Bonds may, at any time during normal business hours on any weekday (not including Saturdays, Sundays and bank and other public holidays) prior to the Bondholders’ Meeting, obtain copies of the documents set out below at the offices of the Fiscal Agent or at the offices of Bondholder Communications Group, LLC (the “Information, Exchange and Tabulation Agent”), in each case as specified on the last page of this notice.

Documents available:

•	the terms and conditions of the USD Par Bonds;

•	the USD Fiscal Agency Agreement; and

•	the USD Collateral Pledge Agreement.

General

Holders of USD Par Bonds who wish to participate in the Invitation must follow the procedures for voting specified in the Prospectus.  Other holders of USD Par Bonds who wish to vote, but who do not wish to participate in the Invitation, must do so in accordance with the procedural requirements set out in the USD Fiscal Agency Agreement and the terms and conditions of the USD Brady Bonds.  Holders of the USD Par Bonds should note that they must allow sufficient time for compliance with the standard operating procedures of the clearing systems through which their USD Par Bonds are held in order to ensure that their voting instructions are received.

C-1-4

ANNEX C-1

Neither the Information, Exchange and Tabulation Agent nor the Fiscal Agent expresses any view or make any recommendations as to the merits of the Resolutions or any view on whether the holders of USD Par Bonds, whether individually or as a class, would be acting in their best interests in voting for or against the Resolutions, but the Fiscal Agent has authorized it to be stated that it has no objection to the Resolutions being put to the holders of the USD Par Bonds for their consideration.  Neither the Information, Exchange and Tabulation Agent nor the Fiscal Agent has been involved in formulating or negotiating the Resolutions relating to the USD Par Bonds, and no such party makes any representation with respect thereto. Accordingly, each of the Information, Exchange and Tabulation Agent and the Fiscal Agent recommends that holders of USD Par Bonds who are unsure of the impact of the Invitation and the Resolutions should seek their own independent financial, legal and tax advice.

Participating in the Invitation

The Republic has designated Euroclear, Clearstream, Luxembourg, Clearstream Banking AG and Caja de Valores S.A. as “Principal Clearing Systems” for purposes of the Invitation.  If a holder of USD Par Bonds wishes to tender USD Par Bonds that are currently held through any other clearing system other than a Principal Clearing System, it must arrange to either (i) transfer the USD Par Bonds to one of the Principal Clearing Systems or (ii) have such other clearing system submit a tender on its behalf through a Principal Clearing System (assuming such other clearing system is capable of doing so).  This process will take additional time.

Voting Procedures

The relevant provisions governing the convening and holding of the Bondholders’ Meeting are set out in paragraph 12 of the terms and conditions of the USD Par Bonds and in Section 12 of the USD Fiscal Agency Agreement, copies of which are available for inspection as described above.

Holders of USD Par Bonds in Electronic or Book-Entry Format.  Holders of USD Par Bonds who have submitted an electronic acceptance notice through a direct participant in a Principal Clearing System to exchange their USD Par Bonds (“Electronic Acceptance Notice”) need take no further action in relation to voting on the Resolutions at the Bondholders’ Meeting.  Each Electronic Acceptance Notice will evidence your consent to the Amendments.  All Electronic Acceptance Notices must be received at or before the Expiration Date or, if applicable, before any earlier deadlines set by the relevant Principal Clearing System (unless the Invitation is terminated earlier).  By submitting an Electronic Acceptance Notice, holders of USD Par Bonds will be deemed to have instructed the holder of record of their USD Par Bonds to irrevocably appoint  the Information, Exchange and Tabulation Agent as proxy to attend and vote in favor of the Resolutions and to vote in favor of the appointment of Ted Bloch, Pía Gowland or any other person nominated by the Information, Exchange and Tabulation Agent in its own discretion as chairman of the Bondholders’ Meeting (or any adjournments thereof).

A holder will, on submitting an Electronic Acceptance Notice, agree that its USD Par Bonds will be blocked in the relevant account in the relevant Principal Clearing System from the date the relevant Electronic Acceptance Notice is submitted until the earlier of (i) completion of the Invitation and (ii) the date of any termination of the Invitation or the date on which the tender is validly withdrawn in accordance with the limited circumstances described in the Invitation.

Each holder of USD Par Bonds or such holder’s proxy is entitled to one vote for each U.S.$ 1,000 principal amount of USD Par Bonds held or represented by it (it being understood that any holder of USD Par Bonds entitled to more than one vote shall not be required to cast all of such votes in the same manner).

Holders of USD Par Bonds in Physical Form.  A holder of any USD Par Bonds held in physical form wishing to participate in the Invitation must submit, or arrange to have submitted on its behalf, a duly completed letter of transmittal to the Information, Exchange and Tabulation Agent (forms of which can be obtained from such agent by contacting it at the address indicated below) by 5:00 P.M. (Central European Time), which is 11:00 A.M. (New York City time), on the Expiration Date, and must deliver, or arrange to have delivered on its behalf, the original certificates representing such USD Par Bonds to the Fiscal Agent at the address below by 5:00 P.M. (Central European Time), which is 11:00 A.M. (New York City time), on the Expiration Date.

C-1-5

ANNEX C-1

The following provisions apply only to holders of USD Par Bonds (i) who have not submitted or arranged for the submission of an Electronic Acceptance Notice to the relevant Principal Clearing System in accordance with the terms of the Invitation, and (ii) who hold such USD Par Bonds in physical form and have not submitted, or arranged to have submitted on their behalf, a duly completed letter of transmittal to the Information, Exchange and Tabulation Agent and have not delivered, or arranged to have delivered on their behalf, the original certificates representing such USD Par Bonds.

If a holder of USD Par Bonds wishes to vote on the Resolutions without participating in the Invitation:

1.           a holder of USD Par Bonds in physical form may, by executing a form of proxy in the English language and filing such proxy, together with evidence satisfactory to the Fiscal Agent of its ownership of such USD Par Bonds with the Fiscal Agent not less than two New York business days before the Bondholders’ Meeting, appoint any person as proxy to act on his or its behalf in connection with the Bondholders’ Meeting (or any adjourned such meeting).  A proxy so appointed shall so long as such appointment remains in full force be deemed, for all purposes in connection with the Bondholders’ Meeting in respect of the USD Par Bonds, to be the holder of USD Par Bonds to which such appointment relates, and the holder of USD Par Bonds shall be deemed for such purposes not to be the holder.

2.           a holder of USD Par Bonds in electronic or book-entry form should contact the clearing system through which it holds its USD Par Bonds.

3.           a holder of USD Par Bonds held by a custodian, such as a broker, dealer, commercial bank, trust company or other nominee, should contact such custodian and instruct it to vote in respect of its USD Par Bonds on its behalf pursuant to the procedures of that custodian.

Holders of USD Par Bonds who decide to attend the Bondholders’ Meeting and to vote in person on the Resolutions will not be able to submit an Electronic Acceptance Notice (or in the case of USD Par Bonds in physical form, to submit a proxy and letter of transmittal) and, therefore, will not be able to participate in the Invitation and to tender their USD Par Bonds for new securities and a cash payment pursuant to the Invitation.

Quorum and Adjournment

In accordance with the terms and conditions of the USD Par Bonds, at the initial Bondholders’ Meeting, the quorum for the USD Par Bonds will be persons entitled to vote a majority in aggregate principal amount of the USD Par Bonds at the time outstanding.  USD Par Bonds in which Argentina has any interest will not be entitled to vote.

No business may be transacted in the absence of a quorum unless the requisite quorum is present when the meeting is called to order.

If a quorum is not present within half an hour from the time scheduled for the Bondholders’ Meeting, the Bondholders’ Meeting will be adjourned for a period of not less than 10 days, as may be decided by the chairman of the Bondholders’ Meeting.  At the reconvening of any Bondholders’ Meeting adjourned for lack of quorum, the quorum will be any one or more persons (not including USD Par Bonds in which Argentina has any interest) holding USD Par Bonds of that series or proxies representing in the aggregate at least 25% of the outstanding principal amount of such USD Par Bonds, and such Bondholders’ Meeting will have the power to adopt any resolution and to decide upon all matters which could properly have been dealt with at the initial Bondholders’ Meeting.

Voting Requirements

The vote upon any resolution submitted to the Bondholders’ Meeting shall be by written ballot on which shall be subscribed the signatures of the holders of USD Par Bonds or proxies and on which shall be inscribed the serial number or numbers of the USD Par Bonds held by such holders of USD Par Bonds, if applicable.

C-1-6

ANNEX C-1

Without prejudice to the obligations of the proxies, any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

Resolutions

Pursuant to the terms and conditions of the USD Collateral Pledge Agreement, the USD Par Bonds terms and conditions and the USD Fiscal Agency Agreement, at the Bondholders’ Meeting or an adjourned meeting duly convened and at which a quorum is present as described above, the Resolutions will be effectively passed if passed by holders of USD Par Bonds or their proxies entitled to vote the lesser of (a) a majority in principal amount of the USD Par Bonds then outstanding and (b) 75% in aggregate principal amount of the USD Par Bonds represented and voting at the meeting.

If passed, the Resolutions shall be binding on all the holders of USD Par Bonds, whether or not present or represented at the Bondholders’ Meeting and whether or not entitled to vote at such meeting.

Bondholders’ Meeting Procedures

The Fiscal Agent shall appoint the Information, Exchange and Tabulation Agent as temporary chairman of the Bondholders’ Meeting.  In its role as temporary chairman or chairman, as applicable, the Information, Exchange and Tabulation Agent will be in charge of all matters relating to the conduct of the Bondholders’ Meeting.  Accordingly, the Fiscal Agent’s role in the conduct of the Bondholders’ Meeting will be limited solely to appointing the Information, Exchange and Tabulation Agent as temporary chairman and sending notice of the Bondholders’ Meeting to holders of the USD Par Bonds (including by publication in accordance with the notice provisions contained in the USD Par Bonds and by mail at the last address of the holders of USD Par Bonds appearing in the register of such bonds, as provided in the Fiscal Agency Agreement).

Condition to Effectiveness of Amendments

Notwithstanding a favorable vote on the Resolutions, the Amendments will not become effective until such time as no court order prevents the Republic, the collateral agent or the Fiscal Agent from consenting to the Amendments.

C-1-7

ANNEX C-1

Contact Information

INFORMATION, EXCHANGE AND TABULATION AGENT
Bondholder Communications Group
Attn: Roberta Alvarez
E-mail: ralvarez@bondcom.com
Invitation Website: http://www.bondcom.com/argentina

In New York:
30 Broad St., 46th Floor
New York, NY 10004
Tel: +1 212 809 2663
Fax: +1 212 437 9827

In London:
28 Throgmorton
London EC2N 2AN
Tel: +44 (0)20 7382 4580
Fax: +44 (0)20 7067 9329

In Germany:
Tel: 0800 180 2501
Fax: 0800 180 2501

In Italy:
Tel: 0800 180 2501
Fax: 0800 180 2501

FISCAL AGENT UNDER THE USD PAR BONDS
CITIBANK, N.A.

Citibank, N.A.
111 Wall Street, 15th Floor
Agency and Trust Transfer Unit
New York, NY 10043, U.S.A.
Inside the U.S. call (800) 422-2066
Outside the U.S. call +1 212 657-2506

Address for delivery of physical certificates representing USD Par Bonds:

Citibank, N.A.
111 Wall Street, 15th Floor
Agency and Trust Transfer Unit
New York, NY 10043, U.S.A.
Inside the U.S. call (800) 422-2066
Outside the U.S. call +1 212 657-2506

Address for delivery of proxies:
Citibank, N.A. 388 Greenwich Street 14th Floor New York, NY 10013, U.S.A. Attn: Agency and Trust / Republic of Argentina Exchange Tel: + 1 212 816 5614 Fax: + 1 212 816 5527

C-1-8

ANNEX C-2

FORM OF NOTICE OF BONDHOLDERS’ MEETINGS OF USD DISCOUNT BONDS

THIS NOTICE IS IMPORTANT AND REQUIRES THE IMMEDIATE ATTENTION OF BONDHOLDERS.  IF BONDHOLDERS ARE IN ANY DOUBT AS TO THE ACTION THEY SHOULD TAKE, THEY SHOULD IMMEDIATELY CONSULT THEIR OWN FINANCIAL OR LEGAL ADVISOR.  THIS NOTICE IS NOT AN OFFER OF SECURITIES IN THE UNITED STATES OR IN ANY OTHER JURISDICTION.

NOTICE OF MEETING

of the holders of the

U.S. dollar Collateralized Floating Rate Bonds due 2023 (USD Discount Series L)

(the “USD Discount Bonds”) issued by

the Republic of Argentina

NOTICE IS HEREBY GIVEN on this ___ day of December, 2010 that, pursuant to paragraph 12(a) of the terms and conditions of the USD Discount Bonds and to Section 12 of the USD Discount Bond and Par Bond Fiscal Agency Agreement (the “USD Fiscal Agency Agreement”) dated as of April 7, 1993, among the Republic of Argentina (the “Republic”), Citibank N.A., as fiscal agent (the “Fiscal Agent”), authenticating agent, paying agent, registrar, transfer agent and calculation agent and Citibank (Luxembourg) S.A., as authenticating agent, paying agent and transfer agent, and pursuant to the request of certain holders of the USD Discount Bonds, a meeting (the “Bondholders’ Meeting”) of the holders of USD Discount Bonds convened by the Fiscal Agent will be held at 10:30 a.m. New York time on January 7, 2011 at One Liberty Plaza, 39th Floor, New York, NY 10006, for the purpose of considering and, if thought fit, passing the following resolutions (the “Resolutions”).

Resolutions:

THE TERMS OF THE RESOLUTIONS are as follows:

“That this meeting of the holders of the U.S. dollar Collateralized Floating Rate Bonds due 2023 (USD Discount Series L) (the “USD Discount Bonds”) hereby:

(A)           RESOLVES to consent to and approve the following amendments (the “Amendments”) to the Collateral Pledge Agreement dated as of April 7, 1993, made by the Republic in favor of the Federal Reserve Bank of New York, as collateral agent, for the benefit of the holders of USD Discount Bonds and agreed to by Citibank N.A., as fiscal agent (the “USD Collateral Pledge Agreement”):

(i)	Amend Section 1.01 to the USD Collateral Pledge Agreement to add the following definitions:

“Authorized Officer” means, (i) with respect to Wilmington Trust FSB, any of the officers of Wilmington Trust FSB listed in Exhibit B, as such list may be modified from time to time by written notice from Wilmington Trust FSB to the Collateral Agent signed by an Authorized Officer, and (ii) with respect to any other Custodian, any officer of such Custodian to be listed in a schedule to the agreement governing its role in any Reopening Exchange Offer, as such list may be modified from time to time by written notice from such Custodian to the Collateral Agent signed by an Authorized Officer.

“Cash Proceeds” has the meaning specified in Section 6.01(b).

“Custodian” means (i) with respect to the 2010 Brady Bond Exchange Offer, Wilmington Trust FSB, or any successor thereto or (ii) with respect to any Reopening Exchange Offer, any custodian appointed in connection therewith, or any successor thereto.

“Liquidable Securities” has the meaning specified in Section 6.01(b).

C-2-1

ANNEX C-2

“Principal Amount Tendered” means, with respect to each Series of Principal Bonds, the outstanding principal amount of each such Series of Principal Bonds tendered and accepted by Argentina in the 2010 Brady Bond Exchange Offer or in any Reopening Exchange Offer, as applicable.

“Reopening Exchange Offer” means any offer by Argentina, or invitation by Argentina to submit offers, to exchange Principal Bonds on terms substantially the same as, or more favorable to Argentina than, the 2010 Brady Bond Exchange Offer.

“Request for Liquidation of Principal Collateral” means a duly completed written request from the Custodian to the Collateral Agent, countersigned by Argentina, requesting that the Collateral Agent liquidate certain Principal Collateral and promptly thereafter transfer the Cash Proceeds thereof to the Custodian, such request to be substantially in the form of Schedule F-3.

“2010 Brady Bond Exchange Offer” means the invitation by Argentina to submit offers to exchange certain bonds, including the Principal Bonds, to the holders of such bonds for new securities and a cash payment, as set forth in its prospectus supplement dated December 3, 2010 and prospectus dated April 13, 2010 filed with the U.S. Securities and Exchange Commission and its prospectus dated December 3, 2010 filed with the Commission de Surveillance du Secteur Financier.

(ii)	Delete section 6.01 to the USD Collateral Pledge Agreement in its entirety, and replace it with the following:

“SECTION 6.01.  Release of Principal Collateral Before Bond Maturity Date.  (a) If (i) other than in connection with the 2010 Brady Bond Exchange Offer or any Reopening Exchange Offer, Argentina redeems all or any part of a Principal Bond of any Series or purchases or exchanges or causes to be purchased or exchanged any such Principal Bond and surrenders such Principal Bond to the Fiscal Agent for cancellation in accordance with Section 6(e) or 6(f) of the Fiscal Agency Agreement or Paragraph 4 of the Principal Bonds before the Bond Maturity Date or (ii) the principal amount of the Global Principal Bond for any Series is reduced or any definitive Principal Bond is cancelled, in either case pursuant to Section 5(i)(2) of the Fiscal Agency Agreement, the Fiscal Agent shall, upon the request of Argentina, signed by an Authorized Official, promptly countersign and send to the Collateral Agent a Request for Release of Principal Collateral stating the Paid Principal Amount of such redemption, purchase, exchange, reduction or cancellation.  If at any time before the Bond Maturity Date for a Series of Principal Bonds the Collateral Agent receives such a Request for Release of Principal Collateral in respect of such Series, the Collateral Agent shall, subject to the provisions of the Pledged Securities for such Series of Principal Bonds, as soon as practicable, deliver or transfer or cause to be delivered or transferred, in accordance with the instructions given by Argentina in such Notice, Pledged Securities for such Series of Principal Bonds having a principal amount payable at maturity as nearly as may be practicable equal to but not exceeding the Paid Principal Amount set forth in such Notice (the “Released Securities”).  Upon such transfer or delivery, the Lien of this Agreement in favor of the Holders in respect of such Released Securities shall terminate, such Released Securities shall be free of the Lien of this Agreement and all rights with respect to such Released Securities shall revert to Argentina.

(b)  Notwithstanding anything to the contrary in this Agreement, the following provisions shall apply if and when Argentina accepts any Principal Bonds of any Series tendered in the 2010 Brady Bond Exchange Offer or any Reopening Exchange Offer:

(i) The Custodian shall have the right to request the Collateral Agent to (A) liquidate Pledged Securities for such Series of Principal Bonds having a principal amount payable at maturity as nearly as may be practicable equal to but not exceeding the Principal Amount Tendered (the “Liquidable Securities”) through a redemption of the Liquidable Securities by the United States Department of the Treasury, and (B) upon such liquidation, promptly transfer to the Custodian, to hold in trust on behalf of the tendering Holders, the cash proceeds from such liquidation (the “Cash Proceeds”), in each case by sending to the Collateral Agent and Argentina a Request for Liquidation of Principal Collateral signed by an Authorized Officer and stating the Principal Amount Tendered in such exchange offer.

C-2-2

ANNEX C-2

(ii) Promptly upon receipt of the Request for Liquidation of Principal Collateral referred to above, (A) Argentina shall countersign and forward to the Collateral Agent the Request for Liquidation of Principal Collateral as received from the Custodian and (B) the Collateral Agent shall request the United States Department of the Treasury to redeem the Liquidable Securities and effect liquidation of the Liquidable Securities as set forth in such Request for Liquidation of Principal Collateral.

(iii) Promptly after liquidation of the Liquidable Securities and receipt of the Cash Proceeds from the United States Department of the Treasury, the Collateral Agent shall transfer the Cash Proceeds to the Custodian, who shall hold the Cash Proceeds in trust on behalf of the tendering Holders.

(iv) Upon transfer by the Collateral Agent to the Custodian of the Cash Proceeds, (A) the Cash Proceeds shall be treated as having been applied (together with other consideration provided for in the 2010 Brady Bond Exchange Offer or any Reopening Exchange Offer) to the full satisfaction of the Principal Bonds tendered by the tendering Holders and any related claims and shall become the property of the tendering Holders free of the Lien of this Agreement, and (B) tendering Holders shall have no interest in the portion of the Principal Collateral that secures Principal Bonds of Holders that do not elect to participate in the 2010 Brady Bond Exchange Offer or in any Reopening Exchange Offer.

(v) The Custodian shall, only upon receipt of written confirmation from Argentina that all Tendered Principal Bonds have been cancelled, transfer the Cash Proceeds to the tendering Holders.

For the avoidance of doubt, the Collateral Agent may not transfer or otherwise affect the portion of the Principal Collateral that secures Principal Bonds of Holders that do not elect to participate in the 2010 Brady Bond Exchange Offer or in any Reopening Exchange Offer.”

(iii)	Delete the third sentence of Section 8.02(d) to the USD Collateral Pledge Agreement, and replace it with the following:

“Without limiting the foregoing, in determining the amount of any Principal Collateral or Interest Collateral to be released or transferred as provided herein, the Collateral Agent shall be entitled to rely on the information set forth in any Delivery Certificate, any Request for Release of Interest Collateral, any Request for Substitution of Interest Collateral, any Request for Substitution of Principal Collateral, any Request for Release of Principal Collateral, any Request for Liquidation of Principal Collateral, the Notice of Increased Series and Decreased Series and the Notice of Transfer, Delivery and Release of Collateral.”

(iv)	Add a new Exhibit B to the Collateral Pledge Agreement, listing the Authorized Officers of Wilmington Trust Company.

(v)	Add a new Schedule F-3 to the Collateral Pledge Agreement, which provides a form of “Request for Liquidation of Principal Collateral.”

C-2-3

ANNEX C-2

(B)           RESOLVES to authorize and direct the Collateral Agent, the Fiscal Agent and Argentina to concur in taking all steps considered by it in its sole discretion to be necessary, desirable or expedient to carry out and give effect to this Resolution, including, but not limited to, the Amendments referred to in clause (A) above.

This notice is issued on this ___ day of December, 2010 by the Fiscal Agent, acting upon the instruction of holders of more than 10% of the aggregate outstanding principal amount of the USD Discount Bonds pursuant to the terms and conditions of the USD Discount Bonds and the USD Fiscal Agency Agreement.

*           *           *

Background

The Republic is inviting the owners of Eligible Securities (as defined below) to submit offers to exchange Eligible Securities for a combination of new securities to be issued by the Republic and a cash payment, pursuant to an invitation announced on December 6, 2010 (the “Invitation”).  The Invitation explains the background and gives full details of, and invites holders of USD Discount Bonds to approve at the Bondholders’ Meeting, the proposed Amendments set out in the above Resolutions.  “Eligible Securities” are (i) the U.S. dollar Collateralized Fixed Rate Bonds due 2023 (USD Par Series L), (ii) the USD Discount Bonds, (iii) the Deutsche Mark Collateralized Fixed Rate Bonds due 2023 (DM Par Series), and (iv) the Deutsche Mark Collateralized Floating Rate Bonds due 2023 (DM Discount Series).  The Invitation is being extended to holders of Eligible Securities in the United States on the basis of a prospectus dated April 13, 2010 and a prospectus supplement dated December 3, 2010 (collectively, the “US Prospectus”) filed with the U.S. Securities and Exchange Commission (“SEC”) and to holders of Brady Bonds in Luxembourg. German and Italy on the basis of a separate prospectus dated December 3, 2010 (the “EU Prospectus” and, together with the US Prospectus, the “Prospectus”).

The expiration date for holders wishing to participate in the Invitation is 5:00 p.m., Central European time, on December 29, 2010, unless extended or earlier terminated by the Republic (such date and time, as the same may be extended, the “Expiration Date”).

Copies of the Prospectus, including the form of letters of transmittal, are available from the Information, Tabulation and Exchange Agent at its address and phone numbers set forth on the last page of this notice and on the Invitation Website specified below.

Documents available for inspection

Holders of USD Discount Bonds may, at any time during normal business hours on any weekday (not including Saturdays, Sundays and bank and other public holidays) prior to the Bondholders’ Meeting, obtain copies of the documents set out below at the offices of the Fiscal Agent or at the offices of Bondholder Communications Group, LLC (the “Information, Exchange and Tabulation Agent”), in each case as specified on the last page of this notice.

Documents available:

•	the terms and conditions of the USD Discount Bonds;

•	the USD Fiscal Agency Agreement; and

•	the USD Collateral Pledge Agreement.

General

Holders of USD Discount Bonds who wish to participate in the Invitation must follow the procedures for voting specified in the Prospectus.  Other holders of USD Discount Bonds who wish to vote, but who do not wish to participate in the Invitation, must do so in accordance with the procedural requirements set out in the USD Fiscal Agency Agreement and the terms and conditions of the USD Brady Bonds.  Holders of the USD Discount Bonds should note that they must allow sufficient time for compliance with the standard operating procedures of the clearing systems through which their USD Discount Bonds are held in order to ensure that their voting instructions are received.

C-2-4

ANNEX C-2

Neither the Information, Exchange and Tabulation Agent nor the Fiscal Agent expresses any view or make any recommendations as to the merits of the Resolutions or any view on whether the holders of USD Discount Bonds, whether individually or as a class, would be acting in their best interests in voting for or against the Resolutions, but the Fiscal Agent has authorized it to be stated that it has no objection to the Resolutions being put to the holders of the USD Discount Bonds for their consideration.  Neither the Information, Exchange and Tabulation Agent nor the Fiscal Agent has been involved in formulating or negotiating the Resolutions relating to the USD Discount Bonds, and no such party makes any representation with respect thereto. Accordingly, each of the Information, Exchange and Tabulation Agent and the Fiscal Agent recommends that holders of USD Discount Bonds who are unsure of the impact of the Invitation and the Resolutions should seek their own independent financial, legal and tax advice.

Participating in the Invitation

The Republic has designated Euroclear, Clearstream, Luxembourg, Clearstream Banking AG and Caja de Valores S.A. as “Principal Clearing Systems” for purposes of the Invitation.  If a holder of USD Discount Bonds wishes to tender USD Discount Bonds that are currently held through any other clearing system other than a Principal Clearing System, it must arrange to either (i) transfer the USD Discount Bonds to one of the Principal Clearing Systems or (ii) have such other clearing system submit a tender on its behalf through a Principal Clearing System (assuming such other clearing system is capable of doing so).  This process will take additional time.

Voting Procedures

The relevant provisions governing the convening and holding of the Bondholders’ Meeting are set out in paragraph 12 of the terms and conditions of the USD Discount Bonds and in Section 12 of the USD Fiscal Agency Agreement, copies of which are available for inspection as described above.

Holders of USD Discount Bonds in Electronic or Book-Entry Format.  Holders of USD Discount Bonds who have submitted an electronic acceptance notice through a direct participant in a Principal Clearing System to exchange their USD Discount Bonds (“Electronic Acceptance Notice”) need take no further action in relation to voting on the Resolutions at the Bondholders’ Meeting.  Each Electronic Acceptance Notice will evidence your consent to the Amendments.  All Electronic Acceptance Notices must be received at or before the Expiration Date or, if applicable, before any earlier deadlines set by the relevant Principal Clearing System (unless the Invitation is terminated earlier).  By submitting an Electronic Acceptance Notice, holders of USD Discount Bonds will be deemed to have instructed the holder of record of their USD Discount Bonds to irrevocably appoint  the Information, Exchange and Tabulation Agent as proxy to attend and vote in favor of the Resolutions and to vote in favor of the appointment of Ted Bloch, Pía Gowland or any other person nominated by the Information, Exchange and Tabulation Agent in its own discretion as chairman of the Bondholders’ Meeting (or any adjournments thereof).

A holder will, on submitting an Electronic Acceptance Notice, agree that its USD Discount Bonds will be blocked in the relevant account in the relevant Principal Clearing System from the date the relevant Electronic Acceptance Notice is submitted until the earlier of (i) completion of the Invitation and (ii) the date of any termination of the Invitation or the date on which the tender is validly withdrawn in accordance with the limited circumstances described in the Invitation.

Each holder of USD Discount Bonds or such holder’s proxy is entitled to one vote for each U.S.$ 1,000 principal amount of USD Discount Bonds held or represented by it (it being understood that any holder of USD Discount Bonds entitled to more than one vote shall not be required to cast all of such votes in the same manner).

Holders of USD Discount Bonds in Physical Form.  A holder of any USD Discount Bonds held in physical form wishing to participate in the Invitation must submit, or arrange to have submitted on its behalf, a duly completed letter of transmittal to the Information, Exchange and Tabulation Agent (forms of which can be obtained from such agent by contacting it at the address indicated below) by 5:00 P.M. (Central European Time), which is 11:00 A.M. (New York City time), on the Expiration Date, and must deliver, or arrange to have delivered on its behalf, the original certificates representing such USD Discount Bonds to the Fiscal Agent at the address below by 5:00 P.M. (Central European Time), which is 11:00 A.M. (New York City time), on the Expiration Date.

C-2-5

ANNEX C-2

The following provisions apply only to holders of USD Discount Bonds (i) who have not submitted or arranged for the submission of an Electronic Acceptance Notice to the relevant Principal Clearing System in accordance with the terms of the Invitation, and (ii) who hold such USD Discount Bonds in physical form and have not submitted, or arranged to have submitted on their behalf, a duly completed letter of transmittal to the Information, Exchange and Tabulation Agent and have not delivered, or arranged to have delivered on their behalf, the original certificates representing such USD Discount Bonds.

If a holder of USD Discount Bonds wishes to vote on the Resolutions without participating in the Invitation:

1.           a holder of USD Discount Bonds in physical form may, by executing a form of proxy in the English language and filing such proxy, together with evidence satisfactory to the Fiscal Agent of its ownership of such USD Discount Bonds with the Fiscal Agent not less than two New York business days before the Bondholders’ Meeting, appoint any person as proxy to act on his or its behalf in connection with the Bondholders’ Meeting (or any adjourned such meeting).  A proxy so appointed shall so long as such appointment remains in full force be deemed, for all purposes in connection with the Bondholders’ Meeting in respect of the USD Discount Bonds, to be the holder of USD Discount Bonds to which such appointment relates, and the holder of USD Discount Bonds shall be deemed for such purposes not to be the holder.

2.           a holder of USD Discount Bonds in electronic or book-entry form should contact the clearing system through which it holds its USD Discount Bonds.

3.           a holder of USD Discount Bonds held by a custodian, such as a broker, dealer, commercial bank, trust company or other nominee, should contact such custodian and instruct it to vote in respect of its USD Discount Bonds on its behalf pursuant to the procedures of that custodian.

Holders of USD Discount Bonds who decide to attend the Bondholders’ Meeting and to vote in person on the Resolutions will not be able to submit an Electronic Acceptance Notice (or in the case of USD Discount Bonds in physical form, to submit a proxy and letter of transmittal) and, therefore, will not be able to participate in the Invitation and to tender their USD Discount Bonds for new securities and a cash payment pursuant to the Invitation.

Quorum and Adjournment

In accordance with the terms and conditions of the USD Discount Bonds, at the initial Bondholders’ Meeting, the quorum for the of USD Discount Bonds will be persons entitled to vote a majority in aggregate principal amount of the USD Discount Bonds at the time outstanding.  USD Discount Bonds in which Argentina has any interest will not be entitled to vote.

No business may be transacted in the absence of a quorum unless the requisite quorum is present when the meeting is called to order.

If a quorum is not present within half an hour from the time scheduled for the Bondholders’ Meeting, the Bondholders’ Meeting will be adjourned for a period of not less than 10 days, as may be decided by the chairman of the Bondholders’ Meeting.  At the reconvening of any Bondholders’ Meeting adjourned for lack of quorum, the quorum will be any one or more persons (not including USD Discount Bonds in which Argentina has any interest) holding USD Discount Bonds of that series or proxies representing in the aggregate at least 25% of the outstanding principal amount of such USD Discount Bonds, and such Bondholders’ Meeting will have the power to adopt any resolution and to decide upon all matters which could properly have been dealt with at the initial Bondholders’ Meeting.

C-2-6

ANNEX C-2

Voting Requirements

The vote upon any resolution submitted to the Bondholders’ Meeting shall be by written ballot on which shall be subscribed the signatures of the holders of USD Discount Bonds or proxies and on which shall be inscribed the serial number or numbers of the USD Discount Bonds held by such holders of USD Discount Bonds, if applicable.

Without prejudice to the obligations of the proxies, any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

Resolutions

Pursuant to the terms and conditions of the USD Collateral Pledge Agreement, the USD Discount Bonds and the USD Fiscal Agency Agreement, at the Bondholders’ Meeting or an adjourned meeting duly convened and at which a quorum is present as described above, the Resolutions will be effectively passed if passed by holders of USD Discount Bonds or their proxies entitled to vote the lesser of (a) a majority in principal amount of the USD Discount Bonds then outstanding and (b) 75% in aggregate principal amount of the USD Discount Bonds represented and voting at the meeting.

If passed, the Resolutions shall be binding on all the holders of USD Discount Bonds, whether or not present or represented at the Bondholders’ Meeting and whether or not entitled to vote at such meeting.

Bondholders’ Meeting Procedures

The Fiscal Agent shall appoint the Information, Exchange and Tabulation Agent as temporary chairman of the Bondholders’ Meeting.  In its role as temporary chairman or chairman, as applicable, the Information, Exchange and Tabulation Agent will be in charge of all matters relating to the conduct of the Bondholders’ Meeting.  Accordingly, the Fiscal Agent’s role in the conduct of the Bondholders’ Meeting will be limited solely to appointing the Information, Exchange and Tabulation Agent as temporary chairman and sending notice of the Bondholders’ Meeting to holders of the USD Discount Bonds (including by publication in accordance with the notice provisions contained in the USD Discount Bonds and by mail at the last address of the holders of USD Discounts Bonds appearing in the register of such bonds, as provided in the Fiscal Agency Agreement).

Condition to Effectiveness of Amendments

Notwithstanding a favorable vote on the Resolutions, the Amendments will not become effective until such time as no court order prevents the Republic, the collateral agent or the Fiscal Agent from consenting to the Amendments.

C-2-7

ANNEX C-2

Contact Information

INFORMATION, EXCHANGE AND TABULATION AGENT
Bondholder Communications Group
Attn: Roberta Alvarez
E-mail: ralvarez@bondcom.com
Invitation Website: http://www.bondcom.com/argentina

In New York:
30 Broad St., 46th Floor
New York, NY 10004
Tel: +1 212 809 2663
Fax: +1 212 437 9827

In London:
28 Throgmorton
London EC2N 2AN
Tel: +44 (0)20 7382 4580
Fax: +44 (0)20 7067 9329

In Germany:
Tel: 0800 180 2501
Fax: 0800 180 2501

In Italy:
Tel: 0800 180 2501
Fax: 0800 180 2501

FISCAL AGENT UNDER THE USD DISCOUNT BONDS
CITIBANK, N.A.

Citibank, N.A.
111 Wall Street, 15th Floor
Agency and Trust Transfer Unit
New York, NY 10043, U.S.A.
Inside the U.S. call (800) 422-2066
Outside the U.S. call +1 212 657-2506

Address for delivery of physical certificates representing USD Discount Bonds:

Citibank, N.A.
111 Wall Street, 15th Floor
Agency and Trust Transfer Unit
New York, NY 10043, U.S.A.
Inside the U.S. call (800) 422-2066
Outside the U.S. call +1 212 657-2506

Address for delivery of proxies:
Citibank, N.A. 388 Greenwich Street 14th Floor New York, NY 10013, U.S.A. Attn: Agency and Trust/ Republic of Argentina Exchange Tel: + 1 212 816 5614 Fax: +1 212 816 5527

C-2-8

ANNEX C-3

FORM OF NOTICE OF BONDHOLDERS’ MEETINGS OF DM PAR BONDS

DM 284,480,000 Collateralized Fixed Rate Bonds 1993/2023, DM Par Series
(ISIN: DE0004103007, WKN 410 300)
(hereinafter referred to as the “Bonds”)

issued by the Republic of Argentina

The Republic of Argentina

represented by the
Ministry of Economy and Public Finance (Ministerio de Economía y Finanzas Públicas)
Hipólito Yrigoyen 250
1310 Buenos Aires
Argentina

(hereinafter referred to as the “Republic”)

invites the holders of the Bonds (hereinafter referred to as the “Bondholders”) to a bondholders’ meeting
(Gläubigerversammlung, hereinafter referred to as the “Bondholders’ Meeting”)

on January 10, 2011, at 10 a.m. CET

at Japan Center, Conference Center, Room Tokyo,
Taunustor 2,
60311 Frankfurt am Main
Germany.

A.           Reasons for the Bondholders’ Meeting

The Republic issued the Bonds as part of the so-called “Brady Plan” in 1993 in connection with the exchange of certain external debt.  To secure the payment of the principal amount of the Bonds, the Republic purchased from Kreditanstalt für Wiederaufbau (hereinafter referred to as “KfW”) zero coupon bonds due 2023 (hereinafter referred to as the “Collateral”) and transferred such bonds for security purposes to the Federal Reserve Bank of New York, acting as collateral agent for the ratable benefit of the Bondholders pursuant to a collateral pledge agreement, dated as of April 7, 1993 (hereinafter referred to as the “Collateral Pledge Agreement”).

In 2005, the Republic made an offer to the holders of the Bonds at that time to exchange their Bonds into (i) the cash proceeds generated by the repurchase by KfW of the collateral securing the Bonds tendered in such offer and (ii) certain new securities issued by the Republic.  In the course of the settlement of such exchange offer, the tendered Bonds were cancelled and, consequently, the outstanding amount of the Bonds was reduced.

On the date of this invitation, Bonds with an aggregate principal amount of DEM 90,785,000 (EUR 46,417,633.43) continue to be outstanding.

The Republic invited (hereinafter referred to as the “Invitation”) the Bondholders to tender their Bonds in exchange for new securities and a cash payment pursuant to the prospectus, dated December 3, 2010, which can be accessed through the Internet address http://www.bondcom.com/argentina.  Similar to the exchange

C-3-1

ANNEX C-3

offer in 2005, and subject to certain conditions, participating Bondholders whose tenders are accepted by Argentina will receive (i) their pro rata share of the cash proceeds resulting from the repurchase by KfW of the Collateral securing the Bonds tendered in the Invitation and (ii) certain new securities issued by, and a cash payment to be made by, the Republic.

The Bondholders’ Meeting is conducted in connection with the Invitation to resolve upon and authorize amendments to the terms and conditions of the Bonds (hereinafter referred to as the “Terms and Conditions”) and certain provisions of the DMK Discount Bond and Par Bond Fiscal Agency Agreement dated as of April 7, 1993, among Argentina, Citibank, N.A., as Fiscal Agent and Calculation Agent and Citigroup Global Markets Deutschland AG (formerly Citibank Aktiengesellschaft), as Principal Paying Agent (the “Fiscal Agency Agreement”) and the Collateral Pledge Agreement.  The proposed amendments are necessary to consummate the Invitation.

The Bondholder Act, which became effective on August 5, 2009, provides for a legal framework for bondholder meetings for bonds governed by German law.  The Republic consents to the application of the Bondholder Act pursuant to § 24 of the Bondholder Act and intends to conduct the Bondholders’ Meeting in accordance with the provisions of the Bondholder Act honoring, to the extent legally permissible, also the provisions relating to bondholders’ meetings already included in the Terms and Conditions and the Fiscal Agency Agreement.

Bondholders should be aware that the portion of the Collateral corresponding to Bonds that are not tendered in the Invitation will not be repurchased by KfW, but will be retained by the Collateral Agent and will continue to serve as collateral for the Bonds not tendered in the Invitation.

B.           Agenda:

Opening of the Bondholders’ Meeting by the chairman.

Assessment if quorum is present as required by the Bondholder Act.  Chairman will maintain a record of present voting rights (§ 15(2) Bondholder Act).

ITEM I.	Resolution on the application of the Bondholder Act

The Republic proposes to the Bondholders to resolve as follows:

“The DM 284,480,000 Collateralized Fixed Rate Bonds 1993/2023, DM Par Series (ISIN: DE0004103007, WKN 410 300) shall be subject to the German Bondholder Act (Gesetz über Schuldverschreibungen aus Gesamtemissionen vom 31. Juli 2009).

If and to the extent the Fiscal Agent, in connection with its duties under the Terms and Conditions and the Fiscal Agency Agreement, takes actions that can only be validly taken by a joint representative (Gemeinsamer Vertreter), the Bondholders hereby appoint it as joint representative with the necessary powers and authorization.”

Therefore, the first sentence of Section 11(a) Bondholder Meetings.  Modifications and Amendments of the Terms and Conditions shall be deleted and replaced as follows:

“(a)
The Bondholders may agree to modifications and amendments to the Collateral Pledge Agreement and any changes consequential thereto in the Fiscal Agency Agreement and these Terms and Conditions requiring Bondholder consent by majority vote pursuant to the provisions of the German Bondholder Act (Gesetz über Schuldverschreibungen aus Gesamtemissionen-”SchVG”) (§ 5 para. 1 sentence 1 of the SchVG and § 22 of the SchVG) and as further specified below in Subsections (b) through (f).  Majority resolutions will be adopted in a Bondholders’ meeting.”

C-3-2

For the ease of reference only, the following illustrates the intended amendments to Section 11(a) by showing the current wording in the left column and the new wording on the right column:
Current Wording	New Wording

(a)           Subject to Subsection (e) below, modifications and amendments to the Collateral Pledge Agreement and any changes consequential thereto in the Fiscal Agency Agreement and these Terms and Conditions requiring Bondholder consent may be made with the consent of Argentina and the holders of at least a majority in aggregate principal amount of the Bonds at the time outstanding, or of such lesser portion determined as provided in Subsection (c) below as may act at a meeting of Bondholders held in accordance with the provisions of the Fiscal Agency Agreement referred to in Subsection (d) below. Consent of the Bondholders may only be obtained in a meeting of Bondholders convened and held pursuant to Subsections (b) and (f).
[…]

(a)           The Bondholders may agree to modifications and amendments to the Collateral Pledge Agreement and any changes consequential thereto in the Fiscal Agency Agreement and these Terms and Conditions requiring Bondholder consent by majority vote pursuant to the provisions of the German Bondholder Act (Gesetz über Schuldverschreibungen aus Gesamtemissionen-”SchVG”) (section 5 para. 1 sentence 1 of the SchVG) and as further specified below in Subsections (b) through (f).  Majority resolutions will be adopted in a Bondholders’ meeting.
[…]

ITEM II	Resolution on further amendments to the Terms and Conditions

The Republic proposes to resolve to amend the Terms and Conditions of the Bonds in Section 11 (Bondholder Meetings.  Modifications and Amendments) as follows:

1)	The first, second, third and fourth sentences of Section 11(b) shall be replaced by the following wording:

(b)
“Upon not less than 15 days’ prior notice to the Fiscal Agent, Argentina at any time may, and upon a request in writing indicating the agenda and the resolutions to be taken made by Bondholders holding not less than 5% of the aggregate outstanding principal amount of the Bonds the Fiscal Agent shall, convene a meeting of Bondholders.  Any such request in writing by Bondholders shall be delivered to the Principal Paying Agent for transmission to the Fiscal Agent.  Any modifications or amendments within the scope of the limitations set forth in Subsection (a) consented to or approved at a meeting of Bondholders will be conclusive and binding on all Bondholders whether or not they have given consent or were present at such meeting, and on all future Bondholders.  Any written statement given by or on behalf of any Bondholder in connection with any consent to any such modification or amendment will be irrevocable once given and will be conclusive and binding on all subsequent holders of such Bond.”

2)
In Section 11(c) the words in the third sentence “for a period of not less than 10 days”, and the words in the fifth sentence “the lesser of (i) a majority in aggregate principal amount of Bonds then outstanding or (ii)” shall be deleted, and the words “at least” shall be added before the words in the fifth sentence “75% in aggregate principal amount of the Bonds represented and voting at the meeting”.

3)	In Section 11(d) the words “(and are attached to the Global Bearer Bond)” shall be added at the end of the second sentence.

4)	Section 11(e) shall be deleted in its entirety and be replaced by the words “[intentionally left blank]”.

C-3-3

ANNEX C-3

The resolutions proposed to be passed pursuant to ITEM II shall only become effective if the resolution pursuant to ITEM I has been validly passed with the consent of at least 75% in aggregate principal amount of the Bonds represented and voting at the meeting.

For the ease of reference only, the following illustrates the intended amendments to paragraphs (b), (c), (f), (g) and (i) of Section 11 by showing the current wording in the left column and the new wording on the right column:

Current Wording	New Wording
(b) (Subject to Subsection (e) below), upon not less than 15 days’ prior notice to the Fiscal Agent, Argentina at any time may, and upon a request in writing indicating the agenda and the resolutions to be taken made by Bondholders holding not less than 10% of the aggregate outstanding principal amount of the Bonds the Fiscal Agent shall, convene a meeting of Bondholders. Any such request in writing by Bondholders shall be delivered to the Principal Paying Agent for transmission to the Fiscal Agent. Any modifications or amendments within the scope of the limitations set forth in Subsection (a) consented to or approved at a meeting of Bondholders will be conclusive and binding on all Bondholders whether or not they have given consent or were present at such meeting, and on all future Bondholders whether or not notation of such modifications or amendments is made upon the Bonds. Any written statement given by or on behalf of any Bondholder in connection with any consent to any such modification or amendment will be irrevocable once given and will be conclusive and binding on all subsequent holders of such Bond.

(b) Upon not less than 15 days’ prior notice to the Fiscal Agent, Argentina at any time may, and upon a request in writing indicating the agenda and the resolutions to be taken made by Bondholders holding not less than 5% of the aggregate outstanding principal amount of the Bonds the Fiscal Agent shall, convene a meeting of Bondholders. Any such request in writing by Bondholders shall be delivered to the Principal Paying Agent for transmission to the Fiscal Agent. Any modifications or amendments within the scope of the limitations set forth in Subsection (a) consented to or approved at a meeting of Bondholders will be conclusive and binding on all Bondholders whether or not they have given consent or were present at such meeting, and on all future Bondholders. Any written statement given by or on behalf of any Bondholder in connection with any consent to any such modification or amendment will be irrevocable once given and will be conclusive and binding on all subsequent holders of such Bond.

(c) The calling of the meeting of Bondholders shall occur by at least one notice pursuant to Section 12, which shall take place not less than 30 days and not more than 45 days before the date fixed for the meeting. At a meeting of the Bondholders called for the above purposes, persons entitled to vote a majority in aggregate principal amount of the Bonds at the time outstanding shall constitute a quorum, it being understood that any Bondholder entitled to represent more than one Bond shall not be required to cast all such votes for all Bonds represented by him in the same manner. In the absence of a quorum at any such meeting, the meeting may be adjourned for a period of not less than 10 days. At the reconvening of any meeting adjourned for lack of a quorum, the persons entitled to vote 25% in aggregate principal amount of the Bonds at the time outstanding shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. At a meeting or an adjourned meeting duly convened and at which a quorum is present as aforesaid, any resolution to modify or amend, or to waive compliance with, any of the covenants or conditions referred to above shall be effectively passed if passed by the persons entitled to vote the lesser of (i) a majority in aggregate principal amount of Bonds then outstanding or (ii) 75% in aggregate principal amount of the Bonds represented and voting at the meeting.

(c) The calling of the meeting of Bondholders shall occur by at least one notice pursuant to Section 12, which shall take place not less than 30 days and not more than 45 days before the date fixed for the meeting. At a meeting of the Bondholders called for the above purposes, persons entitled to vote a majority in aggregate principal amount of the Bonds at the time outstanding shall constitute a quorum, it being understood that any Bondholder entitled to represent more than one Bond shall not be required to cast all such votes for all Bonds represented by him in the same manner. In the absence of a quorum at any such meeting, the meeting may be adjourned. At the reconvening of any meeting adjourned for lack of a quorum, the persons entitled to vote 25% in aggregate principal amount of the Bonds at the time outstanding shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. At a meeting or an adjourned meeting duly convened and at which a quorum is present as aforesaid, any resolution to modify or amend, or to waive compliance with, any of the covenants or conditions referred to above shall be effectively passed if passed by the persons entitled to vote at least 75% in aggregate principal amount of the Bonds represented and voting at the meeting.

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(d) The Fiscal Agency Agreement contains further provisions regarding the convening and holding of a meeting of Bondholders, in particular concerning the giving of notice of the meeting (Section 12(b)), the requirement of a quorum (Section 12(c)), the submission of evidence of the holding of Bonds and the requirements for and the manner of the casting of votes in the meeting (Section 12(e)), the conduct of the meeting (Section 12(f)), the keeping of records (Section 12(g)) and the right of the Fiscal Agent to make further reasonable regulations it may deem advisable for a meeting of Bondholders (Section 12(i)). The provisions with regard to the calling and holding of a meeting of Bondholders are incorporated herein by reference and constitute part of these Terms and Conditions.

(d) The Fiscal Agency Agreement contains further provisions regarding the convening and holding of a meeting of Bondholders, in particular concerning the giving of notice of the meeting (Section 12(b)), the requirement of a quorum (Section 12(c)), the submission of evidence of the holding of Bonds and the requirements for and the manner of the casting of votes in the meeting (Section 12(e)), the conduct of the meeting (Section 12(f)), the keeping of records (Section 12(g)) and the right of the Fiscal Agent to make further reasonable regulations it may deem advisable for a meeting of Bondholders (Section 12(i)). The provisions with regard to the calling and holding of a meeting of Bondholders are incorporated herein by reference and constitute part of these Terms and Conditions (and are attached to the Global Bearer Bond).

(e) A meeting of Bondholders concerning any matter relating to or arising out of the Collateral may only be convened if after the date hereof a change of the law of the Federal Republic of Germany, or the interpretation thereof, has occurred permitting meetings of Bondholders. The convening of any such meeting is subject to prior receipt by Argentina and the Fiscal Agent of a legal opinion in writing by legal counsel of recognized standing in the Federal Republic of Germany which opinion shall confirm (to the satisfaction of Argentina and the Fiscal Agent) that under German law with regard to the proposed agenda for the meeting of Bondholders, such meeting may be convened in a legally valid manner and any resolutions passed by such meeting will be valid and binding on Argentina and the Bondholders in accordance with and as contemplated by Subsection (a) through (c). In the event that pursuant to the opinion of such legal counsel a meeting of Bondholders may not be convened or held in accordance with the provisions set forth in Subsection (a) through (c), the opinion shall state to what extent it will be required to deviate from such provisions so as to validly convene and hold a meeting of Bondholders authorized to pass resolutions valid and binding on Argentina and the Bondholders and shall confirm that any such deviations will not affect the protection afforded by such provisions to Argentina, the Fiscal Agent and the Bondholders. For this event, the Fiscal Agency Agreement provides that the calling and holding of the meeting of Bondholders shall be consistent with the deviations described in the legal opinion.
(e) [intentionally left blank]

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ITEM III	Resolution to amend the Fiscal Agency Agreement, which, pursuant to 11(d) of the Terms and Conditions, shall be deemed part of the Terms and Conditions, as well as the Collateral Pledge Agreement:

1)	The Republic proposes to resolve to amend the Fiscal Agency Agreement in Section 12 (MEETING OF BONDHOLDERS) as follows:

a)	Section 12(a) in its entirety shall be replaced by the following wording:

“(a) Sections 12(b) through 12(h) shall be read together with, and shall supplement, the provisions in Section 11 of the Conditions.”

b)	In Section 12(b) the first and second sentence shall be revised to read as follows:

“Upon not less than 15 days’ prior notice to the Fiscal Agent, Argentina may at any time call a meeting of the DMK Bondholders of a Series of DMK Bonds pursuant to the notice provisions of this Section 12, such meeting to be held at such time and at such place as Argentina shall determine, for any purpose referred to in the DMK Global Bearer Bonds for such Series.  Upon a request in writing to the Fiscal Agent made by holders of not less than 5% of the aggregate outstanding principal amount of the DMK Bonds of a Series, the Fiscal Agent shall convene a meeting of DMK Bondholders of such Series of DMK Bonds.”

c)
In Section 12(c) the words in the third sentence “for a period of not less than 10 days as determined by the chairman of the meeting appointed pursuant to Section 12(f) or as specified in the initial notice of meeting referred to in Section 12(a)” shall be deleted, and, in the fourth sentence, the word “five” shall be replaced by “14”.

d)	In Section 12(f) the words in the first sentence “for such meeting” shall be deleted and, in the third sentence, the number “25” shall be replaced by “50”.

e)	At the end of Section 12(g) the following sentence shall be added:

“For the avoidance of doubt, the procedural rules in this Section 12 shall apply in addition to any procedural requirements under applicable mandatory laws.”

f)	Section 12(i) shall be deleted in its entirety and be replaced by the words “[intentionally left blank]”.

g)	The Bondholders hereby consent to the entry into an amendment agreement to the Fiscal Agency Agreement by the parties thereto reflecting the above amendments.

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ANNEX C-3

For the ease of reference only, the following illustrates the intended amendments to paragraphs (a), (b), (c), (f), (g) and (i) of Section 12 by showing the current wording in the left column and the new wording on the right column:

Current Wording	New Wording
(a) A meeting of DMK Bondholders of any Series of DMK Bonds concerning any matter relating to or arising out of the Principal Collateral or Interest Collateral (each as defined in the Collateral Pledge Agreement) may only be convened if after the date hereof a change in the law of the Federal Republic of Germany, or in the interpretation thereof, has occurred permitting bondholders’ meetings, and the convening of any such meeting by Argentina or the DMK Bondholders is subject to prior receipt by Argentina and the Fiscal Agent of a legal opinion in writing by legal counsel of recognized standing in the Federal Republic of Germany which opinion shall confirm (to the satisfaction of Argentina and the Fiscal Agent) that with regard to the proposed agenda for the meeting of DMK Bondholders, such meeting may be convened in a legally valid manner and any resolutions passed by such meeting will be valid and binding on Argentina and the DMK Bondholders in accordance with and as contemplated by Paragraph 11 of the DMK Global Bearer Bonds representing the DMK Bonds and this Section 12. In the event that Argentina and the Fiscal Agent receive such opinion, the provisions of Sections 12(b) through 12(h) shall apply in full.

(a) Sections 12(b) through 12(h) shall be read together with, and shall supplement, the provisions in Section 11 of the Conditions.
(b) Subject to the provisions of Section 12(a) upon not less than 15 days’ prior notice to the Fiscal Agent, Argentina may at any time call a meeting of the DMK Bondholders of a Series of DMK Bonds pursuant to the notice provisions of this Section 12, such meeting to be held at such time and at such place as Argentina shall determine, for any purpose referred to in the DMK Global Bearer Bonds for such Series. Upon a request in writing to the Fiscal Agent made by holders of not less than 10% of the aggregate outstanding principal amount of the DMK Bonds of a Series, the Fiscal Agent shall convene a meeting of DMK Bondholders of such Series of DMK Bonds. Any such meeting shall be held at such time and at such place as the Fiscal Agent shall determine. Notice of any meeting of DMK Bondholders of a Series of DMK Bonds, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given by the Fiscal Agent on behalf of the DMK Bondholders of such Series of DMK Bonds, to the DMK Bondholders of such Series of DMK Bonds at least once by publication in accordance with the notice provisions contained in the DMK Global Bearer Bonds for such Series, such notice to be given not less than 30 nor more than 45 days before the date fixed for the meeting. Such notice of the call of a meeting of DMK Bondholders of a Series of DMK Bonds shall be published. To be entitled to vote at any meeting of DMK Bondholders of such Series of DMK Bonds, or to take any other action as a DMK Bondholder of such Series of DMK Bonds, a person must be (i) a holder of one or more DMK Bonds of such Series, to whom a Voting Certificate has been issued or (ii) a person appointed in a Block Voting Instruction or otherwise as proxy by the holder of a one or more DMK Bonds of such Series. The only persons who shall be entitled to be present or to speak at any meeting of DMK Bondholders of such Series shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Fiscal Agent, the Principal Paying Agent and the Collateral Agent and their respective counsel and, in the case of any meeting called by Argentina (or to which Argentina is otherwise invited), representatives of Argentina and its counsel.

(b) Upon not less than 15 days’ prior notice to the Fiscal Agent, Argentina may at any time call a meeting of the DMK Bondholders of a Series of DMK Bonds pursuant to the notice provisions of this Section 12, such meeting to be held at such time and at such place as Argentina shall determine, for any purpose referred to in the DMK Global Bearer Bonds for such Series. Upon a request in writing to the Fiscal Agent made by holders of not less than 5% of the aggregate outstanding principal amount of the DMK Bonds of a Series, the Fiscal Agent shall convene a meeting of DMK Bondholders of such Series of DMK Bonds. Any such meeting shall be held at such time and at such place as the Fiscal Agent shall determine. Notice of any meeting of DMK Bondholders of a Series of DMK Bonds, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given by the Fiscal Agent on behalf of the DMK Bondholders of such Series of DMK Bonds, to the DMK Bondholders of such Series of DMK Bonds at least once by publication in accordance with the notice provisions contained in the DMK Global Bearer Bonds for such Series, such notice to be given not less than 30 nor more than 45 days before the date fixed for the meeting. Such notice of the call of a meeting of DMK Bondholders of a Series of DMK Bonds shall be published. To be entitled to vote at any meeting of DMK Bondholders of such Series of DMK Bonds, or to take any other action as a DMK Bondholder of such Series of DMK Bonds, a person must be (i) a holder of one or more DMK Bonds of such Series, to whom a Voting Certificate has been issued or (ii) a person appointed in a Block Voting Instruction or otherwise as proxy by the holder of a one or more DMK Bonds of such Series. The only persons who shall be entitled to be present or to speak at any meeting of DMK Bondholders of such Series shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Fiscal Agent, the Principal Paying Agent and the Collateral Agent and their respective counsel and, in the case of any meeting called by Argentina (or to which Argentina is otherwise invited), representatives of Argentina and its counsel.

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(c) The quorum requirements at any meeting of the DMK Bondholders of a Series of DMK Bonds are set forth in the DMK Bonds for such Series. No business shall be transacted in the absence of a quorum, unless a quorum is present when the meeting is called to order. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall be adjourned for a period of not less than 10 days as determined by the chairman of the meeting appointed pursuant to Section 12(f) or as specified in the initial notice of meeting referred to in Section 12(a). Notice of the reconvening of any meeting adjourned for lack of a quorum shall be given as provided above not less than five days before the date on which the meeting is scheduled to be reconvened.  Notice of the reconvening of such an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the outstanding DMK Bonds of such Series, which shall constitute a quorum.

(c) The quorum requirements at any meeting of the DMK Bondholders of a Series of DMK Bonds are set forth in the DMK Bonds for such Series. No business shall be transacted in the absence of a quorum, unless a quorum is present when the meeting is called to order. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall be adjourned. Notice of the reconvening of any meeting adjourned for lack of a quorum shall be given as provided above not less than 14 days before the date on which the meeting is scheduled to be reconvened.  Notice of the reconvening of such an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the outstanding DMK Bonds of such Series, which shall constitute a quorum.

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(f) In the case of a meeting called by Argentina, Argentina shall appoint a chairman for such meeting and such chairman shall appoint a secretary for such meeting. In the case of a meeting called by the DMK Bondholders of a Series of DMK Bonds, the Fiscal Agent shall appoint a temporary chairman for such meeting. A permanent chairman of the meeting shall be elected by the vote of the of DMK Bondholders holding at least 25% of the aggregate outstanding principal amount of the DMK Bonds of such Series represented at the meeting. Such permanent chairman shall appoint a secretary for such meeting. At any meeting of DMK Bondholders, each holder of DMK Bonds or proxy shall be entitled to one vote for each DM 5,000 in nominal amount of DMK Bonds held or represented by it (it being understood that any DMK Bondholder entitled to more than one vote shall not be required to cast all of such votes in the same manner); provided that no vote shall be cast or counted at any meeting in respect of any DMK Bond challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote except as a holder of a DMK Bond or proxy. Any meeting of DMK Bondholders duly called at which a quorum is present may be adjourned from time to time to such time and place as shall be specified, and the meeting may be held as so adjourned without further notice.

(f) In the case of a meeting called by Argentina, Argentina shall appoint a chairman for such meeting and such chairman shall appoint a secretary. In the case of a meeting called by the DMK Bondholders of a Series of DMK Bonds, the Fiscal Agent shall appoint a temporary chairman for such meeting. A permanent chairman of the meeting shall be elected by the vote of the of DMK Bondholders holding at least 50% of the aggregate outstanding principal amount of the DMK Bonds of such Series represented at the meeting. Such permanent chairman shall appoint a secretary for such meeting. At any meeting of DMK Bondholders, each holder of DMK Bonds or proxy shall be entitled to one vote for each DM 5,000 in nominal amount of DMK Bonds held or represented by it (it being understood that any DMK Bondholder entitled to more than one vote shall not be required to cast all of such votes in the same manner); provided that no vote shall be cast or counted at any meeting in respect of any DMK Bond challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote except as a holder of a DMK Bond or proxy. Any meeting of DMK Bondholders duly called at which a quorum is present may be adjourned from time to time to such time and place as shall be specified, and the meeting may be held as so adjourned without further notice.

(g) The vote upon any resolution submitted to any meeting of DMK Bondholders shall be by written ballot on which shall be subscribed the signatures of such DMK Bondholders or proxies and the aggregate principal amount of DMK Bonds held or represented by such DMK Bondholders. The chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of DMK Bondholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided above. The record shall be signed and verified by the chairman and secretary of the meeting and one of the duplicates shall be delivered to Argentina and the other to the Fiscal Agent to be preserved by the Fiscal Agent, the latter to have attached thereto the ballots voted a the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

(g) The vote upon any resolution submitted to any meeting of DMK Bondholders shall be by written ballot on which shall be subscribed the signatures of such DMK Bondholders or proxies and the aggregate principal amount of DMK Bonds held or represented by such DMK Bondholders. The chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of DMK Bondholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided above. The record shall be signed and verified by the chairman and secretary of the meeting and one of the duplicates shall be delivered to Argentina and the other to the Fiscal Agent to be preserved by the Fiscal Agent, the latter to have attached thereto the ballots voted a the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.  For the avoidance of doubt, the procedural rules in this Section 12 shall apply in addition to any procedural requirements under applicable mandatory laws.

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(i) In the event that, pursuant to the opinion of legal counsel delivered pursuant to Section 12(a), a meeting of DMK Bondholders concerning any matter relating to or arising out of the Principal Collateral or Interest Collateral may not be convened or held in accordance with the provisions set forth in Paragraph 11 of the Conditions of the DMK Bonds and Section 12(b) through 12(h), the opinion shall state to what extent it will be required to deviate from such provisions so as to validly convene and hold a meeting of DMK Bondholders authorized to pass resolutions valid and binding on Argentina and the DMK Bondholders and shall confirm that any such deviations will not affect the protection afforded by such provisions to Argentina, the Fiscal Agent, the Principal Paying Agent and the DMK Bondholders and the provisions of the DMK Bonds and of Section 12 shall be deemed modified accordingly.
(i) [intentionally left blank]

2)	The Republic proposes to resolve to amend the Collateral Pledge Agreement, as follows:

a)	SECTION 1.01 is amended by adding the following definitions:

“Authorized Officer” means, (i) with respect to Wilmington Trust FSB, any of the officers of Wilmington Trust FSB listed in Exhibit B, as such list may be modified from time to time by written notice from Wilmington Trust FSB to the Collateral Agent signed by an Authorized Officer, and (ii) with respect to any other Custodian, any officer of such Custodian to be listed in a schedule to the agreement governing its role in any Reopening Exchange Offer, as such list may be modified from time to time by written notice from such Custodian to the Collateral Agent signed by an Authorized Officer.

“Cash Proceeds” has the meaning specified in Section 6.01(b).

“Custodian” means (i) with respect to the 2010 Brady Bond Exchange Offer, Wilmington Trust FSB, or any successor thereto or (ii) with respect to any Reopening Exchange Offer, any custodian appointed in connection therewith, or any successor thereto.

“KfW” means Kreditanstalt für Wiederaufbau, a corporation under German public law domiciled in Frankfurt am Main, Germany.

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ANNEX C-3

“Liquidable Securities” has the meaning specified in Section 6.01(b).

“Principal Amount Tendered” means, with respect to each Series of Principal Bonds, the outstanding principal amount of each such Series of Principal Bonds tendered and accepted by Argentina in the 2010 Brady Bond Exchange Offer or in any Reopening Exchange Offer, as applicable.

“Reopening Exchange Offer” means any offer by Argentina, or invitation by Argentina to submit offers, to exchange Principal Bonds on terms substantially the same as, or more favorable to Argentina than, the 2010 Brady Bond Exchange Offer.

“Request for Liquidation of Principal Collateral” means a duly completed written request from the Custodian to the Collateral Agent, countersigned by Argentina, requesting that the Collateral Agent liquidate certain Principal Collateral and promptly thereafter transfer the Cash Proceeds thereof to the Custodian, such request to be substantially in the form of Schedule F-3.

“2010 Brady Bond Exchange Offer” means the invitation by Argentina to submit offers to exchange certain bonds, including the Principal Bonds, to the holders of such bonds for new securities and a cash payment, as set forth in its prospectus supplement dated December 3, 2010 and prospectus dated April 13, 2010 filed with the U.S. Securities and Exchange Commission and its prospectus dated December 3, 2010 filed with the Commission de Surveillance du Secteur Financier.”

b)	SECTION 6.01 it in its entirety shall be replaced it with the text that follows:

“SECTION 6.01.  Release of Principal Collateral Before Bond Maturity Date.  (a) If (i) other than in connection with the 2010 Brady Bond Exchange Offer or any Reopening Exchange Offer, Argentina redeems all or any part of a Principal Bond of any Series or purchases or exchanges or causes to be purchased or exchanged any such Principal Bond and surrenders such Principal Bond to the Principal Paying Agent (as defined in the Fiscal Agency Agreement) for cancellation in accordance with Section 5(f) of the Fiscal Agency Agreement or Paragraph 4 of the Principal Bonds before the Bond Maturity Date, the Fiscal Agent shall, upon the request of Argentina, signed by an Authorized Official, promptly countersign and send to the Collateral Agent a Request for Release of Principal Collateral stating the Paid Principal Amount of such redemption, purchase, exchange, reduction or cancellation.  If at any time before the Bond Maturity Date for a Series of Principal Bonds the Collateral Agent receives such a Request for Release of Principal Collateral in respect of such Series, the Collateral Agent shall, subject to the provisions of the Pledged Securities for such Series of Principal Bonds, as soon as practicable, deliver or transfer or cause to be delivered or transferred, in accordance with the instructions given by Argentina in such Notice, Pledged Securities for such Series of Principal Bonds having a principal amount payable at maturity as nearly as may be practicable equal to but not exceeding the Paid Principal Amount set forth in such Notice (the “Released Securities”).  Upon such transfer or delivery, the Lien of this Agreement in favor of the Holders in respect of such Released Securities shall terminate, such Released Securities shall be free of the Lien of this Agreement and all rights with respect to such Released Securities shall revert to Argentina.

(b)  Notwithstanding anything to the contrary in this Agreement, the following provisions shall apply if and when Argentina accepts any Principal Bonds of any Series tendered in the 2010 Brady Bond Exchange Offer or any Reopening Exchange Offer:

(i) The Custodian shall have the right to request the Collateral Agent to (A) liquidate Pledged Securities for such Series of Principal Bonds having a principal amount payable at maturity as nearly as may be practicable equal to but not exceeding the Principal Amount Tendered (the “Liquidable Securities”) through a repurchase of the Liquidable Securities by KfW or as Argentina and KfW may otherwise agree, and (B) upon such liquidation, promptly transfer to the Custodian, to hold in trust on behalf of the tendering Holders, the cash proceeds from such liquidation (the “Cash Proceeds”), in each case by sending to the Collateral Agent and Argentina a Request for Liquidation of Principal Collateral signed by an Authorized Officer and stating the Principal Amount Tendered in such exchange offer;

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ANNEX C-3

(ii) Promptly upon receipt of the Request for Liquidation of Principal Collateral referred to above, (A) Argentina shall countersign and forward to the Collateral Agent the Request for Liquidation of Principal Collateral as received from the Custodian and (B) the Collateral Agent shall request KfW to repurchase the Liquidable Securities set forth in such Request for Liquidation of Principal Collateral;

(iii) Promptly after liquidation of the Liquidable Securities and receipt of the Cash Proceeds from KfW, the Collateral Agent shall transfer the Cash Proceeds to the Custodian, who shall hold the Cash Proceeds in trust on behalf of the tendering Holders;

(iv) Upon transfer by the Collateral Agent to the Custodian of the Cash Proceeds, (A) the Cash Proceeds shall be treated as having been applied (together with other consideration provided for in the 2010 Brady Bond Exchange Offer or any Reopening Exchange Offer) to the full satisfaction of the Principal Bonds tendered by the tendering Holders and any related claims and shall become the property of the tendering Holders free of the Lien of this Agreement, and (B) tendering Holders shall have no interest in the portion of the Principal Collateral that secures Principal Bonds of Holders that do not elect to participate in the 2010 Brady Bond Exchange Offer or in any Reopening Exchange Offer; and

(v) The Custodian shall, only upon receipt of written confirmation from Argentina that all Tendered Principal Bonds have been cancelled, transfer the Cash Proceeds to the tendering Holders.

For the avoidance of doubt, the Collateral Agent may not transfer or otherwise affect the portion of the Principal Collateral that secures Principal Bonds of Holders that do not elect to participate in the 2010 Brady Bond Exchange Offer or in any Reopening Exchange Offer.”

c)	In SECTION 8.02(d), the third sentence shall be revised to read as follows:

“Without limiting the foregoing, in determining the amount of any Principal Collateral or Interest Collateral to be released or transferred as provided herein, the Collateral Agent shall be entitled to rely on the information set forth in any Delivery Certificate, any Request for Release of Interest Collateral, any Request for Substitution of Interest Collateral, any Request for Substitution of Principal Collateral, any Request for Release of Principal Collateral, any Request for Liquidation of Principal Collateral, the Notice of Increased Series and Decreased Series and the Notice of Transfer, Delivery and Release of Collateral.”

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For the ease of reference only, the following illustrates the intended amendments to SECTION 8.02(d) by showing the current wording in the left column and the new wording on the right column:
Current Wording	New Wording
Without limiting the foregoing, in determining the amount of any Principal Collateral or Interest Collateral to be released as provided herein, the Collateral Agent shall be entitled to rely on the information set forth in any Delivery Certificate, any Request for Release of Interest Collateral, any Request for Substitution of Interest Collateral, any Request for Substitution of Principal Collateral, any Request for Release of Principal Collateral,  the Notice of Increased Series and Decreased Series and the Notice of Transfer, Delivery and Release of Collateral.

Without limiting the foregoing, in determining the amount of any Principal Collateral or Interest Collateral to be released or transferred as provided herein, the Collateral Agent shall be entitled to rely on the information set forth in any Delivery Certificate, any Request for Release of Interest Collateral, any Request for Substitution of Interest Collateral, any Request for Substitution of Principal Collateral, any Request for Release of Principal Collateral, any Request for Liquidation of Principal Collateral, the Notice of Increased Series and Decreased Series and the Notice of Transfer, Delivery and Release of Collateral.

d)	The Collateral Pledge Agreement is hereby amended by adding a new Schedule F-3, the text of which is set forth in Exhibit 1 hereto．

e)	The Collateral Pledge Agreement is hereby amended by adding a new Exhibit B, listing the Authorized Officers of Wilmington Trust FSB.

f)
The Bondholders hereby consent to the entry into an amendment agreement to the Collateral Pledge Agreement by the parties thereto  reflecting the above amendments.  The amendment will not become effective before the Republic notifies the Federal Reserve Bank of New York as Collateral Agent that the United States District Court for the Southern District of New York’s order dated October 29, 2010 has been affirmed by the United States Court of Appeals for the Second Circuit and that the stay of that order is no longer in effect.

The resolutions proposed to be passed pursuant to this ITEM III shall only become effective if the resolutions pursuant to ITEM I have been validly passed with the consent of at least 75% in aggregate principal amount of the Bonds represented and voting at the meeting.

Drafts of the proposed amendments to the Fiscal Agency Agreement and the Collateral Pledge Agreement are available online at http://www.bondcom.com/argentina, and will be made available in physical form at the Bondholders’ Meeting.

C.           Participation and Voting Rights

Any Bondholder not participating in the Invitation may provide evidence of its holding of any Bond and may then participate in the Bondholders’ Meeting.

Evidence of the holding of any Bond by any person shall be provided by submission of a Voting Certificate issued by Citibank, N.A. as Fiscal Agent or Citigroup Global Markets Deutschland AG (formerly Citibank Aktiengesellschaft) as Principal Paying Agent.  The Fiscal Agent or Principal Paying Agent shall issue a Voting Certificate to any Bondholder who submits a written confirmation in the German or English language by its depository bank, providing that the Bonds held by such Bondholder are blocked until the conclusion of the Bondholders’ Meeting (such confirmation hereinafter referred to as the “Blocking Confirmation”).

C-3-13

ANNEX C-3

An original or a certified copy of the Blocking Confirmation must be received by the Fiscal Agent at

Citibank, N.A. Attn: Transfer Unit/Rep of Argentina Exchange 111 Wall Street 15th Fl New York, NY 10005 United States

or the Principal Paying Agent at

Citigroup Global Markets Deutschland AG Attn: Citi Germany Agency and Trust Department Reuterweg 16 60323 Frankfurt am Main Germany

not later than January 5, 2011.

Please note that Bondholders who do not present a Voting Certificate are not entitled to participate or to vote in the Bondholders’ Meeting.

Any Bondholder organized in the form of a corporation, company, partnership, society or other entity under any applicable laws must provide evidence that its representative at the Bondholders’ Meeting is either (i) authorized to validly represent it on the basis of its constitutional documents (in which case evidence can be provided by submitting excerpts from commercial registers or other official confirmations (not older than 14 days) showing the name of such representative) or (ii) is authorized to validly represent it on the basis of a power of attorney granted to it as described below (in which case evidence has to be provided that the signatory of such power of attorney is an authorized representative of such Bondholder by submitting excerpts from commercial registers or other official confirmations).

Please note that any Bondholder entitled to represent more than one Bond is not required to cast all such votes in the same manner.

Please note that any Bondholder who participates in the Invitation will, by tendering Bonds pursuant to the Invitation, appoint Bondholder Communications Group, LLC as proxy to vote the Bonds that it tenders in favor of all of the Resolutions described in Part B above.  No further action is required on their part.

D.	Power of Attorney

Any Bondholder may authorize a proxy to exercise its voting right.  Such authorization shall be in text form pursuant to § 126b of the German Civil Code (Bürgerliches Gesetzbuch).

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The Republic informs the Bondholders that they may choose free of charge to authorize Bondholder Communications Group, LLC as proxy, having its business address at 28 Throgmorton, London EC2N 2AN, United Kingdom, and direct it as to the cast of the votes with respect to the proposals described herein under Part B.  Bondholders wishing to do so shall send (i) the Blocking Confirmation (original or certified copy thereof) and (ii) the completed and signed form that is attached hereto as Exhibit 2 to one of the following address not later than January 5, 2011:

Bondholder Communications Group, LLC 28 Throgmorton London EC2N 2AN United Kingdom

The form is also available online at http://www.bondcom.com/argentina.  Please note that any Bondholder who participates in the Invitation does not need to take any action in this regard as described above under Part C.

E.           Quorum

The Bondholders’ Meeting requires a quorum of more than 50% of the outstanding aggregate principal amount of the Bonds.

If a quorum is not present at the initial Bondholders’ Meeting, the Republic intends to call a second Bondholders’ Meeting pursuant to § 24 paragraph 2 in connection with § 15 paragraph 3 of the Bondholder Act.  Persons entitled to vote at least 25% of the outstanding Bonds will constitute a quorum at such second Bondholders’ Meeting.

F.           Amendments to the Agenda / Counter Proposals

Any Bondholder may present counter proposals concerning any of the above agenda items.  In case a Bondholder notifies the Republic of its intention to present a proposal not later than the day before the Bondholders’ Meeting, the Republic will make such counter proposal available to the other Bondholders online at http://www.bondcom.com/argentina.

One or more Bondholders acting together who are entitled to vote Bonds representing at least 5% of the outstanding aggregate principal amount of the Bonds, may request the inclusion of additional items on the agenda, provided that such request, together with evidence of such holding, is received by the Republic under Bondholder Communications Group, LLC, 28 Throgmorton, London EC2N 2AN, United Kingdom not later than the January 4, 2011.  The Republic will publish the amended agenda no later than three days prior to the Bondholders’ Meeting in the electronic Federal Gazette (elektronischer Bundesanzeiger) and, in addition, the amended agenda will be made available on the website http://www.bondcom.com/argentina.

This invitation is also available online at http://www.bondcom.com/argentina.

December   ,2010

C-3-15

ANNEX C-4

FORM OF NOTICE OF BONDHOLDERS’ MEETINGS OF DM DISCOUNT BONDS

DM 281,930,000 Collateralized Floating Rate Bonds 1993/2023, DM Discount Series
(ISIN: DE0004103015, WKN 410 301)
(hereinafter referred to as the “Bonds”)

issued by the Republic of Argentina

The Republic of Argentina

represented by the
Ministry of Economy and Public Finance (Ministerio de Economía y Finanzas Públicas)
Hipólito Yrigoyen 250
1310 Buenos Aires
Argentina

(hereinafter referred to as the “Republic”)

invites the holders of the Bonds (hereinafter referred to as the “Bondholders”) to a bondholders’ meeting
(Gläubigerversammlung, hereinafter referred to as the “Bondholders’ Meeting”)

on January 10, 2011, at 2 p.m. CET

at Japan Center, Conference Center, Room Tokyo,
Taunustor 2,
60311 Frankfurt am Main
Germany.

A.           Reasons for the Bondholders’ Meeting

The Republic issued the Bonds as part of the so-called “Brady Plan” in 1993 in connection with the exchange of certain external debt.  To secure the payment of the principal amount of the Bonds, the Republic purchased from Kreditanstalt für Wiederaufbau (hereinafter referred to as “KfW”) zero coupon bonds due 2023 (hereinafter referred to as the “Collateral”) and transferred such bonds for security purposes to the Federal Reserve Bank of New York, acting as collateral agent for the ratable benefit of the Bondholders pursuant to a collateral pledge agreement, dated as of April 7, 1993 (hereinafter referred to as the “Collateral Pledge Agreement”).

In 2005, the Republic made an offer to the holders of the Bonds at that time to exchange their Bonds into (i) the cash proceeds generated by the repurchase by KfW of the collateral securing the Bonds tendered in such offer and (ii) certain new securities issued by the Republic.  In the course of the settlement of such exchange offer, the tendered Bonds were cancelled and, consequently, the outstanding amount of the Bonds was reduced.

On the date of this invitation, Bonds with an aggregate principal amount of DEM 15,170,000 (EUR 7,756,297.84) continue to be outstanding.

The Republic invited (hereinafter referred to as the “Invitation”) the Bondholders to tender their Bonds in exchange for new securities and a cash payment pursuant to the prospectus, dated December 3, 2010, which can be accessed through the Internet address http://www.bondcom.com/argentina.  Similar to the exchange offer in 2005, and subject to certain conditions, participating Bondholders whose tenders are accepted by Argentina will receive (i) their pro rata share of the cash proceeds resulting from the repurchase by KfW of the Collateral securing the Bonds tendered in the Invitation and (ii) certain new securities issued by, and a cash payment to be made by, the Republic.

C-4-1

ANNEX C-4

The Bondholders’ Meeting is conducted in connection with the Invitation to resolve upon and authorize amendments to the terms and conditions of the Bonds (hereinafter referred to as the “Terms and Conditions”) and certain provisions of the DMK Discount Bond and Par Bond Fiscal Agency Agreement dated as of April 7, 1993, among Argentina, Citibank, N.A., as Fiscal Agent and Calculation Agent and Citigroup Global Markets Deutschland AG (formerly Citibank Aktiengesellschaft), as Principal Paying Agent (the “Fiscal Agency Agreement”) and the Collateral Pledge Agreement.  The proposed amendments are necessary to consummate the Invitation.

The Bondholder Act, which became effective on August 5, 2009, provides for a legal framework for bondholder meetings for bonds governed by German law.  The Republic consents to the application of the Bondholder Act pursuant to § 24 of the Bondholder Act and intends to conduct the Bondholders’ Meeting in accordance with the provisions of the Bondholder Act honoring, to the extent legally permissible, also the provisions relating to bondholders’ meetings already included in the Terms and Conditions and the Fiscal Agency Agreement.

Bondholders should be aware that the portion of the Collateral corresponding to Bonds that are not tendered in the Invitation will not be repurchased by KfW, but will be retained by the Collateral Agent and will continue to serve as collateral for the Bonds not tendered in the Invitation.

B.           Agenda:

Opening of the Bondholders’ Meeting by the chairman.

Assessment if quorum is present as required by the Bondholder Act.  Chairman will maintain a record of present voting rights (§ 15(2) Bondholder Act).

ITEM I.	Resolution on the application of the Bondholder Act

The Republic proposes to the Bondholders to resolve as follows:

“The DM 281,930,000 Collateralized Floating Rate Bonds 1993/2023, DM Discount Series (ISIN: DE0004103015, WKN 410 301) shall be subject to the German Bondholder Act (Gesetz über Schuldverschreibungen aus Gesamtemissionen vom 31. Juli 2009).

If and to the extent the Fiscal Agent, in connection with its duties under the Terms and Conditions and the Fiscal Agency Agreement, takes actions that can only be validly taken by a joint representative (Gemeinsamer Vertreter), the Bondholders hereby appoint it as joint representative with the necessary powers and authorization.”

Therefore, the first sentence of Section 11(a) Bondholder Meetings.  Modifications and Amendments of the Terms and Conditions shall be deleted and replaced as follows:

“(a)
The Bondholders may agree to modifications and amendments to the Collateral Pledge Agreement and any changes consequential thereto in the Fiscal Agency Agreement and these Terms and Conditions requiring Bondholder consent by majority vote pursuant to the provisions of the German Bondholder Act (Gesetz über Schuldverschreibungen aus Gesamtemissionen-”SchVG”) (§ 5 para. 1 sentence 1 of the SchVG and § 22 of the SchVG) and as further specified below in Subsections (b) through (f).  Majority resolutions will be adopted in a Bondholders’ meeting.”

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For the ease of reference only, the following illustrates the intended amendments to Section 11(a) by showing the current wording in the left column and the new wording on the right column:
Current Wording	New Wording

(a)           Subject to Subsection (e) below, modifications and amendments to the Collateral Pledge Agreement and any changes consequential thereto in the Fiscal Agency Agreement and these Terms and Conditions requiring Bondholder consent may be made with the consent of Argentina and the holders of at least a majority in aggregate principal amount of the Bonds at the time outstanding, or of such lesser portion determined as provided in Subsection (c) below as may act at a meeting of Bondholders held in accordance with the provisions of the Fiscal Agency Agreement referred to in Subsection (d) below. Consent of the Bondholders may only be obtained in a meeting of Bondholders convened and held pursuant to Subsections (b) and (f).
[…]

(a)           The Bondholders may agree to modifications and amendments to the Collateral Pledge Agreement and any changes consequential thereto in the Fiscal Agency Agreement and these Terms and Conditions requiring Bondholder consent by majority vote pursuant to the provisions of the German Bondholder Act (Gesetz über Schuldverschreibungen aus Gesamtemissionen-”SchVG”) (section 5 para. 1 sentence 1 of the SchVG) and as further specified below in Subsections (b) through (f).  Majority resolutions will be adopted in a Bondholders’ meeting.
[…]

ITEM II	Resolution on further amendments to the Terms and Conditions

The Republic proposes to resolve to amend the Terms and Conditions of the Bonds in Section 11 (Bondholder Meetings.  Modifications and Amendments) as follows:

1)	The first, second, third and fourth sentences of Section 11(b) shall be replaced by the following wording:

(b)
“Upon not less than 15 days’ prior notice to the Fiscal Agent, Argentina at any time may, and upon a request in writing indicating the agenda and the resolutions to be taken made by Bondholders holding not less than 5% of the aggregate outstanding principal amount of the Bonds the Fiscal Agent shall, convene a meeting of Bondholders.  Any such request in writing by Bondholders shall be delivered to the Principal Paying Agent for transmission to the Fiscal Agent.  Any modifications or amendments within the scope of the limitations set forth in Subsection (a) consented to or approved at a meeting of Bondholders will be conclusive and binding on all Bondholders whether or not they have given consent or were present at such meeting, and on all future Bondholders.  Any written statement given by or on behalf of any Bondholder in connection with any consent to any such modification or amendment will be irrevocable once given and will be conclusive and binding on all subsequent holders of such Bond.”

2)
In Section 11(c) the words in the third sentence “for a period of not less than 10 days”, and the words in the fifth sentence “the lesser of (i) a majority in aggregate principal amount of Bonds then outstanding or (ii)” shall be deleted, and the words “at least” shall be added before the words in the fifth sentence “75% in aggregate principal amount of the Bonds represented and voting at the meeting”.

3)	In Section 11(d) the words “(and are attached to the Global Bearer Bond)” shall be added at the end of the second sentence.

4)	Section 11(e) shall be deleted in its entirety and be replaced by the words “[intentionally left blank]”.

C-4-3

ANNEX C-4

The resolutions proposed to be passed pursuant to ITEM II shall only become effective if the resolution pursuant to ITEM I has been validly passed with the consent of at least 75% in aggregate principal amount of the Bonds represented and voting at the meeting.

For the ease of reference only, the following illustrates the intended amendments to paragraphs (b), (c), (f), (g) and (i) of Section 11 by showing the current wording in the left column and the new wording on the right column:

Current Wording	New Wording
(b) (Subject to Subsection (e) below), upon not less than 15 days’ prior notice to the Fiscal Agent, Argentina at any time may, and upon a request in writing indicating the agenda and the resolutions to be taken made by Bondholders holding not less than 10% of the aggregate outstanding principal amount of the Bonds the Fiscal Agent shall, convene a meeting of Bondholders. Any such request in writing by Bondholders shall be delivered to the Principal Paying Agent for transmission to the Fiscal Agent. Any modifications or amendments within the scope of the limitations set forth in Subsection (a) consented to or approved at a meeting of Bondholders will be conclusive and binding on all Bondholders whether or not they have given consent or were present at such meeting, and on all future Bondholders whether or not notation of such modifications or amendments is made upon the Bonds. Any written statement given by or on behalf of any Bondholder in connection with any consent to any such modification or amendment will be irrevocable once given and will be conclusive and binding on all subsequent holders of such Bond.

(b) Upon not less than 15 days’ prior notice to the Fiscal Agent, Argentina at any time may, and upon a request in writing indicating the agenda and the resolutions to be taken made by Bondholders holding not less than 5% of the aggregate outstanding principal amount of the Bonds the Fiscal Agent shall, convene a meeting of Bondholders. Any such request in writing by Bondholders shall be delivered to the Principal Paying Agent for transmission to the Fiscal Agent. Any modifications or amendments within the scope of the limitations set forth in Subsection (a) consented to or approved at a meeting of Bondholders will be conclusive and binding on all Bondholders whether or not they have given consent or were present at such meeting, and on all future Bondholders. Any written statement given by or on behalf of any Bondholder in connection with any consent to any such modification or amendment will be irrevocable once given and will be conclusive and binding on all subsequent holders of such Bond.

(c) The calling of the meeting of Bondholders shall occur by at least one notice pursuant to Section 12, which shall take place not less than 30 days and not more than 45 days before the date fixed for the meeting. At a meeting of the Bondholders called for the above purposes, persons entitled to vote a majority in aggregate principal amount of the Bonds at the time outstanding shall constitute a quorum, it being understood that any Bondholder entitled to represent more than one Bond shall not be required to cast all such votes for all Bonds represented by him in the same manner. In the absence of a quorum at any such meeting, the meeting may be adjourned for a period of not less than 10 days. At the reconvening of any meeting adjourned for lack of a quorum, the persons entitled to vote 25% in aggregate principal amount of the Bonds at the time outstanding shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. At a meeting or an adjourned meeting duly convened and at which a quorum is present as aforesaid, any resolution to modify or amend, or to waive compliance with, any of the covenants or conditions referred to above shall be effectively passed if passed by the persons entitled to vote the lesser of (i) a majority in aggregate principal amount of Bonds then outstanding or (ii) 75% in aggregate principal amount of the Bonds represented and voting at the meeting.

(c) The calling of the meeting of Bondholders shall occur by at least one notice pursuant to Section 12, which shall take place not less than 30 days and not more than 45 days before the date fixed for the meeting. At a meeting of the Bondholders called for the above purposes, persons entitled to vote a majority in aggregate principal amount of the Bonds at the time outstanding shall constitute a quorum, it being understood that any Bondholder entitled to represent more than one Bond shall not be required to cast all such votes for all Bonds represented by him in the same manner. In the absence of a quorum at any such meeting, the meeting may be adjourned. At the reconvening of any meeting adjourned for lack of a quorum, the persons entitled to vote 25% in aggregate principal amount of the Bonds at the time outstanding shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. At a meeting or an adjourned meeting duly convened and at which a quorum is present as aforesaid, any resolution to modify or amend, or to waive compliance with, any of the covenants or conditions referred to above shall be effectively passed if passed by the persons entitled to vote at least 75% in aggregate principal amount of the Bonds represented and voting at the meeting.

C-4-4

(d) The Fiscal Agency Agreement contains further provisions regarding the convening and holding of a meeting of Bondholders, in particular concerning the giving of notice of the meeting (Section 12(b)), the requirement of a quorum (Section 12(c)), the submission of evidence of the holding of Bonds and the requirements for and the manner of the casting of votes in the meeting (Section 12(e)), the conduct of the meeting (Section 12(f)), the keeping of records (Section 12(g)) and the right of the Fiscal Agent to make further reasonable regulations it may deem advisable for a meeting of Bondholders (Section 12(i)). The provisions with regard to the calling and holding of a meeting of Bondholders are incorporated herein by reference and constitute part of these Terms and Conditions.

(d) The Fiscal Agency Agreement contains further provisions regarding the convening and holding of a meeting of Bondholders, in particular concerning the giving of notice of the meeting (Section 12(b)), the requirement of a quorum (Section 12(c)), the submission of evidence of the holding of Bonds and the requirements for and the manner of the casting of votes in the meeting (Section 12(e)), the conduct of the meeting (Section 12(f)), the keeping of records (Section 12(g)) and the right of the Fiscal Agent to make further reasonable regulations it may deem advisable for a meeting of Bondholders (Section 12(i)). The provisions with regard to the calling and holding of a meeting of Bondholders are incorporated herein by reference and constitute part of these Terms and Conditions (and are attached to the Global Bearer Bond).

(e) A meeting of Bondholders concerning any matter relating to or arising out of the Collateral may only be convened if after the date hereof a change of the law of the Federal Republic of Germany, or the interpretation thereof, has occurred permitting meetings of Bondholders. The convening of any such meeting is subject to prior receipt by Argentina and the Fiscal Agent of a legal opinion in writing by legal counsel of recognized standing in the Federal Republic of Germany which opinion shall confirm (to the satisfaction of Argentina and the Fiscal Agent) that under German law with regard to the proposed agenda for the meeting of Bondholders, such meeting may be convened in a legally valid manner and any resolutions passed by such meeting will be valid and binding on Argentina and the Bondholders in accordance with and as contemplated by Subsection (a) through (c). In the event that pursuant to the opinion of such legal counsel a meeting of Bondholders may not be convened or held in accordance with the provisions set forth in Subsection (a) through (c), the opinion shall state to what extent it will be required to deviate from such provisions so as to validly convene and hold a meeting of Bondholders authorized to pass resolutions valid and binding on Argentina and the Bondholders and shall confirm that any such deviations will not affect the protection afforded by such provisions to Argentina, the Fiscal Agent and the Bondholders. For this event, the Fiscal Agency Agreement provides that the calling and holding of the meeting of Bondholders shall be consistent with the deviations described in the legal opinion.
(e) [intentionally left blank]

C-4-5

ITEM III	Resolution to amend the Fiscal Agency Agreement, which, pursuant to 11(d) of the Terms and Conditions, shall be deemed part of the Terms and Conditions, as well as the Collateral Pledge Agreement:

1)	The Republic proposes to resolve to amend the Fiscal Agency Agreement in Section 12 (MEETING OF BONDHOLDERS) as follows:

a)	Section 12(a) in its entirety shall be replaced by the following wording:

“(a) Sections 12(b) through 12(h) shall be read together with, and shall supplement, the provisions in Section 11 of the Conditions.”

b)	In Section 12(b) the first and second sentence shall be revised to read as follows:

“Upon not less than 15 days’ prior notice to the Fiscal Agent, Argentina may at any time call a meeting of the DMK Bondholders of a Series of DMK Bonds pursuant to the notice provisions of this Section 12, such meeting to be held at such time and at such place as Argentina shall determine, for any purpose referred to in the DMK Global Bearer Bonds for such Series.  Upon a request in writing to the Fiscal Agent made by holders of not less than 5% of the aggregate outstanding principal amount of the DMK Bonds of a Series, the Fiscal Agent shall convene a meeting of DMK Bondholders of such Series of DMK Bonds.”

c)
In Section 12(c) the words in the third sentence “for a period of not less than 10 days as determined by the chairman of the meeting appointed pursuant to Section 12(f) or as specified in the initial notice of meeting referred to in Section 12(a)” shall be deleted, and, in the fourth sentence, the word “five” shall be replaced by “14”.

d)	In Section 12(f) the words in the first sentence “for such meeting” shall be deleted and, in the third sentence, the number “25” shall be replaced by “50”.

e)	At the end of Section 12(g) the following sentence shall be added:

“For the avoidance of doubt, the procedural rules in this Section 12 shall apply in addition to any procedural requirements under applicable mandatory laws.”

f)	Section 12(i) shall be deleted in its entirety and be replaced by the words “[intentionally left blank]”.

g)	The Bondholders hereby consent to the entry into an amendment agreement to the Fiscal Agency Agreement by the parties thereto reflecting the above amendments.

C-4-6

ANNEX C-4

For the ease of reference only, the following illustrates the intended amendments to paragraphs (a), (b), (c), (f), (g) and (i) of Section 12 by showing the current wording in the left column and the new wording on the right column:

Current Wording	New Wording
(a) A meeting of DMK Bondholders of any Series of DMK Bonds concerning any matter relating to or arising out of the Principal Collateral or Interest Collateral (each as defined in the Collateral Pledge Agreement) may only be convened if after the date hereof a change in the law of the Federal Republic of Germany, or in the interpretation thereof, has occurred permitting bondholders’ meetings, and the convening of any such meeting by Argentina or the DMK Bondholders is subject to prior receipt by Argentina and the Fiscal Agent of a legal opinion in writing by legal counsel of recognized standing in the Federal Republic of Germany which opinion shall confirm (to the satisfaction of Argentina and the Fiscal Agent) that with regard to the proposed agenda for the meeting of DMK Bondholders, such meeting may be convened in a legally valid manner and any resolutions passed by such meeting will be valid and binding on Argentina and the DMK Bondholders in accordance with and as contemplated by Paragraph 11 of the DMK Global Bearer Bonds representing the DMK Bonds and this Section 12. In the event that Argentina and the Fiscal Agent receive such opinion, the provisions of Sections 12(b) through 12(h) shall apply in full.

(a) Sections 12(b) through 12(h) shall be read together with, and shall supplement, the provisions in Section 11 of the Conditions.
(b) Subject to the provisions of Section 12(a) upon not less than 15 days’ prior notice to the Fiscal Agent, Argentina may at any time call a meeting of the DMK Bondholders of a Series of DMK Bonds pursuant to the notice provisions of this Section 12, such meeting to be held at such time and at such place as Argentina shall determine, for any purpose referred to in the DMK Global Bearer Bonds for such Series. Upon a request in writing to the Fiscal Agent made by holders of not less than 10% of the aggregate outstanding principal amount of the DMK Bonds of a Series, the Fiscal Agent shall convene a meeting of DMK Bondholders of such Series of DMK Bonds. Any such meeting shall be held at such time and at such place as the Fiscal Agent shall determine. Notice of any meeting of DMK Bondholders of a Series of DMK Bonds, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given by the Fiscal Agent on behalf of the DMK Bondholders of such Series of DMK Bonds, to the DMK Bondholders of such Series of DMK Bonds at least once by publication in accordance with the notice provisions contained in the DMK Global Bearer Bonds for such Series, such notice to be given not less than 30 nor more than 45 days before the date fixed for the meeting. Such notice of the call of a meeting of DMK Bondholders of a Series of DMK Bonds shall be published. To be entitled to vote at any meeting of DMK Bondholders of such Series of DMK Bonds, or to take any other action as a DMK Bondholder of such Series of DMK Bonds, a person must be (i) a holder of one or more DMK Bonds of such Series, to whom a Voting Certificate has been issued or (ii) a person appointed in a Block Voting Instruction or otherwise as proxy by the holder of a one or more DMK Bonds of such Series. The only persons who shall be entitled to be present or to speak at any meeting of DMK Bondholders of such Series shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Fiscal Agent, the Principal Paying Agent and the Collateral Agent and their respective counsel and, in the case of any meeting called by Argentina (or to which Argentina is otherwise invited), representatives of Argentina and its counsel.

(b) Upon not less than 15 days’ prior notice to the Fiscal Agent, Argentina may at any time call a meeting of the DMK Bondholders of a Series of DMK Bonds pursuant to the notice provisions of this Section 12, such meeting to be held at such time and at such place as Argentina shall determine, for any purpose referred to in the DMK Global Bearer Bonds for such Series. Upon a request in writing to the Fiscal Agent made by holders of not less than 5% of the aggregate outstanding principal amount of the DMK Bonds of a Series, the Fiscal Agent shall convene a meeting of DMK Bondholders of such Series of DMK Bonds. Any such meeting shall be held at such time and at such place as the Fiscal Agent shall determine. Notice of any meeting of DMK Bondholders of a Series of DMK Bonds, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given by the Fiscal Agent on behalf of the DMK Bondholders of such Series of DMK Bonds, to the DMK Bondholders of such Series of DMK Bonds at least once by publication in accordance with the notice provisions contained in the DMK Global Bearer Bonds for such Series, such notice to be given not less than 30 nor more than 45 days before the date fixed for the meeting. Such notice of the call of a meeting of DMK Bondholders of a Series of DMK Bonds shall be published. To be entitled to vote at any meeting of DMK Bondholders of such Series of DMK Bonds, or to take any other action as a DMK Bondholder of such Series of DMK Bonds, a person must be (i) a holder of one or more DMK Bonds of such Series, to whom a Voting Certificate has been issued or (ii) a person appointed in a Block Voting Instruction or otherwise as proxy by the holder of a one or more DMK Bonds of such Series. The only persons who shall be entitled to be present or to speak at any meeting of DMK Bondholders of such Series shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Fiscal Agent, the Principal Paying Agent and the Collateral Agent and their respective counsel and, in the case of any meeting called by Argentina (or to which Argentina is otherwise invited), representatives of Argentina and its counsel.

C-4-7

(c) The quorum requirements at any meeting of the DMK Bondholders of a Series of DMK Bonds are set forth in the DMK Bonds for such Series. No business shall be transacted in the absence of a quorum, unless a quorum is present when the meeting is called to order. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall be adjourned for a period of not less than 10 days as determined by the chairman of the meeting appointed pursuant to Section 12(f) or as specified in the initial notice of meeting referred to in Section 12(a). Notice of the reconvening of any meeting adjourned for lack of a quorum shall be given as provided above not less than five days before the date on which the meeting is scheduled to be reconvened.  Notice of the reconvening of such an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the outstanding DMK Bonds of such Series, which shall constitute a quorum.

(c) The quorum requirements at any meeting of the DMK Bondholders of a Series of DMK Bonds are set forth in the DMK Bonds for such Series. No business shall be transacted in the absence of a quorum, unless a quorum is present when the meeting is called to order. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall be adjourned. Notice of the reconvening of any meeting adjourned for lack of a quorum shall be given as provided above not less than 14 days before the date on which the meeting is scheduled to be reconvened.  Notice of the reconvening of such an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the outstanding DMK Bonds of such Series, which shall constitute a quorum.

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(f) In the case of a meeting called by Argentina, Argentina shall appoint a chairman for such meeting and such chairman shall appoint a secretary for such meeting. In the case of a meeting called by the DMK Bondholders of a Series of DMK Bonds, the Fiscal Agent shall appoint a temporary chairman for such meeting. A permanent chairman of the meeting shall be elected by the vote of the of DMK Bondholders holding at least 25% of the aggregate outstanding principal amount of the DMK Bonds of such Series represented at the meeting. Such permanent chairman shall appoint a secretary for such meeting. At any meeting of DMK Bondholders, each holder of DMK Bonds or proxy shall be entitled to one vote for each DM 5,000 in nominal amount of DMK Bonds held or represented by it (it being understood that any DMK Bondholder entitled to more than one vote shall not be required to cast all of such votes in the same manner); provided that no vote shall be cast or counted at any meeting in respect of any DMK Bond challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote except as a holder of a DMK Bond or proxy. Any meeting of DMK Bondholders duly called at which a quorum is present may be adjourned from time to time to such time and place as shall be specified, and the meeting may be held as so adjourned without further notice.

(f) In the case of a meeting called by Argentina, Argentina shall appoint a chairman for such meeting and such chairman shall appoint a secretary. In the case of a meeting called by the DMK Bondholders of a Series of DMK Bonds, the Fiscal Agent shall appoint a temporary chairman for such meeting. A permanent chairman of the meeting shall be elected by the vote of the of DMK Bondholders holding at least 50% of the aggregate outstanding principal amount of the DMK Bonds of such Series represented at the meeting. Such permanent chairman shall appoint a secretary for such meeting. At any meeting of DMK Bondholders, each holder of DMK Bonds or proxy shall be entitled to one vote for each DM 5,000 in nominal amount of DMK Bonds held or represented by it (it being understood that any DMK Bondholder entitled to more than one vote shall not be required to cast all of such votes in the same manner); provided that no vote shall be cast or counted at any meeting in respect of any DMK Bond challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote except as a holder of a DMK Bond or proxy. Any meeting of DMK Bondholders duly called at which a quorum is present may be adjourned from time to time to such time and place as shall be specified, and the meeting may be held as so adjourned without further notice.

(g) The vote upon any resolution submitted to any meeting of DMK Bondholders shall be by written ballot on which shall be subscribed the signatures of such DMK Bondholders or proxies and the aggregate principal amount of DMK Bonds held or represented by such DMK Bondholders. The chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of DMK Bondholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided above. The record shall be signed and verified by the chairman and secretary of the meeting and one of the duplicates shall be delivered to Argentina and the other to the Fiscal Agent to be preserved by the Fiscal Agent, the latter to have attached thereto the ballots voted a the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

(g) The vote upon any resolution submitted to any meeting of DMK Bondholders shall be by written ballot on which shall be subscribed the signatures of such DMK Bondholders or proxies and the aggregate principal amount of DMK Bonds held or represented by such DMK Bondholders. The chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of DMK Bondholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided above. The record shall be signed and verified by the chairman and secretary of the meeting and one of the duplicates shall be delivered to Argentina and the other to the Fiscal Agent to be preserved by the Fiscal Agent, the latter to have attached thereto the ballots voted a the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.  For the avoidance of doubt, the procedural rules in this Section 12 shall apply in addition to any procedural requirements under applicable mandatory laws.

C-4-9

(i) In the event that, pursuant to the opinion of legal counsel delivered pursuant to Section 12(a), a meeting of DMK Bondholders concerning any matter relating to or arising out of the Principal Collateral or Interest Collateral may not be convened or held in accordance with the provisions set forth in Paragraph 11 of the Conditions of the DMK Bonds and Section 12(b) through 12(h), the opinion shall state to what extent it will be required to deviate from such provisions so as to validly convene and hold a meeting of DMK Bondholders authorized to pass resolutions valid and binding on Argentina and the DMK Bondholders and shall confirm that any such deviations will not affect the protection afforded by such provisions to Argentina, the Fiscal Agent, the Principal Paying Agent and the DMK Bondholders and the provisions of the DMK Bonds and of Section 12 shall be deemed modified accordingly.
(i) [intentionally left blank]

2)	The Republic proposes to resolve to amend the Collateral Pledge Agreement, as follows:

g)	SECTION 1.01 is amended by adding the following definitions:

“Authorized Officer” means, (i) with respect to Wilmington Trust FSB, any of the officers of Wilmington Trust FSB listed in Exhibit B, as such list may be modified from time to time by written notice from Wilmington Trust FSB to the Collateral Agent signed by an Authorized Officer, and (ii) with respect to any other Custodian, any officer of such Custodian to be listed in a schedule to the agreement governing its role in any Reopening Exchange Offer, as such list may be modified from time to time by written notice from such Custodian to the Collateral Agent signed by an Authorized Officer.

“Cash Proceeds” has the meaning specified in Section 6.01(b).

“Custodian” means (i) with respect to the 2010 Brady Bond Exchange Offer, Wilmington Trust FSB, or any successor thereto or (ii) with respect to any Reopening Exchange Offer, any custodian appointed in connection therewith, or any successor thereto.

“KfW” means Kreditanstalt für Wiederaufbau, a corporation under German public law domiciled in Frankfurt am Main, Germany.

C-4-10

ANNEX C-4

“Liquidable Securities” has the meaning specified in Section 6.01(b).

“Principal Amount Tendered” means, with respect to each Series of Principal Bonds, the outstanding principal amount of each such Series of Principal Bonds tendered and accepted by Argentina in the 2010 Brady Bond Exchange Offer or in any Reopening Exchange Offer, as applicable.

“Reopening Exchange Offer” means any offer by Argentina, or invitation by Argentina to submit offers, to exchange Principal Bonds on terms substantially the same as, or more favorable to Argentina than, the 2010 Brady Bond Exchange Offer.

“Request for Liquidation of Principal Collateral” means a duly completed written request from the Custodian to the Collateral Agent, countersigned by Argentina, requesting that the Collateral Agent liquidate certain Principal Collateral and promptly thereafter transfer the Cash Proceeds thereof to the Custodian, such request to be substantially in the form of Schedule F-3.

“2010 Brady Bond Exchange Offer” means the invitation by Argentina to submit offers to exchange certain bonds, including the Principal Bonds, to the holders of such bonds for new securities and a cash payment, as set forth in its prospectus supplement dated December 3, 2010 and prospectus dated April 13, 2010 filed with the U.S. Securities and Exchange Commission and its prospectus dated December 3, 2010 filed with the Commission de Surveillance du Secteur Financier.”

h)	SECTION 6.01 it in its entirety shall be replaced it with the text that follows:

“SECTION 6.01.  Release of Principal Collateral Before Bond Maturity Date.  (a) If (i) other than in connection with the 2010 Brady Bond Exchange Offer or any Reopening Exchange Offer, Argentina redeems all or any part of a Principal Bond of any Series or purchases or exchanges or causes to be purchased or exchanged any such Principal Bond and surrenders such Principal Bond to the Principal Paying Agent (as defined in the Fiscal Agency Agreement) for cancellation in accordance with Section 5(f) of the Fiscal Agency Agreement or Paragraph 4 of the Principal Bonds before the Bond Maturity Date, the Fiscal Agent shall, upon the request of Argentina, signed by an Authorized Official, promptly countersign and send to the Collateral Agent a Request for Release of Principal Collateral stating the Paid Principal Amount of such redemption, purchase, exchange, reduction or cancellation.  If at any time before the Bond Maturity Date for a Series of Principal Bonds the Collateral Agent receives such a Request for Release of Principal Collateral in respect of such Series, the Collateral Agent shall, subject to the provisions of the Pledged Securities for such Series of Principal Bonds, as soon as practicable, deliver or transfer or cause to be delivered or transferred, in accordance with the instructions given by Argentina in such Notice, Pledged Securities for such Series of Principal Bonds having a principal amount payable at maturity as nearly as may be practicable equal to but not exceeding the Paid Principal Amount set forth in such Notice (the “Released Securities”).  Upon such transfer or delivery, the Lien of this Agreement in favor of the Holders in respect of such Released Securities shall terminate, such Released Securities shall be free of the Lien of this Agreement and all rights with respect to such Released Securities shall revert to Argentina.

(b)  Notwithstanding anything to the contrary in this Agreement, the following provisions shall apply if and when Argentina accepts any Principal Bonds of any Series tendered in the 2010 Brady Bond Exchange Offer or any Reopening Exchange Offer:

(i) The Custodian shall have the right to request the Collateral Agent to (A) liquidate Pledged Securities for such Series of Principal Bonds having a principal amount payable at maturity as nearly as may be practicable equal to but not exceeding the Principal Amount Tendered (the “Liquidable Securities”) through a repurchase of the Liquidable Securities by KfW or as Argentina and KfW may otherwise agree, and (B) upon such liquidation, promptly transfer to the Custodian, to hold in trust on behalf of the tendering Holders, the cash proceeds from such liquidation (the “Cash Proceeds”), in each case by sending to the Collateral Agent and Argentina a Request for Liquidation of Principal Collateral signed by an Authorized Officer and stating the Principal Amount Tendered in such exchange offer;

C-4-11

ANNEX C-4

(ii) Promptly upon receipt of the Request for Liquidation of Principal Collateral referred to above, (A) Argentina shall countersign and forward to the Collateral Agent the Request for Liquidation of Principal Collateral as received from the Custodian and (B) the Collateral Agent shall request KfW to repurchase the Liquidable Securities set forth in such Request for Liquidation of Principal Collateral;

(iii) Promptly after liquidation of the Liquidable Securities and receipt of the Cash Proceeds from KfW, the Collateral Agent shall transfer the Cash Proceeds to the Custodian, who shall hold the Cash Proceeds in trust on behalf of the tendering Holders;

(iv) Upon transfer by the Collateral Agent to the Custodian of the Cash Proceeds, (A) the Cash Proceeds shall be treated as having been applied (together with other consideration provided for in the 2010 Brady Bond Exchange Offer or any Reopening Exchange Offer) to the full satisfaction of the Principal Bonds tendered by the tendering Holders and any related claims and shall become the property of the tendering Holders free of the Lien of this Agreement, and (B) tendering Holders shall have no interest in the portion of the Principal Collateral that secures Principal Bonds of Holders that do not elect to participate in the 2010 Brady Bond Exchange Offer or in any Reopening Exchange Offer; and

(v) The Custodian shall, only upon receipt of written confirmation from Argentina that all Tendered Principal Bonds have been cancelled, transfer the Cash Proceeds to the tendering Holders.

For the avoidance of doubt, the Collateral Agent may not transfer or otherwise affect the portion of the Principal Collateral that secures Principal Bonds of Holders that do not elect to participate in the 2010 Brady Bond Exchange Offer or in any Reopening Exchange Offer.”

i)	In SECTION 8.02(d), the third sentence shall be revised to read as follows:

“Without limiting the foregoing, in determining the amount of any Principal Collateral or Interest Collateral to be released or transferred as provided herein, the Collateral Agent shall be entitled to rely on the information set forth in any Delivery Certificate, any Request for Release of Interest Collateral, any Request for Substitution of Interest Collateral, any Request for Substitution of Principal Collateral, any Request for Release of Principal Collateral, any Request for Liquidation of Principal Collateral, the Notice of Increased Series and Decreased Series and the Notice of Transfer, Delivery and Release of Collateral.”

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For the ease of reference only, the following illustrates the intended amendments to SECTION 8.02(d) by showing the current wording in the left column and the new wording on the right column:
Current Wording	New Wording
Without limiting the foregoing, in determining the amount of any Principal Collateral or Interest Collateral to be released as provided herein, the Collateral Agent shall be entitled to rely on the information set forth in any Delivery Certificate, any Request for Release of Interest Collateral, any Request for Substitution of Interest Collateral, any Request for Substitution of Principal Collateral, any Request for Release of Principal Collateral,  the Notice of Increased Series and Decreased Series and the Notice of Transfer, Delivery and Release of Collateral.

Without limiting the foregoing, in determining the amount of any Principal Collateral or Interest Collateral to be released or transferred as provided herein, the Collateral Agent shall be entitled to rely on the information set forth in any Delivery Certificate, any Request for Release of Interest Collateral, any Request for Substitution of Interest Collateral, any Request for Substitution of Principal Collateral, any Request for Release of Principal Collateral, any Request for Liquidation of Principal Collateral, the Notice of Increased Series and Decreased Series and the Notice of Transfer, Delivery and Release of Collateral.

j)	The Collateral Pledge Agreement is hereby amended by adding a new Schedule F-3, the text of which is set forth in Exhibit 1 hereto．

k)	The Collateral Pledge Agreement is hereby amended by adding a new Exhibit B, listing the Authorized Officers of Wilmington Trust FSB.

l)
The Bondholders hereby consent to the entry into an amendment agreement to the Collateral Pledge Agreement by the parties thereto  reflecting the above amendments.  The amendment will not become effective before the Republic notifies the Federal Reserve Bank of New York as Collateral Agent that the United States District Court for the Southern District of New York’s order dated October 29, 2010 has been affirmed by the United States Court of Appeals for the Second Circuit and that the stay of that order is no longer in effect.

The resolutions proposed to be passed pursuant to this ITEM III shall only become effective if the resolutions pursuant to ITEM I have been validly passed with the consent of at least 75% in aggregate principal amount of the Bonds represented and voting at the meeting.

Drafts of the proposed amendments to the Fiscal Agency Agreement and the Collateral Pledge Agreement are available online at http://www.bondcom.com/argentina, and will be made available in physical form at the Bondholders’ Meeting.

C.           Participation and Voting Rights

Any Bondholder not participating in the Invitation may provide evidence of its holding of any Bond and may then participate in the Bondholders’ Meeting.

Evidence of the holding of any Bond by any person shall be provided by submission of a Voting Certificate issued by Citibank, N.A. as Fiscal Agent or Citigroup Global Markets Deutschland AG (formerly Citibank Aktiengesellschaft) as Principal Paying Agent.  The Fiscal Agent or Principal Paying Agent shall issue a Voting Certificate to any Bondholder who submits a written confirmation in the German or English language by its depository bank, providing that the Bonds held by such Bondholder are blocked until the conclusion of the Bondholders’ Meeting (such confirmation hereinafter referred to as the “Blocking Confirmation”).

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ANNEX C-4

An original or a certified copy of the Blocking Confirmation must be received by the Fiscal Agent at

Citibank, N.A. Attn: Transfer Unit/Rep of Argentina Exchange 111 Wall Street 15th Fl New York, NY 10005 United States

or the Principal Paying Agent at

Citigroup Global Markets Deutschland AG Attn: Citi Germany Agency and Trust Department Reuterweg 16 60323 Frankfurt am Main Germany

not later than January 5, 2011.

Please note that Bondholders who do not present a Voting Certificate are not entitled to participate or to vote in the Bondholders’ Meeting.

Any Bondholder organized in the form of a corporation, company, partnership, society or other entity under any applicable laws must provide evidence that its representative at the Bondholders’ Meeting is either (i) authorized to validly represent it on the basis of its constitutional documents (in which case evidence can be provided by submitting excerpts from commercial registers or other official confirmations (not older than 14 days) showing the name of such representative) or (ii) is authorized to validly represent it on the basis of a power of attorney granted to it as described below (in which case evidence has to be provided that the signatory of such power of attorney is an authorized representative of such Bondholder by submitting excerpts from commercial registers or other official confirmations).

Please note that any Bondholder entitled to represent more than one Bond is not required to cast all such votes in the same manner.

Please note that any Bondholder who participates in the Invitation will, by tendering Bonds pursuant to the Invitation, appoint Bondholder Communications Group, LLC as proxy to vote the Bonds that it tenders in favor of all of the Resolutions described in Part B above.  No further action is required on their part.

D.	Power of Attorney

Any Bondholder may authorize a proxy to exercise its voting right.  Such authorization shall be in text form pursuant to § 126b of the German Civil Code (Bürgerliches Gesetzbuch).

The Republic informs the Bondholders that they may choose free of charge to authorize Bondholder Communications Group, LLC as proxy, having its business address at 28 Throgmorton, London EC2N 2AN, United Kingdom, and direct it as to the cast of the votes with respect to the proposals described herein under Part B.  Bondholders wishing to do so shall send (i) the Blocking Confirmation (original or certified copy thereof) and (ii) the completed and signed form that is attached hereto as Exhibit 2 to one of the following address not later than January 5, 2011:

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Bondholder Communications Group, LLC 28 Throgmorton London EC2N 2AN United Kingdom

The form is also available online at http://www.bondcom.com/argentina.  Please note that any Bondholder who participates in the Invitation does not need to take any action in this regard as described above under Part C.

E.           Quorum

The Bondholders’ Meeting requires a quorum of more than 50% of the outstanding aggregate principal amount of the Bonds.

If a quorum is not present at the initial Bondholders’ Meeting, the Republic intends to call a second Bondholders’ Meeting pursuant to § 24 paragraph 2 in connection with § 15 paragraph 3 of the Bondholder Act.  Persons entitled to vote at least 25% of the outstanding Bonds will constitute a quorum at such second Bondholders’ Meeting.

F.           Amendments to the Agenda / Counter Proposals

Any Bondholder may present counter proposals concerning any of the above agenda items.  In case a Bondholder notifies the Republic of its intention to present a proposal not later than the day before the Bondholders’ Meeting, the Republic will make such counter proposal available to the other Bondholders online at http://www.bondcom.com/argentina.

One or more Bondholders acting together who are entitled to vote Bonds representing at least 5% of the outstanding aggregate principal amount of the Bonds, may request the inclusion of additional items on the agenda, provided that such request, together with evidence of such holding, is received by the Republic under Bondholder Communications Group, LLC, 28 Throgmorton, London EC2N 2AN, United Kingdom not later than the January 4, 2011.  The Republic will publish the amended agenda no later than three days prior to the Bondholders’ Meeting in the electronic Federal Gazette (elektronischer Bundesanzeiger) and, in addition, the amended agenda will be made available on the website http://www.bondcom.com/argentina.

This invitation is also available online at http://www.bondcom.com/argentina.

December   ,2010

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ANNEX D

SAMPLE CALCULATIONS OF CONSIDERATION

A.           Assumptions

1.           Calculation of Brady Residual Amounts

	USD Par Bonds	USD Discount Bonds	DM Par Bonds	DM Discount Bonds
Estimated discount rate to calculate redemption/repurchase price of Principal Collateral *	3.4690%	3.4690%	3.3432%	3.3432%
Assumed redemption/repurchase date	Dec. 31, 2010	Dec. 31, 2010	Dec. 31, 2010	Dec. 31, 2010
Estimated Cash Proceeds (per U.S.$10,000 or €10,000 of Eligible Securities tendered)	U.S.$6,562.25	U.S.$6,562.25	€6,656.99	€6,656.99
Accrued interest on Eligible Securities on or after Dec. 31, 2001 that was paid out of Interest Collateral (per U.S.$10,000 or €10,000 of Eligible Securities tendered)	U.S.$550.00	U.S.$774.17	€538.08	€764.48
Estimated Brady Residual Amount (per U.S.$10,000 or €10,000 of Eligible Securities tendered)	U.S.$2,887.75	U.S.$2,663.58	€2,804.93	€2,578.53

*	This is an estimated rate. The actual discount rate used to calculate the Cash Proceeds will be determined at the time of redemption or repurchase of the Brady Collateral.

2.           Reference Prices established by Argentina for Purposes of the Invitation (Relevant for Tenders of DM Brady Bonds Only)

Security	Reference Price (as percentage of original principal or notional amount)*
2010 Discounts denominated in USD	116.77%	=	PUSD
2010 Discounts denominated in Euro	98.61%	=	PED
2010 GDP-linked Securities denominated in USD	12.83%	=	PUSDGDP
2010 GDP-linked Securities denominated in Euro	11.20%	=	PEGDP

*  These prices have been fixed for purposes of the Invitation.

3.    Euro/U.S. dollar exchange rates established by Argentina for purposes of the Invitation

FX Rate Launch (FXL)    =   €0.7671 / U.S.$1.00
FX Rate 2010 (FX2010)    =   €0.7957 / U.S.$1.00

4.           Capitalized Interest and Accrued Interest Inputs

	USD Discounts	Euro Discounts
Accrued interest on 2005 Discounts from and including Dec. 31, 2003 to but excluding Dec. 31, 2009 that was payable in cash (as a percentage of original principal amount)	29.07576%	27.26930%
Accrued interest on 2010 Discounts from and including Dec. 31, 2009 to but excluding Dec. 31, 2010 that was or is payable in cash (as a percentage of original principal amount)	7.36750%	6.86568%
Capitalized interest on 2005 Discounts from and including Dec. 31, 2003 to but excluding Dec. 31, 2010 (including interest to be capitalized on Dec. 31, 2010) (as a percentage of original principal amount)	30.09512%	28.21961%
	2017 Globals
Accrued interest on 2017 Globals from and including June 2, 2010 to but excluding December 2, 2010 (as a percentage of principal amount of 2017 Globals)	4.375%

B.           Hypothetical Examples of Consideration

Example 1:                      Exchange of U.S.$10,000 principal amount of USD Par Bonds or USD Discount Bonds.

           Settlement Date of Jan. 15, 2011 (all amounts in U.S. dollars).

Series of Eligible Securities Tendered	Principal Amount Tendered	Brady Residual Amount(1)	Exchange Ratio	New Securities to be Received (original principal amount, principal amount or notional amount)
				Discounts(2)	Capitalized Interest on Discounts from Dec. 31, 2003 to Dec. 31, 2010(3)	2017 Globals(2)	GDP-linked Securities(2)
		A	B	C = A * B	D = C * 0.3009512	E = C * 0.2907576	F = A
USD Par Bonds	$10,000.00	$2,887.75	0.337	$973.00	$292.83	$282.00	$2,887.00
USD Discount Bonds	$10,000.00	$2,663.58	0.337	$897.00	$269.95	$260.00	$2,663.00

(1)	From Part A.1 of this Annex.

(2)	Amount to be issued is rounded down to the nearest U.S.$1.00.

(3)	From Part A.4 of this Annex.

Series of Eligible Securities Tendered	Principal Amount Tendered	Cash to be Received on Settlement Date
		Cash Proceeds from Collateral (from Part A.1 above)(1)	Accrued Interest on Discounts from Dec. 31, 2009 to Dec. 31, 2010(1) (2)	Accrued Interest on 2017 Globals from June 2, 2010 to Dec. 2, 2010(1)	Exchange Fee (0.40%)(3)	Net Cash to b Received(4)
		G	H = C * 0.073675	I = E * 0.04375	J = A * 0.004	K = G + H + I - J
USD Par Bonds	$10,000.00	$6,562.25	$71.69	$12.34	$11.55	$6,634.73
USD Discount Bonds	$10,000.00	$6,562.25	$66.09	$11.38	$10.65	$6,629.07

(1)	Amount to be rounded to the nearest cent (U.S.$0.01).

(2)	From Part A.4 of this Annex.

(3)	Amount to be rounded downward to the nearest cent (U.S.$0.01).

(4)
The amount in column G (Cash Proceeds) will not be paid by Argentina; this amount will be paid by the custodian (from funds received from the collateral agent) to the tendering holders.  Argentina will pay the total of (x) the amount in column H, plus (y) the amount in column I, minus (z) the amount in column J.  Column K represents the aggregate amount of cash to be received by holders on the Settlement Date from these two sources.

Example 2:                      Exchange of €10,000 principal amount of DM Par Bonds or DM Discount Bonds.

           Settlement Date of Jan. 15, 2011 (amounts in U.S. dollars or euros).

Series of Eligible Securities Tendered	Principal Amount Tendered	Brady Residual Amount(1)	Exchange Ratio	Notional Euro Discounts(2)	Notional Euro GDP-linked Securities(2)	New Securities to be Received (original principal amount, principal amount or notional amount, in U.S. dollars)
						Discounts(2) (3)	Capitalized Interest on Discounts from Dec. 31, 2003 to Dec. 31, 2010(4)	2017 Globals(2) (3)	GDP-linked Securities(2) (3)
		A	B	C = A * B	D = A	E = {[C * 0.9861] / 0.7671} / 1.1677	F = E * 0.3009512	G = [C * 0.272693] / 0.7957	H = {[D * 0.1120] / 0.7671} / 0.1283
DM Par Bonds	€10,000.00	€2,804.93	0.337	€945.00	€2,804.00	$1,040.00	$312.99	$323.00	$3,190.00
DM Discount Bonds	€10,000.00	€2,578.53	0.337	€868.00	€2,578.00	$955.00	$287.41	$297.00	$2,933.00

(1)	From Part A.1 of this Annex.

(2)	Amount to be rounded downward to the nearest €1.00 or U.S.$1.00, as applicable.

(3)
Reference Prices are from Part A.2 of this Annex.  See “Terms of the Invitation—Consideration to be Received Pursuant to the Invitation—Consideration for Tenders of DM Brady Bonds” for an explanation of the formula set forth below.

(4)	From Part A.4 of this Annex. Amount to be rounded to the nearest cent (U.S.$0.01).

Series of Eligible Securities Tendered	Principal Amount Tendered	Cash to be Received on Settlement Date (in euro or U.S. dollars)
		Cash Proceeds from Collateral (from Part A.1 above)(1)	Accrued Interest on Discounts from Dec. 31, 2009 to Dec. 31, 2010(1) (2)	Accrued Interest on 2017 Globals from June 2, 2010 to Dec. 2, 2010(1)	Exchange Fee (0.40%)(3)	Net Cash in euro and U.S. dollars to be Received(4)
		I	J = C * 0.0686568	K = G * 0.04375	L = A * 0.004	M = I + J –L; and K
DM Par Bonds	€10,000.00	€6,656.99	€64.88	$14.13	€11.21	€6,710.66 and $14.13
DM Discount Bonds	€10,000.00	€6,656.99	€59.59	$12.99	€10.31	€6,706.27 and $12.99

(1)	Amount to be rounded to the nearest euro cent (€0.01).

(2)	From Part A.4 of this Annex.

(3)	Amount to be rounded downward to the nearest euro cent (€0.01).

(4)
The amount in column I (Cash Proceeds) will not be paid by Argentina; this amount will be paid by the custodian (from funds received from the collateral agent) to the tendering holders.  Argentina will pay (A) an amount in euro equal to the difference of (x) the amount in column J, minus (y) the amount in column L; and (B) an amount in U.S. dollars equal to the amount in column K.  Column M represents the aggregate amounts of cash (in euro and U.S. dollars) to be received by holders on the Settlement Date from these two sources.

ANNEX E-1

TENDER PROCEDURES FOR USD BRADY BONDS HELD IN ELECTRONIC OR BOOK-ENTRY FORM

1. The beneficial holder instructs the direct participant (or the securities intermediary, if applicable) to participate in the Invitation and provides such direct participant (or securities intermediary, if applicable) with all the information necessary for it to submit to the information, exchange and tabulation agent (i) an electronic acceptance notice through the applicable principal clearing system and (ii) the related letter of transmittal.

2. The direct participant submits an electronic acceptance notice to the applicable principal clearing system containing (i) the information of the beneficial holder holding Eligible Securities through such direct participant (including identifying details of the beneficial holder such as name, jurisdiction, litigation-related information, etc.), and (ii) the direct participant’s name and participant number.

3. The principal clearing system provides the direct participant with a blocking reference number.

4. The principal clearing system (excluding Caja de Valores) (i) “blocks” the Eligible Securities tendered and (ii) submits the electronic acceptance notice to the information, exchange and tabulation agent.  In the case of tenders submitted through Caja de Valores, Eligible Securities tendered will be transferred to a special account at Caja de Valores (“cuenta puente”).

ANNEX E-2

TENDER PROCEDURES FOR USD BRADY BONDS IN PHYSICAL FORM

A.     TENDER THROUGH SECURITIES INTERMEDIARY (CUSTODIAN/DIRECT PARTICIPANT).

1. The beneficial holder instructs the custodian or the direct participant, as applicable, to participate in the Invitation and provides such custodian or direct participant, as applicable, with all the information necessary for such custodian or direct participant to (i) submit the corresponding certificate representing its USD Brady Bonds to the Fiscal Agent and (ii) deliver (in the case of a direct participant), or  instruct a relevant direct participant to deliver (in the case of a custodian), the letter of transmittal to the information, exchange and tabulation agent.

2. The custodian or the direct participant delivers to the Fiscal Agent, on behalf of the beneficial holder, the original certificate.

3. In the case of tenders submitted through a custodian, the custodian instructs a direct participant in a principal clearing system to deliver a letter of transmittal to the information, exchange and tabulation agent.

4. The direct participant delivers to the information, exchange and tabulation agent a letter of transmittal specifying (i) the certificate number set forth on the certificate representing the tendered USD Brady Bonds delivered to the Fiscal Agent, and (ii) the relevant information regarding the direct participant’s account at the principal clearing system where the New Securities and Cash Payment will be delivered.  If the name of the registered holder is different from the name of the beneficial owner identified in the letter of transmittal, the letter of transmittal must be accompanied by an instrument of transfer signed by the registered holder or holders exactly as their names appear on the certificates, assigning such certificates to the beneficial owner named in the letter of transmittal, and the signature on the instrument of transfer must be certified as authentic by the custodian or the direct participant.

B.     TENDER BY BENEFICIAL HOLDER.

1bis. The beneficial holder delivers to the Fiscal Agent the original certificate.

3bis. The beneficial holder instructs a direct participant in a principal clearing system to deliver a letter of transmittal to the information, exchange and tabulation agent.  The beneficial holder must specify to the direct participant (i) the certificate number set forth on the certificate representing the tendered USD Brady Bonds delivered to the Fiscal Agent, and (ii) the relevant information of the account where the New Securities and Cash Payments will be delivered.

4. The direct participant delivers to the information, exchange and tabulation agent a letter of transmittal specifying (i) the certificate number set forth on the certificate delivered to the Fiscal Agent, and (ii) the relevant information regarding the direct participant’s account where the New Securities and Cash Payment will be delivered.  If the name of the registered holder is different from the name of the beneficial owner identified in the letter of transmittal, the letter of transmittal must be accompanied by an instrument of transfer signed by the registered holder or holders exactly as their names appear on the certificates, assigning such certificates to the beneficial owner named in the letter of transmittal, and the signature on the instrument of transfer must be certified as authentic by the custodian or the direct participant.

ANNEX E-3

TENDER PROCEDURES FOR DM BRADY BONDS HELD IN ELECTRONIC OR BOOK-ENTRY FORM

1. The beneficial holder instructs the direct participant (or the securities intermediary, if applicable) to participate in the Invitation and provides such direct participant (or securities intermediary, if applicable) with all the information necessary for it to submit to the information, exchange and tabulation agent (i) an electronic acceptance notice through the applicable principal clearing system and (ii) the related letter of transmittal.

2. The direct participant submits an electronic acceptance notice to the applicable principal clearing system.

3. The principal clearing system provides the direct participant with a blocking reference number.

4. The direct participant fills out and delivers by e-mail or fax a copy of the letter of transmittal to the information, exchange and tabulation agent containing (i) the information of the beneficial holder holding Eligible Securities through such direct participant (including identifying details of the beneficial holder such as name, jurisdiction, litigation-related information, etc.), (ii) the direct participant’s name and participant number, and (iii) the blocking reference number received from the principal clearing system.  Such letter of transmittal must be (i) duly signed by the beneficial holder of the tendered Eligible Securities and (ii) counter-signed by the direct participant to confirm the identity of the beneficial holder tendering the respective Eligible Securities.

5. The principal clearing system (excluding Caja de Valores) (i) “blocks” the Eligible Securities tendered and (ii) submits the electronic acceptance notice to the information, exchange and tabulation agent.  In the case of tenders submitted through Caja de Valores, Eligible Securities tendered will be transferred to a special account at Caja de Valores (“cuenta puente”).

ANNEX F

SAMPLE CALCULATIONS RELATED TO PAYMENT ON GDP-LINKED SECURITIES

A	Reference Year	2012
B	Base Case Previous Year (2011) GDP in billions of 1993 pesos	349.72
C	Base Case Reference Year (2012) GDP in billions of 1993 pesos	361.12
D	Base Case GDP Growth Rate (=C/B-1)	3.26%
		Example 1	Example 2	Example 3
E	Hypothetical Actual Reference Year (2012) Real GDP in billions of 1993 pesos	425.00	425.00	350.00
F	Condition I - Does Actual Real GDP exceed Base Case GDP for the reference year? (Is E>C?)	Yes	Yes	No
G	Hypothetical annual growth in Actual Real GDP in Reference Year	4.00%	2.50%
H	Condition II - Does the annual growth in Actual Real GDP exceed the growth in Base Case GDP for the reference year? (Is G>D ?)	Yes	No
Excess GDP Calculation
I	Excess GDP in billions of 1993 pesos (E-C)	63.88
J	Hypothetical GDP deflator for reference year / GDP deflator for base year (1993)	3.50
K	Excess GDP in billions of nominal pesos of Reference Year (= I * J)	223.56
Payment in U.S. dollars
L	Available Excess GDP in pesos per one U.S. dollar in notional amount of GDP-linked Securities (= 0.05 * K * 0.012225)	0.136653
M	Hypothetical peso/U.S. dollar exchange rate	4.30000
N	Payment in U.S. dollars per one U.S. dollar in notional amount of GDP-linked Securities (2) (= L / M)	0.0317796

Cumulative U.S. dollar payments per one U.S. dollar in notional amount of GDP-linked Securities cannot exceed the payment cap of U.S.$0.48.

F-1

ANNEX G

FORM OF LETTER OF TRANSMITTAL

NOTE: THIS LETTER OF TRANSMITTAL IS REQUIRED FOR TENDERS OF (1) USD BRADY BONDS THAT ARE HELD IN PHYSICAL FORM AND (2) DM BRADY BONDS.  THIS LETTER OF TRANSMITTAL IS TO BE SIGNED BY THE BENEFICIAL OWNER AND, UPON COMPLETION, SIGNED AND SUBMITTED BY THE DIRECT PARTICIPANT TO THE INFORMATION, EXCHANGE AND TABULATION AGENT AS SET FORTH HEREIN.  PLEASE FOLLOW THE SPECIFIC INSTRUCTIONS SET FORTH HEREIN AND IN THE PD PROSPECTUS AND THE US PROSPECTUS (AS APPLICABLE).  IF YOU NEED ASSISTANCE IN COMPLETING THIS LETTER OF TRANSMITTAL, PLEASE CALL THE INFORMATION, EXCHANGE AND TABULATION AGENT AT +1-212 809-2663 (IN THE UNITED STATES), +44-(0)20-7382-4580 (IN ENGLAND), +49-(0)800-181-2501 (IN GERMANY) OR + 39-800-789-917 (IN ITALY).

LETTER OF TRANSMITTAL

Relating to the Invitation by

The Republic of Argentina
to Owners of each series of bonds listed below and related claims (collectively, the “Eligible  Securities”) to submit offers to exchange Eligible Securities on the terms and conditions described in the PD Prospectus and in the US Prospectus (as defined below).

Series of Eligible Bonds	Outstanding Principal Amount	ISIN
U.S. dollar Collateralized Fixed Rate Bonds due 2023 (USD Par Series L) (“USD Par Bonds”)	U.S.$185,047,000	XS0043119147 and XS0043119576
U.S. dollar Collateralized Floating Rate Bonds due 2023 (USD Discount Series L) (“USD Discount Bonds”)	U.S.$77,900,000	XS0043118172 and XS0043118339
Deutsche Mark Collateralized Fixed Rate Bonds due 2023 (DM Par Series) (“DM Par Bonds”)	€46,417,633	DE0004103007
Deutsche Mark Collateralized Floating Rate Bonds due 2023 (DM Discount Series) (“DM Discount Bonds”)	€7,756,298	DE0004103015

This is a letter of transmittal (the “LoT”) referred to in the prospectus dated December 3, 2010 (the “PD Prospectus”) of the Republic of Argentina (“Argentina”) and in the prospectus supplement filed by Argentina with the U.S. Securities and Exchange Commission (the “US Prospectus”).  This LoT forms part of the Invitation Materials.  The terms and conditions of the Invitation Materials are incorporated by reference herein.  Capitalized terms used but not defined in this LoT shall have the same meanings given to them in the PD Prospectus and in the US Prospectus.

The Invitation being extended under the PD Prospectus and the invitations being extended on the basis of the US Prospectus constitute one and the same Invitation, subject to the same terms and conditions (as set forth in the PD Prospectus and in the US Prospectus), except as required by applicable law or as otherwise noted in the PD Prospectus and in the US Prospectus.

THE INVITATION WILL EXPIRE AT 5:00 P.M. (CENTRAL EUROPEAN TIME) ON DECEMBER 29, 2010, UNLESS EXTENDED OR EARLIER TERMINATED BY ARGENTINA (SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”).

ALL TENDERS WILL BE IRREVOCABLE AND MAY NOT BE WITHDRAWN EXCEPT UNDER CERTAIN LIMITED CIRCUMSTANCES AS DESCRIBED IN THIS DOCUMENT.

Following completion and due execution of this LoT, the direct participant shall deliver the LoT by email or facsimile transmission to the email address or one of the following facsimile numbers of the information, exchange and tabulation agent (E-mail: ralvarez@bondcom.com; Fax: +1-212-437-9827 (in the United States), +44(0)-20-7067-9239 (in England), +49-(0)800-181-2501 (in Germany) or +39-800-789-917 (in Italy)).  Delivery of this form in a manner other than the foregoing does not constitute valid delivery.

This form must be submitted by a direct participant in any of the principal clearing systems designated in item 3 below on behalf of a single beneficial owner or joint owners in relation to a single electronic acceptance notice to a principal clearing system.  Prior to its submission by the direct participant, this form must be signed by the beneficial owner(s) of the tendered Eligible Securities as well as the direct participant as provided herein.  If the beneficial owner holds the Eligible Securities through a custodian that is not a direct participant, the beneficial owner hereby authorizes and instructs the custodian to forward the signed LoT to a direct participant for completion and submission to the information, exchange and tabulation agent.

Please fill in all of the relevant fields:

1.	Please select the ISIN number for the Eligible Security to which this form relates to:

XS0043119147 (USD Par Bond)

XS0043119576 (USD Par Bond)

XS0043118172 (USD Discount Bond)

XS0043118339 (USD Discount Bond)

DE0004103007 (DM Par Bond)

DE0004103015 (DM Discount Bond)

2.	Original Principal Amount of Eligible Securities tendered:

Currency	Principal Amount

In the case of tenders of DM Brady Bonds, the principal amount tendered in the electronic acceptance notice submitted to the relevant principal clearing system must equal the principal amount of Eligible Securities specified above.  In the case of tenders of USD Brady Bonds that are held in physical form, the principal amount represented by the physical certificates delivered to the fiscal agent must equal or exceed the original principal amount of Eligible Securities specified above.

3.	Please select the relevant principal clearing system through which the submission has been made:

Euroclear

Clearstream, Luxembourg

Caja de Valores S.A.

Clearstream Banking AG

4.	Please provide the following information regarding the direct participant submitting this LoT:

•	Name: ____________________________

•	Address:	____________________________

•	City, Province (or State) and Country: ____________________________

•	Phone Number: ____________________________

•	Email Address: ____________________________

5.
Please provide the number of the account of the direct participant at the principal clearing system specified in item 3 above (i) in the case of a tender of DM Brady Bonds, from which the Eligible Securities have been tendered or (ii) in the case of a tender of USD Brady Bonds held in physical form, to which the New Securities and Cash Payment will be credited:

_____________________________

6.
Please provide (i) the blocking reference number provided by the relevant principal clearing system when you submitted the corresponding electronic acceptance notice (in the case of tenders of DM Brady Bonds) or  (ii) the certificate number (in the case of tenders of USD Brady Bonds that are held in physical form):

_____________________________

Holders of USD Brady Bonds in physical form should deliver, or arrange to have delivered, the corresponding physical certificate(s) representing their securities well in advance of the Expiration Date.

7.	Please provide the following information regarding the beneficial owner:

First Name of Beneficial Owner or Name of Institution1: _____________________________

Last (Family) Name of Beneficial Owner (not applicable to Institutions)1: _____________________________

Jurisdiction of Beneficial Owner (please select Jurisdiction below):

•	Public Offering Jurisdictions

Argentina	Germany

Italy	Luxembourg

United States

•	Private Placement Jurisdictions

(Beneficial owners from these jurisdictions are responsible for ensuring, and must confirm to Argentina that they may lawfully participate in the Invitation in accordance with the restrictions set forth in Annex A)

Austria	Monaco

Belgium	The Netherlands

Canada (Ontario and Québec only)	The Netherlands Antilles

Cayman Islands	Portugal

Channel Islands (Jersey only)	Singapore

Denmark	Spain

France	Switzerland

Hong Kong	United Kingdom

Ireland	Uruguay

•	If the beneficial owner is not from the jurisdictions listed above, it may not participate in the Invitation.

•	Telephone Number (Optional): _____________________________

•	Are the Eligible Securities the subject of any legal proceeding against Argentina (Yes / No)?: _________________

•	If yes, please provide name of court and docket number:_______________________________________________

1	If the tender is made from a joint account, each account holder must enter his or her first and last name.

The undersigned hereby instructs the direct participant (and its custodian, as applicable) to tender the Eligible Securities indicated above by completing and submitting this LoT to the information, exchange and tabulation agent and, in the case of DM Brady Bonds, by submitting an electronic acceptance notice, all in accordance with the applicable procedures set forth herein and in the relevant Prospectus.

By signing this LoT below, the undersigned beneficial owner acknowledges and agrees that:

1.	you have received and reviewed the US Prospectus and/or the PD Prospectus, as applicable, in their entirety;

2.
you consent to the Proposed Amendments described in the US Prospectus and/or the PD Prospectus, as applicable, and (i) if you hold USD Brady Bonds in physical form, you appoint irrevocably the information, exchange and tabulation agent as proxy to attend, to cast the votes corresponding to your tendered Eligible Securities in favor of the Resolutions approving the Proposed Amendments and to vote in favor of the appointment of Ted Bloch, Pía Gowland or any other person nominated by the information, exchange and tabulation agent in its sole discretion as Chairman of the relevant Bondholders’ meeting, in each case at the relevant Bondholders’ Meeting or any adjournment thereof, or (ii) if you hold DM Brady Bonds, you appoint irrevocably the information, exchange and tabulation agent as proxy to attend and to cast the votes corresponding to your tendered Eligible Securities in favor of the Resolutions approving the Proposed Amendments at the relevant Bondholders’ Meeting or any adjournment thereof;

3.
you accept the Invitation in respect of the aggregate principal amount of Eligible Securities you have tendered (and any claims related thereto), subject to the terms and conditions of the Invitation as set forth in the US Prospectus and/or the PD Prospectus, as applicable;

4.	you agree that the Eligible Securities will be cancelled as a condition and purpose of the Invitation;

5.
you assign and transfer to the information, exchange and tabulation agent for cancellation all right, title and interest in and to, and any and all claims in respect of or arising as a result of your status as a holder of, all tendered Eligible Securities, subject to and effective upon exchange (including the cancellation of your tendered Eligible Securities);

6.
you agree that the exchange shall be deemed to constitute full performance and satisfaction by Argentina of all of its obligations under your tendered Eligible Securities and, if applicable, any payment order, judgment, arbitral award or other order that you have obtained or may obtain in the future against Argentina relating to the tendered Eligible Securities, such that following the cancellation and exchange of such Eligible Securities, you shall have no contractual or other rights or claims in law or equity arising out of or related to your tendered Eligible Securities or any payment order, judgment, arbitral award or other such order relating to such Eligible Securities that you have obtained or may obtain in the future against Argentina (including any Argentine public entity or affiliate), the fiscal agent or the collateral agent arising under or in connection with such Eligible Securities;

7.
subject to and effective upon settlement of the Invitation, you waive any and all rights and claims (other than the right to the Consideration subject to the terms and conditions of the Invitation, as described the US Prospectus and/or the PD Prospectus, as applicable) with respect to your tendered Eligible Securities against Argentina (including any Argentine public entity or affiliate), the fiscal agent or the collateral agent and any of their agents, officials, officers, employees or advisors, including any and all rights and claims with respect to your pro rata portion of any interest collateral that secures your tendered Eligible Securities;

8.
subject to and effective upon settlement of the Invitation, you discharge and release Argentina (including any Argentine public entity or affiliate), the fiscal agent and the collateral agent, the trustee for the New Securities, and any of their agents, officials, officers, employees or advisors, from any and all claims (including claims in the form of a payment order, judgment, arbitral award or other such order or enforcement actions related thereto) you may have, now or in the future, arising out of or related to your tendered Eligible Securities, including expressly, without limitation, any claims arising from any existing, past or continuing defaults and their consequences in respect of such Eligible Securities (such as any claim that you are entitled to receive principal, accrued interest or any other payment with respect to your Eligible Securities, other than as expressly provided in the US Prospectus and/or the PD Prospectus, as applicable);

9.
you are the beneficial owner of, or a duly authorized representative of one or more such beneficial owners of, all Eligible Securities tendered by you and you have full power and authority to submit all required documents, including, as applicable, your electronic acceptance notice, letter of transmittal and original certificates representing Eligible Securities in physical form, and have full power and authority to tender, assign and transfer all Eligible Securities tendered by you;

10.
all authority conferred or agreed to be conferred pursuant to your representations, warranties and undertakings and all of your obligations shall (to the extent possible under applicable law) be binding upon your successors, assigns, heirs, executors, trustees in bankruptcy and legal representatives and shall not be affected by, and shall survive, your death or incapacity;

11.
you are solely liable for any taxes and similar or related payments imposed on you under the laws of any applicable jurisdiction as a result of your participation in the Invitation and you will not and do not have any right of recourse (whether by way of reimbursement, indemnity or otherwise) against Argentina (or any Argentine public entity or affiliate), the information, exchange and tabulation agent, the custodian, the fiscal agent, the collateral agent or any other person in respect of such taxes and payments;

12.
you are a person for whom it is lawful to participate in the Invitation under applicable securities laws and if you are located in and/or a resident of a jurisdiction specified under the heading “Private Placement Jurisdictions” in item 7 of this LoT, then you make the representations set forth for the applicable jurisdictions in Annex A;

13.
you have, or have confirmed that the party on whose behalf you are acting has, good and marketable title to all Eligible Securities being tendered and, upon settlement of the Invitation, the tendered Eligible Securities will be transferred to the fiscal agent for cancellation, free and clear of any liens, charges, claims, encumbrances, interests, rights of third parties and restrictions of any kind, and you are solely responsible for complying with this covenant and Argentina shall not be liable to any third party that has now, or may have in the future, any right or interest of any kind in the tendered Eligible Securities;

14.
you will, upon request, execute and deliver any additional documents and/or do such other things deemed by Argentina, the information, exchange and tabulation agent (or, where relevant, any custodian or other holder or third party acting on your behalf) to be necessary or desirable to complete the transfer to the fiscal agent of the tendered Eligible Securities for cancellation or to evidence your power and authority to so tender and transfer such Eligible Securities;

15.
you constitute and appoint the information, exchange and tabulation agent or its successor (and your custodian or other holder or third party acting on your behalf) as your true and lawful agent and attorney-in-fact (with full knowledge that the information, exchange and tabulation agent also acts as Argentina’s agent) with respect to all Eligible Securities tendered, with full power of substitution, to (a) present such Eligible Securities and all evidences of transfer and authenticity to us, or upon our order, (b) request the cancellation of such Eligible Securities or direct the relevant clearing system or systems to present such Eligible Securities for cancellation, (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Eligible Securities, (d) receive (or instruct the relevant clearing system or systems to receive) on your behalf the New Securities to be delivered to you and the portion of your Cash Payment to be paid by Argentina in exchange for the cancellation of your tendered Eligible Securities and (e) instruct the custodian to deliver to the relevant clearing system or systems on your behalf, and instruct the relevant clearing system or systems to receive on your behalf, the portion of the Cash Proceeds that is attributable to your tendered Eligible Securities;

16.
you irrevocably appoint Wilmington Trust FSB as custodian and instruct the custodian to (a) establish a custody account in the name of the custodian for the deposit by the custodian of the Cash Proceeds received from the collateral agent after its liquidation of the Brady Collateral for the series of Eligible Securities you tender, (b) hold the Cash Proceeds in trust for the benefit of the tendering holders of the relevant series of Eligible Securities until Argentina has confirmed to the custodian that such Eligible Securities have been cancelled and (c) distribute the portion of the Cash Proceeds that is attributable to the Eligible Securities you tender to the account designated by you or on your behalf pursuant to your electronic acceptance notice and/or letter of transmittal;

17.
you constitute and appoint the information, exchange and tabulation agent or its successor (and any custodian or other holder acting on your behalf) as your true and lawful agent and attorney-in-fact (with full knowledge that the information, exchange and tabulation agent also acts as Argentina’s agent), and provide an irrevocable instruction to each such attorney-in-fact and agent, to complete and execute all or any form(s) of transfer and other document(s) deemed necessary in the opinion of such attorney-in-fact and agent in relation to your tendered Eligible Securities in favor of the fiscal agent or such other person or persons as Argentina may direct, for purposes of the exchange and cancellation of such Eligible Securities and to deliver such form(s) of transfer and other document(s) in the attorney’s and agent’s opinion and/or the certificate(s) and other document(s) of title relating to such Eligible Securities’ registration and to execute all such other documents and to do all such other acts and things as may be in the opinion of such attorney-in-fact or agent be necessary or expedient for the purpose of, or in connection with, the acceptance and settlement of the Invitation and the cancellation of such Eligible Securities;

18.
you will not sell, pledge, hypothecate or otherwise encumber or transfer any Eligible Securities tendered (or any claims, judgments or awards relating to such Eligible Securities) from the date of your tender and you agree that any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

19.
in the case of the DM Brady Bonds, you hold, and will hold (or will instruct your custodian or other holder or third party acting on your behalf to hold), the Eligible Securities you have tendered blocked in the clearing system (or transferred to the cuenta puente, in the case of a tender through Caja de Valores) through which such securities are held and, in accordance with the requirements of such clearing system and by the deadline established by such clearing system, have taken all steps necessary to authorize the blocking (or transfer) of your tendered Eligible Securities with effect on and from the date your tender is received by such clearing system, and, pending the transfer of such Eligible Securities to the fiscal agent for cancellation, you may not instruct or effect any transfers of such Eligible Securities;

20.
you authorize any transfers of your tendered Eligible Securities or other actions by the clearing systems, the information, exchange and tabulation agent and the fiscal agent in furtherance of cancellation and settlement;

21.
you agree to supply your custodian, the information, exchange and tabulation agent and Argentina (or its legal counsel) upon their request no later than the Expiration Date, with full, complete and accurate details (in such a manner that these details may be reconciled, if applicable, with your electronic acceptance notice and/or letter of transmittal) of (a) any administrative, litigation, arbitral or other legal proceedings against Argentina relating to the Eligible Securities that you tender, (b) any payment order, judgment, arbitral award or other such order against Argentina covering your tendered Eligible Securities or into which your tendered Eligible Securities have merged, (c) any attachment orders, injunctions or other relief granted in connection with (a) or (b) above; you represent and warrant that the information you supply is true and correct; and you agree to deliver upon request of Argentina (or its legal counsel) any execution copy of any judgment or any other document necessary to enforce your payment order, judgment, arbitral award or other such order;

22.
your tendered Eligible Securities are not the subject of any administrative, litigation, arbitral or other legal proceedings against Argentina or the fiscal agent or collateral agent for such Eligible Securities (including claims for payment of past due interest, principal or any other amount sought in connection with your tendered Eligible Securities or for compensation of lawyers’ costs or court fees), except that, to the extent that your tendered Eligible Securities are the subject of such proceedings, (a) you agree to abandon, dismiss, withdraw and discontinue such proceedings (with each party to bear its own attorneys’ fees and costs, except that Argentina shall not bear any court fees) in full and final settlement thereof if and to the extent that cancellation of the tendered Eligible Securities and settlement (including delivery of your New Securities and your Cash Payment) occur pursuant to the terms of the Invitation, and you agree to take promptly any necessary or appropriate steps to implement such withdrawal and dismissal, including, without limitation, the termination of any power of attorney or agency agreement, (b) you hereby authorize Argentina (or its legal counsel) to file any document with any administrative body, court, tribunal or other body before which any such proceedings are pending or that has issued or recognized any payment order, judgment, arbitral award or other such order in order to have the proceedings withdrawn, dismissed and discontinued with prejudice and (c) you agree to deliver and hereby authorize your legal counsel to deliver to your custodian, the information, exchange and tabulation agent and Argentina (or its legal counsel) without undue delay following the Settlement Date all additional documents, court filings or further authorizations as requested by Argentina to withdraw, dismiss and discontinue with prejudice any pending administrative, litigation, arbitral or other legal proceeding against Argentina in full and final settlement thereof;

23.
to the extent that you have obtained a payment order, judgment from any court, an award from any arbitral tribunal or other order against Argentina, the fiscal agent or the collateral agent with respect to your tendered Eligible Securities (including payment orders, judgments, arbitral awards or other orders requiring Argentina, including any Argentine public entity or affiliate, to make payment of past due interest, principal or any other amount sought in connection with your tendered Eligible Securities or for compensation of lawyers’ costs or court fees), (a) you hereby irrevocably waive the right to enforce such payment order, judgment, arbitral award or other such order against Argentina, the fiscal agent or the collateral agent if and to the extent that cancellation of your tendered Eligible Securities and settlement (including delivery of your New Securities and your Cash Payment) occur pursuant to the terms of the Invitation, (b) you hereby authorize Argentina (or its legal counsel) to file any document with any administrative body, court, tribunal or other body that has issued or recognized any payment order, judgment, arbitral award or other such order in order to have the payment order, judgment, arbitral award or other such order (or that portion of such payment order, judgment, arbitral award or other such order in which you have an interest) withdrawn, discharged and/or cancelled in full, and (c) you agree to deliver and hereby authorize your legal counsel to deliver to your custodian, the information, exchange and tabulation agent and Argentina (or its legal counsel) without undue delay following the Settlement Date all appropriate documents or court filings as requested by Argentina, to discharge and cancel in full any payment order, court judgment, arbitral award or other such order against Argentina, the fiscal agent or the collateral agent (or that portion of such payment order, judgment, arbitral award or other such order in which you have an interest);

24.
subject to and effective upon the settlement of the Invitation, you hereby irrevocably waive all rights awarded and any assets attached for your benefit through any pre-judgment attachment, post-judgment attachment, attachment in aid of execution or any other measure encumbering property or any other rights of Argentina (including any Argentine public entity or affiliate) ordered by any court or otherwise obtained (including ex parte or through self help measures) against Argentina (or against any Argentine public entity or affiliate and their assets or rights to receive such assets) or against the fiscal agent or the collateral agent in connection with such Eligible Securities (including claims for payment of past due interest or any other amount sought in connection with your tendered Eligible Securities and legal costs or court fees) and you agree to take, promptly upon request by Argentina, such further steps or give such other notification as may be necessary to release any assets attached or otherwise encumbered;

25.
the delivery of your tender will constitute an undertaking to execute any further documents and give any further assurances that may be required in connection with any of the foregoing and you further agree, promptly upon the request of Argentina or the information, exchange and tabulation agent, to take such further steps or give such other notifications or information as may be required or requested to ensure that Argentina (including any Argentine public entity or affiliate) shall have no liability with respect to the Eligible Securities you tender or with respect to any administrative, litigation, arbitral or other legal proceeding, or any payment order, judgment, arbitral award or other such order related to such Eligible Securities if and to the extent such Eligible Securities are exchanged by Argentina;

26.
you hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all rights you may have to trial by jury in any legal proceedings directly or indirectly arising out of or relating to the Invitation or the custody agreement referred to in the US Prospectus and/or the PD Prospectus;

27.
in consideration for any GDP-linked Securities that you receive pursuant to the Invitation, (a) you are deemed to have received (and waive actual receipt of) all payments on the GDP-linked Securities that would have been made during the period from and including June 2, 2005 to but excluding December 31, 2010, as if the GDP-linked Securities were outstanding during that period, (b) such prior payments deemed made will be counted towards the total payment cap of U.S.$0.48 per U.S.$1.00 notional amount of GDP-linked Securities, over the life of the GDP-linked Securities, and (c) your GDP-linked Securities will expire in any year in which the payment cap for the 2005 GDP-linked Securities denominated in U.S. dollars is reached (as described under “Description of the New Securities—General Terms of the GDP-linked Securities” of the US Prospectus and/or the PD Prospectus, as applicable);

28.
the terms and conditions of the Invitation shall be deemed to be incorporated in, and form part of, your electronic acceptance notice and/or letter of transmittal, which shall be read and construed accordingly;

29.
if you have tendered your Eligible Securities through a custodian or any other holder or third party acting on your behalf, you have constituted and appointed such custodian, holder or third party as your true and lawful agent and attorney-in-fact to (a) carry out all the necessary actions that are required to tender your Eligible Securities pursuant to the Invitation and to transfer such Eligible Securities for cancellation (including, in particular, to provide the information contained in this letter of transmittal to Argentina and the information, exchange and tabulation agent), and (b) perform all acts and execute any documents necessary or useful to perform the tender of your Eligible Securities as well as the settlement of the Invitation, and you instructed him accordingly. You will not revoke any instructions and/or powers-of-attorney given to such custodian, holder or third party.  By signing this LoT, you confirm such constitution, appointment and instruction of the custodian acting on your behalf in connection with this LoT and the Invitation. You give your explicit consent to this LoT being forwarded to the information, exchange and tabulation agent and you release your custodian from any confidentiality obligations under applicable bank secrecy principles and/or data protection rules. Furthermore, you agree that Argentina and the information, exchange and tabulation agent will store, process and use the data contained in this LoT to the extent required for the settlement of the Invitation, the conduct of the Bondholders’ Meetings and the adoption of the Resolutions as well as for litigation reconciliation purposes and/or the exercise of any rights under this LoT;

30.
the New Securities that you receive in exchange for your Eligible Securities will be registered in the name of, and the Cash Payments will be paid to, a nominee of a common depositary for a principal clearing system and deposited with or transferred to that common depositary, which may cause an increase in fees under the arrangements regarding your securities deposit account;

31.
you acknowledge that, as applicable, your electronic acceptance notice and/or letter of transmittal contains an offer to enter into a contractual relationship with Argentina on the potential exchange of your Eligible Securities for New Securities and a Cash Payment (subject to the terms of the Invitation Materials) and that, consequently, the information contained in such electronic acceptance notice and/or letter of transmittal is required in connection with the settlement of the Invitation.  You agree that Argentina, the information, exchange and tabulation agent and the custodian will store, process and use the data contained in such electronic acceptance notice and/or letter of transmittal to the extent required for the settlement of the Invitation, the conduct of the Bondholders’ Meetings and adoption of the Resolutions, for litigation reconciliation purposes and/or the exercise by Argentina of any rights under the representations, warranties and undertakings given in connection with the Invitation, and you irrevocably instruct your custodian, any relevant clearing system or other holder acting on your behalf to disclose your identity and deliver, as applicable, an electronic acceptance notice and/or letter of transmittal, as provided in the tender procedures described in the US Prospectus and/or the PD Prospectus, as applicable, to Argentina, its legal counsel, the information, exchange and tabulation agent and the custodian;

32.
Argentina, the information, exchange and tabulation agent, the collateral agent, the custodian and other persons will rely on the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements, and if any of the acknowledgments, representations, warranties and agreements deemed to have been made by you by your tender of your Eligible Securities are no longer accurate, you will promptly notify Argentina and, at Argentina’s sole discretion, withdraw your tender of Eligible Securities or remedy the same;

33.
the submission of the electronic acceptance notice and, if applicable, the delivery to the information, exchange and tabulation agent of the letter of transmittal relating to your tender fall within the exclusive responsibility of your custodian (or of the corresponding direct participant, in the case of letters of transmittal) or other holder or third party acting on your behalf; you further acknowledge that Argentina shall not be liable with respect to any failure in the delivery, or any delayed delivery, to the information, exchange and tabulation agent, of any electronic acceptance notice or letter of transmittal, or any error in the execution of a letter of transmittal, or with respect to any failure or error in the submission, or any delayed submission, of the tendered Eligible Securities through a principal clearing system, or any failure or error in the delivery, or any delayed delivery, of any Eligible Securities in physical form, or any failure to execute, or any delayed execution, of any other steps or formality necessary or desirable to complete validly the tender procedures of the Invitation;

34.
the Consideration for your tendered Eligible Securities will be credited to an account held by you or your custodian, directly or indirectly, with a principal clearing system pursuant to the tender procedures described in the US Prospectus and/or the PD Prospectus, as applicable;

35.
you instruct your custodian or any other holder or third party acting on your behalf, to transfer your tendered Eligible Securities to the fiscal agent for cancellation, according to the terms and conditions described in this document, or if the tendered Eligible Securities are not accepted by Argentina pursuant to the terms and conditions of the Invitation, you instruct your custodian, holder or third party acting on your behalf, to release such Eligible Securities and return them to you;

36.
you acknowledge that Argentina’s obligations to make payments in the Invitation shall be discharged upon receipt by the information, exchange and tabulation agent, for your sole benefit, of your New Securities and the portion of your Cash Payment to be paid by Argentina.  You agree that Argentina shall make all payments under the Invitation to the information, exchange and tabulation agent (or directly to one or more of the clearing systems) for your exclusive benefit, in accordance with your respective interests.  Argentina shall have no right or interest whatsoever in such amounts;

37.
you acknowledge that you are not relying on Argentina, the collateral agent, the information, exchange and tabulation agent or the custodian for any investment advice with respect to the value of the securities constituting the Brady Collateral and that none of Argentina, the collateral agent, the information, exchange and tabulation agent or the custodian makes any representation as to the value or validity of any securities constituting the Brady Collateral or is responsible for the enforcement of the Argentina’s obligations or any of its or your rights under, or for the taking of any action to protect your interests in, any such securities and none of Argentina, the collateral agent, the information, exchange and tabulation agent or the custodian is under any obligation to supervise the investment represented by any such securities or to make any recommendation to it with respect to the disposition of any such securities;

38.
you acknowledge that each of Argentina, the collateral agent, the information, exchange and tabulation agent and the custodian is performing its duties provided for in the collateral pledge agreement, the custody agreement and any other agreement with Argentina in reliance upon various representations and warranties made by Argentina, including representations from Argentina (a) as to the principal amount of Eligible Securities tendered and accepted by Argentina in the Invitation and as to the effectiveness of the Proposed Amendments; (b) that upon the redemption by the U.S. Treasury of the U.S. Treasury Bonds comprising the portion of the Brady Collateral that secures the tendered USD Brady Bonds, and payment of the redemption price by the U.S. Treasury to the collateral agent, as contemplated by the USD collateral pledge agreement and the memorandum of understanding between Argentina and the U.S. Treasury, the collateral agent will be authorized, assuming the Amendment Condition is satisfied, to transfer the resulting Cash Proceeds to the custodian; (c) that upon the transfer of the KfW Bonds by the collateral agent to KfW, and the payment of the repurchase price by KfW to the collateral agent, as contemplated by the repurchase agreement between KfW and Argentina, good and valid title to the KfW Bonds, free and clear of all pledges, liens and encumbrances, equities, security interests or other claims, will pass, subject to applicable laws, to KfW, and the collateral agent will be authorized, assuming the Amendment Condition is satisfied, to transfer the resulting Cash Proceeds to the custodian; and (d) assuming the Amendment Condition is satisfied, the liquidation of the applicable portion of the Brady Collateral by the collateral agent, the transfer of the resulting Cash Proceeds to the custodian to hold in trust for the benefit of the tendering holders of Eligible Securities of the applicable series, and the payment of such Cash Proceeds to such tendering holders, will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreements to which Argentina is a party (including the collateral pledge agreements) or by which it or any of its properties or assets is bound;

39.	you acknowledge that the collateral agent’s duty with respect to the liquidation of any Brady Collateral shall be discharged at the time the Cash Proceeds are credited to the custodian’s account;

40.
you acknowledge that neither the collateral agent nor the custodian will be responsible for any loss or damage you may suffer in relation to the distribution of funds unless the loss or damage results from the collateral agent’s or the custodian’s gross negligence or willful misconduct or the gross negligence or willful misconduct of its nominees or any branch or subsidiary of it; in the event of such gross negligence or willful misconduct, the liability of the collateral agent or the custodian, as the case may be, in connection with the loss or damage will not exceed (a) the lesser of replacement of any securities or the market value of the securities to which such loss or damage relates at the time the party alleging the damages reasonably should have been aware of such gross negligence or willful misconduct and (b) replacement of cash.  Under no circumstances will the collateral agent or the custodian be liable to you for special, indirect or consequential loss or damage of any kind whatsoever (being loss of business, goodwill, opportunity or profit), even if advised of the possibility of such loss or damage;

41.
you acknowledge that in the event unanticipated circumstances occur such that the collateral agent has any questions with respect to the liquidation procedures specified herein or in respect of any matter not expressly provided for in the applicable collateral pledge agreement that requires the exercise of any discretion on its part, the collateral agent (a) shall have the right to engage, at the expense of Argentina, the services of an independent reputable investment banking firm for advice on such circumstances or matters and (b) may, without incurring any liability whatsoever, conclusively rely on any advice received from such advisor, without having any duty to conduct an independent inquiry in respect of such circumstances or matters;

42.
you acknowledge that the rights, powers, duties, authorities and obligations of the collateral agent and the custodian are set out in the collateral pledge agreements and the custody agreement, respectively, and each of them is subject to and bound by the terms thereof;

43.
you acknowledge that the custodian will not be responsible for any failure to perform any of its obligations (nor will it be responsible for any unavailability of funds credited to the relevant custody account or accounts that it establishes for purposes of the Invitation) if such performance is prevented, hindered or delayed by a force majeure event, and that in such case its obligations will be suspended for so long as the force majeure event continues.  “Force majeure event” means any event due to any cause beyond the reasonable control of the custodian, including civil disturbances, attacks, war, acts of God or power or communication system failures;

44.
you acknowledge that neither the collateral agent nor the custodian shall (a) be under any obligation to verify whether any amount of funds received by it is sufficient, so long as the amount of such funds is consistent with written notices received by it of the amount to be paid to it; (b) be liable to you for any loss or destruction or depreciation in value of any securities (unless it shall directly result from its own gross negligence or wilful misconduct); (c) be liable to you if required by law or by any authority in or of any jurisdiction having the power to tax to withhold or deduct any amounts on account of any duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed in respect of any funds received or the proceeds of the liquidation of any securities or (d) be obligated to invest any Cash Proceeds pending distribution of such Cash Proceeds to the tendering holders entitled thereto;

45.
you acknowledge and agree to the choice of governing law and jurisdiction (a) set forth in the PD Prospectus under “Terms of the Invitation—Governing Law and Jurisdiction” if you submit this LoT in a jurisdiction in which the Invitation is being extended on the basis of the PD Prospectus and (b) set forth in the US Prospectus under “Terms of the Invitation—Governing Law and Jurisdiction,” if you submit this LoT in a jurisdiction in which the Invitation is being extended on the basis of the US Prospectus; and

46.
if any one or more of the above representations, warranties and undertakings made by or with respect to any tendering holder shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining representations, warranties and undertakings made by or with respect to such holder, and the representations, warranties and undertakings made by or with respect to all other tendering holders, shall in no way be affected, prejudiced or otherwise disturbed thereby.

Information on disclosure of this LoT and personal data contained therein

The undersigned beneficial owner acknowledges that this LoT authorizes the direct participant (and custodian, as applicable) to extend an offer on his behalf to enter into a contractual relationship with Argentina on the potential exchange of the Eligible Securities into New Securities and a Cash Payment (subject to the terms of the Invitation) and that, consequently, the information contained in this LoT is required in connection with the settlement of such exchange, the conduct of the Bondholders’ Meetings and the adoption of the Resolutions and for litigation reconciliation purposes and/or the exercise of any rights under this LoT.

Therefore, the undersigned hereby gives his explicit consent to this LoT being forwarded to the information, exchange and tabulation agent.  For this purpose and to such extent, he hereby releases the direct participant (and the custodian, as applicable) from any confidentiality obligations under applicable banking secrecy principles and/or data protection rules.

Furthermore, the undersigned agrees that Argentina and the information, exchange and tabulation agent will store, process and use the data contained in this LoT to the extent required for the settlement of the Invitation,  the conduct of the Bondholders’ Meetings and the adoption of the Resolutions, for litigation reconciliation purposes and/or the exercise of any rights under this LoT.

ACCEPTED AND AGREED Beneficial Owner By:__________________________ Name: Title: Date:	Beneficial Owner (if joint ownership) By:__________________________ Name: Title: Date:

Beneficial owners resident or located in Italy must (i) read the following statements (ii) specifically agree and accept the representations, undertakings and warranties listed below, and (iii) sign below for the second time.

I/We, hereby, specifically agree and accept, without limitation, pursuant to, and for the effects of, articles 1341 and 1342 of the Italian Civil Code, the representations, undertakings and warranties Nos. 7, 8, 21, 22, 23, 24, 25, 26 (irrevocable waivers to legal proceedings, legal actions and rights against the Republic of Argentina and other entities in relation to the tendered Eligible Securities and undertaking of obligations associated with such waivers); Nos. 18 and 19 (limitations on the rights to dispose of the tendered Eligible Securities as of the date of acceptance), and No. 45 (acceptance of foreign law as the governing law of the tender and of the exclusive jurisdiction of foreign courts).

If the tender is made from a joint account, each account holder must sign.

We, the undersigned direct participant, hereby (i) confirm that the beneficial owner(s) named above is/are the owner of the Eligible Securities tendered in this Letter of transmittal, (ii) agree to submit an electronic acceptance notice relating to the Eligible Securities indicated herein and (iii) submit this duly completed Letter of Transmittal on behalf of the above signed beneficial owner(s) to the information, exchange and tabulation agent.

Direct Participant

By:__________________________

Name:
Title:
Date:

ANNEX A

JURISDICTIONAL RESTRICTIONS

The distribution of the Invitation Materials and the Invitation are restricted by law in certain jurisdictions.  Persons into whose possession the Invitation Materials come are required by Argentina to inform themselves of and to observe any of these restrictions.

The Invitation Materials do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which an offer or solicitation is not authorized or in which the person making an offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation.  Argentina does not accept any responsibility for any violation by any person of the restrictions applicable in any jurisdiction.

Austria

An offer of the New Securities to the public in Austria may not be made prior to the publication of a prospectus in relation to the New Securities which has been approved by the competent authority in Austria or, where required, approved in another relevant EEA Member State and notified to the competent authority in Austria, all in accordance with the provisions of the Austrian Capital Market Act implementing the Prospectus Directive (Directive 2003/71/EC of the European Parliament and of the Council of 4 November 2003) except that an offer of the New Securities to the public in Austria may be made at any time:

•
to legal entities which are authorized or regulated to operate in the financial markets (including, e.g., credit institutions, investment firms, insurance companies, etc.) or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•
to legal entities which do not meet two of the following three criteria: (i) less than 250 employees on average, (ii) total balance sheet not exceeding EUR 43,000,000 and (iii) an annual net turnover not exceeding EUR 50,000,000;

•
to small and medium-sized enterprises which expressly apply to be considered as qualified investors; small and medium-sized enterprises are companies, which meet at least two of the following three criteria: (i) less than 250 employees on average, (ii) total balance sheet not exceeding EUR 43,000,000 and (iii) an annual net turnover not exceeding EUR 50,000,000;

•
to natural persons resident in Austria who expressly apply to be considered as qualified investors if they meet at least two of the following criteria: (i) the investor has carried out at least 10 significant securities transactions per quarter over the previous four quarters; (ii) the investor’s securities portfolio exceeds EUR 0.5 million; (iii) the investor works or has worked for at least one year in the financial sector in a professional position requiring knowledge of securities investment; or

•
in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Section 3 of the Austrian Capital Market Act implementing Article 3 of the Prospectus Directive.

The expression an “offer of New Securities to the public” means the communication in any form and by any means of sufficient information on the terms of the Invitation and the New Securities to be offered so as to enable an investor to decide to purchase or subscribe the New Securities, as the same may be varied in Austria by any measure implementing the Prospectus Directive in Austria.

Belgium

The Invitation does not constitute a public offering within the meaning of Article 3, §2 of the Belgian Law of June 16, 2006 on public offering of securities and admission of securities to trading on a regulated market (the “Prospectus Law”) nor pursuant to Article 6 of the Belgian Law of April 1, 2007 on takeover bids (the “Takeover Law”).  The Invitation is exclusively conducted under applicable private placement exemptions and has therefore not been, and will not be, notified to, and no Invitation Material has been, or will be, approved by, the Belgian Banking, Finance and Insurance Commission (Commission bancaire, financière et des assurances/Commissie voor het Bank-, Financie- en Assurantiewezen).

Accordingly, the Invitation as well as any prospectus may only be advertised, offered or distributed in any way, directly or indirectly, to any person located and/or resident in Belgium who qualify as “Qualified Investors” as defined in Article 10, §1, of the Prospectus Law and as referred to in Article 6, §3, 2, of the Takeover Law, and who are acting for their own account, or in other circumstances which do not constitute a public offering in Belgium pursuant to the Prospectus Law and the Takeover Law.

Canada (Ontario and Québec Only)

Provinces

The New Securities may only be offered to investors located in the provinces of Ontario and Québec.

Currency

The official rate for the Argentine peso against the Canadian dollar as reported by the Bank of Canada was approximately Argentine pesos 3.96 = C$1.00 on November 30, 2010.

Responsibility

Except as otherwise expressly required by applicable law or as agreed to in contract, no representation, warranty, or undertaking (express or implied) is made and no responsibilities or liabilities of any kind or nature whatsoever are accepted by the global coordinator, the international joint dealer managers, the information agent or the exchange agent as to the accuracy or completeness of the information contained in the Invitation Materials or any other information provided by Argentina in connection with the Invitation.

Resale Restrictions

The Invitation will be made in Canada on a private placement basis only and will be exempt from the requirement that Argentina prepare and file a prospectus with the relevant Canadian securities regulatory authorities.  Accordingly, any resale of the New Securities must be made in accordance with applicable securities laws that may require resales to be made in accordance with exemptions from registration and prospectus requirements.  Tendering holders are advised to seek legal advice prior to any resale of the New Securities.

Representations of Canadian investors

Each Canadian investor who participates in the Invitation will be deemed to have represented to Argentina and the international joint dealer managers that:

•
the Invitation was made exclusively through the Invitation Materials and was not made through an advertisement of the Invitation in any printed media of general and regular paid circulation, radio, television or telecommunications, including electronic display, or any other form of advertising in Canada;

•	the investor has reviewed and acknowledges the terms referred to above under the heading “Resale Restrictions”;

•	where required by law, the investor is participating in the Invitation as principal for its own account and not as agent; and

•
the investor or any ultimate investor for which such investor is acting as authorized agent is entitled under applicable Canadian securities laws to participate in the Invitation without the benefit of a prospectus qualified under such securities laws, and without limiting the generality of the foregoing, the investor, or any ultimate investor for which such investor is acting as agent, is an “accredited investor”, as that term is defined in National Instrument 45-106 – Prospectus and Registration Exemptions.

In addition, each recipient of New Securities resident in Ontario who receives an exchange confirmation, by the tendering holder’s receipt thereof, will be deemed to have represented to Argentina and the international Join Dealer Manager, that such tendering holder: (a) has been notified by Argentina (i) that Argentina is required to provide information (“personal information”) pertaining to the tendering holder as required to be disclosed in Schedule I of Form 45 106F1 (including its name, address, telephone number and the number and value of any of the New Securities received), which Form 45 106F1 is required to be filed by Argentina under NI 45 106, (ii) that such personal information will be delivered to the Ontario Securities Commission (the “OSC”) in accordance with NI 45 106, (iii) that such personal information is being collected indirectly by the OSC under the authority granted to it under the securities legislation of Ontario, (iv) that such personal information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (v) that the public official in Ontario who can answer questions about the OSC’s indirect collection of such personal information is the Administrative Assistant to the Director of Corporate Finance at the OSC, Suite 1903, Box 5520, Queen Street West, Toronto, Ontario M5H 3S8, Telephone: (416) 593-8086; and (b) by receiving New Securities, has authorized the indirect collection of the personal information by the OSC.

Further, the tendering holder acknowledges that its name, address, telephone number and other specified information, including the number of New Securities it has acquired, may be disclosed to other Canadian securities regulatory authorities and become available to the public in accordance with the requirements of applicable laws.  By acquiring New Securities, the tender or consents to the disclosure of such information.

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in the Invitation Materials does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to participate in the Invitation.  Canadian participants in the Invitation should consult their own legal and tax advisers with respect to the tax consequences of participating in the Invitation in their particular circumstances under relevant Canadian legislation and regulations.

Forward-Looking Information

This offering is being made by a non-Canadian issuer using disclosure documents prepared in accordance with non-Canadian securities laws.  Prospective tendering holders should be aware that these requirements may differ significantly from those of Ontario.  The forward-looking information included or incorporated by reference in the Invitation Materials may not be accompanied by the disclosure and explanations that would be required of a Canadian issuer under Ontario securities law.

Rights of Action for Damages or Rescission (Ontario Only)

Securities legislation in Ontario provides that every tendering holder of Eligible Securities pursuant to the Invitation Materials shall have a statutory right of action for damages or rescission against Argentina in the event the Invitation Materials contain a misrepresentation as defined in the Securities Act (Ontario).  Ontario tendering holders who acquire New Securities offered by the Invitation Materials during the period of distribution are deemed to have relied on the misrepresentation if it was a misrepresentation at the time of exchange.  Ontario tendering holders who elect to exercise a right of rescission against Argentina shall have no right of action for damages against Argentina.  The right of action for rescission or damages conferred by the statute is in addition to, and without derogation from, any other right the tendering holder may have at law.  Prospective Ontario tendering holders should refer to the applicable provisions of the Ontario securities legislation and are advised to consult their own legal advisers as to which, or whether any, of such rights or other rights may be available to them.

Enforcement of Legal Rights

Argentina is a foreign sovereign state.  Therefore, it may not be possible for Canadian investors to effect service of process within Canada upon Argentina or to satisfy a judgment against Argentina in Canada or to enforce a judgment obtained in Canadian courts against Argentina.

Language of Documents

Each Canadian investor, by submitting an offer, acknowledges that it is such investor’s express wish that all documents evidencing or relating in any way to the Invitation be drawn up in the English language only.  Chaque investisseur canadien, en soumettant une offre, reconnaît que c’est à sa volonté expresse que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à l’Invitation soient rédigés en anglais seulement.

Cayman Islands

NOTICE TO THE PUBLIC IN THE CAYMAN ISLANDS:

The offer to subscribe for the securities may not be made to the public in the Cayman Islands.

Channel Islands (Jersey Only)

The Invitation Materials shall not be circulated in Jersey (or made available on a website accessible to residents of Jersey) unless an identical offer is, for the time being, being circulated in the United Kingdom without contravening the provisions of the Financial Services and Markets Act, 2000 or the Public Offers of Securities Regulations, 1995 or, to the extent relevant, of the Borrowing (Control and Guarantees) Act 1946 or the Companies Act 1985 of the United Kingdom.

Denmark

This Invitation and the Invitation Materials do not constitute a prospectus under Danish law and have not been filed with or approved by the Danish Financial Supervisory Authority as the Invitation and the Invitation Materials have not been prepared in the context of a public offering of securities in Denmark within the meaning of the Danish Securities Trading Act or any Executive Orders issued pursuant thereto. This Invitation will only be directed to qualified investors as defined in section 2 of the Danish Prospectus Order no. 223/2010.  Accordingly, this Invitation and the Invitation Materials may not be made available to any other person in Denmark nor may the New Securities otherwise be marketed and offered for sale in Denmark.

European Economic Area

In relation to each Relevant Member State, an offer to the public of any New Securities pursuant to the Invitation may not be made in that Relevant Member State unless and until a prospectus within the meaning of the Prospectus Directive has been approved by the competent authority in Luxembourg and published and “passported” into that Relevant Member State in accordance with the Prospectus Directive, except that an offer to the public in that Relevant Member State of New Securities may be made at any time under the following exemptions under the Prospectus Directive:

•	an offer addressed solely to “qualified investors” within the meaning of the Prospectus Directive as implemented in that Member State (“Qualified Investors”);

•	an offer addressed to fewer than 100 natural or legal persons in that Relevant Member State (other than Qualified Investors); or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to the New Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any of the New Securities to be offered so as to enable an investor to decide to purchase such New Securities, as the same may be further defined in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” includes any relevant implementing measure in each Relevant Member State.

France

No prospectus (including any amendment, supplement or replacement thereto) has been prepared in connection with the offering of the New Securities that has been approved by the French Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the EEA and notified to the French Autorité des marchés financiers; no New Securities have been offered or sold nor will be offered or sold, directly or indirectly, to the public in France; the Invitation Materials  relating to the New Securities have not been distributed or caused to be distributed and will not be distributed or caused to be distributed to the public in France; such offers, sales and distributions have been and shall only be made in France to qualified investors (investisseurs qualifiés) other than individuals investing for their own account, as defined in Articles L. 411-2, D. 411-1, D. 411-2, D. 734-1, D.744-1, D. 754-1 and D. 764-1 of the Code monétaire et financier.  The direct or indirect distribution to the public in France of any so acquired New Securities may be made only as provided by Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the Code monétaire et financier and applicable regulations thereunder.

Hong Kong

No person or entity may issue or have in its possession for the purposes of issue any advertisement, invitation or document relating to the New Securities, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to New Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571) and any rules made thereunder.

Ireland

The Invitation is addressed exclusively to:

•	legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•
any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year (ii) a total balance sheet of more than €43,000,000; and (iii) an annual turnover of more than €50,000,000 as shown in its last annual or consolidated accounts;

•	any other individual or entity authorized in Ireland as a qualified investor within the meaning of the Prospectus Directive;

and each person who initially acquires any New Securities or to whom any offer is made under the Invitation on the basis of any of the above will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive and that it is not acquiring the New Securities with a view to their resale in Ireland to any person other than a qualified investor.

In the case of any New Securities being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, such financial intermediary will also be deemed to have represented, acknowledged and agreed that the New Securities acquired by it in the Invitation have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to persons in circumstances which may give rise to an offer to the public other than their offer or resale to qualified investors as so defined. Argentina will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement.

“Prospectus Directive” means Directive 2003/71/EU of the European Parliament and the Council of November 4, 2003 and any relevant implementation measures in Ireland.

Monaco

The New Securities may not and will not be offered or sold in Monaco except through an intermediary approved in Monaco, in accordance with the Monaco Financial Services Law.  Offers and sales of New Securities may be made outside of Monaco and forwarded to investors in Monaco without restriction under Monegasque law.

The Netherlands

The New Securities may not be offered or sold, directly or indirectly, in the Netherlands, other than to qualified investors (gekwalificeerde beleggers) within the meaning of Article 1:1 of the Dutch Financial Supervision Act (Wet op het financieel toezicht).

The Netherlands Antilles

The laws of the Netherlands Antilles do not stipulate that the Invitation to receive New Securities in exchange for Eligible Securities in the Netherlands Antilles be approved by any regulatory authority.

Portugal

The Invitation Materials have not been and will not be registered or approved by the Portuguese Securities Market Commission (“Comissão do Mercado dos Valores Mobiliários”) nor has a prospectus recognition procedure been commenced with the Portuguese Securities Market Commission, and therefore the Invitation is not addressed to investors resident and/or located in Portugal and cannot be made to the public in Portugal or under circumstances which are deemed to be a public offer under the Portuguese Securities Code (“Código dos Valores Mobiliários”) and other securities legislation and regulations applicable in Portugal.  In addition, the Invitation Materials and other offer materials are only being publicly distributed in the jurisdictions where it is lawful to do so and may not be publicly distributed in Portugal, nor may any publicity or marketing activities related to the Invitation be conducted in Portugal.

The Invitation is not addressed to holders of Eligible Securities resident and/or located in Portugal, and no tenders from holders of Eligible Securities resident and/or located in Portugal will be accepted, other than to holders are that are qualified investors (“investidores qualificados”), as defined in articles 30 and 110-A of the Portuguese Securities Code, and/or 99 or fewer non-qualified investors, in which case the Invitation can be made through a private placement (“oferta particular”), in accordance with the relevant provisions of the Portuguese Securities Code.

Any future offer to present proposals for the repurchase of the Eligible Securities to be conducted in Portugal will not be registered or approved by the Portuguese Securities Market Commission nor will a prospectus recognition procedure be commenced with the Portuguese Securities Market Commission and therefore proposals for the repurchase of the Eligible Securities will not be accepted from the general public in Portugal under circumstances which are deemed to be a public offer under the Portuguese Securities Code and other securities legislation and regulations applicable in Portugal.

Singapore

The Invitation is made only to and directed at, and the New Securities are only available to, persons in Singapore who are existing bondholders of bonds previously issued by Argentina.  The Invitation is not an offer, sale or invitation of the New Securities to any other person in Singapore.  Subscriptions for the New Securities will not be accepted from any person in Singapore other than persons in Singapore who are existing bondholders of bonds previously issued by Argentina.

Spain

Neither the New Securities nor the Invitation Materials have been approved or registered in the administrative registries of the Spanish Securities Market Commission (Comisión Nacional del Mercado de Valores). Consequently, the New Securities may not be offered in Spain except in circumstances which do not constitute a public offer of securities in Spain within the meaning of Article 30bis of the Spanish Securities Market Law of 28 July 1988 (Ley 24/1988, de 28 de julio, del Mercado de Valores), as amended and restated, and supplemental rules enacted thereunder, or otherwise in reliance of an exemption from registration available thereunder.

Switzerland

Argentina has not applied nor will apply for a listing of the New Securities on the SIX Swiss Exchange or any other exchange or regulated securities market in Switzerland, and consequently, the information presented in the Prospectus or in any other offering or marketing material does not necessarily comply with the information standards set out in the applicable Swiss listing rules.

United Kingdom

This Invitation is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (e) of the Order (all such persons together being referred to as “relevant persons”).  The New Securities are only available to, and any Invitation, offer or agreement to subscribe, purchase or otherwise acquire such New Securities will be engaged in only with, relevant persons.  Any person who is not a relevant person should not act or rely on this Prospectus or any of its contents.

Uruguay

The offering of the New Securities pursuant to the Invitation constitutes a private placement under Uruguayan law and the New Securities are not and will not be registered with the Central Bank of Uruguay.

PROSPECTUS

The Republic of Argentina

Debt Securities
Warrants
Units

We may from time to time offer and sell (or permit certain security holders named in the applicable prospectus supplement to offer and sell) our debt securities, warrants and units in amounts, at prices and on terms to be determined at the time of sale and provided in supplements to this prospectus.  Such offers may include debt securities in exchange for other debt securities or that are convertible into new debt securities.  Securities having an aggregate principal amount of up to U.S.$15,000,000,000 may be offered in the United States.  The debt securities will be direct, general and unconditional public debt of the Republic of Argentina, or Argentina, and will rank equal in right of payment among themselves and with all other unsecured and unsubordinated public debt of Argentina.  The warrants will be direct, unconditional and unsecured obligations of Argentina and will not constitute indebtedness of Argentina.

Sales of the securities may be made directly, through agents designated from time to time or through underwriters or dealers.  If any agents of Argentina or any underwriters are involved in the sale of securities, we will include the names of those agents or underwriters and any commissions or discounts they may receive in the applicable prospectus supplement.

_____________________

This prospectus may not be used to make offers or sales of securities unless accompanied by a prospectus supplement.  You should read this prospectus and any supplements carefully.  You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference in them is accurate as of any date other than the date on the front of those documents.

 For a discussion of risk factors, please see “Risk Factors” beginning on page 7 of this prospectus.

_____________________

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is April 13, 2010.

TABLE OF CONTENTS

Page

ABOUT THIS PROSPECTUS	2

FORWARD-LOOKING STATEMENTS	5

DATA DISSEMINATION	5

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	5

USE OF PROCEEDS	6

RISK FACTORS	7

DESCRIPTION OF THE SECURITIES	14

TAXATION	32

PLAN OF DISTRIBUTION	34

OFFICIAL STATEMENTS	36

VALIDITY OF THE SECURITIES	36

AUTHORIZED REPRESENTATIVE	36

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Argentina filed with the United States Securities and Exchange Commission, or SEC, under the “shelf” registration process.  Under this shelf process, Argentina may sell (or may permit certain security holders named in the applicable prospectus supplement to sell), from time to time, any of the debt securities, warrants and/or units described in this prospectus in one or more offerings up to a total amount of U.S.$15,000,000,000 or the equivalent thereof in another currency or currency unit.  This prospectus provides you with basic information about Argentina and a general description of the securities Argentina may offer under this shelf process.  Each time Argentina or any security holder sells securities under this shelf process, it will provide a prospectus supplement that will contain additional information about Argentina and, if necessary, the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  If the information in this prospectus differs from any prospectus supplement, you should rely on the information in the prospectus supplement.  Argentina is responsible for the information contained and incorporated by reference in this prospectus and any prospectus supplement.  Argentina has not authorized anyone to give you any other information, and Argentina takes no responsibility for any other information that others may give you.

Currency of Presentation

Unless otherwise specified, references herein to “dollars,” “U.S. dollars,” “U.S.$” and “$” are to the currency of the United States of America, and references to “pesos” and “Ps.” are to Argentine pesos.

Description of the Debt Restructuring Process and Determination of Terms of Exchange Offers
Argentina’s efforts to restructure its debt following its default in 2001 may be divided into two principal phases:

•	the stage accompanying the 2005 Debt Exchange (the “2005 Offer Stage”); and

•	the stage accompanying the prospective exchange offer in 2010 (the “2010 Offer Stage”).

For purposes of this prospectus "2005 Debt Exchange" refers to the restructuring and exchange of public debt undertaken by the Government in January and February of 2005.

In arriving at the terms of the exchange offers at each stage, Argentina has needed to weigh important considerations, including:

•	debt sustainability;

•	social and economic considerations affecting Argentina and its citizens;

•	the feedback obtained from consultation with market participants including creditors, creditor groups, investment banks and finance organizations;

•	consultation with other countries and official sector agencies; and

•	legal limitations and constraints.

The 2005 Offer Stage

In the 2005 Offer Stage, Argentina arrived at the terms of its offer after a lengthy and complicated analytical and consultative process.  The Government’s resources and debt payment capacity were severely constrained by the need to address the socio-economic problems it confronted domestically, including the rampant poverty and profound social needs of the Argentine citizenry following the worst economic crisis in its history.  Argentina sought a prudent and sustainable course for its future debt service.  In that context, Argentina began discussions about debt restructuring with creditors and other market and official sector participants in 2002.

Argentina’s negotiation process took a form that reflected changing realities of the capital markets.  Argentina had hundreds of thousands of creditors with varying interests located throughout the world and over a hundred series of bonds under varying governing laws.  Rather than organizing a debt committee, as it and other countries had done when dealing with commercial bank creditors, Argentina met with the various groups that represented different constituencies.  Argentina also sought to share information equally among all creditors and in compliance with applicable securities laws of the jurisdictions in which it planned to make an offer.  Unlike sovereign debt restructurings involving committees - in which committee members, official sector agencies and multilateral organizations endorsed the country’s debt restructuring proposal after reaching an agreement -Argentina’s consultation-based process was, instead, an effort to create a reasonable process for negotiation in the context of complex capital market constituencies around the world with strict restrictions on the use of information.  In following this route, Argentina proceeded in similar ways to Uruguay, Pakistan and Ukraine, among others.

Among the groups that Argentina consulted during the 2005 Offer Stage were:
•	The Argentine Bondholders’ Committee (“ABC”);

•	Task Force Argentina (“TFA”);

•	The Argentine Bond Restructuring Agency plc (“ABRA”);

•	The Global Committee of Argentine Bondholders (“GCAB”), an umbrella organization comprising ABC, TFA, ABRA and other creditor groups, and

•	many other creditor groups and consumer group representatives in Italy, Germany, Japan and other jurisdictions.

At the same time it consulted with creditors, Argentina maintained a dialogue with governmental, multilateral and other official sector agencies.  These included:

•	Governmental entities of countries with significant bondholders affected by the default, including the U.S. Treasury and Italian and German authorities; and

•	multilateral entities, such as the IMF.

In order to assist it in consultations and negotiations, Argentina hired financial advisors.  These advisors helped organize meetings, identify bondholders and take market soundings to help Argentina begin to define an offer.

In September 2003, Argentina announced indicative terms of an offer during the annual meetings of the IMF and the World Bank in Dubai.  After that, Argentina continued discussions with market and official sector representatives.  When it was ready to begin to implement an exchange offer, Argentina appointed Barclays Capital, Merrill Lynch & Co., and UBS Investment Bank (the “2005 Offer Managing Banks”) in February 2004.  The Managing Banks assisted with further consultations and with refinement of the 2005 Debt Exchange.

Argentina encountered vigorous and determined opposition in the process that culminated in its 2005 Debt Exchange.  While some creditors negotiated in good faith, others sought to enjoin the 2005 Debt Exchange altogether even in the face of a large percentage of holders that wanted to enter into the exchange.  Certain active creditors and groups tried interrupting or decreasing participation in the 2005 Debt Exchange through litigation, counter-publicity campaigns, and other means.

Ultimately, Argentina determined the terms of its 2005 Debt Exchange after taking into account in good faith the needs of its various creditor constituencies in the context of its fiscal and other constraints and with the aim of reaching debt sustainability in the medium and long term.  The consultation and negotiation process led to terms that took account of special needs and requirements of creditors.  Argentina included GDP-linked Securities, which would yield payments based on the amount that GDP exceeded an assumed base rate per annum (and, accordingly, give creditors the right to receive payments in the event of certain improvements in Argentina’s economy).  Argentina also provided both a Par Option, most attractive to retail creditors, and a Discount Option, most attractive to institutional creditors among other features requested by creditors.

Creditors also insisted that Argentina needed to heed their inter-creditor concerns as a condition of their participation in the 2005 Debt Exchange.  Argentina received feedback from many creditors, which stated that they would not participate in the 2005 Debt Exchange absent legal reassurance that holdout creditors would not be able to receive more advantageous terms in the future.  This led to the inclusion of a clause in the terms of the securities issued in the 2005 Debt Exchange which gave tendering bondholders certain rights upon future offers (the “RUFO Clause”).  After the 2005 Debt Exchange was launched, certain creditors expressed strong concern that the RUFO Clause did not provide sufficient protection to tendering bondholders that Argentina might, at a later date, strike a more favorable deal with holdout creditors.  In an effort to reassure tendering bondholders and increase the level of participation in the 2005 Debt Exchange, Congress subsequently passed Law No. 26,017, known as the “Lock Law”.  The Lock Law prohibited the Executive Branch from reopening the 2005 Debt Exchange without Congressional approval and also prohibited any type of settlement involving untendered securities that were eligible to participate in the 2005 Debt Exchange (the “2005 Eligible Securities”).

Even after the 2005 Debt Exchange was accepted by 76.15% in interest of holders of 2005 Eligible Securities, two of the most active holdout creditors managed to interrupt settlement for approximately two months until Argentina was able to lift orders they had obtained which would have frustrated the purpose of debt reduction of the 2005 Debt Exchange.  The 2005 Debt Exchange was settled on June 2, 2005, and although holders of 2005 Eligible Securities in the aggregate amount of approximately U.S.$18.6 billion at the time of the 2005 Debt Exchange did not accept the 2005 Debt Exchange, the remainder obtained new securities, which Argentina has serviced ever since.

The calculation of the net present value reduction that tendering holders accepted in the 2005 Debt Exchange is subjective and may vary over time depending on elements such as the performance of interest rates and other factors.  Argentina does not maintain any statistics ascertaining the precise value of the debt reduction to bondholders.  Nevertheless, private analysts estimated at the time that the debt reduction was of approximately 65% to 75% of the original value of the 2005 Eligible Securities.

The 2010 Offer Stage

In 2008, Argentina began to receive and to consider proposals outlining the terms of a new potential offer to its creditors.  The Government decided in 2008 to proceed to negotiate a new offer with its creditors, but was delayed by the global financial crisis.  Finally, in 2009, Argentina engaged investment banks to assist it in carrying out a new offer and formally to begin the 2010 Offer Stage.

In addition to the usual elements it has to consider and weigh as part of arriving at a final offer, Argentina also had two principal legal constraints:
•	the Lock Law; and

•	the RUFO Clause.

In December 2009, Congress passed Law No. 26,547, which suspends the operation of Articles 2, 3 and 4 of the Lock Law until the earlier of December 31, 2010 and the date on which the Executive Branch, through the Ministry of Economy and Public Finance, announces the conclusion of the process of restructuring of Argentina’s debt securities.  Law No. 26,547 also precludes Argentina from making an equal or better offer to creditors than its 2005 Debt Exchange.  If Argentina had been able to make a better offer to creditors than its 2005 Debt Exchange, the application of the RUFO Clause would have created an incentive for creditors that participated in the 2005 Debt Exchange to participate in the new offer.

Argentina has undertaken investor consultations as part of the process necessary to arrive at the terms of its final offer and, as was the case in the 2005 Debt Exchange, it is willing to take into account in good faith the needs of its various creditor constituencies in the context of its fiscal and other constraints and with the aim of consolidating debt sustainability in the medium and long term.

FORWARD-LOOKING STATEMENTS

This prospectus and any related prospectus supplement (including any documents incorporated by reference) may contain forward-looking statements.

Forward-looking statements are statements that are not historical facts, including statements about Argentina’s beliefs and expectations.  These statements are based on Argentina’s current plans, estimates and projections.  Therefore you should not place undue reliance on them.  Forward-looking statements speak only as of the date they are made.  Argentina undertakes no obligation to update any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties.  A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement.  The information contained in this prospectus identifies important factors that could cause such differences.  Such factors include, but are not limited to:

•
adverse external factors, such as a decline in foreign investment, changes in international prices (including commodity prices), high international interest rates and recession or low economic growth in Argentina’s trading partners.  A decline in foreign direct investment could deprive the Argentine economy of capital needed for economic growth.  Changes in international prices and high international interest rates could increase Argentina’s current account deficit and budgetary expenditures.  Recession or low economic growth in Argentina’s trading partners could decrease exports from Argentina, induce a contraction of the Argentine economy and, indirectly, reduce tax revenues and other public sector revenues and adversely affect the country’s fiscal accounts;

•	adverse domestic factors, such as increases in domestic inflation, high domestic interest rates and exchange rate volatility. Each of these factors could lead to lower economic growth; and

•	other adverse factors, such as climatic or political events, international or domestic hostilities and political uncertainty.

DATA DISSEMINATION

Argentina is a subscriber to the Special Data Dissemination Standard, or SDDS, developed by the International Monetary Fund, or IMF, which is designed to improve the timeliness and quality of information of subscribing member countries.  The SDDS requires subscribing member countries to provide schedules indicating, in advance, the date on which data will be released or the so-called “Advance Release Calendar.”  For Argentina, precise dates or “no-later-than-dates” for the release of data under the SDDS are disseminated in advance through the Advance Release Calendar, which is published on the Internet under the IMF’s Dissemination Standards Bulletin Board.  Summary methodologies of all metadata to enhance transparency of statistical compilation are also provided on the Internet under the IMF’s Dissemination Standards Bulletin Board.  The Internet website is located at http://dsbb.imf.org.  Neither Argentina nor any agents or underwriters acting on behalf of Argentina in connection with the offer and sale of securities as contemplated in this prospectus accept any responsibility for information included on that website, and its contents are not intended to be incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement that Argentina filed with the U.S. Securities and Exchange Commission.  This prospectus does not contain all of the information provided in the registration statement.  For further information, you should refer to the registration statement.

You can request copies of the registration statement, including its various exhibits, upon payment of a duplicating fee, by writing to the SEC.  You may also read and copy these documents at the SEC’s public reference room in Washington, D.C.:

100 F Street NE
Washington, DC 20549

All filings that Argentina makes electronically are available to the public over the Internet at the SEC’s website (http://www.sec.gov).  You may call the SEC for further information at 1-800-SEC-0330.

The SEC allows Argentina to incorporate by reference some information that Argentina files with the SEC.  Incorporated documents are considered part of this prospectus.  Argentina can disclose important information to you by referring you to those documents. The following documents, which Argentina has filed or will file with the SEC, are considered part of and incorporated by reference in this prospectus and any accompanying prospectus supplement:

•
Argentina’s Annual Report on Form 18-K for the year ended December 31, 2008, filed with the SEC on October 27, 2009, as amended by amendment No.1 on Form 18-K/A filed with the SEC on December 16, 2009, amendment No. 2 on Form 18-K/A filed with the SEC on January 28, 2010, amendment No. 3 on Form 18-K/A filed with the SEC on March 18, 2010, and amendment No. 4 on Form 18-K/A filed with the SEC on April 9, 2010 (the “2008 Annual Report”), SEC file number 033-70734;

•	any additional amendment on Form 18-K/A to the 2008 Annual Report filed after the date of this prospectus and prior to the termination of the offering of the securities; and

•	each subsequent Annual Report on Form 18-K and any amendment on Form 18-K/A filed after the date of this prospectus and prior to the termination of the offering of the securities.

Later information that Argentina files with the SEC will update and supersede earlier information that it has filed.

You may view and print the documents incorporated by reference on the SEC’s website. Alternatively, you may obtain, without charge and upon request, a copy of any of the above documents (including any exhibits that are incorporated by reference in them).  Requests for such documents should be directed to:

Daniel Martín
Office of the Financial Representative of Argentina
1800 K Street, N.W., Suite 924
Washington, D.C.  20006
Tel: +1 202-466-3021

As long as any of the securities of a series remain outstanding and are listed on the Luxembourg Stock Exchange, you may also obtain, free of charge, copies of this prospectus and any prospectus supplement at the office of the paying agent for the securities in Luxembourg.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, Argentina will use any net proceeds from the sale of securities offered by this prospectus for the general purposes of the government of Argentina, including the refinancing, repurchase or retirement of its domestic and external indebtedness.

RISK FACTORS

You should read this section in conjunction with the more detailed information regarding Argentina contained in the documents incorporated by reference in this prospectus. You should also review the “Risk Factors” section contained in the applicable prospectus supplement.

Risk Factors Relating to Argentina

Certain risks are inherent in any investment in an emerging market such as Argentina.

Argentina is an emerging market economy, and investing in emerging markets generally carries risks.  These risks include political, social and economic instability that may affect Argentina’s economic results.  Instability in Argentina and in other Latin American and emerging market countries has been caused by many different factors, including the following:

•	high interest rates;

•	abrupt changes in currency values;

•	high levels of inflation;

•	exchange controls;

•	wage and price controls;

•	changes in governmental economic or tax policies; and

•	political and social tensions.

Argentina has experienced political, social and economic instability in the past and may experience it in the future.  Any of these factors, as well as volatility in the capital markets, may adversely affect the liquidity, trading markets and value of Argentina’s debt securities and Argentina’s ability to service its debt.

The global credit crisis and unfavorable general economic and market conditions that commenced in 2007 have affected, and could continue to negatively affect our economy.

The global crisis has affected and may negatively continue to affect our economy.  The global credit crisis and economic downturn that commenced in 2007 have had a significant negative impact on the economies of countries around the world.  Developed economies like the United States have sustained some of the most dire effects while some emerging economies like that of China and Brazil have suffered substantial but comparatively milder effects.  We cannot predict the ongoing impact of this crisis on our economy and financial performance. The ongoing effects of the crisis could include a reduction in exports, a decline in tax revenue and further inability to access international capital markets, which may materially and adversely affect our economy.

Argentina’s economy may not continue to grow at the rates experienced in recent years or may contract in the future, which could have a material adverse effect on public finances and on the market price of Argentina’s securities.

The Argentine economy has experienced significant volatility in recent decades, including numerous periods of low or negative growth and high and variable levels of inflation and depreciation of the currency.  From the first half of 2002 until the third quarter of 2008, Argentina’s economy experienced strong growth.  The Argentine economy started slowing as of the third quarter of 2008.  The Government can offer no assurance that the Argentine economy will resume growth at a fast rate or that it will not contract in the future.  Economic results are dependent on a variety of factors, including (but not limited to) the following:

•	international demand for Argentine exports;

•	the price of particular commodities;

•	the stability and competitiveness of the peso against foreign currencies;

•	levels of consumer consumption and foreign and domestic investment; and

•	the rate of inflation.

If Argentina’s economy slows further, or contracts, the market price of Argentina’s securities may be adversely affected and our ability to service our public debt may be impaired.

The intervention of the Central Bank in the foreign exchange market, aimed at counteracting sharp shifts in the value of the peso, may have a negative impact on its international reserves and a significant depreciation or appreciation of the peso could have a material adverse effect on the Argentine economy and our ability to service our public debt.

The Central Bank intervenes in the foreign exchange market from time to time in order to manage the currency and prevent sharp shifts in the value of the peso.  Starting in the third quarter of 2008, the peso depreciated against the dollar.  The Central Bank purchased pesos in the market to avoid a sharper depreciation.  This purchase of pesos caused a decrease in the international reserves of the Central Bank.  If the peso depreciates against the dollar in the future, the Central Bank might resume purchasing pesos to avoid a further depreciation, which may cause a decrease in the Central Bank’s international reserves.  A significant decrease in the Central Bank’s international reserves may have a material adverse impact on our ability to withstand external shocks to our economy.

Since Argentina adopted a managed floating exchange rate regime in 2002, the peso’s value has varied over time.  We cannot assure you that the peso will not devalue or appreciate significantly in the future.  A significant depreciation of the peso would, among other effects, increase the cost of servicing Argentina’s foreign-currency denominated public debt.  A significant appreciation in the value of the peso could, among other effects, make Argentine exports less competitive with goods from other sources.  Either a significant depreciation or appreciation could have a material adverse effect on the Argentine economy and our ability to service our public debt.

A significant depreciation of the currencies of our trading partners or trade competitors may adversely affect the competitiveness of Argentine exports and cause an increase in Argentina’s imports, thus adversely affecting Argentina’s economy.

The depreciation of the currencies of one or more of our other trade partners or trade competitors relative to the peso may result in Argentine exports becoming more expensive and less competitive.  It may also cause an increase in relatively cheaper imports.  A decrease in exports and an increase in imports may have a material adverse effect on Argentina’s economic growth, its financial condition and the ability of Argentina to service its debt.

A decline in international prices for Argentina’s principal commodity exports could have a material adverse effect on Argentina’s economy and public finances.

The prices of most of Argentina’s commodity exports declined significantly between the third quarter of 2008 and the first quarter of 2009, when they began to increase.  If international commodity prices decline again or do not increase further in the future the Argentine economy could be adversely affected and Government revenues from taxes on Argentine exports could decrease, producing a negative impact on public finances.

An increase in inflation could have a material adverse effect on Argentina’s economic prospects.
From 2004 through the third quarter of 2008, Argentina as well as other countries around the world, confronted inflationary pressure, driven by significantly higher fuel, energy and food prices, among other factors. In 2009, inflation in Argentina decelerated due to the global financial and economic crisis.  See "Monetary System—Inflation" in the 2008 Annual Report for further information.

A portion of Argentina’s debt is indexed to inflation so that increases in prices result in increases in debt and debt service.  At September 30, 2009, approximately U.S.$ 38.3 billion, or 27.0%, of Argentina’s gross public debt (which in almost all cases matures in the medium and long-term) was indexed to inflation.  Argentina’s inflation-indexed debt is adjusted based on official statistics prepared by the Government.  Adjustments and payments on such debt are not subject to restatement or revision.

Inflation remains a challenge for Argentina.  Significant inflation could have a material adverse effect on Argentina and would increase Argentina’s debt and debt service, principally in the medium and long term when most inflation-indexed debt matures.

Argentina’s economy is vulnerable to external shocks that could be caused by significant economic difficulties of its major regional trading partners or by more general “contagion” effects, which could have a material adverse effect on Argentina’s economic growth and our ability to service our public debt.

A significant decline in the economic growth of any of Argentina’s major trading partners, such as Brazil, China or the United States, could have a material adverse impact on Argentina’s balance of trade and adversely affect Argentina’s economic growth.  Beginning in the last quarter of 2008, economic conditions in both emerging and developed economies were affected by a global economic and financial crisis.  We cannot predict the length or extent of the crisis or its effects on our major trading partners.  A decline in demand for Argentine exports could have a material adverse effect on Argentina’s economic growth.

Because international investors’ reactions to the events occurring in one market sometimes demonstrate a “contagion” effect in which an entire region or class of investment is disfavored by international investors, Argentina could be adversely affected by negative economic or financial developments in other countries.

The Central Bank and other Government entities conduct periodic reviews of the statistics they publish and any revisions to Argentina’s official financial or economic data resulting from any subsequent review of such data, or material differences in official data from other sources, could reveal a different economic or financial situation in Argentina, which could affect your evaluation of any offer made by Argentina and/or of the market value of our securities.

Certain financial, economic and other information presented in this prospectus may subsequently be materially revised to reflect new or more accurate data.  These revisions may result from the periodic review of official financial and economic data and statistics.  Revisions to official data could reveal that Argentina’s economic and financial condition as of any particular date may be different from that described in this prospectus.  Certain private analysts and non-governmental sources publish financial or economic data, which differ significantly (and present higher estimates of inflation) from official financial or economic data.

At the end of January 2007, the Instituto Nacional de Estadísticas y Censos, or “INDEC,” the Government’s statistical agency and the only organization with operative ability to cover large territories and broad volumes of data in Argentina, experienced a process of institutional reform.  Private analysts objected to the inflation figures (and to other economic data affected by inflation data, such as poverty and GDP estimates) published by INDEC.  The Government utilizes and relies on INDEC statistics, including inflation data.  It does not have any oversight or ability to evaluate the accuracy of data published by non-Governmental sources. Only statistics from official sources, such as INDEC, the Central Bank, and the Ministry of Economy and Public Finance, are included in this prospectus unless otherwise noted.

In Argentina, as in other countries, statistical information and methodology may be evaluated and refined over time and may differ from data prepared using different statistical systems.  See "Monetary System—Inflation" in the 2008 Annual Report for further information. Material differences in official data from other sources could reveal a different economic or financial situation in Argentina, which could affect your analysis of any offer made using this prospectus and/or of the market value of our securities.

Argentina’s limited sources of financing and investment may have an adverse effect on its economy and ability to service its public debt.

The Government’s primary fiscal results (i.e., fiscal results excluding interest payments on Argentina’s public debt) may be insufficient to meet Argentina’s debt service obligations.  Since its debt default in 2001, Argentina has had limited access to financing, which has consisted mainly of:

•	borrowings from local or international sources in local placements, including local bond issuances and intra public-sector financings; and

•	borrowings from international official-sector institutions such as the World Bank, the Inter-American Development Bank (“IADB”) and other public entities.

We cannot assure you that foreign investors and lenders will be willing to loan money to Argentina in the future, or that Argentina may also not be able or willing to access international capital markets.  We also cannot assure you that local sources of financings will remain available.  The loss or limitation of these sources of financing or Argentina’s inability to attract or retain foreign investment in the future could adversely affect Argentina’s economic growth and public finances and our ability to service our public debt.

If Argentina is unable to meet its energy requirements, this could have a material adverse impact on our economy and the costs to the Government of energy subsidies may have a material effect on public finances.

In order to assure adequate domestic supplies of energy, Argentina has at times increased imports and/or reduced exports of energy to and from neighboring countries.  Political tensions with and among the countries which trade energy with Argentina, most notably Bolivia and Chile, could jeopardize the availability of energy supplies in the future.

The Government has at various times implemented subsidies, tariffs and price controls on certain energy products, including natural gas and fuel.  We cannot assure you that the costs to the Government from subsidies may not have a material effect on public finances.

The Government’s finances and its ability to service its debt could be materially and adversely affected by a restructuring by one or more provinces on obligations they owe to the Government.

Argentina’s provinces have incurred certain obligations to the Government in connection with the restructuring of their obligations, the redemption of quasi-currency bonds, multilateral loans and other transactions.  A restructuring of these obligations could have a material adverse effect on our finances and our ability to service our public debt.

In the event of another economic crisis, the Government could strengthen exchange controls and transfer restrictions, which could have a material adverse effect on Argentine private sector economic activity.

In the past, the Central Bank has imposed exchange controls and transfer restrictions in times of crisis and certain of such controls and restrictions remain at present.  There can be no assurance that the Government will not strengthen exchange controls and/or transfer restrictions in the future, which could have a material adverse effect on Argentina’s private sector activity.

The Government provides economic subsidies, which could have a material adverse effect on Argentina’s public finances.

The Government provides subsidies to the energy, agricultural, transportation and other sectors. These subsidies represent a significant cost to the Government and this cost increases as the prices of food, energy and other commodities that are subsidized increases.  The continuation, or expansion, of the Government’s subsidies could have a negative impact on Argentina’s public finances.

Litigation

Argentina’s default on its public indebtedness has prompted creditors to file a number of lawsuits in several countries, many of which have resulted in judgments against Argentina, and the possibility of continued litigation and additional judgments could have a material adverse impact on Argentina’s public finances and our ability to service our public debt.

Numerous lawsuits against Argentina have been commenced in several countries, including the United States, Italy, Germany, and Japan, by bondholders or entities representing bondholders – including bondholders who did not participate in the 2005 Debt Exchange and those who acquired bonds from such bondholders – based on the Government’s default on its public debt obligations on December 31, 2001, totaling at that time U.S.$89.1 billion.  These lawsuits assert that Argentina has failed to make timely payments of interest and/or principal on their bonds and seek judgments for the face value of and/or accrued interest on those bonds.

In the United States, approximately 158 suits have been filed since March 2002, including 18 class actions.  In January 2009, the United States District Court for the Southern District of New York entered “aggregate” judgments on behalf of each of eight class actions, totaling approximately U.S.$2.2 billion.  Argentina appealed these judgments and the certification of the classes; the appeals are currently pending before the United States Court of Appeals for the Second Circuit.  Class certification has been granted in five other cases.  Judgment has been entered against the Government in 104 individual cases in a total amount of approximately U.S.$6.4 billion.  Certain bondholders with U.S. judgments or claims pending in U.S. litigation have sought, in the United States and elsewhere, to attach both Government assets as well as assets of various Argentine entities and other persons alleged by these bondholders to be available to satisfy the obligations of the Government.  For further information, see “Public Sector Debt—Legal Proceedings” in the 2008 Annual Report.

In Italy, all 13 lawsuits filed against Argentina before the civil courts have been dismissed because the Italian Supreme Court of Cassation decided in 2005 that Argentina’s actions concerning the restructuring of its foreign debt are sovereign acts which enjoy immunity from the jurisdiction of Italian courts.

In Germany, approximately 596 proceedings have been filed against Argentina.  Final judgment was rendered in 401 cases for approximately €231 million in principal plus interest.  Currently there are 129 cases pending in Germany with claims for approximately €46 million in principal plus interest.

In Japan, an action has been commenced seeking approximately ¥11 billion in principal, plus interest.  The complaint is currently pending.

We can offer no assurance that further litigation will not result in additional substantial judgments granted against Argentina.  Present or future litigation could result in the execution, attachment or injunction of assets of Argentina, or assets alleged by these bondholders to be property of Argentina, that the Government or the owners of the assets intend for other uses, and could have material adverse effects on public finances, the market price of our securities, and our ability to service our debt.  For further information, see “Public Sector Debt—Legal Proceedings” in the 2008 Annual Report.

Arbitration proceedings under bilateral investment treaties could have a material adverse effect on our finances and our ability to service our debt.

Several arbitration proceedings have been brought against Argentina before the International Centre for the Settlement of Investment Disputes (“ICSID”) challenging some of the emergency measures adopted by the Government in 2001 and 2002 and seeking compensation for damages.  These proceedings have been brought primarily by foreign investors in a number of privatized entities under various bilateral investment treaties.  There are currently 34 ICSID proceedings pending against Argentina, nine of which have been suspended pending settlement negotiations.  Three of these 34 cases are proceedings allegedly totaling approximately U.S.$4.4 billion in face value brought by or on behalf of Italian bondholders, including one involving approximately more than 180,000 claims filed by or on behalf of persons alleging to be Italian bondholders.  Awards have been rendered against Argentina in eight proceedings for an approximate total amount of U.S.$913 million (excluding interest and legal fees), although none of the awards has been executed upon.  To the Government’s knowledge, two claimants had their awards recognized as enforceable by a New York court.  Two claimants also commenced similar proceedings before London and Paris courts.  For further information, see “Public Sector Debt—Legal Proceedings—ICSID Arbitration” in the 2008 Annual Report.

We can offer no assurance that the Government will prevail in the remaining ICSID claims or in the enforcement proceedings.  Rulings against the Government in these and future proceedings could result in the execution, attachment or injunction of assets of Argentina, or assets alleged by claimants to be property of Argentina, that the Government or the owners of the assets intend for other uses, and could have a material adverse effect on public finances, the market price of our securities, and our ability to service our debt.

Creditors have sought to enforce claims against Argentina by proceeding against the Central Bank and agencies or instrumentalities of Argentina on alter ego and other grounds, which if successful, could have a material adverse effect on public institutions and assets, such as reserves and pension funds.

Creditors have initiated proceedings against certain Argentine public sector agencies, instrumentalities, companies and financial sector entities (“Argentine Agencies or Instrumentalities”) and have sought attachment and restraining orders against assets held by and for these entities.  The lawsuits and enforcement actions against the Argentine Agencies and Instrumentalities have been based on alter ego, appropriation, or other theories claiming that these entities should be responsible for Argentina’s debts.  The most material of these proceedings have included attempts to attach and/or restrain in the United States Central Bank reserves, pension fund assets, and American Depository Shares held by an Argentine trust.  In April 2010, the United States District Court for the Southern District of New York issued a decision granting attachments and restraints of approximately U.S.$100 million of Central Bank reserves held at the Federal Reserve Bank of New York based on plaintiffs' theory that the Central Bank was the alter ego of the Republic.  The decision further held that the Central Bank reserves at issue were property of the Republic being used for a commercial activity in the United States, and thus available to satisfy plaintiffs' claims against the Republic.  The Republic and the Central Bank will appeal the decision.  For more information, see “Public Sector Debt—Legal Proceedings—Litigation in the United States—Attempts to attach Argentine property in U.S. Litigation” in the 2008 Annual Report.

Creditors have also attempted to attach diplomatic property in the United States and certain diplomatic and consular accounts in other jurisdictions, notwithstanding that such property is protected under state sovereign immunities laws and public international law.

Argentina is committed to vigorously opposing the attachment of assets protected by United States sovereign immunity laws, the sovereign immunities laws of other jurisdictions, and public international law, but we can offer no assurance that creditors will not proceed against other such assets or assets of Argentine Agencies or Instrumentalities or other entities, nor that Argentina will ultimately prevail in each such pending or future proceeding.

Risks Relating to Argentina’s Securities

The market for Argentina’s securities may not be liquid.

We can make no assurance as to the liquidity of trading markets for Argentina’s public debt or guarantee that the holders of Argentina’s securities will be able to sell their securities in the future.  The failure of a market for Argentina’s securities to develop or continue could harm the trading price of Argentina’s securities, and holders may be able to resell them only after an extended period of time, if at all.

It may be difficult for you to obtain or enforce judgments or arbitral awards against Argentina.

Argentina is a sovereign entity.  Judgments totaling approximately U.S.$8.6 billion in the United States and approximately €231 million in Germany have been entered against Argentina in actions based on the Government’s default on public debt obligations.  Parties suing Argentina on defaulted debt in the United States and elsewhere are limited by the sovereign immunities laws in the jurisdictions in which proceedings against Argentina are brought.  Accordingly, it may be difficult for holders of Argentina’s securities or trustees in respect of such securities to obtain or enforce against Argentina judgments issued in the United States or elsewhere.

Attachment and execution attempts against the property of a foreign state such as Argentina are governed in the United States by the Foreign Sovereign Immunities Act of 1976 (“FSIA”), as well as by public international law, including international treaties such as the Vienna Convention on Diplomatic Relations of 1961 (the “Vienna Convention”).  Even when a foreign state has waived immunity from suit and from enforcement, as has Argentina in connection with its defaulted debt, the FSIA limits attachments and executions to property of the foreign state that is (1) in the United States and (2) used for a commercial activity in the United States.  Plaintiffs who have sued Argentina on defaulted debt have sought prejudgment attachments of, and postjudgment executions against, property which plaintiffs claim belongs to Argentina and which they claim is located in the United States and is being used for commercial activity in the United States.  The FSIA also provides special protection from attachment or execution of such property as that of foreign central banks and military property.  In addition, Argentina may plead sovereign immunity under the FSIA in actions brought against it under the United States federal securities laws or any state securities laws, and its submission to jurisdiction and appointment of Banco de la Nación Argentina as its authorized agent for service of process and waiver of immunity do not include these actions.  Argentina has vigorously opposed attempts by plaintiffs and judgment creditors to attach or execute against property that they allege is subject to attachment and execution under the FSIA.

Immunities laws in other countries may also provide foreign states with immunity from jurisdiction and attachment and execution.  States may be signatories to treaties protecting diplomatic property of foreign states such as the Vienna Convention, which has been adopted by most countries, including Argentina, France, Spain, the United Kingdom, and Italy.  Argentina has opposed attempts by plaintiffs in jurisdictions other than the United States based on the immunities laws of those jurisdictions and applicable public international law.

Argentina has opposed attempts by creditors to have non-Argentine judgments recognized and enforced in Argentine courts.  Argentina’s basis for opposition have included that the foreign judgments contravene Argentine principles of public order, are incompatible with judgments previously or simultaneously issued by Argentine courts, or that Argentina was not provided due process rights.  On March 2, 2010, in In re Claren Corporation C / EN S / Varios, an action seeking recognition of a U.S. judgment, an Argentine lower Federal Court held, as Argentina had argued, that although Argentina’s issuance of the bonds in which plaintiff had an interest constituted commercial activity, Argentina’s decision to declare a moratorium on payments on the bonds as a consequence of an economic and social emergency constituted an exercise of its sovereign powers and should have been given deference by the foreign court.  Therefore, the Argentine lower Federal Court ruled that the foreign judgment disregarded Argentina’s right to sovereign immunity and thus contravened Argentine principles of public order.  See “Public Sector Debt—Litigation in Argentina—Recognition and enforcement of foreign judgments in Argentina” in the 2008 Annual Report for further information.

Eight ICSID awards totaling approximately U.S.$913 million have been entered in arbitrations filed against Argentina.  In the context of enforcement of ICSID awards, Argentina has taken the position that, under Articles 53 and 54 of the 1965 Convention on the Settlement of Investment Disputes Between States and Nationals of Other States (“ICSID Convention”), in order for Argentina to satisfy any ICSID award rendered against it, the award holder must submit its award to the authority appointed under Article 54(2) of the ICSID Convention, which is an Argentine court, and follow the formalities applicable for collecting on a judgment against Argentina.  Efforts to enforce an ICSID award are otherwise subject to the sovereign immunity laws in effect in the jurisdiction where enforcement is sought in accordance with Article 55 of the ICSID Convention.

DESCRIPTION OF THE SECURITIES

This prospectus provides you with a general description of the securities Argentina may offer.  Each time Argentina sells (or certain security holders authorized by Argentina sell) securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  If the information in this prospectus differs from any prospectus supplement, you should rely on the information in the prospectus supplement.

Description of Debt Securities

Argentina will issue debt securities governed by New York law, English law or Argentine law.  Debt securities governed by Argentine law will be issued under a decree or regulation that will set out the terms and conditions of the debt securities, and will be described in a related prospectus supplement.  Debt securities governed by either New York law or English law will be issued under an indenture between Argentina and one or more trustees.  Argentina will file the indenture, each applicable decree or regulation and the form of the debt securities with the SEC.

The following description summarizes the material provisions of the debt securities and the indenture.  You should read the indenture, the form of the debt securities and the applicable prospectus supplement before making your investment decision.

Argentina will include some or all of the following terms in the prospectus supplement relating to any series of debt securities:

•	the title;

•	any limit on the aggregate principal amount;

•	the issue price;

•	the maturity date or dates;

•
the interest rate or rates (which may be fixed or variable), the date from which interest will accrue, the interest payment dates and the record dates for the interest payments, and the extent to which interest payments may be capitalized or paid in kind;

•	the place or places where the principal of and interest on the debt securities are payable;

•	any mandatory or optional sinking fund provisions;

•	any provisions that allow Argentina to redeem the debt securities at its option;

•	any provisions that entitle you to repayment for the debt securities at your option;

•	the currency in which the debt securities are denominated and the currency in which Argentina will make payments;

•	the authorized denominations;

•	any index Argentina will use to determine the amount of principal, any premium and interest payments;

•	any covenants or agreements of Argentina and any events that give you the right to accelerate the maturity of your debt securities;

•	whether that series of debt securities will be listed and, if listed, the stock exchanges on which it will be listed;

•	any terms allowing you to exchange or convert your debt securities; and

•	any other terms of the debt securities that do not conflict with the provisions of the indenture.

Argentina may issue debt securities at a discount below their stated principal amount, bearing no interest or bearing interest at a rate which at the time of issuance is below market rates.  Argentina may also issue debt securities that have variable rates of interest but are exchangeable for fixed-rate debt securities.  Argentina will describe the United States federal income tax consequences and other relevant considerations in the prospectus supplement for any such offering.

The debt securities are direct obligations of Argentina and do not have the benefit of any separate undertaking of other government entities (including Banco Central de la República Argentina).

Status

The debt securities will be direct, unconditional, unsecured and unsubordinated obligations of Argentina and will rank pari passu and without preference among themselves.  Argentina’s payment obligations under the debt securities will rank at least equally with all its other present and future unsecured and unsubordinated External Indebtedness (as defined under “Negative Pledge” below).

Payment of Principal and Interest

Unless otherwise specified in the applicable prospectus supplement, Argentina will make payments on the debt securities in U.S. dollars to the trustee for the benefit of the registered holders of the debt securities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be subject to any sinking fund.

Any money that Argentina pays to the trustee for the payment of any debt securities that remain unclaimed for ten years (in the case of principal) or five years (in the case of interest) or, in either case, any shorter prescription period provided by law after the principal or interest had become due or payable will be returned to Argentina and held by Argentina in trust for the relevant holder of the debt securities.  Afterwards, the holder of these debt securities may look only to Argentina for payment.  However, Argentina’s obligation to make payments on these debt securities as they become due will not be affected until the expiration of the applicable prescription period.

Additional Amounts

Argentina will make all principal and interest payments on the debt securities without deducting or withholding on account of any present or future taxes, duties, assessments or other governmental charges withheld or assessed by Argentina, unless the deduction or withholding is required by law.  If Argentina is required to make any deduction or withholding, it will pay the holders the additional amounts required to ensure that they receive the same amount as they would have received without this withholding or deduction.

Argentina will not, however, pay any additional amounts with respect to any debt securities in connection with any tax, duty, assessment or other governmental charge that is imposed due to any of the following:

•
the holder is liable for taxes in respect of the debt securities because he has some connection with Argentina other than merely holding the debt securities or the receipt of principal, premium or interest with respect to these debt securities; or

•
where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2002 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, that directive; the debt securities are presented for payment by or on behalf of a holder who would have been able to avoid the withholding or deduction by presenting the debt securities to another trustee paying agent in a member state of the European Union; or

•
the debt securities are presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that the holder of the debt securities would have been entitled to additional amounts on presenting the debt securities for payment on the last day of that 30-day period.

“Relevant Date” in respect of any debt securities means the date on which payment in respect of the debt securities first becomes due or (if the trustee has not received the full amount of the money payable by such due date) the date on which notice is given to the holders in the manner described in “Notices” below that such moneys have been received and are available for payment.

Form and Denominations

Unless otherwise specified in the applicable prospectus supplement, Argentina will issue debt securities:

•	denominated in U.S. dollars;

•	in the form of one or more global securities in fully registered form (we refer to these securities as book-entry or global securities);

•	without coupons; and

•	in denominations of U.S.$1,000 and integral multiples of U.S.$1,000.

Redemption, Repayment and Repurchase

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be redeemable before maturity at the option of Argentina or repayable at the option of the registered holders.  Nevertheless, Argentina may at any time purchase the debt securities and hold or resell them or surrender them to the trustee for cancellation.

Transfer and Exchange

You may transfer or exchange the debt securities at the office of the trustee in New York City and in a Western European city to be specified in the prospectus supplement.  You will not have to pay a service charge to register a transfer or exchange of debt securities.  However, Argentina or the trustee may charge you for any stamp, tax or other governmental charge that either of them must pay in connection with the exchange or transfer.

Argentina and the trustee will treat the person in whose name any debt securities are registered as the owner of these debt securities for the purposes of receiving any payment of principal, any premium or interest and for all other purposes.

Physical Securities

Argentina will issue individual debt securities in physical form, which we call physical securities, in exchange for interests in a global security only if:

(i)           a clearing system located in the United States for any series of debt securities:

•	notifies Argentina that it is unwilling or unable to continue acting as depositary;

•	ceases to be a “clearing agency” registered under the Securities Exchange Act of 1934, as amended; or

•	is no longer eligible to act as such and, in each case, Argentina does not appoint a successor depositary within 90 days;

(ii)            a clearing system located outside the United States for any series of debt securities:

•	is closed for a continuous period of 14 days;

•	announces an intention permanently to cease business or does in fact do so;

•	is not registered or ceases to be exempt from registration or becomes required to be registered under the Securities Exchange Act of 1934, as amended; or

•	is no longer eligible to act as such;

(iii)           Argentina decides not to have the debt securities of a series represented by a global security or securities; or

(iv)           the trustee determines, upon the advice of counsel, that it is necessary to obtain possession of such debt securities in physical form in connection with any proceedings to enforce the rights of holders of such debt securities.

In this case, Argentina and the trustee will issue physical debt securities:

•	registered in the name of each holder; and

•	without interest coupons.

Replacement of Physical Securities

If any physical debt securities become mutilated, destroyed, stolen or lost, you can replace them by delivering the debt securities or evidence of its loss, theft or destruction to the trustee.  Argentina will execute, and the trustee will authenticate and deliver to you, substitute debt securities with the same terms as the debt securities you are exchanging.  You will be required to pay all expenses and reasonable charges associated with the replacement of these debt securities.

Argentina and the trustee may require you to sign an indemnity in which you agree to pay Argentina and the trustee for any losses they may suffer relating to the debt securities that were destroyed, stolen or lost.  In case any mutilated, destroyed, stolen or lost debt securities have become or will become due and payable within 15 calendar days following its delivery to the trustee for replacement, Argentina may pay such debt securities instead of replacing them.

Negative Pledge

Argentina has agreed that, except for the exceptions set forth below, as long as any of the debt securities remain outstanding, it will not create or permit to subsist any security interest (e.g., a lien, pledge, mortgage, deed of trust, charge or other encumbrance or preferential arrangement that has the practical effect of constituting a security interest) in its revenues or assets to secure its Public External Indebtedness (as defined below), unless the debt securities are given equal security or have the benefit of a security, guarantee, indemnity or other arrangement approved by the holders in accordance with “—Collective Action Clauses—Modifications” below.

Nevertheless, Argentina may permit to subsist:

(1)
any security interest upon property to secure Public External Indebtedness if that Public External Indebtedness was incurred to finance the acquisition of that property; any renewal or extension of that security interest so long as it is limited to the original property covered by the security interest and it secures any renewal or extension of the original secured financing;

(2)
any security existing on that property at the time of its acquisition to secure Public External Indebtedness and any renewal or extension of that security interest that is limited to the original property covered by the security interest and that secures any renewal or extension of the original secured financing;

(3)
any security interest created in connection with the transactions contemplated by Argentina’s 1992 Financing Plan dated June 23, 1992, sent to the international banking community with the communication dated June 23, 1992, from the Minister of Economy of Argentina (the “1992 Financing Plan”) and its implementing documentation, including any security interest to secure obligations under the collateralized bonds issued under the 1992 Financing Plan (the “Par and Discount Bonds”) and any security interest securing indebtedness outstanding on the date of this Prospectus to the extent required to be equally and ratably secured with the Par and Discount Bonds;

(4)	any security interest in existence on the date of the indenture;

(5)
any security interest securing Public External Indebtedness issued upon surrender or cancellation of any of the Par and Discount Bonds or the principal amount of any indebtedness outstanding as of June 23, 1992, in each case, to the extent that security interest is created to secure the Public External Indebtedness on a basis comparable to the Par and Discount Bonds;

(6)	any security interest on any of the Par and Discount Bonds; and

(7)
any security interest securing Public External Indebtedness incurred for the purpose of financing all or part of the costs of the acquisition, construction or development of a project, provided that (a) the holders of that Public External Indebtedness expressly agree to limit their recourse to the assets and revenues of that project as the principal source of repayment of the Public External Indebtedness and (b) the property over which that security interest is granted consists solely of those assets and revenues.

For the purposes of the indenture:

•
“External Indebtedness” means debt obligations for borrowed money or evidenced by bonds, debentures, notes or similar instruments denominated or payable, or which at the option of the holder may be payable, in a currency other than the lawful currency of Argentina, provided that no Domestic Foreign Currency Indebtedness shall constitute External Indebtedness.

•	“Performing Public External Indebtedness” means any Public External Indebtedness issued on or after June 2, 2005.

•
“Public External Indebtedness” means any External Indebtedness of, or guaranteed by, Argentina which (1) is publicly offered or privately placed in securities markets, (2) is in the form of, or represented by, bonds, notes or other securities or any guarantees thereof and (3) is, or was intended at the time of issue to be, quoted, listed or traded on any stock exchange, automated trading system or over-the-counter securities market (including securities eligible for sale pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor law or regulation of similar effect)).

•
“Domestic Foreign Currency Indebtedness” means (1) the following indebtedness to the extent not redenominated into pesos pursuant to Argentine law and thereby converted into domestic indebtedness: (a) Bonos del Tesoro issued under Decree No. 1527/91 and Decree No. 1730/91, (b) Bonos de Consolidación issued under Law No. 23,982 and Decree No. 2140/91, (c) Bonos de Consolidación de Deudas Previsionales issued under Law No. 23,982 and Decree No. 2140/91, (d) Bonos de la Tesorería a 10 Años de Plazo issued under Decree No. 211/92 and Decree No. 526/92, (e) Ferrobonos issued under Decree No. 52/92 and Decree No. 526/92, (f) Bonos de Consolidación de Regalías Hidrocarburíferas a 16 Años de Plazo issued under Decree No. 2284/92 and Decree No. 54/93, (g) Letras de Tesorería en Dólares Estadounidenses issued under Argentina’s annual budget laws, including those Letras de Tesorería issued under Law No. 24,156 and Decree No. 340/96, (h) Bonos de Consolidación issued under Law No. 24,411 and Decree No. 726/97, (i) Bonos Externos de la República Argentina issued under Law No. 19,686 enacted on June 15, 1972, (j) Bonos del Tesoro a Mediano Plazo en Dólares Estadounidenses issued under Law No. 24,156 and Decree No. 340/96, (k) Bonos del Gobierno Nacional en Dólares Estadounidenses issued under Decree No. 905/2002, Decree No. 1836/2002 and Decree No. 739/2003, (l) Bonos del Gobierno Nacional en Dólares Estadounidenses issued under Resolutions of the Secretary of Treasury and Finance No. 240/2005 and 85/2005, (m) Bonos de la Nación Argentina en Dólares Estadounidenses issued under Resolution of the Secretary of Treasury and Finance No. 88/2006 and 18/2006, (n) Bonos de la Nación Argentina en Dólares Estadounidenses issued under Resolution of the Secretary of Treasury and Finance No. 230/2006 and 64/2006, and (o) Bonos de la Nación Argentina en Dólares Estadounidenses issued under Resolution of the Secretary of Treasury and Finance No. 100/2007 and 24/2007; (2) any indebtedness issued in exchange, or as replacement, for the indebtedness referred to in (1) above; and (3) any other indebtedness payable by its terms, or which at the option of the holder may be payable, in a currency other than the lawful currency of Argentina which is (a) offered exclusively within Argentina or (b) issued in payment, exchange, substitution, discharge or replacement of indebtedness payable in the lawful currency of Argentina.

Default and Acceleration of Maturity

Each of the following are events of default under any series of debt securities:

(a)	Non Payment. Argentina fails for 30 days after the applicable payment date to make any payment of principal or interest on that series of debt securities;

(b)
Breach of Other Obligations.  Argentina fails to perform or comply with any other obligation under the debt securities or under the indenture and Argentina does not or cannot cure that failure within 90 days after it receives written notice from the trustee regarding that default;

(c)
Cross Default.  Any event or condition occurs that results in the acceleration of the maturity (other than by optional or mandatory prepayment or redemption) of any of Argentina’s Performing Public External Indebtedness having an aggregate principal amount of U.S.$30,000,000 or more, or Argentina fails to make any payment of principal, premium, prepayment charge or interest when due on any of its Performing Public External Indebtedness having an aggregate principal amount of U.S.$30,000,000 or more and that failure continues past the applicable grace period, if any;

(d)	Moratorium. Argentina declares a moratorium on the payment of principal of or interest on its Performing Public External Indebtedness; or

(e)	Validity. Argentina contests the validity of that series of debt securities.

 If any of the events of default described above occurs and is continuing, the holders of at least 25% of the aggregate principal amount of the debt securities of that series outstanding (as defined below) may, by written notice given to Argentina, with a copy to the trustee, declare the debt securities of that series to be immediately due and payable.  Upon any declaration of acceleration, the principal, interest and all other amounts payable on that series of debt securities will become immediately due and payable on the date that written notice is received at the office of the trustee, unless Argentina has remedied the event or events of default prior to receiving the notice; provided that in the case of (b) and (e) above, the event is materially prejudicial to the interests of the holders of the debt securities of that series.

In the event of a declaration of acceleration because of an event of default described in (c) above, the declaration of acceleration will be automatically rescinded and annulled if Argentina has remedied or cured the event of default or if the holders of the relevant indebtedness rescind the declaration of acceleration within 60 days after the event.

Only Performing Public External Indebtedness is considered for purposes of cross-default.  Accordingly, defaulted debt that was eligible for, but not tendered in, the 2005 Debt Exchange will be disregarded for such purposes.  Other events of default apply solely to any series of debt securities which contain such terms.

Meetings

Argentina may at any time ask for written consents from or call a meeting of the holders of the debt securities of any series at any time to make, give or take any modification (as defined below) to the terms and conditions of the debt securities of that series.  This meeting will be held at the time and place determined by Argentina and specified in a notice of the meeting furnished to the affected holders.  This notice must be given at least 30 days and not more than 60 days prior to the date fixed for the meeting.  In addition, the trustee may at any time call a meeting of holders of the debt securities of any series for any purpose.  The meeting will be held at the time and place determined by the trustee and specified in a notice of the meeting provided to the affected holders at least 30 days and not more than 60 days prior to the date of the meeting.

If, upon the occurrence of an event of default, the holders of at least 10% of the aggregate principal amount of the then outstanding debt securities of any series ask the trustee to call a meeting of the holders of the debt securities of that series for any purpose, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, the trustee will call the meeting for that purpose.  The meeting will be held at the time and place determined by the trustee, and specified in a notice to the affected holders.  This notice must be given at least 30 days and not more than 60 days prior to the meeting.

Only holders of outstanding debt securities of the relevant series or persons duly appointed in writing as their proxies are entitled to vote at any meeting.  At any meeting, other than a meeting to discuss a reserved matter (as defined below), holders or proxies representing a majority in aggregate principal amount of the outstanding debt securities of the series will constitute a quorum.  At the reconvening of any meeting adjourned for a lack of a quorum, the holders or proxies representing 25% in aggregate principal amount of the outstanding debt securities of the series will constitute a quorum for the taking of any action set forth in the notice of the original meeting.  At any meeting held to discuss a reserved matter, holders or proxies representing 75% in aggregate principal amount of the outstanding debt securities of the series will constitute a quorum.  The trustee may make any reasonable and customary regulations that it deems advisable for any meeting with respect to:

•	the proof of the holding of debt securities;

•	the appointment of proxies by the holders;

•	the record date for determining the registered holders who are entitled to vote; and

•	other matters concerning the conduct of the meeting as the trustee deems appropriate.

Collective Action Clauses

The debt securities, other than those governed by Argentine law, will contain provisions regarding acceleration (if applicable) and future modifications to their terms. These provisions, which are commonly referred to as “collective action clauses,” are described in this “Collective Action Clauses” section.  Under those provisions, modifications affecting certain reserved matters, including modifications to payment and other important terms, may be made to a single series of debt securities, other than those governed by Argentine law, with the consent of the holders of 85% of the aggregate principal or notional amount outstanding of all affected series and 66 2/3% in aggregate principal or notional amount outstanding of each affected series.” In addition, under certain circumstances, the holders of more than 50% of the aggregate principal amount of the outstanding debt securities of any series may waive any existing defaults, and rescind or annul any notice of acceleration, on behalf of all holders of the debt securities of that series.

Waiver of Default and Acceleration of Maturity

The holders of more than 50% of the aggregate principal amount of the outstanding debt securities of any series may waive any existing defaults, and rescind or annul any notice of acceleration, on behalf of all holders of the debt securities of that series if:

•
following the declaration that the debt securities of that series are immediately due and payable, Argentina deposits with the trustee a sum sufficient to pay all overdue installments of principal, interest and other amounts in respect of the debt securities of that series (with interest on overdue amounts of interest, to the extent permitted by law, and on the principal of each of the debt securities of that series at the applicable rate of interest, to the date of the payment or interest) as well as the reasonable fees and compensation of the trustee; and

•	all other events of default have been remedied.

Modifications

Any modification, amendment, supplement or waiver to the indenture or the terms and conditions of the debt securities of one or more series may be made or given pursuant to a written action of the holders of the debt securities of that series without the need for a meeting or by vote of the holders of the debt securities of that series taken at a meeting of holders thereof, in each case in accordance with the applicable provisions of the indenture or the debt securities.

Any modification, amendment, supplement or waiver to the terms and conditions of the debt securities of a single series, or to the indenture insofar as it affects the debt securities of a single series, may generally be made, and future compliance therewith may be waived, with the consent of Argentina and the holders of not less than 66 2/3% in aggregate principal amount of the debt securities of such series at the time outstanding.

However, special requirements apply with respect to any modification, amendment, supplement or waiver that would:

•	change the due date for the payment of the principal of (or premium, if any) or any installment of interest on the debt securities of a series;

•
reduce the principal amount of the debt securities of a series, the portion of the principal amount which is payable upon acceleration of the maturity of the debt securities of a series, the interest rate of the debt securities of a series, or the premium payable upon redemption of the debt securities of a series;

•	change the currency of payment of any amount payable under the debt securities of a series;

•
shorten the period during which Argentina is not permitted to redeem the debt securities of a series, or permit Argentina to redeem the debt securities of a series if Argentina had not been permitted to do so prior to such action;

•
change the definition of “outstanding” or the percentage of votes required for the taking of any action pursuant to the modification provisions of the indenture (and the corresponding provisions of the terms and conditions of the debt securities) in respect of the debt securities of a series;

•	change the obligation of Argentina to pay additional amounts with respect to the debt securities of a series;

•	change the governing law provision of the debt securities of a series;

•
change the courts to the jurisdiction of which Argentina has submitted, Argentina’s obligation to appoint and maintain an agent for the service of process in the Borough of Manhattan, The City of New York, or Argentina’s waiver of immunity in respect of actions or proceedings brought by any holder based upon the debts securities of any series;

•	in connection with an exchange offer for the debt securities of a series, amend any event of default;

•	change the status of the debt securities of any series; or

•
authorize the trustee, on behalf of all holders of the debt securities of a series, to exchange or substitute all the debt securities of that series for, or convert all the debts securities of that series into, other obligations or securities of Argentina or any other person.

We refer to the above subjects as “reserve matters” and to any modification, amendment, supplement or waiver constituting a reserve matter as a “reserve matter modification.”
Any reserve matter modification to the terms and conditions of the debt securities of a single series, or to the indenture insofar as it affects the debt securities of a single series, may generally be made, and future compliance therewith may be waived, with the consent of Argentina and the holders of not less than 75% in aggregate principal amount of the debt securities of such series at the time outstanding.

If Argentina proposes any reserve matter modification to the terms and conditions of the debt securities of two or more series, or to the indenture insofar as it affects the debt securities of two or more series, in either case as part of a single transaction, Argentina may elect to proceed pursuant to provisions of the indenture providing that such modifications may be made, and future compliance therewith may be waived, for each affected series if made with the consent of Argentina and

•	the holders of not less than 85% in aggregate principal amount of the outstanding debt securities of all series that would be affected by that modification (taken in aggregate), and

•	the holders of not less than 66 2/3% in aggregate principal amount of the outstanding debt securities of that series (taken individually).

Any modification consented to or approved by the holders of the debt securities of one or more series pursuant to the modification provisions will be conclusive and binding on all holders of the debt securities of that series, whether or not they have given such consent or were present at a meeting of holders at which such action was taken, and on all future holders of the debt securities of that series whether or not notation of such modification is made upon the debt securities of that series.  Any instrument given by or on behalf of any holder of debt securities in connection with any consent to or approval of any such modification will be conclusive and binding on all subsequent holders of such debt securities.

Argentina and the trustee may, without the consent of any holder, amend the debt securities of any series or the indenture for the purpose of:

•	adding to the covenants of Argentina for the benefit of the holders of the debt securities of that series;

•	surrendering any right or power conferred upon Argentina;

•	securing the debt securities of that series pursuant to the requirements of the debt securities or otherwise;

•	curing any ambiguity, or curing, correcting or supplementing any defective provision of the indenture or the debt securities of that series; or

•	amending the debt securities or the indenture in any manner which Argentina and the trustee may determine not to adversely affect the interest of any holder of the debt securities of that series.

As used in the indenture, “outstanding” means, in respect of the debt securities of any series, the debt securities of that series authenticated and delivered except:

•	debt securities of that series previously canceled by the trustee or delivered to the trustee for cancellation or held by the trustee for reissuance but not reissued by the trustee;

•	debt securities of that series that have been called for redemption or that have become due and payable and in respect of which Argentina has satisfied its payment obligations; or

•	debt securities of that series in substitution for which other debt securities shall have been authenticated and delivered;

provided, however, that for purposes of determining whether the required percentage of holders of the notes has approved any modification pursuant to the indenture or, in the case of a meeting, whether sufficient holders are present for quorum purposes, any debt securities owned or controlled, directly or indirectly, by Argentina or any public sector instrumentality of Argentina will be disregarded and deemed to be not outstanding.  As used in this paragraph, “public sector instrumentality” means Banco Central de la República Argentina, any department, ministry or agency of the government of Argentina or any corporation, trust, financial institution or other entity owned or controlled by the government of Argentina or any of the foregoing, and, with respect to any “public sector instrumentality,” “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interest or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of a corporation, trust, financial institution or other entity.

In determining whether the trustee shall be protected in relying upon any such modification or other action or instruction, only debt securities of a series that the trustee knows to be so owned or controlled will be so disregarded.  Prior to any vote in respect of any modification affecting the debt securities of a series, Argentina shall deliver to the trustee a certificate signed by an authorized representative of Argentina specifying any debt securities of that series owned or controlled, directly or indirectly, by Argentina or any public sector instrumentality.

Prescription

The debt securities will become void unless claimed within ten years (in the case of principal) and five years (in the case of interest) from the due date for payment, or a shorter period if provided by law.

Notices

Unless otherwise specified in the applicable prospectus supplement, notices to the holders of debt securities will be mailed to the addresses of such holders or published in such publications as are set forth in the applicable prospectus supplement.  Any such notice shall be deemed to have been given on the date of mailing or, if published, on the first date on which publication is made.

Description of Warrants

If Argentina issues warrants, it will file the applicable warrant agreement and the form of warrant with the SEC.  The following description briefly summarizes the principal terms of the warrants and any warrant agreement.  You should read the applicable warrant agreement, the form of warrant and the applicable prospectus supplement before making your investment decision.

Argentina may issue warrants separately or with any securities.  Argentina will issue any warrants under a warrant agreement between Argentina and a bank or trust company, as warrant agent.  The prospectus supplement relating to a particular series of warrants offered will include specific terms relating to the warrants.  These terms will include some or all of the following:

•	the initial offering price;

•	the currency required to purchase the warrants;

•
if the warrants represent the right, upon exercise, to receive new securities of Argentina, the terms of the securities that you will receive on exercise of the warrants and the principal amount of securities that you will receive on exercise of one warrant;

•
if the warrants represent the right to a cash payment or payments, (1) the manner for determining the amount or amounts payable in respect of one warrant, including a description of any index or indices pursuant to which such amounts will be determined, (2) the payment date or payment dates in respect of the warrants and (3) any maximum or minimum on the amount or amounts payable in respect of each warrant;

•
whether an election to exercise the warrants is required in order to be entitled to the amounts payable (or securities deliverable) upon exercise of the warrants and, if so, (1) the procedures for, and conditions to, exercise of the warrants, (2) the date or dates on which you must exercise the warrants, (3) a description of the consideration, including any cash payment or any securities that must be tendered upon exercise of the warrants and (4) the exercise price or ratio;

•	whether and under what conditions Argentina may cancel the warrants;

•	the date, if any, on and after which the warrants and any debt securities issued with the warrants will trade separately;

•	the form in which the warrants will be issued, whether the warrants will be exchangeable for another form, and if registered, where you may transfer and register them;

•	any special U.S. federal income tax considerations; and

•	any other terms of the warrants.

The warrants will be direct, unconditional and unsecured obligations of Argentina and will not constitute indebtedness of Argentina.

Description of Units

If Argentina issues units, it will file the applicable unit agreement and the form of unit with the SEC.  The following description briefly summarizes the principal terms of the units and any unit agreement.  You should read the applicable unit agreement, the form of unit, the applicable prospectus supplement and, if applicable, the collateral arrangements and depositary arrangements relating to the units, before making your investment decision.

Argentina may issue units comprised of one or more of the other securities described in this prospectus in any combination.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each security comprising that unit.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The prospectus supplement relating to a particular issue of units will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully-registered or global form.

Global Clearance and Settlement

Global Securities

Argentina may issue the debt securities or warrants of a series in whole or in part in the form of one or more global securities, the ownership and transfer of which are recorded in computerized book-entry accounts, eliminating the need for physical movement of the debt securities.  Argentina will deposit any global security with a clearing system or its custodian.  The global security will be registered in the name of the clearing system or its nominee or that of a common depositary, which Argentina will identify in the applicable prospectus supplement.  Unless a global security is exchanged in whole or in part for a definitive security, it may not be transferred, except as a whole among the clearing system, its nominees or common depositaries and their successors.  The clearing systems may include any or all of The Depository Trust Company (which we refer to as DTC) in the United States, the Euroclear System (which we refer to as Euroclear) and Clearstream Banking, société anonyme (which we refer to as Clearstream, Luxembourg), in Europe, and any other clearing system or systems specified in the applicable prospectus supplement.

Unless otherwise specified in the prospectus supplement for an offering, Argentina anticipates that the following provisions will apply to the clearing system arrangements.

Institutions that have accounts with the clearing system, such as securities brokers and dealers, are called participants.  Only participants and persons that hold interests through participants can own beneficial interests in a global security.  The clearing system keeps records of the ownership and transfer of beneficial interests in the global security by its participants.  In turn, participants keep records of the ownership and transfer of beneficial interests in the global security by other persons, such as their customers.  The maintenance of such records will be the sole responsibility of the participants.

If you are a participant, the clearing system will send you a written confirmation of your purchase of beneficial interests in the global security, as well as periodic statements detailing your holdings.  If you are not a participant, you should receive such information from the participant through which you purchased your interests in the global security.  The entity through which you hold your beneficial interests, or the clearing system if you are a participant, will make book-entry transfers for you.  The deposit of the global security with, and the registration of the debt securities in the name of, the clearing system, its nominees or common depositaries will not effect any change in beneficial ownership.

As long as the clearing system for a global security, its nominee or the common depositary, is the registered owner of the global security, it will be considered the sole owner and holder of the debt securities represented by that global security.  As a result, except as provided below or in the applicable prospectus supplement:

•	you will not be entitled to have any of the securities represented by a global security registered in your name; and

•	you will not receive or be entitled to receive physical delivery of any securities in definitive (certificated) form.

The laws of some states require certain purchasers of securities to take physical delivery of the securities in definitive form.  These laws may impair your ability to own, pledge or transfer beneficial interests in the securities.  The clearing systems can act only on behalf of their direct participants, who in turn act on behalf of indirect participants and certain banks.  Thus, your ability to pledge a beneficial interest in the global security or securities to persons that do not participate in the clearing system through which you hold your securities, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest.

Argentina will make payments of principal and interest on the debt securities to the trustee and the trustee will make payments to the clearing system, its nominee or common depositary.  The clearing system will then credit its participants’ accounts on the payment date in proportion to the interests they hold in the global security as shown on the clearing system’s records on the record date.  In turn, after the participants’ accounts are credited, the participants are expected to credit their customers’ accounts in the same manner.  Payments by participants to owners of beneficial interests in the securities will be governed by standing customer instructions and the customary practices of the participants.  Payments by participants to owners of beneficial interests in the securities will be the sole responsibility of the participants.

If you beneficially own an interest in a global security, you must rely on the procedures of the institutions through which you hold your interest to exercise any of the rights granted to a holder of the securities under the securities or the applicable indenture, warrant agreement or unit agreement.  Under existing industry practice, if you want to take any action that a holder of the global security is entitled to take, then the clearing system would authorize the participant through which you hold your beneficial interest to take that action, and the participant would then either authorize you to take the action or would act for you on your instructions.

Applicable laws, regulations and agreements among the clearing systems, participants and beneficial owners will govern the conveyance of notices and other communications.

Clearing Systems

The following description reflects Argentina’s understanding of the current rules and procedures of DTC, Euroclear and Clearstream, Luxembourg.  Argentina has obtained the information in this section from sources it believes to be reliable, including from information made publicly available by each of these clearing systems.

The Depository Trust Company.

DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the United States Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the United States Securities Exchange Act of 1934, as amended.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants.  It does this through electronic book-entry changes in the accounts of its direct participants (banks and financial institutions that have accounts with DTC), eliminating the need for physical movement of securities certificates.  DTC is owned by a number of its direct participants and by NYSE Euronext, Inc. and the Financial Industry Regulatory Authority (which we will refer to as FINRA).

DTC can only act on behalf of its direct participants, who in turn act on behalf of indirect participants and certain banks.  In addition, unless a global security is exchanged in whole or in part for a definitive security, it may not be physically transferred, except as a whole among DTC, its nominees and their successors.  Therefore, a holder’s ability to pledge a beneficial interest in the global security to persons that do not participate in the DTC system and to take other actions may be limited because the holder will not possess a physical certificate that represents the holder’s interest.

Clearstream, Luxembourg

Clearstream, Luxembourg (formerly Cedelbank) is incorporated under the laws of the Grand Duchy of Luxembourg as a credit institution (établissement de crédit) and is subject to the prudential supervision of the Luxembourg financial sector regulator, the “Commission de surveillance du secteur financier.”

Clearstream, Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates.  Clearstream, Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.

Clearstream, Luxembourg interfaces with domestic markets in several countries.  Clearstream, Luxembourg participants are financial institutions around the world, including securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.  Indirect access to Clearstream, Luxembourg is also available to others that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant either directly or indirectly.  Clearstream, Luxembourg has established an electronic link with Euroclear to facilitate the settlement of trades between Clearstream, Luxembourg and Euroclear. Clearstream, Luxembourg and Euroclear are indirect participants in DTC through their New York depositaries, which act as links between the clearing systems.

Euroclear

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.

Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries.  Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”) under contract with Euro-Clear Clearance Systems, S.C., a Belgian cooperative corporation (the “Cooperative”).  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative.  The Cooperative establishes policy for Euroclear on behalf of Euroclear participants.  Euroclear participants include banks, securities brokers and dealers and other professional financial intermediaries.  Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Because the Euroclear Operator is a Belgian banking corporation, Euroclear is regulated and examined by the Belgian Banking, Finance and Insurance Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which are referred to as the “Euroclear Terms and Conditions.”  The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.  All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Secondary Market Trading.

(1)	Trading Between DTC Purchasers and Sellers

DTC participants will transfer beneficial interests in the securities among themselves in the ordinary way according to DTC rules governing global security issues.

(2)	Trading Between Euroclear and/or Clearstream, Luxembourg Participants

Participants in Euroclear and Clearstream, Luxembourg will transfer beneficial interests in the securities among themselves in the ordinary way according to the rules and operating procedures of Euroclear and Clearstream, Luxembourg governing conventional Eurobonds.

(3)	Trading Between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser

When beneficial interests in securities are to be transferred from the account of a DTC participant to the account of a Euroclear or Clearstream, Luxembourg participant, the purchaser must first send instructions to Euroclear or Clearstream, Luxembourg through a participant at least one business day prior to the settlement date.  Euroclear or Clearstream, Luxembourg will then instruct its depositary to receive the beneficial interests in the securities and make payment for them.   In most cases, this payment must include accrued interest, if any, on the beneficial interest in the securities from and including the last interest payment date to and excluding the settlement date.  On the settlement date, the depositary will make payment to the DTC participant’s account and the securities will be credited to the depositary’s account.  After settlement has been completed, DTC will credit the beneficial interests in the securities to Euroclear or Clearstream, Luxembourg.  Euroclear or Clearstream, Luxembourg will credit the beneficial interests in the securities, in accordance with its usual procedures, to the participant’s account, and the participant will then credit the purchaser’s account.  These securities credits will appear the next day (European time) after the settlement date.  The cash debit from the account of Euroclear or Clearstream, Luxembourg will be back-valued to the value date (which will be the preceding day if settlement occurs in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued as of the actual settlement date.

Participants in Euroclear and Clearstream, Luxembourg will need to make funds available to Euroclear or Clearstream, Luxembourg in order to pay for the beneficial interests in the securities by wire transfer of same-day funds on the settlement date.  The most direct way of doing this is to preposition funds for settlement (i.e., have funds in place at Euroclear or Clearstream, Luxembourg before the settlement date), either from cash on hand or existing lines of credit.  Under this approach, however, participants may take on credit exposure to Euroclear and Clearstream, Luxembourg until the securities are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to a participant, the participant may decide not to preposition funds, but to allow Euroclear or Clearstream, Luxembourg to draw on the line of credit to finance settlement for the beneficial interests in the securities.  Under this procedure, Euroclear or Clearstream, Luxembourg would charge the participant overdraft charges for one day, assuming that the overdraft would be cleared when the securities were credited to the participant’s account.  However, interest on the securities would accrue from the value date.  Therefore, in these cases the interest income on securities that the participant earns during that one-day period may reduce or offset the amount of the participant’s overdraft charges.  Of course, this result will depend on the cost of funds to (i.e., the interest rate that Euroclear or Clearstream, Luxembourg charges) each participant.

Since the settlement will occur during New York business hours, a DTC participant selling a beneficial interest in the security can use its usual procedures for transferring global securities to the depositaries of Euroclear or Clearstream, Luxembourg for the benefit of Euroclear or Clearstream, Luxembourg participants.  The DTC seller will receive the sale proceeds on the settlement date.  Thus, to the DTC participant seller, a cross-market sale will settle no differently than a trade between two DTC participants.

Finally, day traders that use Clearstream, Luxembourg or Euroclear to purchase beneficial interests in the securities from DTC participants for delivery to Clearstream, Luxembourg participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken.  At least three techniques should be readily available to eliminate this potential problem:

•
borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•
borrowing the interests in the United States from a DTC participant no later than one day prior to settlement, which would give the interests sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; and

•
staggering the value date for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

(4)	Trading Between a Euroclear or Clearstream, Luxembourg Seller and a DTC Purchaser

Due to time zone differences in their favor, Euroclear and Clearstream, Luxembourg participants can use their usual procedures for transfers of beneficial interests in the securities by their respective clearing system, through its depositary, to a DTC participant.  The seller must first send instructions to Euroclear or Clearstream, Luxembourg through a participant at least one business day prior to the settlement date.  Euroclear or Clearstream, Luxembourg will then instruct its depositary to credit beneficial interests in the securities to the DTC participant’s account and receive payment.  In most cases, this payment must include accrued interest, if any, on the beneficial interest in the securities from and including the last interest payment date to and excluding the settlement date.  The payment will be credited in the account of the Euroclear or Clearstream, Luxembourg participant on the following day, but the receipt of the cash proceeds will be back-valued to the value date (which will be the preceding day if settlement occurs in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual settlement date.

If the Euroclear or Clearstream, Luxembourg participant selling the securities has a line of credit with Euroclear or Clearstream, Luxembourg and elects to draw on such line of credit in anticipation of receiving the sale proceeds in its account, then the back-valuation may reduce or offset any overdraft charges that the participant incurs over that one-day period.

Governing Law

Unless otherwise stated in a prospectus supplement, the warrant agreement and the unit agreement will provide that they are to be governed by, and interpreted in accordance with, the laws of the State of New York, and the securities and the indenture will provide that they are to be governed by, and interpreted in accordance with, the laws of the State of New York or the laws of England and Wales, except with respect to the authorization and execution of each of the warrant agreement, the unit agreement, the securities and the indenture by and on behalf of Argentina, which shall be governed by the laws of Argentina.

Jurisdiction, Consent to Service, Enforceability and Immunities from Attachment

The securities and the indenture provide that, subject to certain exceptions, Argentina will submit to the following courts (to which we refer collectively as “specified courts”) in connection with any suit, legal action or proceeding against Argentina or its properties, assets or revenues with respect to the securities or the indenture:

•	with respect to securities governed by New York law, any New York State or U.S. federal court sitting in the Borough of Manhattan, The City of New York and the courts of Argentina; and

•	with respect to the securities governed by English law, the courts of England and the courts of Argentina.

In addition, Argentina will agree that a final non-appealable judgment in any proceeding referred to above will be binding upon it and may be enforced by a suit upon such judgment in any other courts that may have jurisdiction over Argentina.

Subject to certain limitations described below, Argentina will appoint the following agents upon whom process may be served in any related proceeding, or any proceeding to enforce or execute a judgment brought in a specified court:

•	with respect to securities governed by New York law, an agent with an office located in The City of New York; and

•	with respect to securities governed by English law, an agent with an office located in England.

These appointments will be irrevocable until all amounts in respect of the principal of and interest due on the securities has been provided to the trustee in accordance with the terms of the indenture, except that if for any reason, any agent for the service of process appointed by Argentina can no longer act in that capacity or no longer maintains an office in The City of New York or England, as the case may be, Argentina will appoint another person to serve as agent for the service of process.
Subject to certain limitations described below, to the extent that Argentina or any of its revenues, assets or properties may be entitled to immunity from suit, Argentina will waive its immunity to the fullest extent permitted by law, except that Argentina’s waiver of immunity will not extend to any proceeding against:

(i)	reserves of the Central Bank;

(ii)
property in the public domain located in the territory of Argentina that falls within the purview of Sections 2337 and 2340 of the Civil Code of Argentina, including but not limited to Argentine waterways, public works, archeological ruins and sites of scientific interest;

(iii)	property located in or outside the territory of Argentina that provides an essential public service;

(iv)
property (whether in the form of cash, bank deposits, securities, third party obligations or any other methods of payment) of the Argentine government, its governmental agencies and other governmental entities relating to the performance of the budget, within the purview of Sections 131 to 136 of Law No. 11,672, Complementaria Permanente de Presupuesto (t.o. 2005);

(v)	property entitled to the privileges and immunities of the Vienna Convention on Diplomatic Relations of 1961, including but not limited to the property, premises and accounts of Argentine missions;

(vi)
property entitled to the immunities of the United States Foreign Sovereign Immunities Act of 1976, including but not limited to property of Argentina not being used by Argentina for a commercial activity in the United States;

(vii)	property used by a diplomatic, governmental or consular mission of Argentina;

(viii)	property of a military character or under the control of a military authority or defense agency of Argentina; or

(ix)	property forming part of the cultural heritage of Argentina.

The waiver of sovereign immunity described above will constitute only a limited and specific waiver for the purpose of the securities and the indenture and not a general waiver of immunity by Argentina or a waiver of immunity with respect to proceedings unrelated to the securities or the indenture.

Argentina, however, will reserve the right to plead sovereign immunity under the FSIA with respect to actions brought against it under the U.S. federal securities laws or any state securities laws.  In addition, the appointments of agents for the service of process will not extend to actions based on these laws.

TAXATION

Argentine Taxation

Under existing laws and regulations of Argentina, if you are an individual that is a non-resident of Argentina or a legal entity that is neither organized in, nor maintains a permanent establishment in Argentina (collectively, a “Non-resident holder”), payments to you of principal and interest on the debt securities will not be subject to taxation in Argentina, and no withholding of any Argentine tax will be required on any such payments to you.  In addition, gains you obtain from the sale or exchange of the debt securities will not be subject to either of Argentine income tax or the VAT tax, and you will not be subject to the Presumptive Minimum Income Tax for the ownership of such debt securities.

In the event of the imposition of withholding taxes or duties, Argentina has undertaken to pay additional amounts on the debt securities, subject to certain limitations as described in “Description of the Securities—Description of Debt Securities—Additional Amounts.”

Pursuant to the Argentine personal asset tax established by Law No. 23,966, as amended (the “PAT”), securities issued by the Federal Government, the Provinces, municipalities and the City of Buenos Aires are exempted from the PAT.

To the extent that holders of the debt securities receive payments through local bank checking accounts the tax on financial transactions may apply.

In the event that it becomes necessary to initiate court proceedings in the City of Buenos Aires to enforce any of the terms and conditions of the debt securities, a court duty of 3% of any amount claimed will be imposed.

The Argentine tax consequences of the warrants will be described in the applicable prospectus supplement.

United States Federal Taxation

If you are a beneficial owner of debt securities that is a citizen or resident of the United States or a domestic corporation or otherwise subject to U.S. federal income tax on a net income basis in respect of the debt securities (a “U.S. Holder”), the interest you receive on the debt securities (including accruals of original issue discount) generally will be subject to United States federal taxation and will be considered ordinary interest income.

Under current U.S. federal income tax law, if you are a foreign corporation or a non-resident alien individual (a “Non-U.S. Holder”), payments of interest (including original issue discount) that you receive on the debt securities generally will be exempt from U.S. federal income taxes, including withholding taxes.  However, to receive this exemption you may be required to satisfy certain certification requirements (described below) of the United States Internal Revenue Service to establish that you are a Non-U.S. Holder.

Even if you are a Non-U.S. Holder, you may still be subject to U.S. federal income taxes on any interest income, including OID, you receive if:

•	you are an insurance company carrying on a United States insurance business, within the meaning of the United States Internal Revenue Code of 1986, or

•	you have an office or other fixed place of business in the United States to which the income is attributable and the income either

•	is derived in the active conduct of a banking, financing or similar business within the United States, or

•	is received by a corporation the principal business of which is trading in stock or securities for its own account and you are otherwise engaged in a U.S. trade or business.

If you are a Non-U.S. Holder, any gain you realize on a sale or exchange of the debt securities generally will be exempt from U.S. federal income tax, including withholding tax, unless:

•	such gain is effectively connected with the conduct of your trade or business within the United States, or

•	if you are an individual, you are present in the United States for a total of 183 days or more during the taxable year in which such gain is realized and either

•	such gain is attributable to an office or other fixed place of business maintained in the United States, or

•	you have a tax home in the United States.

The trustee must file information returns with the United States Internal Revenue Service in connection with debt securities payments made to certain U.S. Holders.  If you are a U.S. Holder, you generally will not be subject to United States backup withholding tax on such payments if you provide your taxpayer identification number to the trustee.  You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities.  If you are a Non-U.S. Holder, in order to avoid information reporting and backup withholding tax requirements you may have to comply with certification procedures to establish that you are not a United States person.

Debt securities held by an individual holder who at the time of death is a non-resident alien will not be subject to United States federal estate tax.

Any special U.S. tax considerations applicable to the warrants will be described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

Argentina may offer (or permit certain security holders to offer) the debt securities, warrants or units in any of the following ways:

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

Each prospectus supplement will set forth:

•	the terms of the offering;

•	the name or names of any underwriters or agents;

•	the name of selling security holders;

•	the purchase price of the securities of that series or the outstanding securities to be delivered in exchange for such securities;

•	the net proceeds to Argentina or to any selling security holder from the sale of the securities;

•	any underwriting discounts, agent commissions or other items constituting underwriters’ compensation;

•	any initial public offering price of the securities;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

If underwriters are used in the sale of any securities, the underwriters will purchase the securities for their own account and may resell them from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price; or

•	at varying prices to be determined at the time of sale.

The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.  Unless otherwise specified in the applicable prospectus supplement, the underwriters will be obligated to purchase the securities on a firm commitment basis, subject to certain conditions precedent.  The underwriters will be obligated to purchase all of the securities if any are purchased.  The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

The securities may also be sold directly to the public or through agents designated by Argentina from time to time.  The applicable prospectus supplement will name any agent involved in the offer or sale of securities and will disclose any commissions paid to these agents.  Unless otherwise specified in the applicable prospectus supplement, an agent used in the sale of securities will sell the securities on a reasonable best efforts basis for the period of its appointment.

Argentina may authorize agents, underwriters or dealers to solicit offers by certain specified entities to purchase the securities from Argentina at the public offering price set forth in the applicable prospectus supplement under delayed delivery contracts providing for payment and delivery on a future date specified in that prospectus supplement.  Delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement.  The applicable prospectus supplement will set forth the commission payable for solicitation and the terms and conditions of these contracts.

Argentina may offer the securities of any series to present holders of other securities of Argentina as consideration for the purchase or exchange by Argentina of these other securities.  This offer may be in connection with a publicly announced tender, exchange or other offer for these securities or in privately negotiated transactions.  This offering may be in addition to or in lieu of sales of securities directly or through underwriters or agents as set forth in the applicable prospectus supplement.

Argentina may agree to indemnify agents and underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the agents or underwriters may be required to make in respect of any of these liabilities.  Agents and underwriters may engage in transactions with or perform services for Argentina in the ordinary course of business.

Unless otherwise stated in the applicable prospectus supplement, Argentina will not register under the Securities Act the securities that it will offer and sell outside the United States.  Thus, subject to certain exceptions, these securities cannot be offered, sold or delivered within the United States or to U.S. persons.  When securities are offered or sold outside the United States, each underwriter, dealer or agent involved in the sale of the securities will acknowledge that the securities:

•	have not been and will not be registered under the Securities Act; and

•	may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Each of these underwriters, dealers or agents will agree:

•
that it has not offered or sold, and will not offer or sell, any of these unregistered securities within the United States except in accordance with Rule 903 of Regulation S under the Securities Act; and

•
that neither such underwriter, dealer or agent nor its affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts with respect to these securities.

In compliance with FINRA guidelines, the maximum compensation to any underwriters or agents in connection with the sale of any securities pursuant to the prospectus and applicable prospectus supplements will not exceed 8% of the aggregate total offering price to the public of such securities as set forth on the cover page of the applicable prospectus supplement; however, it is anticipated that the maximum compensation paid will be significantly less than 8%.

OFFICIAL STATEMENTS

Information in this prospectus that is identified as being derived from a publication of, or supplied by, Argentina or one of its agencies or instrumentalities relies on the authority of such publication as an official public document of Argentina.  All other information in this prospectus, any prospectus supplement and in the registration statement of which this prospectus is a part, other than that which is included under the caption “Plan of Distribution,” is included as a public official statement made on the authority of Adrián E. Cosentino, Undersecretary of Finance of the Ministry of Economy and Public Finance of Argentina.

VALIDITY OF THE SECURITIES

The validity of the securities will be passed upon for Argentina by the Attorney General of the Treasury of Argentina or by the Legal Undersecretary of the Ministry of Economy and Public Finance of Argentina, by Cleary Gottlieb Steen & Hamilton LLP, special United States counsel to Argentina, as to securities governed by New York law and by Cleary Gottlieb Steen & Hamilton LLP, special English counsel to Argentina, as to securities governed by English law.

The validity of the securities will be passed upon for the underwriters by Argentine counsel to the underwriters named in the applicable prospectus supplement, by Linklaters LLP, special United States counsel to the underwriters as to securities governed by New York law, and by Linklaters LLP, special English counsel to the underwriters, as to securities governed by English law.

As to all matters of Argentine law, Cleary Gottlieb Steen & Hamilton LLP will rely upon the opinion of the Attorney General of the Treasury of Argentina or the Legal Undersecretary of the Ministry of Economy and Public Finance of Argentina and Linklaters LLP will rely upon the opinion of Argentine counsel to the underwriters.

AUTHORIZED REPRESENTATIVE

The Authorized Representative of Argentina in the United States is Hernán Lorenzino, Office of the Financial Representative of Argentina, 1800 K Street, N.W., Suite 924, Washington, D.C. 20006.

The Republic of Argentina

Debt Securities
Warrants
Units

_______________

PROSPECTUS

_______________

The Republic of Argentina Ministerio de Economía y Finanzas Públicas Hipólito Yrigoyen 250 1310 Buenos Aires Argentina

INFORMATION, EXCHANGE AND TABULATION AGENT

Bondholder Communications Group, LLC
Attn: Roberta Alvarez E-mail: ralvarez@bondcom.com Invitation Website: http://www.bondcom.com/argentina
In New York:		In London:
30 Broad St., 46th Floor New York, NY 10004 Tel: +1 212 809 2663 Fax: +1 212 437 9827		28 Throgmorton London EC2N 2AN Tel: +44 (0)20 7382 4580 Fax: +44 (0)20 7067 9239

In Germany:		In Italy:
Tel: + 49 (0) 800 180 2501 Fax: + 49 (0) 800 180 2501		Tel: +39 800 789 917 Fax: +39 800 789 917

CUSTODIAN		TRUSTEE

Wilmington Trust FSB		The Bank of New York Mellon
Attn: Adam Berman E-mail: aberman@wilmingtontrust.com 166 Mercer Street, Suite 2R New York, NY 10012 Tel: +1 212 941 4415		101 Barclay Street Floor 21 West New York, New York 10286 United States

LEGAL ADVISORS

To Argentina as to U.S. law:
Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 United States

The Republic of Argentina

The information, exchange and tabulation agent for the Invitation is:

Bondholder Communications Group, LLC
Attn: Roberta Alvarez E-mail: ralvarez@bondcom.com Invitation Website: http://www.bondcom.com/argentina

In New York: 30 Broad St., 46th Floor New York, NY 10004 Tel: +1 212 809 2663 Fax: +1 212 437 9827		In London: 28 Throgmorton London EC2N 2AN Tel: +44 (0)20 7382 4580 Fax: +44 (0)20 7067 9239

In Germany: Tel: + 49 (0) 800 180 2501 Fax: + 49 (0) 800 180 2501		In Italy: Tel: +39 800 789 917 Fax: +39 800 789 917

Address for delivery of Physical Certificates representing USD Brady Bonds:
Citibank, N.A. 111 Wall Street, 15th Floor Agency and Trust Transfer Unit New York, NY 10043, U.S.A. Inside the U.S. call (800) 422-2066 Outside the U.S. call (212) 657-2506